As filed with the Securities and Exchange Commission on October 13, 2023

File No. 024-12271

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

(Post-Qualification Amendment No. 9 )

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

MASTERWORKS VAULT 2, LLC

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

225 Liberty Street, 29th Floor

New York, New York 10281

Phone: (203) 518-5172

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Joshua B. Goldstein

General Counsel and Secretary

Masterworks Vault 2, LLC

225 Liberty Street, 29th Floor

New York, New York 10281

Phone: (203) 518-5172

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

7380	93-1570482
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

EXPLANATORY NOTE

This is a post qualification amendment to an offering statement on Form 1-A originally filed by Masterworks Vault 2, LLC (the “Company”) on June 2, 2023, and originally qualified by the U.S. Securities and Exchange Commission on June 9, 2023. The purpose of this post-qualification amendment is to add to the offering circular contained within the offering statement the offering of an additional series of the Company and update certain other information in the offering circular.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Securities and Exchange Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

MASTERWORKS VAULT 2, LLC

Preliminary Offering Circular

October 13, 2023

Subject to Completion

Offering of Series Class A ordinary shares

Representing Series Class A Limited Liability Company Interests

Masterworks Vault 2, LLC, which we refer to as “we,” “us,” “our,” “Masterworks Vault 2” or the “Company,” is a newly organized Delaware protected series limited liability company that has been formed to facilitate investment in individual works of art (“Artworks”) that will be owned by individual series of the Company. Each individual series will hold title to the specific Artwork that it acquires in a segregated portfolio of a Cayman Islands segregated portfolio company. We are offering Class A shares representing Class A limited liability company interests of each of the series of the Company in the “Series Offering Table” beginning on page iv of this Offering Circular. There is no minimum number of Class A shares or dollar amount that needs to be sold of a series as a condition of any closing of the offering of a series. If any of the Class A shares offered by a series remain unsold as of the final closing of the offering of such series, such unsold Class A shares of such series shall be issued to Masterworks, in full satisfaction of its advance and the Expense Allocation as described in this Offering Circular. Subscriptions, once received, are irrevocable by investors.

We believe that the Class A shares of a series represent an effective means for investors to gain economic exposure to the Artwork held by that series and an investment in multiple series can provide exposure to the broader Post-War and Contemporary collecting categories of the art market. Artwork will be held for an indefinite period and may be sold at any time following the final closing of the offering of such series.

Our series offerings are conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series Class A shares may happen sporadically over the term of the offering.

There will be a separate closing, or closings, with respect to each series offering. An initial closing and each subsequent closing of a series offering will take place on the date subscriptions for the maximum number of series Class A shares have been accepted or an earlier date or dates determined by us in our sole discretion. The offering period for any series will not exceed 24 months from the qualification date of the offering statement that includes such series. We reserve the right to terminate a series offering for any reason at any time prior to the initial closing of such series offering. No securities are being offered by existing security-holders.

Each series offering is being conducted pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings.

Our affiliate Masterworks, LLC owns an online investment platform located at https://www.masterworks.com/ (the “Masterworks Platform”) that allows investors to acquire ownership of an interest in special purpose companies such as the Company that invest in distinct Artworks or a collection of Artworks. Once an investor establishes a user profile on the Masterworks Platform, they can browse and screen potential artwork investments, view details of an investment and sign contractual documents online.

There is currently no public trading market for the Class A shares of any series, there is currently no secondary trading of Class A shares of any series on an alternative trading system, and an active market for the Class A shares may not develop or be sustained. We do not intend to list the Class A shares of any series for trading on a national securities exchange, but shares of other Masterworks issuers are currently listed for trading on an alternative trading system operated by an SEC-registered broker-dealer, referred to as the “ATS,” and we intend to facilitate secondary sales of Class A shares of each series on the ATS commencing on or after the three-month anniversary of the date the series offering is fully subscribed, which may provide a liquidity option for certain U.S. investors and investors in certain non U.S. jurisdictions. No assurance can be given that the ATS will provide an effective means of selling your Class A shares of a series or that the price at which any Class A shares of a series are sold through the ATS is reflective of the fair value of the Class A shares of that series or the Artwork of that series.

No sales of Class A shares of any series will be made prior to the qualification of the Offering Statement by the SEC or the qualification by the SEC of any post-qualification amendment to the Offering Statement which contains a description of such series. All Class A shares will be offered in all jurisdictions at the same price that is set forth in this offering circular.

Series	Number of Class A Shares	Price to Public		Underwriter Discounts and Commissions(1)	Proceeds, Before Expenses, to Issuer(2)
Series 399
Per Class A share	1		$20.00	$0.00	$20.00
Total Minimum	N/A		N/A	N/A	N/A
Total Maximum	44,900	$		$0.00	$898,000

Series 402
Per Class A share	1		$20.00	$0.00	$20.00
Total Minimum	N/A		N/A	N/A	N/A
Total Maximum	77,700	$		$0.00	$1,554,000

Series 406
Per Class A share	1		$20.00	$0.00	$20.00
Total Minimum	N/A		N/A	N/A	N/A
Total Maximum	68,650	$		$0.00	$1,373,000

Series 408
Per Class A share	1		$20.00	$0.00	$20.00
Total Minimum	N/A		N/A	N/A	N/A
Total Maximum	180,400	$		$0.00	$3,608,000

Series 409
Per Class A share	1		$20.00	$0.00	$20.00
Total Minimum	N/A		N/A	N/A	N/A
Total Maximum	32,150	$		$0.00	$643,000

Series 410
Per Class A share	1		$20.00	$0.00	$20.00
Total Minimum	N/A		N/A	N/A	N/A
Total Maximum	159,450	$		$0.00	$3,189,000

(1)	The Company has not engaged underwriters in connection with any series offering. The Company intends to distribute the series offerings through the Masterworks Platform. See the section entitled “Plan of Distribution” of this offering circular for additional information.

(2)	This amount does not include estimated offering expenses, all of which will be paid by Masterworks rather than from the net proceeds of the series offerings.

The Class A shares of each series are to be offered primarily through the Masterworks Platform. Neither Masterworks, LLC nor any other affiliated entity involved in the offer and sale of the Class A shares of a series is currently a member firm of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Class A shares of a series.

To invest in any series offering you must represent to us that the aggregate purchase price you pay for your investment is not more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. We retain complete discretion to determine that subscribers are “qualified purchasers” (as defined in Regulation A under the Securities Act) in reliance on the information and representations provided to us regarding their financial situation.

An investment in the Class A shares of a series is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the information under the heading “Risk Factors” beginning on page 14.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of any offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”); however, the SEC has not made an independent determination that the securities offered are exempt from registration.

Periodically, we will provide an amendment or supplement to the offering circular that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent amendment or supplement to the offering circular. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any amendment or supplement to the offering circular, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Where You Can Find More Information” below for more details.

Our principal office is located at 225 Liberty Street, 29th Floor, New York, New York 10281 and our phone number is (203) 518-5172. Our corporate website address is located at www.masterworks.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

The date of this offering circular is ______, 2023.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this offering circular prepared by us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This offering circular is an offer to sell only the Class A shares of each series offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this offering circular is current only as of its date, regardless of the time of delivery of this offering circular or any sale of Class A shares of a series.

For investors outside the United States: We have not done anything that would permit each series offering or possession or distribution of this offering circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to each series offering and the distribution of this offering circular.

i

THIRD PARTY DATA

Certain data included in this offering circular is derived from information provided by third-parties that we believe to be reliable. The discussions contained in this offering circular relating to the Artwork, the artist, the art market and the art industry are taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. The statistical data relating to the art market is difficult to obtain, may be incomplete, out-of-date, or inconsistent and you should not place undue reliance on any statistical or general information related to the art market included in this offering circular. The art market data used in this offering circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

TRADEMARKS AND COPYRIGHTS

We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. We do not own the copyright to the Artwork, as such term is defined below, acquired by a series. This offering circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this offering circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this offering circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

ii

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The Class A shares of each series are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As Tier 2 offerings pursuant to Regulation A under the Securities Act, the series offerings are exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Class A shares of each series offered hereby are offered and sold only to “qualified purchasers”. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of the Company (in connection with any series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	has a net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	had earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and has a reasonable expectation of reaching the same income level in the current year; or

3.	is holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

4.	is a “family client,” as defined by the Investment Advisers Act of 1940, of a family office meeting the requirements in Rule 501(a) of Regulation D and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a) of Regulation D.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

USE OF CERTAIN TERMS AND DEFINITIONS

In this offering circular, certain capitalized terms are used in the context of a particular series or offering and the same capitalized terms may be used in another context to refer generically to all series or offerings conducted by the Company. Accordingly, it is important to consider the context in which such capitalized terms are used. Unless the context indicates otherwise, the following terms have the following meaning:

●	“Artwork” or “Artworks” refers to any painting, sculpture or other artistic object owned by a series or generically to all such artistic objects owned by the Company.

●	“Board of Managers” refers to the board of managers of the Company.

●	“Class A share” or “Class A shares” refers to a Class A ordinary share or Class A ordinary shares collectively, representing membership interests of one or all series in the Company.

●	“Class B share” or “Class B shares” refers to a Class B ordinary share or Class B ordinary shares collectively, representing profits interests in one or all series of the Company.

●	“Class C share” refers to a Class C ordinary share, representing a special class of membership interests of one or all series in the Company, which have no economic rights or obligations and have no voting rights, but solely represents so-called “kick-out” rights, which means that the holder of a Class C share has the right to reconstitute, remove and or replace the Board of Managers of the Company pursuant to the Company’s operating agreement.

●	“Company” refers to Masterworks Vault 2, LLC, a Delaware series limited liability company.

●	“Masterworks” refers to Masterworks, LLC, and or its wholly owned subsidiaries, but does not include Masterworks Vault 2, LLC or Masterworks Advisers, LLC (“Masterworks Advisers”).

●	“Masterworks Cayman” refers to a Cayman Islands segregated portfolio company that will hold title to the Artwork acquired by each series in a segregated portfolio.

●	“Masterworks Platform” refers to the first online art investment platform located at https://www.masterworks.com/. The Masterworks Platform gives eligible investors the ability to:

○	Browse art investment offerings of each series in the Company;
○	Transact entirely online, including review and execution of legal documentation, funds transfer and ownership recordation;
○	Execute trades in shares issued by Masterworks issuers via the ATS; and
○	Manage and track investments easily through an online portfolio management tool.

●	“offering” or “offerings” refers to the offering of Class A shares of one or more series of the Company.

●	“series” refers to the series of the Company, individually and collectively.

●	“Shares” refers generically to the Class A shares and Class B shares of a series or all series collectively, of the Company.

●	“SPC Ordinary share” or “SPC Ordinary shares” refers to an ordinary share or ordinary shares collectively, representing ordinary equity interests in each segregated portfolio of Masterworks Cayman, which are issued by each segregated portfolio to each series upon acquisition of the Artwork.

●	“SPC Preferred share” or “SPC Preferred shares” refers to a preferred share or preferred shares collectively, representing preferred equity interests in each segregated portfolio of Masterworks Cayman, which are issued by each segregated portfolio to Masterworks in respect of management and administration services.

●	“SPC shares” refers generically to SPC Ordinary shares and SPC Preferred shares, collectively.

●	“we,” “our,” “ours,” or “us,” refer to Masterworks Vault 2, LLC, a Delaware series limited liability company, all series of the Company and the segregated portfolios of Masterworks Cayman that will hold title to the Artwork of each series, individually or collectively, as the context requires.

Dollar amounts throughout this offering circular have been rounded to the nearest whole dollar and information such as auction sale prices, that were originally denominated in a currency other than the U.S. dollar have been converted into U.S. dollars at the prevailing exchange rate on the applicable date of such sale transaction per publicly available data.

iii

SERIES OFFERING TABLE

The table below shows key information related to the offering of each series that is either “Not Yet Open”, “Open” or “Closed”. When an offering has the status “Not Yet Open” the offering circular that describes the offering has not yet been qualified by the SEC. When an offering has the status “Open”, the offering circular that describes the offering has been qualified by the SEC and Class A shares in respect of such offering are available for investment. When an offering has the status “Closed”, all funds have been received by investors, all subscriptions have been accepted and all Class A shares offered have been issued. The offering price per Class A share of each series will be $20.00.

Series Name	Artist	Artwork	Offering Size	Class A shares	Opening Date		Status
Series 301	Kenny Scharf	xExvxoxlxuxtxixoxnx xRxexvxoxlxuxtxixoxnx xIx	$702,000	35,100	6/9/23		Closed
Series 302	Kenny Scharf	xExvxoxlxuxtxixoxnx xRxexvxoxlxuxtxixoxnx xIxIx	$555,000	27,750	6/9/23		Open
Series 303	Kenny Scharf	xExvxoxlxuxtxixoxnx xRxexvxoxlxuxtxixoxnx xIxIxIx	$194,000	9,700	6/9/23		Closed
Series 304	Kenny Scharf	xExvxoxlxuxtxixoxnx xRxexvxoxlxuxtxixoxnx xIxVx	$702,000	35,100	6/9/23		Open
Series 305	Kenny Scharf	xExvxoxlxuxtxixoxnx xRxexvxoxlxuxtxixoxnx xVx	$278,000	13,900	6/9/23		Closed
Series 306	Loie Hollowell	xLxixnxkxexdx xLxixnxgxaxmx xixnx xbxrxoxwxnx-xyxexlxlxoxwx xaxnxdx xmxaxrxoxoxnx	$338,000	16,900	6/9/23		Closed
Series 307	Cecily Brown	LxOxL Txixnxkxlxe Bxaxtxtxlxexgxrxoxuxnxd	$557,000	27,850	7/28/23		Closed
Series 308	Yayoi Kusama	xIxnxfxixnxixtxyx-xNxextxsx x[xQxFxCxDxAx]x	$2,448,000	122,400	6/9/23		Open
Series 310	Simone Leigh	xFxixgxuxrxex x(xCxoxbxaxlxtx)x	$860,000	43,000	6/9/23		Closed
Series 311	Edward Ruscha	xMxaxnxuxaxlx xMxoxbxixlxixtxyx	$3,552,000	177,600	6/9/23		Open
Series 312	Robert Ryman	xFxixlxex	$1,734,000	86,700	6/9/23		Open
Series 313	Yayoi Kusama	xAxcxcxrxextxixoxnxsx xIxIx	$531,000	26,550	6/9/23		Closed
Series 314	Matthew Wong	xTxhxex xJxuxnxgxlxex	$1,947,000	97,350	6/9/23		Closed
Series 317	Liu Ye	xAxnxgxexlx	$1,110,000	55,500	6/29/23		Closed
Series 321	Zao Wou-Ki	x2x8x.x0x3x.x7x1x	$416,000	20,800	6/29/23		Closed
Series 324	Avery Singer	xUxnxtxixtxlxexdx	$2,442,000	122,100	6/29/23		Closed
Series 328	Christine Ay Tjoe	Sxexcxoxnxd Sxtxuxdxixox	$1,138,000	56,900	7/28/23		Closed
Series 331	Cecily Brown	Wxhxexnx Yxoxux’xvxex xGxoxtx xax xLxitxtxlxex xSxpxrxixnxgxtxixmxe xixnx xYxoxuxr xHxexaxrxt	$4,218,000	210,900	7/28/23		Open
Series 333	Elizabeth Peyton	Axfxtxexr Gxixox\rxgxixoxnex (xPxoxrxtxrxaxixt oxf ax yxoxuxnxg mxaxn [xGxixuxsxtxixnxixaxnxix xPxoxrxrtxrxaxixtx]x)	$558,000	27,900	7/28/23		Open
Series 335	Hernan Bas	AxxBxlxuxex xPxrxexdxixcxaxmxexnxt	$477,000	23,850	7/28/23		Open
Series 341	Christopher Wool	Uxnxtxixtxlxexd	$4,440,000	222,000	7/28/23		Open
Series 342	Bridget Riley	xKxax x2x	$860,000	43,000	9/26/23		Open
Series 347	Kazuo Shiraga	Kxaxrxi	$317,000	15,850	7/28/23		Open
Series 378	Laura Owens	Uxnxtxixtxlxexd	$1,055,000	52,750	9/26/23		Open
Series 379	Laura Owens	Uxnxtxixtxlxexd	$599,000	29,950	8/28/23		Open
Series 382	Banksy	xGxuxaxnxtxaxnxaxmxox	$1,761,000	88,050	9/14/23		Open
Series 394	Barbara Kruger	xRxexpxexaxtx xaxfxtxexrx xmxex	$599,000	29,950	9/29/23		Open
Series 397	Banksy	xUxFxOx	$3,996,000	199,800	9/29/23		Open
Series 399	Hernan Bas	xT x h x e x x d x e x a x d x x l x i x n x e x	$898,000	44,900	[*/*/23]	(1)	Not Yet Open
Series 401	Pierre Soulages	xPxexixnxtxuxrxex x7x1x xxx x1x8x1x xcxmx, x x1x3x xjxuxixlxlxextx x2x0x1x1x	$1,610,000	80,500	9/29/23		Open
Series 402	Yoshitomo Nara	Ux n x t x i x t x l x e x d	$1,554,000	77,700	[*/*/23]	(1)	Not Yet Open
Series 406	Bridget Riley	xC x O x D x A x	$1,373,000	68,650	[*/*/23]	(1)	Not Yet Open
Series 408	Nicolas Party	xS x u x n x s x e x t x	$3,608,000	180,400	[*/*/23]	(1)	Not Yet Open
Series 409	Nicolas Party	xP x o x r x t x r x a x i x t x	$643,000	32,150	[*/*/23]	(1)	Not Yet Open
Series 410	Liu Ye	xT x h x e x x E x n x d x x o x f x x B x a x r x o x q x u x e x	$3,189,000	159,450	[*/*/23]	(1)	Not Yet Open

(1)	We expect that the approximate date of commencement of proposed sale to the public is promptly following qualification by the SEC of the Offering Statement which contains a description of this series, including information relating to the artist and artwork held by the series.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Offering Circular is part of the Offering Statement on Form 1-A (File No. 024-12271) that was filed with the Securities and Exchange Commission. We hereby incorporate by reference into this Offering Circular all of the information contained in the following filings by Masterworks Vault 2, LLC with the Securities and Exchange Commission, to the extent not otherwise modified or replaced by a subsequent filing:

1.	The sections bulleted below of Post-Qualification Amendment No. 1.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

	●	Masterworks Vault 2, LLC and its Series Financial Statements for the Period May 24, 2023 (inception) through June 2, 2023

2.	The sections bulleted below of Post-Qualification Amendment No. 5.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

3.	The sections bulleted below of Post-Qualification Amendment No. 6.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

4.	The sections bulleted below of Post-Qualification Amendment No. 8.

	●	Summary

	●	Use of Proceeds to Issuer

	●	Description of Business

To the extent any financial statements are incorporated by reference, we will provide an electronic copy of such financial statements to any holder of securities, including any beneficial owner, upon written or oral request to support@masterworks.com or (203) 518-5172 at no cost. Additionally, such financial statements can be found at masterworks.com/about/disclosure.

iv

SUMMARY

This summary highlights selected information contained elsewhere in this offering circular. This summary does not contain all of the information you should consider before investing in the Class A shares of a series. You should read this entire offering circular carefully, especially the risks of investing in the Class A shares of a series discussed under “Risk Factors,” before making an investment decision.

Overview

We were formed as a Delaware series limited liability company on May 24, 2023, to facilitate investment in one or multiple distinct Artworks. Masterworks will act as our agent to source Artworks and will manage all maintenance and entity-level administrative services relating to the Artwork of each series and the Company. We will not conduct any business activities except for activities relating to an investment in, maintenance, promotion and the eventual sale of the Artworks. Our strategy will be to hold Artworks for capital appreciation. We may display and promote the Artworks to enhance their value and broaden their exposure to the art-viewing public.

Masterworks seeks to acquire Artwork for each series of the Company at public auction or in a privately negotiated transaction from a gallery, private collector, private sales division of an auction house or through an art advisor acting as agent on behalf of a private collector. No closing of any series offering will occur prior to the acquisition by such series of the relevant Artwork.

We do not expect to generate any material amount of revenues or cash flow from the Artwork held by any series unless and until the Artwork of such series is sold and no profits will be realized by investors unless they are able to sell their Class A shares of the series or the Artwork of the series is sold. We will be totally reliant on Masterworks for administrative and asset management services and the payment of all ordinary and routine operating costs, including those relating to each series, our Company as a whole and the Artwork of each series.

Our Series LLC Structure

Each Artwork that we acquire will be owned by a separate series of the Company. Each series will hold title to the specific Artwork that it acquires in a segregated portfolio of Masterworks Cayman SPC, or “Masterworks Cayman”, a Cayman Islands segregated portfolio company. We expect that each series will be regarded as a separate partnership for U.S. federal income tax purposes.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law. Similarly, as a Cayman Islands segregated portfolio company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing of a particular segregated portfolio of Masterworks Cayman are segregated and enforceable only against the assets of such segregated portfolio under Cayman Islands law. This means that a creditor of the Company or Masterworks Cayman would only be entitled to recover against assets attributed and credited to the specific series of the Company or segregated portfolio of Masterworks Cayman, as applicable, to which the obligation is attributed.

The Class A shares represent an investment solely in a particular series and, thus, indirectly in the Artwork beneficially owned by that series. The Class A shares do not represent a general investment in our Company or in Masterworks. We do not anticipate that any series of the Company or any segregated portfolio of Masterworks Cayman will beneficially own any material assets other than the single Artwork associated with such series or have any indebtedness or commercial obligations following the final closing of a series offering other than obligations arising pursuant to a management services agreement with Masterworks and potential contractual obligations associated with an eventual sale of the Artwork.

1

The Art Market

The global art market is comprised of a network of auction houses, dealers, galleries, advisors, agents, individual collectors, museums, public institutions, and various experts and service providers engaged in the purchase and sale of unique and collectible works of art. Over the past decade, total estimated annual art sales have ranged from $50.1 billion to $68.2 billion.

In general, the global art market is influenced by the overall strength and stability of the global economy, geopolitical conditions, capital markets and world events, all of which may affect the willingness of potential buyers and sellers to purchase and sell art. While the global art market is large, its exact size is unknown and statistical data is inconsistent. Much of the uncertainty stems from differing estimates of the size of the private dealer and gallery market, which is based on survey data, but disparities also exist in reported auction sales.

The following are general observations based on a repeat-sales index of historical art market prices computed based on a value weighted-basis and focused on the Post-War & Contemporary Art category, as developed by Masterworks:

●	The Post-War & Contemporary Art category showed price appreciation at an estimated annualized rate of 12.1% from the year ended December 31, 1995 to June 30, 2023, versus 9.5% for the S&P 500 Index (includes dividends reinvested) for the same period.
●	Correlation factor of (0.01) between Post-War & Contemporary Art and the S&P 500 Index based on annual price performance from the year ended December 31, 1995 to June 30, 2023.
●	Resilience of art market transaction volume through periods of financial stress (e.g., 2001-2, 2008-9, 2020).
●	We believe these above characteristics present the investment case for art as a possible risk diversifier.

Artwork and Artist Metrics

Masterworks compiles historical data from public auctions to produce metrics that we believe can be helpful in measuring and analyzing historical trends in artist markets and the historical price appreciation of specific artworks. Metrics we present in our discussion of the Artwork for a particular series may include some or all of the following:

●	History of Selected Similar Sales - provides an estimate of the historical appreciation rate of the specific artwork by looking at a set of similar works by the artist that have sold at public auction.

●	“Sharpe Ratio” - indicates how well the artist’s market has performed historically in comparison to the rate of return on a risk-free investment, such as U.S. government treasury bonds or bills, by measuring the volatility of appreciation over time.

●	Record Price Appreciation - reflects the annualized growth rate of an artists’ new record hammer price achieved by the artist at auction which indicates the artist’s market momentum and growth rate.

●	Median Repeat Sale Pair Appreciation - reflects the median annualized price appreciation rate of all artworks by an artist that have sold at least twice at public auction, known as “repeat sales,” which indicates the progression of prices in a particular artist’s market over time.

2

Series 302

The Artwork held by Series 302, entitled xExvxoxlxuxtxixoxnx xRxexvxoxlxuxtxixoxnx xIxIx (2023), is a single work of art by Kenny Scharf. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures approximately 96 inches by 134 inches, in a privately negotiated transaction from a private gallery for $500,000 on May 5, 2023.

Series 304

The Artwork held by Series 304, entitled xExvxoxlxuxtxixoxnx xRxexvxoxlxuxtxixoxnx xIxVx (2023), is a single work of art by Kenny Scharf. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 96 inches by 236 inches, in a privately negotiated transaction from a private gallery for $632,500 on May 5, 2023.

Series 308

The Artwork held by Series 308, entitled xIxnxfxixnxixtxyx-xNxextxsx x[xQxFxCxDxAx]x (2017), is a single work of art by Yayoi Kusama. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 57 inches by 44 inches, in a privately negotiated transaction from a private collector for $2,205,000 on May 22, 2023.

3

Series 311

The Artwork held by Series 311, entitled xMxaxnxuxaxlx xMxoxbxixlxixtxyx (1994), is a single work of art by Ed Ruscha. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 60 inches by 84 inches, at Phillips 20th Century & Contemporary Art Evening Sale in New York for $3,200,000 on May 17, 2023.

Series 312

The Artwork held by Series 312, entitled xFxixlxex (1997), is a single work of art by Robert Ryman. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 28 inches by 21 inches, at Christie’s A Century Of Art: The Gerald Fineberg Collection Part I in New York for $1,562,500 on May 17, 2023.

Series 331

The Artwork held by Series 331, entitled Wxhxexnx Yxoxux’xvxex xGxoxtx xax xLxitxtxlxex xSxpxrxixnxgxtxixmxe xixnx xYxoxuxr xHxexaxrxt (2018-2019), is a single work of art by Cecily Brown. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 47 inches by 51 inches, in a privately negotiated transaction from a private gallery for $3,800,000 on June 26, 2023.

Series 333

The Artwork held by Series 333, entitled Axfxtxexr Gxixox\rxgxixoxnex (xPxoxrxtxrxaxixt oxf ax yxoxuxnxg mxaxn [xGxixuxsxtxixnxixaxnxix xPxoxrtxrxaxixtx]x) (2011), is a single work of art by Elizabeth Peyton. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 12 inches by 9 inches, in a privately negotiated transaction from a private gallery for $502,500 on June 22, 2023.

Series 335

The Artwork held by Series 335, entitled AxxBxlxuxex xPxrxexdxixcxaxmxexnxt (2018), is a single work of art by Hernan Bas. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 50 inches by 40 inches, in a privately negotiated transaction from an auction house for $430,000 on June 28, 2023.

4

Series 341

The Artwork held by Series 341 entitled Uxnxtxixtxlxexd (1990), is a single work of art by Christopher Wool. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 92 inches by 72 inches, in a privately negotiated transaction from an auction house for $4,000,000 on July 14, 2023.

Series 342

The Artwork held by Series 342 entitled xKxax x2x (1980), is a single work of art by Bridget Riley. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 26 inches by 22 inches, in a privately negotiated transaction from an auction house for $775,000 on September 12, 2023.

Series 347

The Artwork held by Series 347, entitled Kxaxrxi (1991), is a single work of art by Kazuo Shiraga. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 24 inches by 29 inches, at Sotheby’s in Singapore on July 2, 2023 for SGD 381,000 or $285,929 based on the effective exchange rate provided by JPMorgan Chase.

Series 378

The Artwork held by Series 378 entitled Uxnxtxixtxlxexdx (2016), is a single work of art by Laura Owens. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 69 inches by 60 inches, in a privately negotiated transaction from an auction house for $950,000 on September 13, 2023.

Series 379

The Artwork held by Series 379 entitled xUxnxtxixtxlxexdx (2013), is a single work of art by Laura Owens. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 108 inches by 84 inches, in a privately negotiated transaction from a private dealer for $540,000 on August 17, 2023.

Series 382

The Artwork held by Series 382 entitled xGxuxaxnxtxaxnxaxmxox (2006), is a single work of art by Banksy. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 37 inches by 49 inches, in a privately negotiated transaction from the private sales group of an auction house for $1,586,401 on August 31, 2023.

Series 394

The Artwork held by Series 394 entitled xRxexpxexaxtx xaxfxtxexrx xmxex (1985-94), is a single work of art by Barbara Kruger. Acting as agent for the Company, Masterworks plans to acquire the Artwork, which measures at 98 inches by 98 inches, in a privately negotiated transaction from a private collector for $540,000.

Series 397

The Artwork held by Series 397 entitled xUxFxOx (2006), is a single work of art by Banksy. Acting as agent for the Company, Masterworks plans to acquire the Artwork, which measures at 56 inches by 56 inches, in a privately negotiated transaction from an auction house for $3,600,000.

Series 399

The Artwork held by Series 399 entitled xTxhxex xdxexaxdx xlxixnxex (2011), is a single work of art by Hernan Bas. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 96 inches by 108 inches, at Phillips 20th Century & Contemporary Art Evening Sale in Hong Kong on October 7, 2023, for $809,000 (including shipping costs).

Series 401

The Artwork held by Series 401 entitled xPxexixnxtxuxrxex x7x1x xxx x1x8x1x xcxmx, x x1x3x xjxuxixlxlxextx x2x0x1x1x (2011), is a single work of art by Pierre Soulages. Acting as agent for the Company, Masterworks plans to acquire the Artwork, which measures at 28 inches by 71 inches, in a privately negotiated transaction from a private gallery for $1,450,000.

5

Series 402

The Artwork held by Series 402 entitled xUxnxtxixtxlxexdx (2002), is a single work of art by Yoshitomo Nara. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 37 inches by 37 inches, in a privately negotiated transaction from a private advisor for $1,400,000 on October 13, 2023.

Series 406

The Artwork held by Series 406 entitled xCxOxDxAx (2016), is a single work of art by Bridget Riley. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 69 inches by 130 inches, at Sotheby’s A Long Journey: A Selection from the Liu Yiqian and Wang Wei Collection in Hong Kong on October 5, 2023, for HKD 9,525,000 or $1,237,177 (including shipping costs) based on the effective exchange rate provided by Sotheby’s.

Series 408

The Artwork held by Series 408 entitled xSxuxnxsxextx (2018), is a single work of art by Nicolas Party. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 39 inches by 31 inches, in a privately negotiated transaction from a private collector for $3,250,000 on October 9, 2023.

Series 409

The Artwork held by Series 409 entitled xPxoxrxtxrxaxixtx (2015), is a single work of art by Nicolas Party. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 59 inches by 55 inches, at Sotheby’s Contemporary Art Evening Sale in Hong Kong on October 7, 2023, for HKD 4,445,000 or $579,647 (including shipping costs) based on the effective exchange rate provided by JP Morgan Chase.

Series 410

The Artwork held by Series 410 entitled xTxhxex xExnxdx xoxfx xBxaxrxoxqxuxex (1998), is a single work of art by Liu Ye. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 79 inches by 67 inches, at Phillips 20th Century & Contemporary Art Evening Sale in Hong Kong on October 7, 2023, for HKD 21,352,500 or $2,873,208 (including shipping costs) based on the effective exchange rate provided by JP Morgan Chase.

Management Services

Management services are provided pursuant to a management services agreement among us and Masterworks, to be entered into prior to the initial closing of the initial series offerings, which incorporates a “unitary” fee structure. This means that unlike a typical investment entity in which, in addition to paying management fees, investors indirectly bear all operating costs and expenses which are charged to the investment entity, in our structure, the Administrator will pay all of our ordinary ongoing operating costs and expenses and manage all management services relating to our business, each series and the Artwork of each series in exchange for preferred equity interests in Masterworks Cayman issued at a rate of 1.5% of the total equity interests of each segregated portfolio of Masterworks Cayman outstanding, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company and continuing until the sale of the Artwork of a series. These issuances by Masterworks Cayman will effectively dilute the ownership interest of Class A shareholders in the Artwork at a rate of 1.5% per annum. Moreover, the fact that Masterworks will receive preferred equity interests means that Masterworks management and administrative fees and costs will be paid in preference to distributions to holders of Class A shares. There is no overall limit to the amount of preferred equity interests in Masterworks Cayman that may be issued to pay these fees and costs. Each series of the Company or segregated portfolio of Masterworks Cayman, as applicable, will remain obligated to reimburse the Administrator for any extraordinary or non-routine costs, payments and expenses, if any, in cash from the proceeds of a sale of the Artwork of such series, and Masterworks may also charge additional transactional fees upon a private sale of Artwork in certain circumstances.

Acquisitions and Sales of Artwork

Artwork is sourced through Masterworks dedicated acquisitions team, composed of individuals with significant expertise in the art market, valuation and execution of art transactions. This team is supported by Masterworks research, analytics and an extensive art market database. Artwork we acquire for each series offering will be described in the section of this offering circular entitled “The Series Artwork.”

Our acquisition of title to Artwork and physical possession of Artwork for each series will occur contemporaneously with or before the initial closing of the applicable series offering. We intend to use a portion of the proceeds from the initial closing of the series offerings to acquire the Artworks, and if and to the extent such proceeds are less than the purchase price, Masterworks will advance any additional funds required to consummate the acquisitions. The remaining net proceeds of the series offerings, together with any unsold Class A shares of such series, if any, will be used to repay the Masterworks advance and pay Masterworks the Expense Allocation as described in the section “Management Compensation.” No interest will accrue on the Masterworks advance.

We determine to sell Artwork based on a number of factors, including our perception of the fair value of the Artwork relative to its proposed selling price, our perspective on the current state and future direction of the applicable artist market and the art market more generally, the absolute net returns we can deliver to shareholders, the length of our holding period and other factors. Although we expect our holding period will typically be for three- to ten-years, we may elect to hold the Artwork of a series for a longer period or sell the Artwork of a series at any time due to certain circumstances.

6

Organizational and Capital Structure

The following diagram reflects Masterworks organizational structure and the material commercial relationships between us and Masterworks that will exist following a series offering:

*All entities are Delaware limited liability companies, except the Company, which is a Delaware series limited liability company and Masterworks Cayman, SPC, which is a Cayman Islands segregated portfolio company.

(1)	“Masterworks” refers to the Masterworks parent company which owns the Masterworks Platform. Scott W. Lynn, the founder and Chief Executive Officer of Masterworks, LLC, has effective control over Masterworks.

(2)

“Masterworks Foundry” forms Masterworks issuer entities, including the Company, and performs services relating to the formation of series and the securitization of Artwork for each series. Masterworks Foundry owns 100% of the membership interests, represented by Class B shares, of each series prior to giving effect to the series offerings. Masterworks Foundry may also advance us funds to acquire Artwork, though it has no obligation to do so.

(3)

“Masterworks Investor Services” conducts investor relations services and pays all fees and expenses of any registered investment adviser dedicated to advising with respect to Masterworks financial products. Masterworks Investor Services is not a registered investment advisor under the Investment Advisers Act of 1940, a registered broker-dealer under the Exchange Act, or licensed under any state securities laws. Masterworks Investor Services acts as an agent of Masterworks Administrative Services, LLC and all services performed by Masterworks Investor Services and costs associated therewith are covered by the management services agreement. Masterworks Investor Services receives no compensation or reimbursement from the Company or investors. Masterworks Advisers, LLC is registered with the SEC as an investment adviser and investment advisor representatives of Masterworks Advisers, LLC provide advisory services in connection with offerings sponsored by Masterworks, including the series offerings. See the section entitled “Advisory Services” of this Offering Circular for additional information.

(4)	“Masterworks Administrative Services” or the “Administrator” will operate the Masterworks Platform and will perform administrative and management services for us pursuant to the management services agreement.

(5)

“Masterworks Gallery” and its subsidiaries perform gallery services, including Artwork acquisitions, sales and museum loans. Masterworks Gallery and its subsidiaries act as agents for each series of the Company in connection with Artwork transactions and provide financial guarantees to counterparties.

(6)	The Company intends to facilitate investment in Artwork by creating separate series, each of which will issue Class A shares in a series offering to facilitate investment in a single Artwork.
(7)	Masterworks Cayman SPC is a Cayman Islands segregated portfolio company (“Masterworks Cayman”). The Artwork beneficially owned by each series will be the only asset of a segregated portfolio of Masterworks Cayman. A segregated portfolio company registered under the Cayman Islands Companies Law is a single legal entity which may establish internal segregated portfolios. Each portfolio’s assets and liabilities are legally separated from the assets and liabilities of the Masterworks Cayman ordinary account and are also separate from assets and liabilities attributed to Masterworks Cayman’s other segregated portfolios. This means that a creditor of Masterworks Cayman will only be entitled to recover against assets attributed and credited to the specific segregated portfolio to which the contract is also attributed. The segregated portfolios of Masterworks Cayman holding title to the Artwork of each series do not intend to enter into any contracts or incur any liabilities, except for the management services agreement and as may be necessary in connection with a sale of Artworks.

7

The following diagram reflects the capital structure that will exist following a series offering:

(1)	Each series will issue Class A shares representing ordinary membership interests in such series upon each closing of the series offering. Immediately following the consummation of the series offering, investors participating in such series offering will own 100% of the outstanding Class A shares issued by such series.

(2)

Upon formation of a series, Masterworks will be issued 1,000 Class B shares, which represent the right to receive 20% of the positive difference, if any, between the amount available for distribution to Class A shareholders in connection with a liquidation after a sale of the Artwork and $20.00. Class B shares can be converted into Class A shares based on the relative fair market values of the Class B shares and the Class A shares. Masterworks has also agreed to lock-up provisions in our operating agreement, that will prohibit it from selling any Class B shares prior to the one-year anniversary of the relevant offering, though it is permitted to pledge all of its shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the profits interest in connection with a default by Masterworks on its indebtedness.

(3)	Class C shares have no economic or voting rights, other than so-called “kick-out” rights, meaning the holder has the right to remove, replace or reconstitute the Company’s Board of Managers. The Class C shares can only be issued to, transferred to, or, held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

(4)	When a segregated portfolio of Masterworks Cayman acquires title to an Artwork, the segregated portfolio will issue the applicable series the same number of SPC Ordinary shares in the segregated portfolio as the number of Class A shares offered to investors in the series offering, and such SPC Ordinary shares shall initially represent 100% of the outstanding equity interests in such segregated portfolio. In the event any additional Class A shares are issued following the closing of a series offering upon a conversion of Class B shares or exchange of SPC Preferred shares, additional SPC Ordinary shares will be issued to the applicable series, such that at all relevant times the number of outstanding SPC Ordinary shares held by a series shall equal the number of outstanding Class A shares for such series.

(5)

Masterworks will earn SPC Preferred shares of each applicable segregated portfolio pursuant to the management services agreement at a rate of 1.5% of the total SPC Shares (i.e. SPC Ordinary shares and SPC Preferred shares) offered, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares will be subject to vesting provisions set forth in the management services agreement, except as noted with respect to any particular series of the Company in the “Description of Business – The Series” section of this Offering Circular. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. SPC Preferred shares have no voting rights, but have a $20.00 per share liquidation preference over SPC Ordinary shares which are held by each series. This preference means that Masterworks management fees will be paid in priority to any payments made to Class A shareholders. Once earned or vested, as applicable, SPC Preferred shares can be exchanged for Class A shares of the applicable series. For any series established before September 20, 2023, SPC Preferred shares can only be issued to, transferred to, or, held by, a Masterworks affiliate.

8

The following table further describes the economic rights of each share class of a series and segregated portfolio company following the completion of each series offering:

Share Class	Summary of Economic Rights

Series of the Company

Class A shares	The Class A shares of each series being offered in each series offering will represent in the aggregate 100% of our members’ capital accounts of each such series and an 80% interest in the profits we recognize upon any sale of the Artwork of such series, after deduction of all management fees and other expenses.

Class B shares	The Class B shares of each series initially held by Masterworks Foundry are profits interests that will represent 0% of our members’ capital accounts in such series and a 20% interest in the profits we recognize upon any sale of the Artwork of such series, after deduction of all management fees and other expenses.

Class C share	The Class C share of each series represents a special class of membership interests, which has no economic rights or obligations.

Cayman Segregated Portfolio

SPC Ordinary shares

100% of the SPC Ordinary shares are held by the applicable series and at all relevant times the number of outstanding SPC Ordinary shares held by a series shall equal the number of outstanding Class A shares for such series. The SPC Ordinary shares represent a 100% residual economic ownership interest in the applicable segregated portfolio that owns the Artwork, after deduction of amounts payable in respect of the SPC Preferred shares, if any.

SPC Preferred shares	The SPC Preferred shares have $20.00 per share liquidation preference over SPC Ordinary shares and are “non-participating”, meaning they do not entitle the holder to receive more than $20 per SPC Preferred share. The SPC Preferred shares entitle the holder to receive cash upon any sale of the Artwork held by the issuing segregated portfolio in an amount up to $20 per share before any payment is made in respect of the SPC Ordinary shares. The SPC Preferred shares, after vesting (if applicable), are exchangeable into Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. If there is a sale of Artwork resulting in a net loss (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of less than $20 per Class A share), Masterworks, as the holder of the SPC Preferred shares, would effectively receive up to $20 per SPC Preferred share in preference to any distribution made to Class A shareholders. If the Artwork sale results in a net profit (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of more than $20 per Class A share), Masterworks would convert its SPC Preferred shares into Class A shares prior to the liquidating distribution and would receive the same economics per Class A share as other Class A shareholders.

Summary of Risks

An investment in the Class A shares of any series includes a number of risks and uncertainties which are described in the “Risk Factors” section of this offering circular, including the following:

●	Risks Related to Our Business Model. We do not plan to generate any material amount of revenues. Our expectation is for a series to own the Artwork for an indefinite period of time and sell it at a profit, but no assurance can be given that we will be able to sell the Artwork of any series at a profit or as to the timing of any such sale. Our business is highly dependent on conditions prevailing in the art market and the market for specific artists and therefore our ability to execute a profitable sale will hinge, to a large extent, on factors that are beyond our control.

●	Risks Associated with an Investment in Art. Artwork may decline in value or may not appreciate sufficiently to exceed management fees and expenses. Artists often go through periods of rising and shrinking popularity, which can result in material changes in the value and marketability of their work. There are a variety of other risks to art investing, including, without limitation, the risk of claims that the artwork is not authentic, physical damage and market risks for any particular artist or work.

●	Risks Relating to Our Relationship with Masterworks and Conflicts of Interest. We are totally reliant on Masterworks to administer our Company and the Artwork held by each series. If Masterworks were to cease operations for any reason we would likely be required to sell the Artwork of each series and dissolve the Company. In addition, Masterworks may have economic interests that diverge from your interests. Representatives of an affiliate of Masterworks provide investment advisory services to persons interested in investing in the series offerings and therefore such representatives have inherent conflicts of interest. In addition, Masterworks will perform internal appraisals of the fair market value of each Artwork and such appraisals may not reflect the same values as appraisals performed by an independent third party. Also, since Masterworks has significant discretion to operate our business and sell Artwork, a majority of our Board of Managers are Masterworks officers and Masterworks has the right to remove and replace our Board of Managers, conflicts of interest may not be resolved in favor of our Class A investors.

●	Risks Related to Illiquidity. Artwork can be highly illiquid and there is no set time period within which Masterworks is obligated to sell the Artwork. Although we intend to facilitate secondary sales of Class A shares of each series on the ATS, the ATS will have significant limitations, including that it may be unavailable to investors from certain countries and trading volume may be insufficient to sell your shares at a reasonable price or at all. For these reasons, investors must be prepared to hold their investment for an extended period of time and an investment in Class A shares is not appropriate for investors who may need a liquidity event in a prescribed time frame.

Company Information

We are a manager-managed series limited liability company, managed by the Board of Managers. Our principal office is located at 225 Liberty Street, 29th Floor, New York, New York 10281 and our phone number is (203) 518-5172. Our corporate website address is the website address of Masterworks at www.masterworks.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

9

THE OFFERING

Securities being Offered:

We are offering the maximum number of Class A shares of each series referenced in the “Series Offering Table” at a price per Class A share of each series of $20.00.

Each series is intended to be a separate series of the Company for purposes of accounting for assets and liabilities and tax reporting. See “Description of Shares” for further details. The Class A shares of each series will be non-voting except with respect to certain matters set forth in our operating agreement. The purchase of Class A shares in a particular series is an investment only in that series and not an investment in the Company as a whole or Masterworks.

Offering Price per Class A Share of a series:	$20.00.

Number of Shares Outstanding Before the Offering	Prior to giving effect to each series offering, 100% of the membership interests of each series are held by Masterworks in the form of 1,000 Class B shares of such series.

Amended and Restated Operating Agreement	Our amended and restated operating agreement, referred to herein as the “operating agreement,” created three classes of membership interests for each series in the form of Class A shares of a series, Class B shares of a series, as well as a Class C share of a series. By participating in the series offerings, investors will become party to the operating agreement.

Number of Shares Outstanding After the Series Offerings

The number of Class A shares of each series is set forth in the “Series Offering Table” section in the forepart of this Offering Circular, excluding Class A shares of series that have been previously offered and such offerings are either closed or fully subscribed. No additional Class A shares will be outstanding immediately after the closing of the series offering, but Masterworks will earn preferred equity interests in each segregated portfolio of Masterworks Cayman at the rate of 1.5% per annum in respect of management and administrative services and costs and, subject to vesting (if applicable), such preferred equity interests will be exchangeable by Masterworks for Class A shares of the applicable series at an exchange rate of 1 for 1.

1,000 Class B shares of each series (100% held by Masterworks) that will entitle Masterworks to a 20% profits interest upon a sale of the Artwork of each series and will be convertible into Class A shares of each respective series based on a formula that will result in the issuance of a number of Class A shares of each series to Masterworks equal to the quotient of (a) 20% of the aggregate increase in value of the issued and outstanding Class A and Class B shares of each series, divided by (b) the value of the Class A shares of each series at the time of conversion. For a detailed description of the Class B share conversion formula and an example of how it operates, see “Dilution” and “Description of Shares.”

One Class C share of each series that has no economic rights or obligations and has no voting rights, but has so-called “kick-out” rights, which represents the right to remove and or replace all or any members of the Board of Managers of the Company and reconstitute the Board without “cause” for any reason. The Class C shares can only be issued to, transferred to, or, held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

Minimum and Maximum Investment Amount

The maximum investment amount per investor in any series is $250,000 (12,500 Class A shares) and the minimum investment amount per investor in any series is $15,000 (750 Class A shares) for investors that have not previously invested in offerings via the Masterworks Platform and $500 (25 Class A shares) for investors that have previously invested in other offerings on the Masterworks Platform. We reserve the right to reject any subscription, waive or increase the maximum purchase restriction or waive or decrease the minimum purchase restriction in our sole and absolute discretion and we routinely grant such waivers, increases or reductions for categories of investors or on a case-by-case basis. Accordingly, investors should not assume that the stated minimum investment restriction will be applied uniformly to all investors. Subscriptions, once received, are irrevocable by the investors. Further, pursuant to the terms of the Company’s operating agreement, an investor, other than an affiliate of Masterworks, generally cannot own, or be deemed to beneficially own, as “beneficial ownership” is determined pursuant to Section 13(d) and 13(g) of the Securities Act, more than 24.99% of the total number of Class A shares of a series outstanding, provided that we may waive such limit on a case-by-case basis in our sole discretion.

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Subscribing Online	Investors can subscribe for Class A shares via the Masterworks Platform located at https://www.masterworks.com/, as well as browse and screen potential artwork investments, view details of an investment and sign contractual documents online. After the qualification by the SEC of the offering statement of which this Offering Circular is a part or a post-qualification amendment to such Offering Statement, the relevant series offerings will be conducted through the Masterworks Platform, whereby investors will receive, review, execute and deliver subscription agreements electronically. For additional information, see “Plan of Distribution – Procedures for Subscribing.”

Payment for Class A Shares of a series

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can make payment of the purchase price in the form of ACH debit transfer or wire transfer into a non-interest bearing segregated sub-account of the applicable series of the Company with Goldman Sachs Bank USA, or a similar institution, until the applicable closing date. We may also permit payment to be made by credit cards. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors – Risks of investing using a credit card.” Credit card subscription shall not exceed the lesser of $30,000 or the amount permitted by applicable law, per subscriber, per series offering.

On each closing date, the funds in the series sub account will be released and used in accordance with the use of proceeds set forth below and the Class A shares will be issued to investors. If there is no closing of such series offering, the funds deposited in the segregated sub-account will be returned to subscribers in U.S. dollars, without interest.

Investment Amount Restrictions	To invest in any series offering, you must represent to us that the aggregate purchase price you pay for your investment is not more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, you are encouraged to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

Worldwide	Class A shares of each series will be offered worldwide at the same U.S. dollar price that is set forth in this offering circular, provided that we may elect not to sell shares in particular jurisdictions for regulatory or other reasons. No sales of Class A shares of a series will be made anywhere in the world prior to the qualification of the offering circular by the SEC in the United States.

Voting Rights

The Class A shares of each series have no voting rights other than to vote together as a single class on certain matters that disproportionately and adversely affect such series in relation to any other series and to vote together with holders of all voting Class A shares outstanding of all series together as a single class to remove and replace the Administrator, to remove a member of the Board of Managers for “cause” and to approve certain acts as described in our operating agreement, including certain proposed amendments to the operating agreement or the management services  agreement.

The Class C share of each series, which will only be issued or transferred to a Masterworks affiliate, if any, will have the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason.

Any member that beneficially owns 5% or more of the Class A shares of a series (excluding shares beneficially owned by Masterworks) may irrevocably limit or eliminate its voting rights pursuant to our operating agreement. Class A shares held by Masterworks, if any, are non-voting.

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Risk Factors	Investing in the Class A shares of any series involves risks. See the section entitled “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in the Class A shares of any series.

Use of Proceeds	We expect to receive gross proceeds from each series offering as set forth in the “Use of Proceeds to Issuer” section of this Offering Circular. Masterworks will pay all expenses of the series offerings, including fees and expenses associated with qualification of the series offerings under Regulation A. Therefore, the gross proceeds from the series offerings will equal the net proceeds from the series offerings. We intend to use a portion of the proceeds from the initial closing of the series offerings to contribute to segregated portfolios of Masterworks Cayman to acquire the Artworks, and if and to the extent such proceeds are less than the purchase price, Masterworks will advance to the segregated portfolios of Masterworks Cayman that will acquire the Artworks any additional funds required to consummate the acquisitions. The remaining net proceeds of the series offerings, together with any unsold Class A shares of the series, if any, will be contributed to the segregated portfolios of Masterworks Cayman that will acquire the Artworks and will be used to repay the Masterworks advance and pay Masterworks the Expense Allocation as described in the section entitled “Management Compensation.”

Offering Period

The series offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may take place sporadically over the term of the series offering.

There will be a separate closing, or closings, with respect to each series offering. An initial closing and each subsequent closing of a series offering will take place on the date subscriptions for the maximum number of series Class A shares have been accepted or an earlier date or dates determined by us in our sole discretion. The offering period for any series will not exceed 24 months from the qualification date of the offering statement that includes such series. We reserve the right to terminate a series offering for any reason at any time prior to the initial closing of such series offering.

Closings	The Company may close an entire series offering at one time or may have multiple closings. Throughout this Offering Circular, we have assumed multiple closings and refer to the “initial closing” as the first such closing and the “final closing” as the last such closing. The Artwork held by a series will be acquired by the Company on or prior to the initial closing of the respective series offering. Subscriptions will be accepted on a rolling basis. If any of the Class A shares offered for such series remain unsold as of the final closing, such Class A shares shall be issued to Masterworks in full satisfaction of its advance and the Expense Allocation as described under the caption “Management Compensation.”

Termination of the Offering	We reserve the right to terminate any series offering for any reason at any time prior to the initial closing.

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Transfer Restrictions	The Class A shares of a series may only be transferred by operation of law or with the consent of the Company:

●	To an immediate family member or an affiliate of the owner of the Class A shares of a series,
●	To a trust or other entity for estate or tax planning purposes,
●	As a charitable gift,
●	On a trading platform approved by Masterworks, such as the ATS, or
●	In a transaction otherwise approved by Masterworks.

Transfer Agent and Registrar	The transfer agent and registrar for the Class A shares of any series is Equity Stock Transfer, LLC. The transfer agent’s address is 237 West 37th Street, Suite 602, New York, New York 10018. The transfer agent’s telephone number is (212) 575-5757.

Distributions	None, unless and until there is a sale of the Artwork of a series, at which point we plan to pay a distribution to the shareholders of such series. There can be no assurance as to the timing of a distribution or that we will pay a distribution at all.

DETERMINATION OF OFFERING PRICE

The offering size of a series equals the sum of (a) the estimated purchase price that Masterworks anticipates paying for the Artwork plus (b) approximately 11% of such amount (approximately 10% of the maximum aggregate offering amount), as an upfront payment, or “Expense Allocation” payable to Masterworks. The initial offering price of $20.00 per Class A share of each series was randomly determined by Masterworks.

We believe that based on the arms-length ultimate purchase price of each Artwork of a series, historical appreciation rates of similar artworks by the same artist of such Artwork and other factors, the per share offering price of each series will constitute a reasonable estimate at or below the fair value of the Class A shares of such series as of the date such series is added to the Offering Circular.

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SERIES DISTRIBUTION POLICY

As of October 13, 2023, no series has made distributions on the Class A shares of such series since our formation and we do not anticipate making distributions in the foreseeable future on any Class A shares, unless and until the Artwork held by such series is sold, at which point we will pay any expenses for which we are responsible and make a distribution to the holders of the Class A shares of such series in accordance with our operating agreement. There can be no assurance as to the timing of a distribution or that we will pay a distribution at all. There are no contractual restrictions on the ability of a series to make distributions.

RISK FACTORS

The purchase of the Class A shares of a series offered hereby involves risk. Each prospective investor should consult his, her or its own counsel, accountant and other advisors as to legal, tax, business, financial and related aspects of an investment in the securities offered hereby. Prospective investors should carefully consider the following specific risk factors, in addition to the other information set forth in this offering circular, before purchasing the securities offered hereby.

Risks Related to our Business Model

Each series will invest in a unique artwork and whether or not a series will deliver capital appreciation to investors is largely dependent on the art market, which we cannot control.

We cannot make any assurance that our business model will be successful. Our operations will be dedicated to acquiring and maintaining Artworks held by our series and facilitating the ultimate sale of Artworks. The ability of any series to deliver capital appreciation will depend to a large extent on economic conditions, the art market in general and the market for works produced by the specific artist, which are factors that are beyond our control. The value of an Artwork may decline after a series purchases it.

An investment in a series offering constitutes only an investment in that series and not in our Company or directly in any Artwork.

An investor in a series offering will acquire an ownership interest in the series related to that offering and not, for the avoidance of doubt, in (i) our Company, (ii) any other series, (iii) Masterworks, or (iv) directly in an Artwork associated with the series or any Artwork owned by any other series. This results in limited voting rights of the investor, including rights solely related to a particular series, and are further limited by the operating agreement, described further herein. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the operating agreement that would adversely change the rights of the interest holders and removal of a member of the Board of Managers of the Company for “cause.” Masterworks thus retains significant control over the management of the Company, each series and the Artworks. Furthermore, because the interests in a series do not constitute an investment in the Company as a whole, holders of the interests in a series are not expected to receive any economic benefit from the assets of any other series. In addition, the economic interest of a holder of Class A shares in a series reflects an investment in an Artwork, but also an interest in our corporate and governance structure and our management arrangement with Masterworks. Accordingly, ownership of Class A shares is not identical to owning a direct undivided interest in an Artwork.

Each of our company’s series will hold an interest in a single Artwork, a non-diversified investment.

Each of our series will own a single Artwork and not invest in any other artwork or assets or conduct any other operations that could generate income. Such lack of diversification creates a concentration risk that may make an investment in the Class A shares of a single series riskier than an investment in the Class A shares of multiple series or a diversified pool of assets or a business with more varied operations. Aggregate returns realized by investors are expected to correlate to the change in value of the Artwork, which may not correlate to changes in the overall art market or any segment of the art market.

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We do not expect any series to generate any material amount of revenues and rely on the Administrator to fund our operations.

We do not expect any series to generate any material amount of revenues or cash flow unless and until an Artwork held by a series is sold. No profits can be realized by the series’ investors unless the Artwork is sold for more than the series acquires it and there are sufficient funds to effectuate a distribution to the shareholders of such series after paying the applicable costs, fees and expenses, or the investors are able to sell their Class A shares of the series. Accordingly, we will be completely reliant on Masterworks to fund our operations.

The Artwork of a series may be sold at a loss or at a price that results in a distribution that is below the purchase price of the Class A shares of such series, or no distribution at all.

Any sale of the Artwork of a series could be effected at an inopportune time, at a loss and or at a price that would result in a distribution of cash that is less than the price paid by investors to purchase the Class A shares of such series. We intend to hold the Artwork of each series for an extended period of time and may choose to sell the Artwork of a series opportunistically if market conditions are favorable, which we believe is necessary to achieve optimal returns. In the future, we may sell an Artwork at a loss if we believe that such a transaction would reduce future losses or if it would be necessary to satisfy our fiduciary obligations to our shareholders. Lastly, circumstances may arise that may compel us to sell the Artwork of a series at an inopportune time and potentially at a loss, such as if we face litigation, regulatory challenges or if Masterworks ceases to exist. There can be no assurance that the Class A shares of such series can ever be resold or that the Artwork of a series can ever be sold or that any sale would occur at a price that would result in a distribution of more than $20.00 per Class A share of a series.

The timing and potential price of a sale of the Artwork of a series are impossible to predict, so investors need to be prepared to own the Class A shares of such series for an uncertain or even indefinite period of time.

We intend to hold the Artwork of a series for an indefinite period, although the Artwork of such series will be perpetually available for sale following the series offering and we will evaluate any reasonable third party offers to acquire the Artwork of such series. In addition, the occurrence of certain events may compel us to sell the Artwork of a series. Accordingly, a risk of investing in the Class A shares of a series is the unpredictability of the timing of a sale of the Artwork of such series and the unpredictability of funds being available for cash distribution and investors should be prepared for both the possibility that they will not receive a cash distribution for many years, if ever, and the contrary possibility that they may receive a cash distribution at any time following the completion of the series offering. An investment in the Class A shares of a series is unsuitable for investors that are not prepared to hold their Class A shares of such series for an indefinite period of time, as there can be no assurance that the Class A shares of such series can ever be resold or that the Artwork of such series can be sold within any specific timeframe or at all.

Our business model involves certain costs, some of which are to be paid for through the issuance of equity which will have a dilutive effect on the holders of the Class A shares.

There are various services required to administer our business and maintain the Artwork of a series. Pursuant to a management services agreement among us, Masterworks Cayman and the Administrator to be entered into prior to the initial closing of the initial series offerings, the Administrator will manage all entity-level and asset management services relating to our business and the maintenance of the Artwork of each series. The Administrator will pay all ordinary and necessary costs and expenses associated with the administration of our business and maintenance of the Artwork of each series. Because we do not expect to maintain cash reserves or generate any cash flow, we will be completely reliant on the Administrator to fund our operations. In exchange for these services and incurring these costs and expenses, the Administrator will receive SPC Preferred shares of a segregated portfolio of Masterworks Cayman issued at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum. These SPC Preferred shares may be subject to vesting provisions set forth in the management services agreement and have no voting rights, but have a $20.00 per share liquidation preference over SPC Ordinary shares which are held by each series, which means Masterworks’ management fees will be paid in priority to distributions to Class A shareholders. This preference means that Masterworks management fees will be paid in priority to any payments made to Class A shareholders. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. In the Administrator’s sole discretion, each Masterworks SPC Preferred share may be exchanged for one Class A share of the series of which the segregated portfolio holds the Artwork. Accordingly, Masterworks management fees will dilute your economic interest in the Artwork at a rate of 1.5% per annum.

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In the event we are able to sell the Artwork of a series, your potential investment returns will be lower than the actual appreciation in value of the Artwork of such series due to applicable management fees and expenses.

In the event the Artwork of a series is sold, your distribution of cash proceeds will be reduced by commissions, fees and expenses incurred as a result of administering, marketing and selling the Artwork of such series, as well as dilution resulting from management fees paid to Masterworks in the form of SPC Preferred shares. Transaction costs incurred as part of the sale of the Artwork of a series will differ depending on whether we choose or are able to sell the Artwork of a series privately or through a public auction. In a public auction, the principal transaction costs are a seller’s commission and buyer’s premium (a form of selling commission, based on a graduated scale set by each auction house), both of which reduce the net proceeds received by a seller from what a buyer ultimately pays. The final reported sales price includes the hammer price (i.e. the price at which the auctioneer declared the winning bid), and the buyer’s premium. The buyer may also separately incur additional fees or royalties. A seller typically receives the hammer price less the seller’s commission, if any. The economic terms negotiated between the seller and the auction house can vary widely depending on a number of factors, including the value and importance of the specific work, whether the work is sold as an individual piece or part of a larger collection, anticipated demand levels, and other factors. In addition, the proceeds receivable by a seller are less favorable if the work is subject to a pre-auction guarantee. If we sell the Artwork of a series in a private transaction, there may be costs or expenses incurred by the series in connection with such sale and Masterworks shall be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale. While we believe we may be able to substantially reduce the transaction costs of selling the Artwork of a series, they will not be entirely eliminated.

In addition, in connection with a distribution following a sale of an Artwork, Masterworks will be entitled to its 20% profits interest in respect of its ownership of Class B shares of such series, plus payments in respect of its SPC Preferred shares in an amount equal to the greater of (i) $20.00 per share or (ii) the amount payable per Class A share for each SPC Preferred share earned by it pursuant to the management services agreement. Accordingly, your investment returns upon a sale of the Artwork of a series, if such a sale can occur and if such sale can generate sufficient funds for a distribution after accounting for applicable fees and expenses, may be significantly lower than the actual rate of appreciation of the Artwork of such series.

Risks Associated with an Investment in the Artwork

There is no assurance of appreciation of the Artwork of a series or sufficient cash distributions resulting from the ultimate sale of the Artwork of a series.

There is no assurance that the Artwork of a series will appreciate, maintain its present value, or be sold at a profit. The marketability and value of the Artwork of a series will depend upon many factors beyond our control. There can be no assurance that there will be a ready market for the Artwork of a series, since investment in artwork is generally illiquid, nor is there any assurance that sufficient cash will be generated from the sale of the Artwork of a series to compensate investors for their investment. Even if the Artwork of a series does appreciate in value, the rate of appreciation may be insufficient to cover our management costs and expenses.

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The value of the Artwork is subjective.

For non-cash generating assets, such as art, valuation is heavily reliant on an analysis of sales history of similar artwork. Experts often differ on which historical sales are comparable and the degree of comparability. The attempt to discern value from historical sales data is extremely challenging for a variety of reasons, including, without limitation:

●	Qualitative Factors. Differences in perceived quality or condition between the subject work and the so-called “comparable” sale. Perceived differences in the physical quality and condition of the respective works require subjective judgements as to the valuation impact attributable to such differences.

●	Lack of Reliable Data. Data may be stale or unavailable and sale prices may be incorrectly reported due to credits for guarantees entered into with buyers (though under current rules in certain jurisdictions, these are required to be deducted from the reported sale price), or other credits provided to potential buyers.

●	Timing Differences. Historical transactions must be viewed in light of market conditions at the time compared to current conditions. Overall market conditions are difficult to track in recent periods and extremely difficult to discern for historical periods. Harder still, is the ability to track the relative popularity of specific works, artists and genres over historical periods.

●	Market Depth. Sale prices only reflect the price a single buyer was willing to pay for a work, so it is very difficult to determine the depth of demand, as defined by the number of potential buyers that are ready, willing and able to purchase an artwork at or below a given price level.

Accordingly, due to the inherent challenges involved in estimating the realizable value of the Artwork, any appraisal or estimate of realizable value may prove, with the benefit of hindsight, to be different than the amount ultimately realized upon sale.

Since the valuation of high-end artwork relies in large part on an analysis of historical auction sales, it is more difficult to accurately determine fair value of artwork by artists that have fewer auction sales.

Certain artists such as Andy Warhol and Pablo Picasso have a relatively large global collector base and a well-established track record of auction sales over a lengthy period. These artists were also extremely prolific during their careers, so their artwork is frequently bought and sold at auction. This relatively large volume of data makes estimates of historical pricing trends and fair value ranges for artwork produced by these artists more reliable. By contrast, valuation of works by other artists who have a smaller collector base and or a shorter track record of auction sales is comparatively more difficult and such assessments are generally prone to wider margins of error. When assessing the historical auction performance of artwork by a particular artist, investors are urged to consider the volume of public auction data available. As a general matter, historical pricing trends and fair value estimates are more likely to be more meaningful and predictive for artists with higher volumes of prior auction sales than pricing trends and estimates for artists that have fewer historical auction sales. Accordingly, there is a higher risk that we may overpay for, or misprice, artwork by artists with fewer auction sales than those with higher volumes of prior auction sales.

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Our appraisal of the fair value of the Artwork of a series may not be reflective of the value of the Class A shares of such series or the realizable value of the Artwork.

We, together with Masterworks, will estimate the fair value of the Artwork of a series on a quarterly basis, including for purposes of preparing our annual and semi-annual financial statements in accordance with generally accepted accounting principles in the United States. For the reasons set forth elsewhere in this “Risk Factors” section, any such valuation is inherently subjective and may not represent the actual realizable value of the Artwork. In addition, because an investment in the Company represents not just the physical Artwork, but also our administrative, cost, tax and governance structure, coupled with the fact that the timing of a sale of the Artwork of a series is unknown, the value of the Class A shares of such series will be significantly different than the proportionate indirect ownership of the Artwork that they represent. In addition, our Board of Managers will consider a variety of factors in making any determination to sell the Artwork of a series and the appraised value of the Artwork of a series may not be indicative of the price at which our Board of Managers would determine to sell the Artwork of a series.

Our appraisal of the fair market value of an Artwork may differ from the appraisal that would be issued by an independent third-party and you are cautioned not to place undue reliance on any appraisal issued by Masterworks.

Masterworks performs appraisals of artwork in conformity with the 2020-2021 Uniform Standards of Professional Appraisal Practice (USPAP) developed by the Appraisal Standards Board of the Appraisal Foundation (and in effect until December 31, 2023), although conflicts of interest may call into question standards related to appraiser independence. Appraisals are performed by employees of the Administrator and, therefore, Masterworks has conflicts of interest in performing appraisals. Accordingly, our appraisal of the fair market value of an Artwork may differ from the appraisal that would be issued by an independent third party and you are cautioned not to place undue reliance on any appraisal issued by Masterworks.

An investment in the Artwork of a series is subject to various risks, any of which could materially impair the value of the Artwork and the market value of the Class A shares of such series.

Investing in the Artwork of a series is subject to the following risks:

●	Authenticity. Claims with respect to the authenticity of a work may result from incorrect attribution, uncertain attribution, lack of certification proving the authenticity of the artwork, forgery of a work of art, or falsification of the artist’s signature. We generally obtain representations of authenticity from sellers, but these representations may not effectively eliminate the risk.

●	Provenance. Claims related to provenance, or history of ownership, are relatively common and allege that an artwork has an uncertain or false origin. Buyers may also negatively perceive some elements of the prior ownership history, or whether the work is considered to have sold too often in the past. With respect to the Artwork, buyers may negatively perceive our ownership in the Artwork when considering a purchase.

●	Condition. The physical condition of an artwork over time is dependent on technical aspects of artistic workmanship, including the materials used, the manner and skill of application, handling and storage and other factors.

●	Physical Risks. Artwork is subject to potential damage, destruction, devastation, vandalism or loss as a result of natural disasters (flood, fire, hurricane), crime, theft, illegal exportation abroad, etc.

●	Legal and Title Risks. Artwork ownership is prone to a variety of legal challenges, including challenges to title, nationalization, purchase of work of art from an unauthorized person, risk of cheating, money laundering, violation of legal regulations and restitution issues. Purchasing from major auction houses and reputable galleries can reduce, but not eliminate, these risks.

●	Market Risks. The art market is prone to change due to a variety of factors, including changes in transaction costs, substantial changes in fees, tax law changes, export licenses etc., changes in legal regulations, changes in attitudes toward art as an investment, changes in tastes, trends (fashion) and changes in supply, such as the liquidation of a major collection. These risks can be specific to certain geographies.

●	Economic Risks. Art values and demand are affected by economic confidence among ultra-high-net-worth individuals.

●	Informational Risk. The art market is unregulated, opaque and available information is often limited to transactions that occur in public auctions, which excludes private transactions that represent a majority of the overall market.

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Although, acting as agent for the Company, Masterworks seeks to acquire the Artwork of each series and will conduct due diligence in connection with its purchase of the Artwork, no amount of due diligence can completely insulate a buyer against these risks and if any of these risks materialize, the value of the Artwork of such series may decline, and the value of the Class A shares of such series would be adversely affected.

If the Artwork is eventually exhibited publicly, it could be damaged, and insurance may not cover all of the damages, or even if insurance does cover the damages, it may cause the Artwork to be unsaleable.

It is planned that the Artwork will be permanently stored and displayed in the United States, though it might be displayed internationally. We plan to obtain and maintain insurance coverage for the Artwork. However, the Artwork may be damaged while being displayed and our insurance may not be able to cover all of the damages resulting therefrom, and even if insurance does cover such damages, the damages may result in the Artwork being unsaleable. Accordingly, damage or destruction of the Artwork of a series will have a material adverse impact on the value of the Artwork and, consequently, the value of the Class A shares of such series.

We may not be able to find a buyer for the Artwork at a reasonable price.

Art is a highly illiquid asset and a significant percentage of objects go unsold when sent to auction. Even in the event that we attempt to sell the Artwork of a series, we cannot guarantee that there will be a buyer at any reasonable price.

Temporary popularity of some artworks or categories of art may result in short-term value increases that prove unsustainable as collector tastes shift.

Temporary consumer popularity or “fads” among collectors may lead to short-term or temporary price increases, followed by decreases in value. The demand for specific categories of art and artists is influenced by changing trends in the art market as to which collecting categories and artists are most sought after and by the collecting preferences of individual collectors. These conditions and trends are difficult to predict and may adversely impact our ability to sell the Artwork of a series for a profit. These risks of changes in popularity may be greater for a living or emerging artist, as compared to other categories which may have a proven valuation track record over a longer period of time. These trends could result in reduced profitability or a loss upon the sale of the Artwork of a series.

We could be exposed to losses in the event of title or authenticity claims.

The buying and selling of artwork can involve potential claims regarding title, provenance and or authenticity of the artwork. Authenticity risk related to works of art may result from incorrect attribution, uncertain attribution, lack of certificate proving the authenticity of the artwork, purchase of a non-authentic artwork, or forgery. In the event of a title or authenticity claim against us by a buyer of the Artwork of a series from us, we would seek recourse against the seller of the Artwork of such series pursuant to authenticity and title representations obtained at the time of purchase, but a claim could nevertheless expose us to losses. Further, although we maintain authenticity and title insurance coverage, such coverage may not be sufficient against potential claims. In addition, we do not maintain liquid assets to defend or settle any such legal claims and would be reliant on the Administrator to outlay the cost of such defense or settlement.

The Artwork of a series could be subject to damage, theft or deterioration in condition, which could have a material adverse effect on the value of the Artwork of a series.

We plan to store the Artwork of a series in a protected environment with security measures, but no amount of security can fully protect an artwork from damage or theft. The damage or theft of valuable property, despite these security measures, could have a material adverse impact on the value of the Artwork and, consequently, the value of the Class A shares of such series. The Company maintains insurance, but there is no guarantee that such coverage would be adequate to mitigate all of such losses.

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Changes in opinions by experts in the artwork regarding authenticity could damage or eliminate the value of the Artwork.

Authenticity is often completed by art world experts, and opinions often matter more than scientific data. If a well-respected art expert were to opine negatively on the authenticity of the Artwork of a series, it could reduce or eliminate the value of the Artwork of a series.

Insurance coverage for the Artwork of a series may not cover all possible contingencies, exposing us to losses resulting from the damage or loss of the Artwork.

We plan to maintain insurance coverage for the Artwork of a series against damage or loss of the Artwork, although it may expressly exclude damage caused by war, losses caused by chemical or biological contamination and certain other potential loss scenarios. Our insurance coverage does cover title and authenticity claims, subject to certain limitations and conditions, although such coverage may not be sufficient to cover losses. In addition, in the event of a successful claim that we do not have valid title and ownership to the Artwork or that the Artwork is not authentic, representations obtained from the seller to compensate us for such losses may prove to be inadequate. In addition, uncovered damage or destruction of the Artwork that is not fully covered by insurance could have a material adverse impact on the value of Class A shares of a series.

Risks Related to our Reliance on Masterworks

We are totally reliant on the Administrator to maintain and sell Artwork and manage our administrative services.

We do not plan to have employees or intend to maintain or generate any cash flow prior to the sale of the Artwork of a series. Accordingly, we are totally reliant on the performance of the Administrator under the management services agreement to effectuate the decisions of our Board of Managers. We plan to rely on the Administrator to perform or administer all necessary services to maintain the Artwork of each series, including obtaining insurance and ensuring appropriate storage. The Administrator is also responsible for all management services required to maintain our Company, including professional services, regulatory filings, SEC reporting, tax filings and other matters. If the Administrator were to default on its obligations under the management services agreement, it would be extremely difficult for us to replace the Administrator or internally manage these functions given our lack of cash flow and lack of employees. Accordingly, in the event of a material default by the Administrator under the management services agreement, we would likely be forced to sell the Artwork of each series. We cannot provide assurance that the timing and or terms of any such sale would be favorable. Further, Masterworks can withdraw for any reason from its position as our Administrator, subject to certain conditions.

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We are totally reliant on the Administrator to maintain sufficient capital resources to pay our fees, costs and expenses.

Although we believe the Administrator has sufficient capital resources and sources of liquidity to perform its obligations under the management services agreement for the foreseeable future, there can be no assurance that the Administrator will be able to maintain sufficient capital to satisfy its obligations in future periods. The Administrator’s capital resources and sources of liquidity will be relied upon by our auditors in determining our likely ability to continue as a going concern. Pursuant to and in accordance with the management services agreement, the Administrator is required to maintain cash reserves on hand for so long as the Class A shares of any series remain outstanding sufficient to pay at least one year of estimated expenses to satisfy its obligations under the management services agreement. However, there can be no assurance that the Administrator will be able to maintain such cash reserves. If the Administrator’s liquid capital resources and sources of liquidity are insufficient to satisfy its operational requirements, including the management of our Company, for at least one year, our Company may receive qualified audit reports that would likely have a material adverse effect on the value of the Class A shares of a series.

The Board of Managers will have complete authority to administer our business consistent with the terms and conditions of our operating agreement, other than certain amendments to the operating agreement and the management services agreement.

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to do any of the following without first obtaining the prior approval or consent of the holders of a majority of the voting shares of any series affected, except as otherwise set forth therein:

●	Amend, waive or fail to comply with any material provision of the operating agreement that disproportionately and adversely affects the Class A shareholders of such series;
●	Acquire additional material assets other than the Artwork of each series, incur debt for borrowed money or engage in business activities that are unrelated to the ownership, maintenance, promotion and sale of the Artwork of a series; or
●	Issue additional shares other than pursuant to the agreements and instruments described herein.

Additionally, we, in our sole and absolute discretion, may decide to sell the Artwork of a series at any time and in any manner.

The series will own the Artwork for an indefinite period and may sell the Artwork at any time following the final closing of the series offering. There is no guarantee that any sale of the Artwork of a series will be successful, or if successful, that the net proceeds realized by shareholders from such transaction will be reflective of the estimated fair market value of the shares at such time.

This concentration of control in the Board of Managers may delay, deter or prevent acts that would be favored by holders of the Class A shares of a series. The interests of the Board of Managers or the Administrator may not always coincide with our interests or the interests of the holders of the Class A shares of a series. As a result, the market price of the Class A shares of a series could decline, or holders of the Class A shares of a series might not receive a premium over the then-current market price of the Class A shares of a series upon a change in control.

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Holders of the Class A shares of a series do not elect or vote on the Board of Managers and have limited ability to influence decisions regarding our business.

Our operating agreement provides that our assets, affairs and business will be managed under the direction of the Board of Managers. Holders of the Class A shares of a series do not elect or vote on the Board of Managers and, except for kick-out rights granted to Masterworks, members of the Board of Managers can only be removed by (i) a majority of the existing Board of Managers, or (ii) by the affirmative vote of holders of two-thirds (2/3) of the voting Class A shares outstanding of all series together as a single class and only for “cause”, as defined in the operating agreement. Accordingly, unlike the holders of common stock in a corporation, holders of Class A shares of a series have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

We do not intend to list the Class A shares of any series on a national securities exchange. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer listing on a national stock exchange would be. The Board of Managers is made up of Nigel Glenday, Joshua B. Goldstein, and Eli D. Broverman. One of the members of the Board of Managers, Eli D. Broverman, serves as the Independent Manager on the Board of Managers (the “Independent Manager”). The Independent Manager serves to protect the interests of the holders of the Class A shares of all series and is tasked with reviewing and approving all related party transactions of our Company with our affiliates and address all conflicts of interest that may arise between us and the holders of the Class A shares of any series and our affiliates. If the Independent Manager resigns from such position on the Board of Managers at any time, the remaining members of the Board of Managers shall appoint a replacement that meets the standards of an independent director pursuant to the standards set forth in NASDAQ Marketplace Rule 4200(a)(15). Accordingly, we do not have, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a company listed on a national stock exchange.

Risk of non-compliance with regulations, including a risk of Masterworks being deemed to be operating as an unregistered broker-dealer.

The Company has not engaged underwriters in connection with any series offering, but Masterworks will have an arrangement with Masterworks Advisers whereby investment adviser representatives of Masterworks Advisers will be dedicated to providing advisory services to persons who have expressed an interest in investing in Masterworks offerings, including each series offering. In light of Masterworks’ arrangement with Masterworks Advisers, if the SEC were to determine that Masterworks, which is not a registered broker-dealer under the Securities Exchange Act of 1934 or any state securities laws, has engaged in brokerage activities that require registration, including initial sale of the Class A shares of each series on the Masterworks Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Class A shares, Masterworks may need to discontinue or suspend certain operations, which would likely be harmful to its business and reputation. In addition, if Masterworks is found to have operated as a ‘broker-dealer’ without being properly registered, there is a risk that Class A shares offered and sold while Masterworks was not registered may be subject to a right of rescission, which may result in the early termination of the offerings. An unregistered broker-dealer may also face sanctions, penalties and enforcement actions by regulatory authorities. Since the Company is reliant on Masterworks to administer its operations and the Artworks, any regulatory development that is damaging to Masterworks may have a material adverse effect on the Company and Class A shareholders.

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Further, if Masterworks Investor Services or another Masterworks affiliated entity were required to register as a broker and/or dealer, Masterworks would be subject to higher compliance costs and periodic examinations and, as a result, Masterworks would likely be required to change aspects of its business processes, fee structure and communications.

Our operating agreement designates the federal district courts of the United States of America as the exclusive forum for disputes between us and our shareholders involving claims under the Securities Act, which, if enforced by the courts, will restrict our shareholders’ ability to choose the judicial forum for Securities Act disputes.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our operating agreement provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such provision, and the enforceability of similar choice of forum provisions in other companies’ constitutive documents has been challenged in legal proceedings. While the Delaware courts have determined that such choice of forum provisions are facially valid, a shareholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our operating agreement. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

This choice of forum provision may limit a shareholder’s ability to bring a Securities Act claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees. If a court were to find the exclusive-forum provision in our operating agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our financial condition.

Risks Relating to Potential Conflicts of Interest

Masterworks financial arrangements may result in misalignment between its interests and the interests of Class A shareholders of a series.

Masterworks and its affiliates will have substantially complete discretion to determine when and if to sell the Artwork of a series. Since Masterworks earns its management fees in equity, it is aligned with investors to maximize the price per share over time. However, Masterworks may have cash requirements or other economic incentives or disincentives relating to when to sell the Artwork of a series that are misaligned with the interests of shareholders of such series. Accordingly, there is a risk that Masterworks and its affiliates will have conflicts of interest and no assurance can be given that any such conflicts will be resolved in a manner that is in the best interests of shareholders of a series.

Although Masterworks will own 1,000 Class B shares of each series representing a 20% profits interest in such series, and will beneficially own Class A shares of each series following the offering of such series, Masterworks may eventually sell its shares.

Masterworks currently owns and will own 1,000 Class B shares of each series representing a 20% profits interest in such series following the offering of such series and will own Class A shares of such series if and to the extent the offering of such series is undersubscribed, as well as SPC Preferred shares of a segregated portfolio of Masterworks Cayman issuable to Masterworks pursuant to the management services agreement which, after vesting (if applicable), will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. Masterworks has also agreed to lock-up provisions in our operating agreement, that will prohibit it from selling any Class B shares prior to the one-year anniversary of each series offering, though it is permitted to pledge all of its shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the profits interest in connection with a default by Masterworks on its indebtedness. Masterworks will have no restrictions on the disposition of any of its Class B shares after the one-year anniversary of the offering and no restrictions on the disposition of its Class A shares it would receive by exchanging the SPC Preferred shares of a segregated portfolio of Masterworks Cayman or otherwise acquired, other than restrictions imposed by the management services agreement and applicable securities laws. These shares held by our affiliates, shall be “restricted securities” as defined in Rule 144 of the Securities Act. In general, our affiliates must either sell their restricted shares in a transaction exempt from the registration requirements of the Securities Act, in which case the buyer would own restricted securities that could not trade freely with the Class A shares sold in a series offering for at least one year from the time of such sale, or they could sell their shares in accordance with Rule 144. We are unable to estimate the number of Class A shares of a series that will be sold under Rule 144 or pursuant to one or more future qualified offerings or the timing of such sales, since this will depend on the market price for the Class A shares of a series, the personal circumstances of the sellers and other factors. However, the availability for sale of substantial amounts of Class A shares of a series in the open market may adversely affect the market price of the Class A shares of such series offered by this offering circular.

Accordingly, the alignment that will exist upon the final closing of a series offering between Masterworks and our other shareholders of such series offering may not exist in the future. If Masterworks were to sell a significant portion of its shares, the interests of Masterworks may differ significantly from those of investors in the series offering and subsequent holders of the Class A shares of such series. As a result, we cannot assure investors that Masterworks will execute a discretionary sale of the Artwork of a series at a time that is in the best interests of holders of the Class A shares of such series.

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Masterworks or another holder of a large block of shares of a particular series may seek to sell its shares on the ATS which could result in downward pressure on the share price.

In the event any person or entity, which may include an affiliate of Masterworks, acquires a significant percentage of the Class A shares of a series, such shareholder may elect to sell its interest in the Class A shares on the ATS or other trading platform which could result in downward pressure on the share price and depress the price you would realize upon sale.

Masterworks and Members of the Board of Managers and executive officers will have other business interests and obligations to other entities, including interests and obligations relating to the art industry.

Masterworks expects to engage in other business activities, including other activities relating to the art industry. Masterworks may buy and sell other works of art, enter into pre-auction guarantees, operate a gallery (for viewing purposes), establish other entities similar to us and other activities. In addition, neither the Administrator nor its executive officers nor the Board of Managers will be required to manage us as their sole and exclusive function and they will have other business interests and will engage in other activities in addition to those relating to us. We are dependent on the Administrator and its officers and employees to successfully operate us. Their other business interests and activities could divert time and attention from operating our business.

We are party to agreements that exculpate the Board of Managers, the Administrator and its affiliates, and certain other persons engaged on behalf of the Administrator from liabilities with respect to certain actions taken, even if such actions are negligent, which also reduces the remedies available to investors for certain acts by such persons.

Our operating agreement limits the liability of the Board of Managers, any of our members, any person who is an officer of ours and any person who serves at the request of the Board of Managers on behalf of us as an officer, director, members of the Board of Managers, Independent Manager, partner, member, stockholder or employee of such person. The management services agreement limits the liability of the Administrator, its affiliates, managers, officers and members. None of the foregoing persons shall be liable to us or the Administrator or any other member of us for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from any of the foregoing person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duties that have not been waived, reckless disregard of duty or any intentional and material breach of the operating agreement or conduct that is subject of a criminal proceeding (where such person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board of Managers, any of the foregoing persons may consult with legal counsel and accountants with respect to our affairs (including interpretations of the operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether any of the foregoing persons acted with the requisite degree of care, such person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the members of the Board of Managers, officers, employees, consultants, attorneys, accountants and professional advisors of us selected with reasonable care; provided, that no such person may rely upon such statements if it believed that such statements were materially false. The foregoing limitations on liability reduce the remedies available to the holders of the Class A shares of any series for actions taken which may negatively affect us.

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Representatives of registered investment advisers introduced to you through the Masterworks website are dedicated to advising on Masterworks securities and have conflicts of interest.

Certain investment adviser representatives of Masterworks Advisers, LLC, or “Masterworks Advisers,” are exclusively dedicated to providing advisory services with respect to Masterworks financial products. Masterworks, directly or indirectly, pays the compensation of these individuals and Masterworks Advisers is a wholly owned subsidiary of Masterworks so the representatives have conflicts of interest and lack the independence of other investment professionals who may provide more generalized investment advice. While these individuals have regulatory duties to investors, including fiduciary duties, such individuals are exclusively dedicated to the provision of advisory services of Masterworks financial products. Accordingly, such individuals will not provide you with recommendations or advice on investing in other traditional or alternative asset classes.

Risks Relating to Ownership of the Class A shares of a series and the Offering of a series

The Class A shareholders of a series will have very limited voting rights and we will have the ability to sell the Artwork of a series without shareholder approval.

Our operating agreement provides that the assets, affairs and business of our Company will be managed under the direction of our Board of Managers. Our Board of Managers, in their sole and absolute discretion, will have the ability to sell the Artwork of a series at any time and in any manner. Our shareholders do not elect or vote on our Board of Managers. The Class A shares of each series have no voting rights other than to vote together a single class on certain matters that disproportionately and adversely affect such series in relation to any other series and to vote together with holders of all voting Class A shares outstanding of all series together as a single class to remove and replace the Administrator, to remove a member of the Board of Managers for “cause” and to approve certain acts as described in our operating agreement, including certain proposed amendments to the operating agreement or the management services agreement.

Each outstanding Class A share of a series entitles the holder to one vote on all matters submitted to a vote of shareholders of such series, provided, that Class A shares of a series beneficially owned by Masterworks, if any, and shares of a series held by certain shareholders of such series that irrevocably elect to limit or eliminate their voting rights, if any, shall not vote. Generally, matters to be voted on by our shareholders must be approved by a majority of the votes cast by all Class A shares of an affected series or of all the series of our Company as one group, as applicable, present in person or represented by proxy, although the vote to remove a member of the Board of Managers for “cause” or to remove and replace the Administrator requires a two-thirds vote of the voting shares of all of the series then existing as a single class. If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

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Selling your Class A shares may be difficult, or even impossible.

We do not plan to list the Class A shares of any series for trading on a national securities exchange, but we intend to facilitate secondary sales of Class A shares of each series on an alternative trading system operated by an SEC-registered broker-dealer, referred to as the “ATS,” commencing on or after the three-month anniversary of the date the series offering is fully subscribed. No assurance can be given that the ATS will provide an effective means of selling your Class A shares of a series or that the price at which any Class A shares of a series are sold through the ATS is reflective of the fair value of the Class A shares of that series or the Artwork of that series. We do not know the extent to which investor interest will lead to the development and maintenance of a liquid market. In light of a variety of factors, including, without limitation, the relatively small market capitalization of each series of the Company, we cannot guarantee the ATS will provide a reliable or effective means of price discovery. Any posted offer prices or historical transaction information reflected on the ATS should not be construed as being representative of the fair value of the Class A shares of such series or of the Artwork of such series. The ATS will not be available to, or provide only limited functionality to, certain non-U.S. citizens. For a list of countries that are enabled on the ATS, see the trading section of the Masterworks Platform. Investors should be prepared to hold their Class A shares of such series for an indefinite period of time, as there can be no assurance that the Class A shares of such series will ever be saleable through the ATS or an alternative platform.

You may not be able to sell your Class A shares of a series at or above the offering price or at all.

The initial public offering price for the Class A shares of a series is above their net tangible asset value due to the payment of the Expense Allocation to Masterworks. In addition, Masterworks will own 1,000 Class B shares of a series representing a 20% profits interest in such series. Prior to these series offerings, no public market exists for the Class A shares of such series. You may not be able to sell your Class A shares of a series at or above the initial offering price, or ever. Investors should be prepared to hold their Class A shares of such series for an indefinite period, as there can be no assurance that the Class A shares of such series can ever be tradable or sold.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our investors could receive less information than they might expect to receive from exchange traded public companies.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

Foreign Holders of the Class A shares of a series may face significant restrictions on the resale of the Class A shares of a series due to rules restricting participation by foreign citizens.

The ATS or certain features of the ATS will not be available to residents of certain foreign countries. For a list of countries that are enabled on the ATS, see the trading section of the Masterworks Platform. Accordingly, if you reside outside of the United States you should consider the resale market for the Class A shares of a series to be limited, as you may be unable to resell your Class A shares of such series on the ATS, or at all.

A Concentration of ownership of the Class A shares of a series may reduce liquidity or adversely affect the price of the Class A shares of such series on the ATS or any other trading venue on which the Class A shares of such series may be traded.

Our operating agreement contains a 24.99% beneficial ownership limit, but we can waive such limit in our discretion on a case-by-case basis. Certain Class A shareholders of a series may beneficially own a large percentage of the outstanding Class A shares of such series. A concentration of ownership in one or a small group of shareholders may diminish liquidity on the ATS, particularly if any such shareholder is deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act, which would include any affiliate of Masterworks and would make it more difficult for such shareholder to sell its shares pursuant to applicable Federal securities laws. Conversely, concentrated ownership could also create an “overhang” risk, which is a risk that such shareholder or shareholders seek to liquidate their positions in a short time frame, which could significantly increase the supply of Class A shares of a series available for sale without a corresponding increase in demand, thereby driving the trading price of the Class A shares of such series downward.

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Our capital structure may create situations in which the interests of Masterworks are not completely aligned with the interests of other shareholders.

The Class B shares of a series have the right to 20% of the profits upon a sale of the Artwork of such series and can be converted into Class A shares of such series pursuant to a formula in our operating agreement. The Class C share of a series can be issued or transferred to an affiliate of Masterworks and would provide such Masterworks affiliate with the exclusive right to remove, replace or reconstitute our Board of Managers without “cause” for any reason, which may adversely affect the interests of another series of the Company. The SPC Preferred Shares contain a $20 per share liquidation preference. Accordingly, there could be situations in which the interests of Masterworks are not completely aligned with the interests of our Class A shareholders. The ability of a Masterworks affiliate to replace our Board increases the chances that those situations might not be resolved in favor of the Class A shareholders. We and Masterworks intend to take reasonable steps to address potential situations in which Masterworks may have differing economic interests from those of other shareholders, such as in connection with an eventual sale of the Artwork of a series, including by forming a special committee comprised solely of Managers that are independent of management and Masterworks to approve any such sale, but there can be no assurance that these steps will adequately protect the interests of Class A shareholders of a series.

If we face litigation related to a series offering, we may elect to auction the Artwork of such series and the proceeds of any sale at such auction may be insufficient to provide an adequate remedy. Further, if investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

The Class A shares of a series have not been registered under the Securities Act and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act, including Regulation A promulgated thereunder. We represent that this Offering Circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if a series offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the Class A shares of the series or find an exemption under the securities laws of each state in which we offer the Class A shares of such series, each investor may have the right to rescind his, her or its purchase of the Class A shares of such series and to receive back from us his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we may elect to sell the Artwork of a series and there can be no assurance that the proceeds of any such sale would be an adequate remedy for our investors and we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors.

If we face litigation, unless such litigation is proven to involve fraud or intentional misconduct on the part of the Administrator or our other affiliates, we may seek to sell the Artwork of a series and the Administrator will be entitled to recoup its expenses in connection with defending and or settling such litigation.

Our operating agreement indemnifies the Board of Managers and the management services agreement indemnifies the Administrator in all instances not involving fraud or intentional misconduct. In addition, while the Administrator is responsible for all ordinary and necessary expenses incurred in connection with maintaining the Artwork of a series and managing our Company, there is an exception for costs incurred in connection with litigation. Accordingly, if there is any litigation involving our Company which does not involve fraud or intentional misconduct, the costs relating to such litigation will be deducted from the funds to be disbursed to holders of Class A shares of such series upon our sale of the Artwork of such series.

Because we do not have an audit committee, holders of the Class A shares of a series will have to rely on our Board of Managers and the Independent Manager to perform these functions.

We do not have an audit committee. The Board of Managers, made up of Nigel Glenday, Joshua B. Goldstein and Eli D. Broverman will perform the duties normally performed by an audit committee for an entity such as ours. One of the members of the Board of Managers, Eli D. Broverman, serves as the Independent Manager on the Board of Managers. The Independent Manager serves to protect the interests of the holders of the Class A shares of each series and is tasked with reviewing and approving all related party transactions between us and our affiliates and address all conflicts of interest that may arise between us and the holders of the Class A shares of each series and our affiliates. If the Independent Manager resigns from such position on the Board of Managers at any time, the remaining members of the Board of Managers shall appoint a replacement that meets the standards of an independent director pursuant to the standards set forth on NASDAQ pursuant to NASDAQ Marketplace Rule 4200(a)(15).

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Purchasers in the series offerings and in the aftermarket will experience dilution in the book value of their investment over time.

The initial offering price per Class A share of each series will be approximately $1.98 above the pro forma net tangible book value per Class A share of such series immediately following the series offerings as a result of the Expense Allocation amount payable to Masterworks. The Administrator will earn a management fee in the form of SPC Preferred shares of a segregated portfolio of Masterworks Cayman, which after vesting (if applicable), will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork. If exchanged, these fees will, when issued, effectively further reduce the tangible book value per Class A share of the series over time. Additionally, if the value of the Class A shares of a series increases over time, the number of Class A shares of such series to be issued upon conversion of the Class B shares of such series will also increase over time resulting in additional dilution to holders of the Class A shares of such series.

Risks of investing using a credit card.

We may accept credit cards for subscriptions, provided that any such credit card subscription shall not exceed the lesser of $30,000 or the amount permitted by applicable law, per subscriber, per series offering. An investment in the Class A shares of any series is a long-term and highly illiquid investment. Payment by credit card may be appropriate for some investors as a temporary funding convenience, but should not be used as a long term means to finance an investment in the Class A shares of any series. Investors contemplating using their credit card to invest are urged to review the SEC’s Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which is available at https://www.sec.gov/oiea/investor-alerts-and-bulletins/ia_riskycombination. Credit card investment will result in incurrence of third-party fees and charges (often ranging from 1.5% - 3.0%), interest obligations which will lower your expected investment returns, and could exceed your actual returns. In addition, if you cannot meet your minimum payment obligation, you may damage your credit profile which would make it more difficult and more expensive to borrow in the future.

Provisions of our Certificate of Formation and our Operating Agreement may delay or prevent a take-over which may not be in the best interests of holders of the Class A shares of a series.

Provisions of our Certificate of Formation and the operating agreement may be deemed to have anti-takeover effects, which include, among others, the Board of Managers having sole and exclusive control of the operations of us with the exclusion of the holders of the Class A shares of a series being able to vote upon certain limited circumstances, and may delay, defer or prevent a takeover attempt.

We do not intend to pay distributions in the foreseeable future and may only make a distribution to the holders of the Class A shares of a series if the Artwork of such series can be sold at a profit to the price we paid and after the costs and expenses associated with the sale there are sufficient funds to effect a distribution.

We do not maintain any cash balances and do not intend to pay any distributions in the foreseeable future and may only make a distribution to the holders of the Class A shares of a series if the Artwork of such series can be sold at a profit to the price paid by us and other costs and expenses associated with the sale there are sufficient funds to effect a distribution. Investors should be prepared to never receive a distribution in connection with their ownership of the Class A shares of such series.

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The tax treatment of an investment in the series of the Company is uncertain and subject to change.

We currently expect each series to be taxed as a partnership, which means we do not expect to pay entity-level Federal income taxes and we expect each Cayman segregated portfolio to be treated for tax as a passive foreign investment company (“PFIC”) and/or a controlled foreign corporation (“CFC”). Any income or loss arising from a sale of the Artwork of a series by Masterworks Cayman would be allocated to our shareholders and result in PFIC/Subpart F income for our shareholders. We expect each series to elect protectively to treat each PFIC as a qualified electing fund (“QEF”). In the event our Board of Managers determines that there is a material risk that our partnership status may not be respected by the IRS due to the potential existence of secondary market liquidity for the Class A shares of a series or for other reasons, our Board of Managers may restructure our operations to avoid or minimize entity-level Federal income taxes. Any such restructuring could, among other consequences, cause any gain resulting from a sale of the Artwork of a series being taxed at higher rates applicable to capital gains on collectibles. Shareholders are urged to consult their advisors with respect to the tax consequences of an investment in the Company in light of their particular circumstances. In addition, the Board of Managers has sole discretion to change the tax election such that the Company and each series would be taxed as a corporation for U.S. Federal income purposes, which would mean that the Company and each series would be required to pay entity level U.S. Federal income taxes on gains, if any, from the sale of the Artwork of a series. Any such change could adversely impact the net amount of funds you receive, after taxes, from a sale of the Artwork of a series.

Tax risk to investors seeking to invest using their individual retirement accounts, including traditional and self-directed IRAs and 401(k)s.

Section 408(m) of the Internal Revenue Code of the United States treats the acquisition of any collectible, including any work of art, as a distribution from the retirement account. Distributions are taxable to the holder of the account and may be subject to early withdrawal penalties of 10% of such amount if the investor is not at least 59-1/2 years of age. The Internal Revenue Service could take the position that an investment in the Class A shares of a series is tantamount to the acquisition of artwork and therefore should be treated as a taxable distribution. We urge those investors seeking to use their individual retirement accounts to invest in Class A shares of a series to consult with a competent professional tax professional prior to making an investment decision.

By purchasing shares in the series offerings, you are bound by the provisions contained in our subscription agreement which provide for mandatory arbitration and a waiver of rights to a jury trial which limits your ability to bring class action lawsuits, seek remedies on a class basis or have a jury decide the factual merits of your claim.

By purchasing shares in the series offerings, investors agree to be bound by the arbitration provisions contained in our subscription agreement which provide that arbitration is the exclusive means for resolving disputes relating to or arising out of the subscription agreement, the shares, the Masterworks Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing. In addition, by signing the subscription agreement, you waive your rights to a jury trial in any such dispute. Please note that neither the mandatory arbitration provision nor the waiver of your rights to a jury trial apply to claims made under the federal securities laws or any dispute you may have with Masterworks Advisers. Arbitration awards are generally final and binding. A party’s ability to have a court reverse or modify an arbitration award is very limited. Purchasers of shares in a secondary transaction would also be subject to the same arbitration provisions and jury waiver that are currently in our subscription agreement. Such arbitration provision limits the ability of investors to bring class action lawsuits or similarly seek remedies on a class basis for claims subject to the provision. If invoked, the arbitration is required to be conducted in New York, NY in accordance with New York law. The subscription agreement allows for either the Company or an investor to elect to enter into binding arbitration in the event of any covered claim in which the Company and the investor are adverse parties. While not mandatory, in the event that the Company were to invoke the arbitration clause, the rights of the adverse shareholder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit and the waiver of a jury trial may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company, except in the case of claims made under the federal securities laws.

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DILUTION

Prior to giving effect to each series offering, 100% of the membership interests of each series of the Company for which we are conducting a series offering are held by Masterworks.

Investors in the series offerings will suffer immediate dilution in the net tangible book value per share $1.98 as a result of the Expense Allocation to be paid to Masterworks as part of our cost of utilizing the Masterworks Platform and acquiring the Artwork of each series. We estimate that the net tangible book value per share upon the final closing of a series offering after giving effect to the intended use of proceeds from such offering will be $18.02.

The Class B shares of a series may also have a dilutive effect following the final closing of the offering of a series. The formula for the conversion of the Class B shares of a series into the Class A shares of a series is as follows:

Class A shares of a series issuable upon conversion	=	(A) Value Increase, multiplied by
(B) Conversion Percentage, multiplied by
(C) 20%, divided by
(D) Class A share Value of a series.

Definitions for conversion calculation:

“Value Increase”	means, the aggregate value of Class A shares of the applicable series outstanding at such time on a fully diluted basis (including any shares issuable upon exchange of SPC Preferred shares, whether or not such SPC Preferred shares are vested (“Exchange Shares”)), minus the product of (i) the number of Class A shares of such series outstanding at such time on a fully diluted basis (including Exchange Shares) and (ii) $20.00, if such difference is positive.

“Conversion Percentage”	means, (A) the number of Class B shares of a series being converted, divided by (B) the number of Class B shares of a series outstanding.

“Class A share Value”	means, as of the close of business on the day preceding the conversion date, the volume weighted average trading price (“VWAP”) of the Class A shares of a series on all trading platforms or trading systems on which the Class A shares of a series are being traded over the forty-five (45) trading days then ended, provided, that if the total aggregate trading volume over such 45-trading-day period is less than 5% of the public float, such period shall be extended to the ninety (90) trading days then ended, provided, further, if the total aggregate trading volume over such 90-trading-day period is less than 5% of the public float, the holder of the Class B shares of a series shall request that the Administrator obtain an appraisal of the Class A share Value of a series from one or more independent nationally-recognized third party appraisal companies and such appraisal shall constitute the Class A share Value of a series.*

* The hypothetical Class A share values of a series represent the assumed VWAP, or in the absence of a trading market, the appraised fair value of the Class A shares of a series, which, in either case, is assumed to be the amount that a Class A share of a series would receive upon sale of the Artwork of such series (i.e. the appraised value of the Artwork of such series divided by the fully diluted number of Class A shares of such series outstanding).

Examples of conversion calculation

The following table illustrates the number and percentage of Class A shares of a series (rounded to nearest whole share) that would be issued to Masterworks upon conversion of all of its Class B shares of a series based on hypothetical changes in the trading price or value of the Class A shares of a series, assuming that 83,250 Class A shares are sold in such series offering:

Hypothetical Class A share Value of a series	$20.00	$30.00	$40.00	$50.00	$60.00
No. of Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of a series	0	6,938	10,406	12,488	13,875
Percentage of total outstanding Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of a series	0%	7.69%	11.11%	13.04%	14.29%

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Pursuant to the foregoing formula, Class A shares of a series will only be issuable upon a conversion of Class B shares of a series if the value of the Class A shares of a series is higher than $20.00 per share. Upon the final closing of each series offering, the value of the Class A shares of a series will be $20.00 per share based on the offering price and therefore, no shares will be issuable upon a conversion of Class B shares of a series into Class A shares of a series at such time.

Nominal consideration was paid for the membership interests represented by Class B shares of a series. The aggregate cash cost to Masterworks for the Class B shares of a series will be $100.00 (representing the cash payment made in consideration of the issuance of membership interests represented by Class B shares of a series) or less than $0.01 per share. If in the future the value of the Class A shares of a series increases to where there is a gain in value, based on the above formula, there will be additional dilution.

For example, if the value of the Class A shares of a series is $30 per share, based on the foregoing conversion formula, the Class B shares of a series will be convertible into 6,938 Class A shares of a series if Masterworks decides to convert all of the Class B shares of a series they hold. The new investors ownership interest would be diluted as follows assuming that 83,250 Class A shares of a series are sold in such series offering:

	Dilution Based on Hypothetical Conversion
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share
Existing shareholders as of October 13, 2023	0	0.0%	$0	0.0%	$0.00
Assumed issuance of Class A shares for Class B shares	6,938	7.69%	$100	0.0%	$0.01
New investors (a series offering)	83,250	92.31%	$1,665,000	100.0%	$20.00
Total	90,188	100.0%	$1,665,100	100.0%	$20.01

In addition, as additional SPC Preferred shares are issued to the Administrator as payment for its entity-level and asset management services, the corresponding series will suffer dilution.

Further, after and subject to vesting (if applicable), the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. Once SPC Preferred shares are exchanged for Class A shares of a series, there will be dilution to the holders of the Class A shares of such series.

PLAN OF DISTRIBUTION

The Company is selling the Class A shares through the Masterworks Platform and is not selling the Class A shares or soliciting investors through commissioned sales agents or underwriters. Representatives of an SEC registered investment adviser may provide advisory services to prospective investors. For additional information about these advisory services, please see “Advisory Services.” Subscriptions will be made only through the Masterworks Platform and payment will be made directly to a series of the Company. The subscription funds paid by investors as part of the subscription process will be held in a noninterest-bearing sub account of the Company with Goldman Sachs Bank USA, or a similar institution, and will not be commingled with the account of any other series or the Company, until, if and when there is a closing with respect to that series. All fees and expenses of the offerings will be paid by Masterworks and the Company shall have no responsibility for any such amounts payable. Accordingly, the gross proceeds from each series offering shall be the same as the net proceeds from such series offering. Each series offering will not exceed 24 months from the date of commencement in accordance with Rule 251(d)(3) of Regulation A.

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Online Subscriptions

Our affiliate Masterworks, LLC and its principals own and operate the Masterworks Platform located at https://www.masterworks.com/ that allows investors to acquire interests in special purpose companies that invest in artworks. Through the Masterworks Platform, investors can, once they establish a profile, browse and screen potential artwork investments, view details of an investment and sign contractual documents online.

After the qualification by the SEC of the offering statement of which this Offering Circular is a part, the series offerings will be conducted through the Masterworks Platform, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price in the form of ACH debit, credit card, or wire transfer into non-interest bearing segregated sub account of the Company with Goldman Sachs Bank USA, or a similar institution and will not be commingled with the account of any other series or the Company, until, if and when there is a closing with respect to that series. Credit card subscription shall not exceed the lesser of $30,000 or the amount permitted by applicable law, per series offering, per subscriber. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors – Risks of investing using a credit card.” Credit card investment will result in incurrence of third-party fees and charges, interest obligations which will lower your expected investment returns and could exceed your actual returns. In addition, if you cannot meet your minimum payment obligation, you may damage your credit profile which would make it more difficult and more expensive to borrow in the future. On any relevant closing date, the funds in the account will be released to the applicable series and the associated Class A shares of a series will be issued to the investors in the offering of a series. If there are no closings of the offering of a series, the funds deposited in the segregated sub account will be promptly returned to subscribers, without deduction and generally without interest.

Upon each closing of a series offering under the terms as set out in this offering circular, funds will be immediately transferred to us (where the funds will be available for use in the operations of the Company’s business in a manner consistent with the “Use of Proceeds” in this offering circular).

Transfer Agent and Registrar

The transfer agent and registrar for the Class A shares of each series is Equity Stock Transfer, LLC. The transfer agent’s address is 237 West 37th Street, Suite 602, New York, New York 10018. The transfer agent’s telephone number is 212-575-5757. We intend to avoid registration of the Class A shares of each series under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and may avail ourselves of the conditional limitation on shares “held of record” contained in Rule 12g5-1(a)(7) of the Exchange Act. In connection with any shareholder distributions upon a sale of an Artwork of a series, we may also engage Equity Stock Transfer, LLP as paying agent in accordance with the terms of our operating agreement.

Book-Entry Records of Class A shares

Ownership of the Class A shares of a series will be represented in “book-entry” only form directly in the name of the respective owner of the Class A shares of a series and shall be recorded by the Company and that no physical certificates shall be issued, nor received, by the Company or any other person. The Company or Masterworks shall send out email confirmations of positions and notifications of changes “from” us upon each and every event affecting any person’s ownership interest.

Investment Amount Limitations

The maximum investment amount per investor in any series is $250,000 (12,500 Class A shares) and the minimum investment amount per investor in any series is $15,000 (750 Class A shares) for investors that have not previously invested in offerings via the Masterworks Platform and $500 (25 Class A shares) for investors that have previously invested in other offerings on the Masterworks Platform. We reserve the right to reject any subscription, waive or increase the maximum purchase restriction or waive or decrease the minimum purchase restriction in our sole and absolute discretion and we routinely grant such waivers, increases or reductions for categories of investors or on a case-by-case basis. Accordingly, investors should not assume that the stated minimum investment restriction will be applied uniformly to all investors.

Subscriptions, once received, are irrevocable by the investors. Further, pursuant to the terms of the Company’s operating agreement, an investor, other than an affiliate of Masterworks, generally cannot own, or be deemed to beneficially own, as “beneficial ownership” is determined pursuant to Section 13(d) and 13(g) of the Securities Act, more than 24.99% of the total number of Class A shares of a series outstanding. We may waive such limit on a case-by-case basis in our sole discretion.

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Generally, no sale may be made to you in the offering of a series if the aggregate purchase price you pay for your investment in any of the interests of our company (in connection with any series offered under Regulation A) is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment. The only investor in the offering of a series exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase Class A shares (please see below on how to calculate your net worth);

(iii)	You are a director, executive officer or general partner of the issuer or a director, executive officer, or general partner of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, or limited liability company, not formed for the specific purpose of acquiring the Class A shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Class A shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Class A shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ix)	You are an entity, of a type not listed in the above paragraphs (iv), (v), (vi), (vii), or (viii), not formed for the specific purpose of acquiring the Class A shares, owning investments in excess of $5,000,000;

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(x)	You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(xi)	You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the Class A shares, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

(xii)	You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph (xi), and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph (xi).

Offering Period and Expiration Date

The series offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may take place sporadically over the term of the series offering. There will be a separate closing, or multiple closings, with respect to each series offering. An initial closing of a series offering will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series Class A shares have been accepted, (ii) a date determined by us in our sole discretion and (iii) the date that is 24 months following the qualification date of the offering statement. Notwithstanding, we reserve the right to terminate a series offering for any reason at any time prior to the initial closing of such series offering. Additionally, any subsequent series closing following such initial closing will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series Class A shares have been accepted, (ii) a date determined by us in our sole discretion and (iii) the date that is 24 months following the qualification date of the offering statement. If an initial closing has not occurred, a series offering will be terminated upon the earliest to occur of (i) the date that is 24 months following the qualification date of the offering statement and (ii) any date on which we elect to terminate the offering for a particular series in our sole discretion. No securities are being offered by existing security-holders.

Masterworks Platform

We plan to use the Masterworks Platform website at https://www.masterworks.com/ to provide notification of the anticipated series offerings. Prior to the qualification of a series offering by the SEC, we may post information about the anticipated series offering on the Masterworks Platform website, including prior auction sales of art created by the artist. This offering circular as well as amendments to this offering circular after it has been publicly filed and prior to qualification by the SEC will be furnished to prospective investors for their review via download 24 hours per day, 7 days per week on the website as well.

Procedures for Subscribing

After the qualification by the SEC of the offering statement of which this offering circular is a part, if you decide to subscribe for any Class A shares in any series offering, you should visit the Masterworks Platform website at https://www.masterworks.com/, and follow the links and procedures described on the website. The website will direct you to receive (upon your acknowledgement that you have had the opportunity to review this offering circular), review, execute and deliver the subscription agreement electronically. The Masterworks Platform provides a secure portal to enable you to subscribe as follows:

1.	You will be required to provide basic identifying information, including your name, email address, phone number, and to establish a password, after which you will be prompted to continue to the next screen. After that, Masterworks sends you an email requesting you to click a link that verifies your email address and confirms that you created your profile with Masterworks.

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2.	If applicable, based on your identifying information, you may be prompted to schedule a call with a Masterworks Advisers adviser representative, at which time you will also review and sign an Investment Advisory Agreement, a form of which is attached as Exhibit 99.1 to the offering statement of which this offering circular is an integral part.

3.	Once you complete a call with a Masterworks Advisers adviser representative, if applicable, and once a series offering has been qualified by the SEC, you can initiate the subscription process by clicking a “Invest Now” link adjacent to a reference to the particular offering.

4.	You will then be presented with a link to the Offering Circular (and any post qualification supplements or amendments, if applicable) and basic information about the series offering, including an image of the relevant artwork, the maximum aggregate offering amount and the minimum investment amount.

5.	You will be requested to input and confirm the dollar amount of your proposed subscription.

6.	You will then be prompted to select whether you are investing yourself or through an entity, trust or joint account.

7.

After a prompt to continue, you will be requested to select a payment method, including: (i) linking a bank account to facilitate payment through the Automated Clearing House, or ACH, (ii) federal funds wire transfer, (iii) credit card, (iv) transfer from an IRA account, or (v) your Masterworks wallet as follows:

(a) ACH. If you choose to link your bank account, you will be requested to select your bank among a directory of banks and you will be prompted to provide your bank user name and password and to select the particular account. You may also confirm your bank account by confirming micro deposits in lieu of using your user name and password.

(b) Wire Transfer. If you choose to pay by wire transfer, you will be provided with the issuer’s bank account number, routing number and bank address, along with a unique identifying code that will enable us to match the incoming wire transfer with your subscription.

(c) Credit Card. If you choose to pay by credit card, you will be prompted to provide your credit card information and will be presented with a screen that reflects the amount of your subscription, the amount of fees that would be charged by the credit card issuer for the transaction and the total amount payable.

8.	After payment is complete, you will be directed to review and execute a copy of the subscription agreement, which contains an active hyper-link to the operating agreement for the issuer and is self-populated with your name, address, telephone number, subscription amount and method of payment.

9.	Next, you will be requested to complete certain special reporting obligations questions. Then, you must verify your identity and you will be presented with an active hyperlink to a Customer ID Program Notice which describes the identification information you need to provide. You will be prompted to provide us with your address, date of birth and your social security or tax identification number. You will also be asked: (i) whether you are an accredited investor (with appropriate definitions provided) and if not, you will be asked to confirm that your investment will be less than 10% of your net worth or annual gross income, (ii) whether you or anyone in your household are associated with a FINRA member, securities exchange, self-regulatory organization or the SEC and (iii) whether you or anyone in your household or immediate family is a 10% shareholder, officer, or member of the board of directors of a publicly traded company.

10.	After your identity is cleared against certain governmental terrorist watch lists and lists designed to prevent or deter money-laundering, you will be presented with a confirmation of your accepted subscription. Investors selecting ACH or wire transfer will receive an email that payment has been initiated and a follow-up email indicating that the payment has been received by the issuer.

11.	You will receive an email confirmation indicating the amount of your subscription, along with a fully executed copy of the subscription agreement, which will be time and date stamped, for your records.

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12.	You will then be presented with a screen requesting certain tax exemption status information that will be used, along with other information previously provided, to populate a Form W-9 (Request for Taxpayer Identification Number and Certification) or W-8 (International), as applicable.

13.	Lastly, you will be directed to a “My Account” screen that summarizes the status of your subscription, order history, whether or not shares have been issued, profile information, tax documents and active hyperlinks to the subscription agreement and operating agreement.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We will not accept any money until the SEC declares this offering circular qualified.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing segregated sub account of the Company with Goldman Sachs Bank USA, or a similar institution and will not be commingled with the account of any other series or the Company, until, if and when there is a closing with respect to that series. The funds in the account will be released to us on each closing date. We intend to complete multiple closings of each series offering and, until a closing date of a series offering, the proceeds for the series offering will be kept in the segregated bank account. At the closing of each series offering, the proceeds will be distributed to us and the associated Class A shares of the applicable series will be issued to the investors in this series offering. If any series offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into a segregated account will be returned promptly without interest. Any costs and expenses associated with a terminated series offering will be borne by Masterworks.

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in any of the interests of the Company (in connection with any series offered under Regulation A) does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the Class A shares of a series for your own account and that your rights and responsibilities regarding your Class A shares of a series will be governed by our operating agreement and Certificate of Formation, each filed as an exhibit to the offering statement of which this offering circular forms an integral part. Purchasers of the Class A shares of a series in the offering of a series and subsequent purchasers will be deemed to become party to the Masterworks Vault 2, LLC operating agreement, a form of which is filed as Exhibit 2.3 to the offering statement of which this offering circular forms an integral part.

●	Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the noninterest-bearing sub account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

●	Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Class A shares of the series subscribed at the applicable closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

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For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Class A shares of a series.

In order to purchase Class A shares of a series and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in the offering of the series.

Non-U.S. investors may participate in the offering of a series by depositing their funds in the non-interest-bearing segregated account. Any such funds that are received shall be held on deposit until the applicable closing under the offering of the series or returned if there is no closing.

Selling Restrictions

Notice to prospective investors in Canada

The offering of the Class A shares of a series in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the Class A shares of a series may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the Class A shares of a series in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the Class A shares of a series are offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the Class A shares of a series by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Class A shares of a series outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of Class A shares of a series may be made to the public in that Relevant Member State other than:

●	To any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	To fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

●	In any other circumstances falling within Article 3(2) of the Prospectus Directive,

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provided that no such offer of Class A shares of a series shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any Class A shares of a series or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any Class A shares of a series being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Class A shares of a series acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Class A shares of a series to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This offering circular has been prepared on the basis that any offer of Class A shares of a series in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Class A shares of a series. Accordingly, any person making or intending to make an offer in that Relevant Member State of Class A shares of a series which are the subject of the offering contemplated in this offering circular may only do so in circumstances in which no obligation arises for us to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. We have not authorized, nor do we authorize, the making of any offer of Class A shares of a series in circumstances in which an obligation arises for us to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Class A shares of a series in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A shares of a series to be offered so as to enable an investor to decide to purchase or subscribe the Class A shares of a series, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

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Notice to Prospective Investors in Switzerland

The Class A shares of a series may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Class A shares of a series or the offering of a series may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering of a series, our Company, the Class A shares of a series have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Class A shares of a series will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Class A shares of a series has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Class A shares of a series.

Notice to Prospective Investors in the Dubai International Financial Centre

This offering circular relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This Offering circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this offering circular nor taken steps to verify the information set forth herein and has no responsibility for the offering circular. The Class A shares of a series to which this offering circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A shares of a series offered should conduct their own due diligence on the Class A shares of a series. If you do not understand the contents of this offering circular you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering of a series. This offering circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Class A shares of a series may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Class A shares of a series without disclosure to investors under Chapter 6D of the Corporations Act.

The Class A shares of a series applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under a series offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Class A shares of a series must observe such Australian on-sale restrictions.

This offering circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

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Notice to prospective investors in China

This offering circular does not constitute a public offer of the Class A shares of a series, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The Class A shares of a series are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Class A shares of a series or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Hong Kong

The Class A shares of a series have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Class A shares of a series has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Class A shares of a series which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Class A shares of a series have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This offering circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Class A shares of a series may not be circulated or distributed, nor may the Class A shares of a series be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class A shares of a series are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) A corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire Class A share capital of a series of which is owned by one or more individuals, each of whom is an accredited investor; or

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(b) A trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A shares of a series pursuant to an offer made under Section 275 of the SFA except:

(i) To an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii) Where no consideration is or will be given for the transfer;

(iii) Where the transfer is by operation of law;

(iv) As specified in Section 276(7) of the SFA; or

(v) As specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Class A shares of a series) Regulations 2005 of Singapore.

ADVISORY SERVICES

Investment adviser representatives of Masterworks Advisers, LLC (“Masterworks Advisers”), a SEC registered investment adviser, will provide investment advisory services to persons who have indicated an interest in investing in the Class A shares of each series offered pursuant to this offering circular and other offerings sponsored by Masterworks. These advisory services will be provided by a dedicated team of investment adviser representatives who are employees of Masterworks and associated persons of Masterworks Advisers. Any investor that speaks to an adviser representative will be requested to enter into an Investment Advisory Agreement with Masterworks Advisers, a form of which is attached as Exhibit 99.1 to the offering statement of which this offering circular is an integral part. The adviser representatives receive fixed compensation from Masterworks and Masterworks Advisers, and may also receive discretionary non-transaction-based incentive compensation from Masterworks Advisers and Masterworks affiliates. All funds necessary for the services provided by Masterworks Advisers and the dedicated advisor representatives are paid by Masterworks and no separate fees will be charged to investors in the series offerings in respect of such services.

In addition, Masterworks Advisers may be deemed to be a statutory underwriter in connection with the distribution of the series offerings and or other offerings sponsored by Masterworks. The adviser representatives dedicated to providing investment advisory services to persons interested in investing in Masterworks securities offerings will not provide recommendations or advice on any alternative investments or other asset classes. In light of the exclusive nature of the arrangement between dedicated adviser representatives and Masterworks Advisers and Masterworks, coupled with the fact that Masterworks Advisers is a wholly owned subsidiary of Masterworks and all funds used to compensate the dedicated adviser representatives are paid by Masterworks, Masterworks Advisers and these adviser representatives have conflicts of interest and lack the independence of other investment professionals who may provide more generalized investment advice.

USE OF PROCEEDS TO ISSUER

Masterworks will pay all expenses of the series offerings, including fees and expenses associated with qualification of the series offerings under Regulation A. Therefore, the gross proceeds from the series offerings will equal the net proceeds from the series offerings. We intend to use a portion of the proceeds from the initial closing of the series offerings to contribute to segregated portfolios of Masterworks Cayman to acquire the Artworks of the series, and if and to the extent such proceeds are less than the purchase price, pursuant to a financing, license and sourcing agreement, the form of which is filed as Exhibit 6.4 to the offering statement of which this Offering Circular forms an integral part, Masterworks will advance to the segregated portfolios of Masterworks Cayman that will acquire the Artworks of a series any additional funds required to consummate the acquisitions. The remaining net proceeds of the series offerings, together with any unsold Class A shares of the series, if any, will be contributed to the segregated portfolios of Masterworks Cayman that will acquire the Artworks and will be used to repay the Masterworks advance and pay Masterworks the Expense Allocation. Accordingly, in any circumstance in which an initial closing of a series offering occurs, at the time of the final closing of such series offering, all Class A shares of such series will be issued and outstanding, the purchase price of the Artwork of such series and the Expense Allocation will be fully paid, each series will own its respective Artwork and the Company will have no indebtedness.

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The gross proceeds of each series offering will be used for the following:

Series 302

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork (2)	$500,000	90.09%
Expense Allocation Payment(1)	$55,000	9.91%
Total Proceeds	$555,000	100%

Series 304

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork (2)	$632,500	90.10%
Expense Allocation Payment(1)	$69,500	9.90%
Total Proceeds	$702,000	100%

Series 308

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork (2)	$2,205,000	90.07%
Expense Allocation Payment(1)	$243,000	9.93%
Total Proceeds	$2,448,000	100%

Series 311

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork (2)	$3,200,000	90.09%
Expense Allocation Payment(1)	$352,000	9.91%
Total Proceeds	$3,552,000	100%

Series 312

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork (2)	$1,562,500	90.11%
Expense Allocation Payment(1)	$171,500	9.89%
Total Proceeds	$1,734,000	100%

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Series 331

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork (2)	$3,800,000	90.09%
Expense Allocation Payment(1)	$418,000	9.91%
Total Proceeds	$4,218,000	100%

Series 333

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork (2)	$502,500	90.05%
Expense Allocation Payment(1)	$55,500	9.95%
Total Proceeds	$558,000	100%

Series 335

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork (2)	$430,000	90.15%
Expense Allocation Payment(1)	$47,000	9.85%
Total Proceeds	$477,000	100%

Series 341

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork (2)	$4,000,000	90.09%
Expense Allocation Payment(1)	$440,000	9.91%
Total Proceeds	$4,440,000	100%

Series 342

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork (2)	$775,000	90.12%
Expense Allocation Payment(1)	$85,000	9.88%
Total Proceeds	$860,000	100%

Series 347

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork (2)	$285,929	90.20%
Expense Allocation Payment(1)	$31,071	9.80%
Total Proceeds	$317,000	100%

Series 378

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork (2)	$950,000	90.05%
Expense Allocation Payment(1)	$105,000	9.95%
Total Proceeds	$1,055,000	100%

Series 379

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork (2)	$540,000	90.15%
Expense Allocation Payment(1)	$59,000	9.85%
Total Proceeds	$599,000	100%

Series 382

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork (2)	$1,586,401	90.09%
Expense Allocation Payment(1)	$174,599	9.91%
Total Proceeds	$1,761,000	100%

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Series 394

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork (2)	$540,000	90.15%
Expense Allocation Payment(1)	$59,000	9.85%
Total Proceeds	$599,000	100%

Series 397

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork (2)	$3,600,000	90.09%
Expense Allocation Payment(1)	$396,000	9.91%
Total Proceeds	$3,996,000	100%

Series 399

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(2)	$809,000	90.09%
Expense Allocation Payment(1)	$89,000	9.91%
Total Proceeds	$898,000	100%

Series 401

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(2)	$1,450,000	90.06%
Expense Allocation Payment(1)	$160,000	9.94%
Total Proceeds	$1,610,000	100%

Series 402

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(2)	$1,400,000	90.09%
Expense Allocation Payment(1)	$154,000	9.91%
Total Proceeds	$1,554,000	100%

Series 406

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(2)	$1,237,177	90.11%
Expense Allocation Payment(1)	$135,823	9.89%
Total Proceeds	$1,373,000	100%

Series 408

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(2)	$3,250,000	90.08%
Expense Allocation Payment(1)	$358,000	9.92%
Total Proceeds	$3,608,000	100%

Series 409

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(2)	$579,647	90.15%
Expense Allocation Payment(1)	$63,353	9.85%
Total Proceeds	$643,000	100%

Series 410

Uses	Amount	Approximate Percentage of Gross Proceeds
Acquisition of Artwork(2)	$2,873,208	90.10%
Expense Allocation Payment(1)	$315,792	9.90%
Total Proceeds	$3,189,000	100%

(1)

Masterworks will receive an upfront payment, or “Expense Allocation” which is intended to be a fixed non-recurring expense allocation for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of a series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of a series and (iv) the use of the Masterworks Platform and Masterworks intellectual property. No other expenses associated with the organization of the Company, any series offering or the purchase and securitization of the Artwork will be paid, directly or indirectly, by the Company, any series or investors in any series offering.

(2)	The “Acquisition of Artwork” refers to the purchase price of the Artwork plus shipping costs, if applicable.

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DESCRIPTION OF BUSINESS

The discussions contained in this offering circular relating to the artist applicable to each series, the Artwork of each series and the art industry are taken from third-party sources that the Company believes to be reliable and the Company believes that the information from such sources contained herein regarding the artist applicable to each series, the Artwork of each series and the art industry is reasonable, and that the factual information therein is fair and accurate.

Overview

We were formed as a Delaware series limited liability company on May 24, 2023, by Masterworks to facilitate investment in specific Artworks. We are a manager-managed limited liability company managed by a Board of Managers. Upon our formation, Masterworks was issued membership interests of the initial series of the Company representing 100% of our membership interests of each such series and will thereafter own 100% of the membership interests of each series prior to the initial closing of the offering conducted by such series. Masterworks adopted our amended and restated operating agreement and Masterworks will hold 1,000 Class B shares of each series that offers Class A shares. On or prior to the initial closing of the initial series offerings, we will enter into the management services agreement with our Administrator pursuant to which the Administrator will agree to maintain the Artwork of each series and manage our business. Our Administrator can withdraw for any reason from its position as our Administrator, subject to certain conditions.

Masterworks, acting as agent for the Company, is seeking to acquire a specific Artwork for each series of the Company at public auction or in a privately negotiated transaction from a private seller. No closing of any series offering will occur prior to the acquisition by such series of the relevant Artwork.

We intend to use a portion of the proceeds from the initial closing of each series offering to, indirectly through a segregated portfolio company of Masterworks Cayman, acquire the Artwork of a series, and if and to the extent such proceeds are less than the purchase price, Masterworks will advance such segregated portfolio any additional funds required to consummate the acquisition. The remaining net proceeds of a series offering, together with any unsold Class A shares in a series, if any, will be contributed to the segregated portfolio of Masterworks Cayman that will acquire the Artwork for such series and will be used to repay the Masterworks advance and pay Masterworks the Expense Allocation. The Masterworks advance does not incur interest. Following the initial closing of a series offering, title to the Artwork of a series will be held in such segregated portfolio of Masterworks Cayman. The Artwork of a series will be the only asset of a segregated portfolio and neither the series nor the segregated portfolio will have any indebtedness.

We do not expect to generate any material amount of revenues or cash flow from the Artwork of any series unless and until the Artwork of such series is sold and no profits will be realized by investors unless the Artwork of such series is sold for more than we acquire it for, plus the Expense Allocation amount and we have sufficient funds after payment of all associated costs and fees in connection with the sale of the Artwork of such series, or the investors are able sell their Class A shares of such series for a price higher than they purchased them for. We will be 100% reliant on the Administrator to maintain the Artwork of each series and manage our business.

Pursuant to a management services agreement among Masterworks, Masterworks Cayman and us to be entered into prior to the initial closing of the initial series offerings, Masterworks will manage all of our Company-specific administrative services and will maintain the Artwork of each series. In exchange for these services and paying all ordinary and necessary operating costs and expenses, Masterworks will receive SPC Preferred shares of a segregated portfolio of Masterworks Cayman, referred to as “SPC Preferred shares,” at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum. Such issuances shall commence on the earliest closing date on which the offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares will be subject to vesting provisions set forth in the management services agreement, except as noted with respect to any particular series of the Company in the “Description of Business – The Series” section of this Offering Circular. If applicable, SPC Preferred shares of any series shall vest on the three-year anniversary of the final closing of the applicable series offering, as may be extended or shortened in accordance with the management services agreement. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. SPC Preferred shares have no voting rights, but have a $20.00 per share liquidation preference over SPC Ordinary shares which are held by each series. This preference means that Masterworks management fees will be paid in priority to any payments made to Class A shareholders. Once earned or vested, as applicable, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1 in the Administrator’s sole discretion. Once SPC Preferred shares are exchanged for Class A shares of a series, there will be dilution to the holders of the Class A shares of such series. For any series established before September 20, 2023, SPC Preferred shares can only be issued to, transferred to, or, held by, a Masterworks affiliate. The Administrator will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or services in connection with a sale of the Artwork of a series or any sale, merger, third-party tender offer or other similar transaction involving us. Any third-party costs incurred by the Administrator or payments made by the Administrator in connection with litigation or major transactions will be accrued as a liability of the applicable series and reimbursed upon the sale of the Artwork of a series or our Company, as applicable. Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, Masterworks would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale. For more information regarding the management services agreement, see “Management.” We will not conduct any business activities except for activities relating to the ownership, maintenance, promotion and the eventual sale of the Artwork of a series. Our strategy will be to display and promote the Artwork of a series in a manner designed to enhance its provenance and increase its exposure and its value.

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Our Series LLC and Offering Structure

Each Artwork that we acquire will be owned by a separate series of the Company that we will establish to acquire that Artwork. Each series will hold title to the specific Artwork that it acquires in a segregated portfolio of Masterworks Cayman SPC, a Cayman Islands segregated portfolio company. At the time of the initial closing of the offering for any particular series, the series will own 100% of the segregated portfolio that owns the Artwork, but such ownership interest will be diluted over time by Masterworks’ management fees as described under “Dilution”. We expect that the Company and each series will be regarded for income tax purposes as separate partnerships.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law. Similarly, as a Cayman Islands segregated portfolio company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing of a particular segregated portfolio of Masterworks Cayman are segregated and enforceable only against the assets of such segregated portfolio under Cayman Islands law. This means that a creditor of the Company or Masterworks Cayman would only be entitled to recover against assets attributed and credited to the specific series of the Company or segregated portfolio of Masterworks Cayman, as applicable, to which the obligation is attributed.

The number of Class A shares offered in any series offering will equal the quotient of (i) the price paid to acquire the Artwork, plus the Expense Allocation payable to Masterworks, divided by (ii) $20.00, which represents the offering price per Class A share for each series offering. There is no minimum number of Class A shares or dollar amount that needs to be sold of a series as a condition of any closing of the offering of a series. If any of the Class A shares offered by a series remain unsold as of the final closing, such unsold Class A shares shall be issued to Masterworks, in full satisfaction of its advance and the Expense Allocation as described in this Offering Circular. Subscriptions, once received, are irrevocable by investors.

The Class A shares represent an investment solely in a particular series and, thus, indirectly in the Artwork owned by that series. The Class A shares do not represent an investment in any other assets of the Company or in Masterworks. We do not anticipate that any series will own anything other than the single Artwork associated with such series. We currently anticipate that the operations of the Company, including the formation of additional series and the corresponding acquisition of additional Artworks, will benefit investors by allowing investors to build a diversified portfolio of art investments.

Our series offerings are conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may take place sporadically over the term of the offering.

There will be a separate closing, or multiple closings, with respect to each series offering. An initial closing of a series offering will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series Class A shares have been accepted, (ii) a date determined by us in our sole discretion and (iii) the date that is 24 months following the qualification date of the offering statement. We reserve the right to terminate a series offering for any reason at any time prior to the initial closing of such series offering.

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Each series offering is being conducted pursuant to Regulation A of Section 3(6) of the Securities Act for Tier 2 offerings. Masterworks is not registered as a broker-dealer. The subscription funds advanced by prospective investors as part of the subscription process with respect to a particular series will be held in a noninterest-bearing segregated sub account of the Company with Goldman Sachs Bank USA, or a similar institution and will not be commingled with the account of any other series or the Company, until, if and when there is a closing with respect to that investor and that series. See “Plan of Distribution” and “Description of Shares” for additional information.

Acquisitions and Sales of Artwork

Artwork is sourced through Masterworks dedicated acquisitions team, composed of individuals with significant expertise in the art market, valuation and execution of art transactions. This team is supported by Masterworks research, analytics and an extensive art market database. Artwork we acquire for each series offering will be described in the section of this offering circular entitled “The Series Artwork.” We expect that Artwork we acquire will typically meet the below-listed general criteria, though we may offer an investment in series that hold Artwork that do not satisfy all of such criteria, including for the avoidance of doubt Artwork in other collecting categories:

●	paintings, but may also include sculptures and other artistic objects;
●	created by artists generally considered within the Post-War and Contemporary collecting category;
●	created by artists with significant secondary market traction, evidenced by sales volume in excess of a minimum of $1.0 million annually at public auction; and
●	acquisition price of between $150,000 and $30,000,000 and that we believe is at or below the fair market value of the Artwork.

The acquisition of the Artworks by segregated portfolios of Masterworks Cayman is planned to occur contemporaneously with or before the initial closing of each series offering. We intend to use a portion of the proceeds from the initial closings of the series offerings to contribute to segregated portfolios of Masterworks Cayman to acquire the Artworks, and if and to the extent such proceeds are less than the purchase price, Masterworks will advance such segregated portfolios of Masterworks Cayman any additional funds required to consummate the acquisitions. The remaining net proceeds of the series offerings, together with any unsold Class A shares of such series, if any, will be contributed to the segregated portfolios of Masterworks Cayman that will acquire the Artworks and will be used to repay the Masterworks advance and pay Masterworks the Expense Allocation. No interest will accrue on the Masterworks advance. Following the initial closings of each series offering, title to the Artworks will be held in such segregated portfolios of Masterworks Cayman. After completion of an offering, ownership of shares in a segregated portfolio of Masterworks Cayman will be the only material asset of a series and the relevant Artwork will be the only asset of the segregated portfolios, and neither the series nor the segregated portfolio will have any indebtedness.

We determine to sell Artwork based on a number of factors, including our perception of the fair value of the Artwork relative to its proposed selling price, our perspective on the current state and future direction of the applicable artist market and the art market more generally, the absolute net returns we can deliver to shareholders, the length of our holding period and other factors. Artwork may be sold through public auction or privately through galleries, art market intermediaries or directly to collectors. We may sell Artwork through a gallery or other intermediary from which we acquired the Artwork, particularly for Artwork by an artist that is associated with or represented by such gallery or intermediary. We may own the Artwork for an indefinite period of time and each series may sell its Artwork at any time following the final closing of the offering of such series. Although we expect our holding period will typically be in the range of between 3-10 years from the time of acquisition, we may own Artwork for a significantly shorter or significantly longer period. We, in our sole and absolute discretion, will be able to sell the Artwork of any series at any time and in any manner and distribute the proceeds of such sale. There is no guarantee that any sale of Artwork will be successful, or if successful, that the net proceeds realized by Class A shareholders from such transaction will be reflective of the most recent appraised value of the Artwork or the estimated net asset value of the Class A shares at such time.

Masterworks Experience Securitizing Artwork

In 2022, Masterworks affiliates acquired more than 96 distinct artworks at prices of between $400,000 and $11,000,000, making it one of the world’s most active participants in the Post-War and Contemporary art market. Masterworks has assembled a dedicated team of art market professionals focused on acquisitions, sales, valuation and transaction execution. These teams are staffed with individuals with diverse backgrounds and deep experience in the art market, including art investment, transactions, research and analysis. Masterworks has developed an extensive network of relationships with auction houses, galleries, art intermediaries, private collectors, conservators, logistics firms and other professionals in the United States, Europe and Asia, which it believes provides it with informational and transactional advantages in the artist markets in which it invests. This team is supported by an industry-leading art market research function and extensive database of public auction data.

Scott W. Lynn, the Founder of Masterworks and Chief Executive Officer of the Administrator has been an active collector of Post-War and Contemporary art for more than twenty years and has built an internationally-recognized collection of Abstract Expressionism that has included works by Clyfford Still, Barnett Newman, Mark Rothko, Willem de Kooning, and more.

Set forth below is a summary of Masterworks’ experience securitizing Artwork. Other than the offerings described below, Masterworks has not offered any prior Regulation A investment programs in which disclosed in the offering materials was a date and time period at which the investment program might be liquidated.

Offerings by Other Masterworks Issuers

Masterworks affiliated issuers have completed 289 Regulation A offerings as of the date of this Offering Circular, each representing an investment in a single artwork. Artists whose artworks are beneficially owned by these issuers include some of the most iconic Post-War and Contemporary artists, including Andy Warhol, Banksy, Ed Ruscha, Jean-Michel Basquiat and Yayoi Kusama, among many others.

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Additional offerings by Masterworks affiliated issuers have been qualified by the SEC and are currently in progress, which means that they have not yet had a final closing, though certain of these offerings have been fully subscribed. In addition, other Masterworks affiliated issuers have filed offering statements which have not been qualified by the SEC. Such offering statements contain preliminary offering circulars which are incomplete, many of which do not currently identify the artist or the subject artwork.

In addition, Masterworks sponsors offerings pursuant to exemptions from the registration requirements of the Securities Act, including Rule 506(c) of Regulation D or Regulation S, by affiliated diversified artwork investment vehicles that will invest the proceeds of such offerings in a portfolio of artwork investments, which is expected to include an investment in the Class A shares of multiple series of the Company.

Dispositions

Set forth below is a summary of the Masterworks affiliated issuers that have consummated a transaction to sell artwork or have entered into a binding agreement to sell artwork. Except as set forth below, none of the artwork held by Masterworks affiliated Regulation A issuers has been sold as of the date hereof. Masterworks sells artwork opportunistically and therefore the actual returns achieved by investors in select issuers that have sold an artwork are not indicative of the investment performance of shares offered by the majority of other Masterworks issuers that have not yet sold an artwork and past performance is not indicative of future performance.

Issuer	Artist	Date of Sale Agreement	Date of Sale Announcement	Net Annualized Return(1)
Masterworks 003, LLC	Banksy	11/16/2020	11/17/2020 (Form 1-U)	32.00%(2)
Masterworks 016, LLC	Condo	12/1/2021	12/3/2021(Form 1-U)	39.30% (Form 1-U)
Masterworks 032, LLC	Oehlen	2/22/2022	2/24/2022 (Form 1-U)	36.20% (Form 1-U)
Masterworks 002, LLC	Monet	6/23/2022	6/28/2022 (Form 1-U)	9.20% (Form 1-U)(3)
Masterworks 022, LLC	Brown	7/8/2022	7/12/2022 (Form 1-U)	27.30% (Form 1-U)
Masterworks 010, LLC	Gilliam	8/4/2022	8/9/2022 (Form 1-U)	33.10% (Form 1-U)
Masterworks 025, LLC	Condo	9/15/2022	9/16/2022 (Form 1-U)	21.50% (Form 1-U)
Masterworks 014, LLC	Mitchell	10/24/2022	10/27/2022 (Form 1-U)	17.80% (Form 1-U)
Masterworks 011, LLC	Soulages	11/18/2022	11/23/2022 (Form 1-U)	13.9% (Form 1-U)
Masterworks 070, LLC	Warhol	12/8/2022	12/12/2022 (Form 1-U)	10.4% (Form 1-U)
Masterworks 028, LLC	Brown	12/9/2022	12/12/2022 (Form 1-U)	35.0% (Form 1-U)
Masterworks 181, LLC	Leigh	3/3/2023	3/8/2023 (Form 1-U)	325.5% (Form 1-U)
Masterworks 078, LLC	Warhol	3/11/2023	3/16/2023 (Form 1-U)	4.1% (Form 1-U)
Masterworks 012, LLC	Kusama	4/6/2023	4/11/2023 (Form 1-U)	17.6% (Form 1-U)
Masterworks 038, LLC	Kusama	5/15/2023	5/18/2023 (Form 1-U)	13.4% (Form 1-U)
Masterworks 151, LLC	Brown	7/19/2023	7/21/2023 (Form 1-U)	77.3% (Form 1-U)

1.	“Net Annualized Return” refers to the annualized internal rate of return, or IRR, net of all fees and costs, to holders of Class A shares from the primary offering, calculated from the final closing date of such offering to the date the sale is consummated. A more detailed breakdown of the Net Annualized Return calculation for each issuer can be found in the respective Form 1-U linked, with the exception of Masterworks 003, LLC (See Note 2). A notation of “N/A”, if applicable, indicates that the Net Annualized Return for such issuer is not yet finalized.
2.	Net Annualized Return for Masterworks 003, LLC is based on an initial offering size of $1,039,000 and a sale price of $1,500,000, resulting in a distribution amount of $26.67 per Class A share (including 806 Class A shares issued in respect of Masterworks administrative service fees), after deduction of the Class B profit share equal to $87,996 and sale and liquidation expenses of $5,000, and a holding period of 378 days.
3.	Net Annualized Return for Masterworks 002, LLC reflects $23.28 per Class A share distributed to shareholders after the (i) forfeiture by the Administrator of unvested shares issuable to it in respect of administrative fees and (ii) redemption for nominal consideration of all of the profit sharing interests represented by Class B ordinary shares held by Masterworks Gallery, LLC. If the forfeiture and redemption referenced in clauses (i) and (ii) had not occurred, the Net Annualized Return would have been 6.30%.

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About the Art Market

Primary Sources of Publicly Available Data

There are currently a limited number of sources of publicly available data on the art market. Below are leading sources often relied upon for information:

●	Art Basel, a promoter of art fairs and a subsidiary of MCH Group, an international marketing organization & UBS, an international banking organization, publishes the Art Market Report, which we refer to as the Art Basel Report, annually in March. Until recently, the report was published by the same art economist in collaboration with TEFAF.

●	Deloitte Luxembourg, a division of a global financial services company & ArtTactic, an art market research and analytics company, jointly publish the Art and Finance Report biannually in November.

●	Artnet, an art market website operated by Artnet Worldwide Corporation, a wholly owned subsidiary of Artnet, AG, a German publicly traded company.

●	ArtPrice, an art market website operated by ArtMarket.com, a French publicly-traded company controlled by Groupe Serveur.

●	ArtTactic, an art market website operated by ArtTactic Limited, a London-based private art market research company.

●

Major auction houses, including Christie’s, Sotheby’s and Phillips, among others, regularly publish data pertaining to upcoming and past auctions sales, both online and in paper catalogues. Masterworks reviews and compiles such data to derive additional analysis in the form of art market indices and summarized statistics on artists’ markets.

Statistical data relating to the art market is difficult to obtain, incomplete, or inconsistent. It is a substantially unregulated industry. Accordingly, you should not place undue reliance on any data or general information related to the art market.

Summary

The global art market is comprised of a network of auction houses, dealers, galleries, advisors, agents, individual collectors, museums, public institutions, and various experts and service providers engaged in the purchase and sale of unique and collectible works of art. Over the past decade, total estimated annual art sales have ranged from $50.1 billion to $68.2 billion.

Between January 1, 2023 and May 20,2023, fine art auction sales from the top three auction houses - Christie’s, Sotheby’s and Phillips - totaled $5 billion, a 14% decrease from the same period in 2022.

Certain categories and markets fared better than others in the first half of 2023. While Chinese & Asian Art experienced a 22.5% growth in year-over-year sales, generating $368.5 million, Post-War & Contemporary Art, Old Master Paintings & Drawings, and Impressionist & Modern Art all fell. Their sales respectively decreased by 24.2%, 8.5% and 37.2%, generating $1.91 billion, $220.9 million and $1.48 billion by the end of the second quarter of 2023.

The U.S. accounted for over half of total auction sales at $2.6 billion, a 25% decline from the first half of 2022. Los Angeles and New York experienced respective sales volume declines of 16% and 22%, joining other auction hubs such as Hong Kong, London, and Paris. Conversely, sales in Zurich and Geneva grew by 120.6% and 100.3% year-over-year.

Despite a contraction from the first half of 2022, in the first half of 2023 the total number of auctions held increased by 8%, and lots sold by 4%, indicating an increase in activity at lower price points. Rising inflation and interest rates may have led some collectors to hold onto more valuable works. The desire to play it safe in periods of uncertainty was evidenced through the riskier ultra-contemporary market in the first half of 2023, with sales decreasing over 25% year-over-year.

Through the end of 2022, fine art auction sales from Christie’s, Sotheby’s and Phillips totaled $7.5 billion, up 14.7% from the end of 2021. The volume of international art sales increased 3% year-over-year reaching an estimated $67.8 billion by the end of 2022. The continued growth builds off the recovery in sales volume following 2021, which were up 31% from the art market’s low point in 2020. However, sales results did vary depending on the geographic region, price point and intermediary (auction, dealer etc.). The auction sector remained relatively constant at $26.8 billion, with the high end of the market (characterized by sales over $10 million) showing a slight increase in value. The main drivers of transaction volume growth came from the dealer sector, which grew to $37.2 billion, a 7% increase year-over-year. Fine art sales in 2022 also differed significantly by region. Bolstered by strong single owner collections, the U.S. market jumped 8% year-over-year to a record $30.2 billion. In 2022, the U.S. posted annual art auction turnover at $7.3 billion, up 26% year-over-year. In 2022, the U.S. market contributed to 45% of sales by value. The UK market climbed back to second position after increasing volumes by 5% to $11.9 billion or 18% of global sales. Art auction turnover in the UK also grew 8% year-over-year, totaling $2.1 billion. The sharpest contraction occurred in the Chinese market where lockdowns caused by strict zero-COVID policy limited events and buying activities in the country. From 2021 to 2022, art auction totals dropped significantly from $5.9 billion to $3.9 billion, a 34% decrease causing China to fall to 3rd in market share. Despite strong growth in the immediate years following COVID, 2022 also saw a reduction in e-commerce sales, which fell from their 2021 peak by 17%. This figure is still 85% higher than in 2019 suggesting that collectors are increasingly comfortable making purchases online.

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Prior to the pandemic induced slowdown, the last major recession in the art market occurred in 2009 when sales fell by 36% year-over-year to $39.5 billion. The market, led by sales in the U.S. and Chinese sectors, recovered strongly and by 2011 was up 44% to $64.6 billion. Despite the geopolitical tensions and economic uncertainty that have forced restrictions on the art market in the last three years, the year-on-year decline has been notably less significant than in 2009. In contrast, the market’s recovery has not been as pronounced. Between 2009 and 2011 art sales increased by 63% in value whereas between 2020 and 2022 sales only increased by 35% in value.

In general, the global art market is influenced by the overall strength and stability of the global economy, geopolitical conditions, capital markets and world events, all of which may affect the willingness of potential buyers and sellers to purchase and sell art. While the global art market is large, its exact size is unknown and statistical data is inconsistent. Much of the uncertainty stems from differing estimates of the size of the private dealer and gallery market, which is based on survey data, but disparities also exist in reported auction sales.

Observations on the Historical Progression of Art Prices

The following are general observations based on a repeat-sales index of historical art market prices computed based on a value weighted-basis and focused on the Post-War & Contemporary Art category, as developed by Masterworks:

●	The Post-War & Contemporary Art category showed price appreciation at an estimated annualized rate of 12.1% from the year ended December 31, 1995 to June 30, 2023, versus 9.5% for the S&P 500 Index (includes dividends reinvested) for the same period.
●	Correlation factor of (0.01) between Post-War & Contemporary Art and the S&P 500 Index based on annual price performance from the year ended December 31, 1995 to June 30, 2023.
●	Resilience of art market transaction volume through periods of financial stress (e.g., 2001-2, 2008-9, 2020).
●	We believe these above characteristics present the investment case for art as a possible risk diversifier.

Art Appraisals, Valuation, and Auction Estimates

The fair market value of art and other unique collectibles is generally assessed by expert appraisers using relative valuation techniques by analyzing historical comparative transactions involving similar works, characteristics of the specific work, supply and demand factors, subjective perceptions of value, among other factors. However, there is no efficient market that determines the price of an artwork and there is no standardized art valuation methodology.

There is tremendous variability in the market value of individual artwork by any given artist. These differences are influenced by the perceived quality of the work, materials, condition, color, size, subject matter, provenance and other factors.

Auction houses generally estimate the sale price of an artwork prior to conducting a sale. Such sale estimates are intended to provide general guidance to potential bidders regarding the expected price outcome of the artwork, however estimates may not be “arm’s length” and are often negotiated with the selling party. Therefore, they cannot be used as unbiased guidelines in determining the value of an artwork.

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Private and Gallery Sales

The private art market is made up of a network of galleries, dealers, art fairs and other intermediaries that sell artwork in privately negotiated transactions, in which transactions are generally not publicly reported. Galleries and other intermediaries that sell high end art have extensive relationships with artists, critics, collectors and others in the art market and are often driven by self-interested objectives, such as enhancing the reputation and market value of artists they represent or the market value of their inventory. Accordingly, galleries can be highly selective in determining which collectors are permitted to purchase from them, preferring those who are likely to hold works for a long period of time and enhance the provenance of a piece. Most private and gallery sales are confidential. Sellers generally determine pricing in private sales in which the dealer or gallery acts as an intermediary in negotiating a transaction with a buyer.

According to the 2023 Art Basel Report, dealers and galleries generated an estimated 55% of total sales in 2022. Auction houses accounted for the remaining 45%, 2% less than in 2021. 6% of these sales were private, evidence of auction houses’ slow expansions into the private market as they broker non-auction sales transactions. The relative size of the private dealer and gallery market as compared to the auction market tends to shift based on overall market sentiment, where market optimism tends to bolster auction sales.

Auction Sales

The auction market is made of a network of global and regional auction houses that conduct regular sales of artwork and other collectibles in a public auction format, as well as provide other art-related services. In general, the auction market is more transparent and more open than the private sales market as sale prices are determined through open competition, in which any qualified individual can participate and potentially buy the offered work. Interested buyers place sequential ascending bids in a format referred to by economists as an English Auction. Works which are offered for sale by the auction house on behalf of a potential seller, also referred to as a consignor, are often referred to as lots, which may be comprised of one or more items; most artwork is sold as individual lots. Auction sales occur at a fixed time and are a matter of public record. Bidders determine the price of a piece in an auction sale, though the consignor typically sets a reserve floor price below which they would be unwilling to sell the work. A low and high estimate of the sale price is set by the auction house, with the consignor’s input, based on a variety of factors, including the prior sales history, market factors like supply considerations and the reserve price floor. If a consignor does not agree with the estimate range proposed by the auction house, they can elect not to consign the work for sale or can withdraw a consignment. Auction houses often set estimates at levels to either entice bidders to participate or potential consignors to offer their work at auction, thus estimates should not necessarily be viewed as proxies for determining market value.

The price at which an auctioneer declares an item sold at a public auction, referred to as the “hammer price,” does not reflect either the amount realized by a consignor or the price paid by a buyer. In addition to the hammer price, the successful bidder must pay the so-called “buyer’s premium,” which is effectively a commission on the sale that ranges between 14.5% and 26% of the hammer price. The economics received by a consignor in an auction can vary widely. For works of relatively low value, consignors may also be required to pay a seller’s commission to the auction house. For higher value works, consignors often pay no commissions and may be entitled to receive a portion of the buyer’s premium, if not the full amount of the purchase price.

The public nature of auction sales can pose certain risks for consignors. A work that fails to sell at auction as a result of not attracting a bid in excess of the reserve price, will often be much harder to sell in the future. The rate at which artworks fail to sell at public auction, referred to as the “buy-in rate,” is generally around 30%, according to publicly available data. The value of an artwork is highly subjective, so a failure to sell a piece at auction is damaging to the perceived value of the work, a concept referred to in the art industry as “burning” the work.

In order to attract high-value consignments, an auction house may offer a guaranteed minimum price to a consignor. In exchange, the consignor agrees, if the final sale is in excess of the guaranteed amount, to pay the auction house a certain percentage of sale proceeds above the guaranteed amount. To offset the risk of a sale below the amount guaranteed to the consignor, an auction house may also secure a minimum guaranteed bid from a potential buyer, also known as a “third-party guarantee” or “irrevocable bid”. These guarantees effectively provide certainty that a successful sale will occur. The economic terms of guarantees and irrevocable bids are not typically disclosed and can vary widely based on negotiations between the relevant parties.

Auction houses publicly report total sale prices that reflect the hammer price (i.e. the price at which the auctioneer declared the winning bid), plus the buyer’s premium, but tend to exclude applicable taxes, fees and royalties, which are typically paid by the purchaser. The buyer’s premium schedule is published by the auction house and is updated or revised periodically. The buyer’s premium for the New York salesroom of each of the major auction houses as of the date of this offering circular is as follows (percentages and USD amounts relate to the hammer price):

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Sotheby’s (as of July 25, 2022, with 1% Overhead Premium)	Christie’s (as of September 2, 2022)	Phillips (as of February 28, 2023)
26% up to and including $1,000,000	26% up to and including $1,000,000	27% up to and including $1.0 million
21% from $1,000,001 to $4.5 million	20% from $1,000,001 to $6.0 million	21% from $1.0 million to $6.0 million
14.9% above $4.5 million	14.5% above $6.0 million	14.5% above $6.0 million

The amount of the published sale price a consignor receives is typically reduced by all or a portion of the buyer’s premium and, in some cases for high value items, a sales commission. The percentage of the buyer’s premium received by the consignor, if any, and the amount of any sales commission payable by the consignor, if any, are negotiated between the consignor and the auction house and vary widely depending on a number of factors, including the value and importance of the specific work, whether the work is sold as an individual piece or part of a larger collection, anticipated demand levels and other factors. For high value items auction houses often waive the sales commission and rebate a portion of the buyer’s premium to the consignor, which is commonly referred to in the industry as an “enhanced hammer.”

Auction houses do not publicly report the economic terms of transactions with consignors, so the Company cannot determine with any degree of confidence what percentage of a sale price would be received by the Company upon consummation of an auction sale. In addition, the economics receivable by a seller are less favorable if the work is subject to a pre-auction guaranty. Based on experience, we believe that it would be reasonable to expect that the net pre-tax cash proceeds receivable by the Company in an auction sale would be approximately 80% to 90% of the published sale price, however, the net result could fall outside of this range. The existence of any such guarantee arrangement would provide greater certainty of success at auction, but could reduce the sales proceeds received by the Company.

About Art as an Investment

Fine art, in the form of paintings, sculpture, drawings and all manner of unique collectibles, has been collected for centuries. Founded in 1744, Sotheby’s had been the oldest listed Company on the New York Stock Exchange until it was taken private in October 2019. While art collectors can enjoy the aesthetic and societal benefits of art ownership and patronage, works of art can equally be valuable assets that deliver financial, as well as emotional rewards to their owners. Art has often acted as a store of wealth, with price appreciation in excess of U.S. consumer price inflation over the long term. Many of those who collect art therefore do so with an eye upon its investment potential as well as its aesthetic appeal. Put simply, art can be considered an investable asset class.

In general, art as an investment bears the following characteristics:

●	Demand for artwork generally coincides with wealth creation among the global ultra-high-net-worth community.

●	Supply of artwork, particularly at the high-end of the market, is relatively fixed or otherwise scarce.

●	Art is an internationally marketable good that can be transacted in any locale or currency.

●	Art is a tangible, mobile store of value without a currency-specific denomination nor tied to a financial cash-flow.

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Historical Art Price Indices

The historical performance of prices in the art market can be estimated using different techniques and is generally derived from publicly available auction sales results. General statistical summaries of past prices, such as historical average or median prices, can provide a broad sense of price direction across the art market or for a specific artist. However, given that the supply of art transacted in any given period is not homogenous, changes in average or median prices from period-to-period may not be reflective of changes in the underlying value of the artwork, but may reflect varying quality or other characteristics that were present in the artwork sold.

Art market indices provide an alternative means to gauge market performance. A number of techniques have been developed in this regard. A repeat-sales-based index follows a methodology similar to that used to estimate home price appreciation, most notably through the S&P CoreLogic Case-Shiller Index. The best-known repeat-sales index for the art market is the Sotheby’s Mei Moses, which was originally developed in 2002 by New York University Stern School of Business Professors Jianping Mei, PhD and Michael Moses, PhD, and was later acquired by Sotheby’s in 2016. The Sotheby’s Mei Moses indices control for differing levels of quality, size, color, maker, and aesthetics of a work of art by analyzing repeat sales. Another methodology is the hedonic price index, which estimates the historical progression of prices based on analysis of all available transactions and controlling for certain “hedonic” characteristics, such as artist name, dimension, medium, art category, among others. The use of these techniques, among others, provides insight into the behavior of art as an investment.

Artwork and Artist Metrics

Masterworks compiles historical data from public auctions to produce metrics that we believe can be helpful in measuring and analyzing historical trends in artist markets and the historical price appreciation of specific artworks. We present these metrics when we believe the sample size is meaningful for a particular metric, so we may not present all metrics for every series offering. The data was sourced from publicly available auction records and other third party sources and does not include private sales, which account for a significant percentage of all sales. Any transaction conducted in a foreign currency has been converted to U.S. dollars at the prevailing exchange rate as of the applicable transaction date, except with respect to “repeat sales”, in which case the conversion of a foreign currency to U.S. dollars occurs at the time of the first sale of the repeat sale. We endeavor to include all relevant works and transactions, but no definitive object-oriented database with all auction sales is known to Masterworks, and therefore, despite our best efforts the data may be incomplete or inaccurate and we may exclude sale records that do not contain images. Unless stated otherwise for a particular series, the data only include artworks reflective of the artist’s main medium, as defined by Masterworks and will exclude works on paper, prints, editions, multiples or any non-unique works of art by the relevant artist. In addition, the historical data may include transactions in which affiliates of Masterworks acted as buyer and or seller.

We cannot make any determination or representation that any of the data or metrics presented for any Artwork or artist is useful in determining the present or future value of such Artwork and you are urged not to place undue reliance on such data or metrics. The Artwork and art market metrics and accompanying data are not intended to indicate past or expected performance of any security.

Metrics we present may include some or all of the following:

●	Selected Similar Sales Appreciation. Selected similar sales provide an estimate of the historical appreciation rate of the specific artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar works selected will include all works by the same artist believed to have features and characteristics that are similar to the subject artwork, which may include size, medium, color, composition elements, period of creation and other features. The applicable time period for which we calculate Selected Similar Sale Appreciation is from the earliest date that an artwork by the artist was sold at public auction until the most recent date prior to the qualification of an applicable series offering that the Masterworks public sale database has been updated. Although the artworks selected for inclusion in the set of similar works have similar characteristics to the subject Artwork, each individual Artwork is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that our estimate of the historical appreciation rate of an Artwork is correct or predictive of future value.

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●	“Sharpe Ratio.” The Market-Risk Adjusted Appreciation, also referred to as the “Sharpe Ratio,” indicates how well the artist’s market has performed historically in comparison to the rate of return on a risk-free investment, such as U.S. government treasury bonds or bills, by measuring price appreciation relative to the volatility of that price appreciation over time. A relatively higher Sharpe Ratio reflects higher appreciation relative to volatility and generally signals a better risk adjusted return, and, conversely, a relatively lower Sharpe Ratio generally means there is more volatility relative to price appreciation, although historical volatility is not necessarily a proxy for investment risk. The Sharpe Ratio reflects (x) the average annualized artist market appreciation (depreciation) of all artworks by an artist that have sold at least twice at public auction (referred to as “repeat sales”), minus the risk-free rate of return. The risk-free rate of return is measured by the average daily risk-free rate over a year, across the applicable time period, divided by (y) the volatility of the returns in an artist’s market, as measured by the standard deviation of those returns. The applicable time period for which we calculate the Sharpe Ratio begins on the later of (a) the earliest purchase price date for the artist’s first repeat sale or (b) December 31, 1994, the year end of the earliest year when other financial indices were available, and ends on the last sale date that the artist had a repeat sale Record Price Appreciation prior to the qualification of an applicable series offering that the Masterworks public sale database has been updated.

●	Record Price Appreciation. Record Price Appreciation reflects the annualized growth rate of an artists’ new record hammer price achieved at auction. This can be indicative of the artist’s market momentum and growth rate. The applicable time period for which we calculate Record Price Appreciation is from the earliest date that an artwork by the artist was sold at public auction until the most recent quarter end date that the Masterworks public sale database has been updated through.

●	Median Repeat Sale Pair Appreciation. Median Repeat Sale Pair Appreciation reflects the median annualized price appreciation rate of all artworks by an artist that have sold at least twice at public auction, known as “repeat sales”, which indicates the progression of prices in a particular artist’s market over time. Analysis of repeat sales can be useful because repeat sale data reflects price changes for the same works, which reduces the heterogeneity inherent in comparing different works. The applicable time period for which we calculate Repeat Sale Pair Appreciation is from the earliest date that an artwork pair by the artist was sold at public auction until the most recent date for which a repeat sale occurred prior to the qualification of an applicable series offering that the Masterworks public sale database has been updated. However, repeat sales happen infrequently for many artists and therefore there may not be enough repeat sale data for a particular artist to derive statistically relevant conclusions.

Metrics above that incorporate “repeat sales” exclude artworks of an artist that were held for less than 1 year, meaning that an artwork was bought and sold at public auction in a span of less than 365 days, and, with the exception of median repeat sale pair appreciation, include at least 15 repeat sale pairs.

When reviewing these metrics for any particular series, it is important to keep several factors in mind, including:

●	The number of data points used in the calculation influences the utility of the metric, since, as a general matter, the accuracy and predictive value of any metric correlates to the number of data points used to calculate the metric.

●	All of the metrics presented relate to appreciation rates of artwork, not securities. Your returns on investment in Class A shares of any series will be reduced by fees and costs described in this Offering Circular that are not reflected in the metrics.

●	Each of the metrics presented should be considered in relation to the other metrics presented and should not be analyzed in isolation.

●	Metrics only include actual sales, so the data excludes artworks that were offered and went “unsold” or were “bought-in” at auction as a result of not meeting the seller’s reserve price.

●	The metrics are limited by our reliance on publicly available auction data and do not purport to reflect the entire market for a particular artwork or artist.

●	The historical trends and appreciation rates reflected in the metrics may not be indicative of future trends.

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Art Appraisals

General

Appraisals of the artworks managed by Masterworks are performed by employees of the Administrator quarterly (subject to certain conditions and exceptions) and are subject to an independent qualified third party review on an annual basis. Artwork appraisals are performed by Masterworks in conformity with the 2020-2021 Uniform Standards of Professional Appraisal Practice developed by the Appraisal Standards Board of the Appraisal Foundation (and in effect until December 31, 2023) using a sales comparison approach.

Appraisals are intended to estimate the “fair market value” of the relevant artwork (target object), which is defined as “the price at which the property would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell, and both having reasonable knowledge of the relevant facts” (see, IRS Publication 561). Fair market value includes estimated transaction commissions, and for works purchased at public auction, the expected buyer’s premium.

Masterworks assesses quantitative and qualitative factors that could impact fair market value. Fair market value is measured principally on the “Sales Comparison Approach,” a relative value comparison basis to sales transactions involving similar objects (also referred to as comparable sales), which have sold within the market that is most common for each object. Comparable (similar) objects are selected based on similar characteristics to the target object, which may include, but are not limited to: artist, size, date of creation, medium, series, imagery, execution, style or technique, colors, condition, provenance and/or exhibition history, and prior sale history (if any). Comparable sales may have taken place at public auction or in private sale, if such private sale information is verifiable. Comparable characteristics for each artwork are determined on a case-by-case basis based on the appraiser’s knowledge of the respective artist’s market.

Appraised Value

The values expressed in the appraisals are based on the best judgment and opinion of the individual appraiser(s) and the Administrator. These values are not a representation or warranty that the items will realize those values if offered for sale in an appropriate market. The values expressed are based on current information as of the indicated effective date of the appraisal. No opinion is expressed as to any past value, nor, unless otherwise expressly stated, as to any future value.

Conflicts of Interest

Appraisals are performed by employees of the Administrator. The Administrator receives equity-based compensation for the administration of the artwork and its affiliates have economic interests in the Masterworks business, as well as profits interests in our Company. The compensation of employees of the Administrator is not directly contingent upon the performance of any appraisal, including reporting of a predetermined value or direction in value that favors the cause of Masterworks, the appraised fair market value, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of any appraisal. Although the Administrator has inherent conflicts of interest, the Administrator has taken steps it deems reasonable in seeking to ensure that employees and others involved in performing appraisals can act independently of Masterworks and free from bias; no assurance can be given that a truly independent appraisal would not produce a different outcome.

The Artists

The following section includes biographies of the relevant artists of the Artworks. We will add and or update artist biographies for the series offerings added to this Offering Statement, although we may not update artist biographies for series offerings that were previously qualified.

Banksy

The anonymous street artist Banksy (b. 1974, Bristol, United Kingdom) has become one of the most famous living artists, rising to international fame for his subversive approach to social commentary and persisting air of mystery. Although Banksy’s concealed identity leaves much of his biography open to conjecture, over the years he has shed light on relevant aspects of his adolescence. The artist recalls being expelled from school and briefly going to prison for “petty crime” as a teen. Graffiti became his outlet for self-expression when he joined the Bristol-based graffiti group DryBreadZ crew, tagging his pseudonym “Banksy” all around the city. In the late 1980s, he developed his signature stencil style inspired by the history of the stencil in revolutionary propaganda and the practical time-saving nature of the technique. By the early 1990s, he had become a fixture of the British street art scene. During this decade, he met the photographer Steve Lazarides, who became Banksy’s documentarian and later, his agent. Banksy’s artistic practice expanded to include painting, sculpture, and film, and he held his first solo exhibition of acrylic on canvas works in an apartment in Easton, Bristol, in 1998. He moved to London around the turn of the century and retreated further into anonymity, showing his eyes on a recording for the final time in 2003. In July of that same year, his exhibition held in a former warehouse, Turf War, startled London’s art world with its flagrant and dark political humor. As his anarchical reputation in the art world grew, so did the boldness of his artistic interventions. Between 2003 and 2005, he successfully installed “re-mixed” replicas of Old Master oil paintings in prestigious museums, including Tate in London, the Louvre in Paris, and the Metropolitan Museum of Art in New York, among many others. In 2010, he directed a documentary about graffiti artists titled Exit Through the Gift Shop, which received an Academy Award nomination. Banksy’s achieved mainstream success allowed him to pursue larger conceptual installation works like his apocalyptic amusement park installation Dismaland (2015) in Weston-super-Mare, England. In line with his egalitarian ethos, all of Dismaland’s building materials were recycled into shelters for homeless migrants after the show’s closure. Given the artist’s anonymity, little is known about his current whereabouts; however, Banksy remains active as an international graffiti artist and art world disruptor.

Banksy does not have any gallery representation; he is supported only by his discrete and appropriately ironic organization Pest Control, which authenticates his works. Despite the artist’s refusal to cooperate with the institutional art world, his widespread popularity has also led him to be the subject of numerous blockbuster traveling exhibitions, including Banky: Genius of Vandal?; and Banksy in New York. Rather than ostracize him, Banksy’s unique and subversive position in the art world has made him especially desirable in the commercial market, and he ranked 34th in the top 100 best-selling artists at auction according to Turnover 2022. As of August 31, 2023, Banksy’s auction records are led by Love is in the Bin (2018), which sold at Sotheby’s London for $25,426,401 (£18,582,000) on October 14, 2021, and shocked the room as it self-destructed in a custom trick frame that shredded the canvas, followed by Game Changer (2020), which sold for $23,238,686 (£16,758,000) at Christie’s London on March 23, 2021, and Sunflowers from Petrol Station (2005), which sold to Masterworks 092, LLC for $14,558,000 at Christie’s in New York on November 9, 2021.

Hernan Bas

Hernan Bas (b. 1978 - Miami, Florida) is an American contemporary artist known for his distinct style and evocative narratives which primarily depict androgynous adolescent men. Raised in Miami, Florida, Bas developed a keen interest in art during his youth, inspired by the region’s vibrant culture and lush landscapes. His formative years were marked by an exploration of various artistic mediums, including drawing, painting, and writing. He graduated in 1996 from the New World School of Arts in Miami and went on to attend Cooper Union in New York for only one semester. Bas’ art training began during his early education at an art-focused magnet school in Miami which offered Bas an early foray into painting and the arts. Bas’s career gained momentum with his first exhibitions in the early 2000s, showcasing his unique ability to intertwine elements of literature, history, and pop culture in his artwork. In 2001, Bas had his first solo exhibition at Fredric Snitzer Gallery called Hernan’s Merit & the Nouveau Sissies. In 2004, the artist had his first exhibition with Victoria Miro gallery in London and was one of the youngest artists to participate in the renowned Whitney Biennial. Since this time, his work has been the subject of countless solo and group shows, primarily at the international locations of Victoria Miro, Lehmann Maupin, and Perrotin Gallery. Bas’ most recent exhibition, The Conceptualists, was on view at Victoria Miro from November 18, 2022 to January 21, 2023 in London. Bas’ work is included in several important collections, including the Museum of Fine Arts in Boston, the Museum of Modern Art in New York, the San Francisco Museum of Modern Art in San Francisco, the Saatchi Collection in London, and the Whitney Museum of American Art in New York, among others.

In recent years, Bas’s market movement has been significant, with his artwork attracting attention from collectors. As of October 13, 2023, auction prices for Hernan Bas’ works have experienced tremendous growth, especially since 2019. In 2019, paintings by Bas realized an average price of $48,771, excluding Buyer’s Premium. In 2022, the average price for paintings by Bas had grown to $367,731, a more than seven fold increase over the four year period since 2019. An ArtTactic report listed the artist as “On-the-Rise” in the February 2022 publication shortly before an impressive auction season in which annual auction turnover for the artist eclipsed $7 million in 2022, more than doubling the artist’s previous annual auction turnover record achieved in 2021. As of October 13, 2023, his top auction prices are led by The Dawn Of Modernity (2016), which sold for $2,686,530 at Holly International, Hong Kong, on November 27, 2022, The Bats and the Barn Bridge (2008), which sold for $1,441,058 at Christie’s, Hong Kong on November 30, 2022, and The Overly Prepped Boy (or The Approaching Glacier) (2010), which sold for $1,249,705 at Christie’s, Hong Kong, on May 26, 2022.

Cecily Brown

Cecily Brown (b. 1969, Britain) is one of the most celebrated living painters and is best-known for combining abstraction and figuration with frenzied and vibrant applications of paint. In 1993, Brown received her BFA from the Slade School of Art in London, where she studied abroad at the New York Studio School. A year after graduating, she returned to New York and distanced herself from the Young British Artists, London’s dominant artistic movement focused on unconventional materials and concept driven work. In New York, Brown continued her exploration of the materiality and eroticism of oil paint, drawing inspiration from Analytic Cubism, Abstract Expressionism, and old-master paintings as well as contemporary pornography and female sexuality. Her early works incorporated cartoonish figuration into humorous and sensual expressionistic paintings; however, she predominantly abandoned figuration in the 1990s to develop her dynamic gestural brushstrokes. Brown’s abstract compositions quickly garnered the attention of acclaimed dealer Jeffrey Deitch, and in 1997, her first major solo exhibition, Spectacle, served as the inaugural exhibition of Deitch Projects. Two years later, the artist signed with global mega-dealer Gagosian Gallery, and in 2015, she changed her representation to Thomas Dane in London and Paula Cooper Gallery in New York. Brown continues to live and work in New York.

Cecily Brown has been the subject of numerous major solo exhibitions at major institutions, including the Metropolitan Museum of Art in New York in 2023, Blenheim Palace in Oxfordshire, England, in 2020 to 2021, the Louisiana Museum in Denmark in 2018 to 2019, the Museum of Fine Arts Boston in 2006 to 2007, and the Hirshhorn Museum and Sculpture Center in Washington, DC, in 2002 to 2003. Her work is also represented worldwide in the collections of important cultural institutions, including the Guggenheim Museum, the Whitney Museum of American Art, and the Brooklyn Museum in New York, the Louisiana Museum in Denmark, the National Gallery of Norway in Oslo, the Tate Gallery in London, Glenstone Museum in Potomac, and the Foundation Louis Vuitton in Paris. Since 2017, Brown’s secondary market has steadily increased, reaching an all-time high in 2022, with total turnover exceeding $54 million, including Buyers Premium. As of October 13, 2023 eight of her top ten price records at auction have been set in the last three years, and are dominated by her large-scale, abstract canvases. As of October 13, 2023, Brown’s top auction record is held by Suddenly Last Summer (1999), which sold for $6,776,200 at Sotheby’s, New York on May 18, 2018, after having previously been sold for $1,082,500 at Sotheby’s New York on May 12, 2010, and before that for $662,500 at Phillips New York on May 14, 2009. This top auction record is followed by Free Games for May (2015), which sold for $6,711,450 at Sotheby’s New York on May 16, 2023, and then Spree (1999), which sold for $6,583,500 at Sotheby’s New York on November 18, 2021.

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Barbara Kruger

Barbara Kruger (b. 1945, Newark, New Jersey) is an internationally renowned second-wave feminist artist from the Pictures Generation best known for her provocative taglines in a white-on-red sans serif font superimposed on black and white photographs. Kruger attended Syracuse University for a year in 1964 before transferring to Parsons School of Design in New York, where she completed her degree under the mentorship of Diane Arbus and Marvin Israel. A year later, she worked as a page designer at Condè Nast and a picture editor for Mademoiselle and House & Garden. Her professional experience in commercial advertising and print media directly influenced her artwork, which pastes the popular graphic design typesets Futura Bold Oblique and Helvetica Ultra Compressed on manipulated found photographs. Kruger appropriates these commercial graphic strategies to interrogate feminist, capitalist, and consumerist issues. Her use of mass media as a vehicle for social criticism places her within the Pictures Generation, a conceptual art movement inspired by a course taught by John Baldessari at the California Institute of the Arts that quickly spread to New York in the late 1970s. As part of the Pictures Generation Kruger worked alongside influential artists such as Louise Lawler, Richard Prince, Cindy Sherman, and Robert Longo, among others. In 1989, a movement to repeal Roe v. Wade led Kruger to more explicitly advocate for women’s reproductive rights and produce her iconic untitled work with the phrase “Your body is a battleground.” In 1991, Kruger’s immersive exhibition at Mary Boone Gallery in New York set the precedent for her provocative site-specific installations. Her compelling images have since appeared in unlikely exhibition spaces like billboards, train stations, buses, and municipal buildings. In 2005, Kruger was commissioned to design the facade of Italy’s pavilion at the Venice Biennale and was honored with the prestigious Golden Lion for Lifetime Achievement award. Kruger continues to live and work between Los Angeles and New York.

Barbara Kruger is represented internationally by David Zwirner. In 1999, Kruger was the subject of a mid-career retrospective at the Museum of Contemporary Art in Los Angeles, which traveled to the Whitney Museum of American Art in New York the following year. She has also been the subject of solo exhibitions at the Palazzo delle Papesse - Centro Arte Contemporanea in Siena, the Moderna Museet in Stockholm, the National Gallery of Art in Washington, DC, and the Neue Nationalgalerie in Berlin, among many others. Kruger’s artworks are represented in permanent collections at prestigious institutions around the world, including the Art Institute of Chicago, the Broad in Los Angeles, the Institute of Contemporary Arts in London, the Los Angeles County Museum of Art, the Metropolitan Museum of Art in New York, the Museum of Fine Arts in Boston, the Museum Ludwig in Cologne, the Museum of Modern Art in New York, the Saint Louis Art Museum, the Solomon R. Guggenheim in New York, the Tate in London, and the Whitney Museum of American Art in New York, among others. The artist’s auction records are currently led by Untitled (My face is your fortune) (1982), which sold for $1,562,500 at Sotheby’s New York on November 16, 2022, Untitled (Your Manias Become Science) (1981), which sold for $1,170,000 at Christie’s New York on November 9, 2021, and Untitled (Out of your mind... In your face) (1989), which sold for $1,068,829 (£889,000) at Sotheby’s London on March 1, 2023.

Yayoi Kusama

Yayoi Kusama (b. 1929, Japan) is a global cultural icon, admired for her installations and longtime exploration of minimalist abstractions, which began in the late 1950s. Kusama has worked actively across various media, including performance, painting, sculpture, and immersive installations. Yayoi Kusama was born in Matsumoto, Japan in 1929 and began to create art at an early age, as a way to engage with her mental illness. After she arrived in New York in 1957, the artist focused on abstraction, and developed her now infamous “Infinity Nets” series, which garnered early recognition. Kusama exhibited frequently alongside Minimalist and Pop artists, including Donald Judd, Andy Warhol, and Dan Flavin. Notably, she was included in the 1961 ‘Whitney Annual’ at the Whitney Museum of American Art in New York. Though Kusama exhibited her “Narcissus Garden” (1966) with the support of Lucio Fontana, alongside the 33rd Venice Biennale in 1966, it was not until 1993, that she officially returned to represent Japan at the 45th edition of the show. As of October 13, 2023, Kusama continues to maintain her studio practice, and is represented by several major galleries, including David Zwirner Gallery and Victoria Miro Gallery.

The artist’s works are included in numerous public collections, such as the Museum of Modern Art in New York, the Broad Museum in Los Angeles, the Hirshhorn Museum and Sculpture Garden in Washington, D.C., the Tate Modern in London, as well as the artist’s eponymous museum in Tokyo, among many more. Recent retrospectives of Kusama’s work have been mounted by several global institutions, including a 2017 to 2019 traveling exhibition titled Yayoi Kusama: Infinity Mirrors, which started at the Hirshhorn Museum in Washington D.C. The Hirshhorn organized a second, follow-up exhibition titled “One with Eternity: Yayoi Kusama in the Hirshhorn Collection,” which opened in April 2022, and ran through the end of November 2022. A retrospective of over 200 works organized by the Tel Aviv Museum of Art, which was Kusama’s first major show in Israel, ran from November 2021 through April 2022. The artist’s body of work is premised on repetition, and her recognizable motifs include the Infinity Nets, Pumpkins, and immersive installations, such as the Infinity Mirror Rooms, which patrons have been known to wait hours to experience. Kusama has also collaborated with several luxury brands, including Louis Vuitton and Veuve Clicquot, which have further contributed to her broader recognition and success.

As of October 13, 2023, Yayoi Kusama is counted among the most expensive living women artists at auction. Based on data from artprice, Kusama ranked among the top ten artists at auction by turnover in 2022, with $194 million in total sales, including Buyer’s Premium, and was the only female artist in the top 30 artists by total auction turnover. According to ArtTactic’s 2022 annual auction review report, Kusama achieved total turnover in excess of $68 million (inclusive of Buyer’s Premium), placing her fifth among the top ten Post-War artists to sell at auction for the year. In May 2022, a white Infinity Net from 1959 sold at auction for $10,496,000, which made Yayoi Kusama the only living female artist to achieve an auction result in excess of over $10 million. As of October 13, 2023, Kusama’s top auction records are led by the aforementioned Untitled (Nets) (1959), which sold on May 18, 2022 for $10,496,000 at Phillips, New York, Pumpkin (LPASG) (2013), which sold on December 1, 2021 at Christie’s, Hong Kong for HKD 62,540,000 ($8,026,633), and Interminable Net #4 (1959), which sold on April 1, 2019 for HKD 62,433,000 ($7,953,215) at Sotheby’s, Hong Kong.

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Yoshitomo Nara

Yoshitomo Nara (b. December 5, 1959, Aomori, Japan) is a Japanese painter, sculptor, and printmaker internationally recognized as a leading figure in the Superflat movement. In 1987, Nara received his Master of Fine Arts from Aichi University of the Arts in Aichi Prefecture, Japan, and in 1988, he continued his art education at Kunstakademie in Düsseldorf, Germany, until 1993. The artist developed his signature wide-eyed, childlike portrait painting style, which synthesizes his Japanese and Western pop culture influences of manga, anime, music, cartoons, and childhood memories. His unique approach to figuration stems from an introspective goal of self-representation in his art. After his studies, Nara moved to Cologne for the remainder of the decade and exhibited his work across Europe, the United States, and Asia. In 2000, he returned to Japan and held his seminal solo exhibition, DON’T MIND, IF YOU FORGET ME, at the Yokohama Museum of Art, which demonstrated the artist’s multidisciplinary practice. Nara’s collaboration with the design collective graf on the exhibition’s installation led to numerous other collaborations, such as the site-specific installation of a house made from scrap materials, Yoshitomo Nara + graf: Torre de Málaga (2007), at the Centro de Arte Contemporáneo de Málaga in Spain. After the Great East Japan Earthquake and Tsunami of 2011, Nara’s attention turned inward to meditate on themes of temporality, impermanence, and isolation. The resulting portraits feature softer, subdued palettes and mysterious, introspective expressions. Nara continues to live and work in Japan.

Yoshitomo Nara is represented by Pace and Blum & Poe. In 2017, the Toyota Municipal Museum of Art in Japan organized a retrospective for Nara, and in 2021, the Los Angeles County Museum of Art held another retrospective for the artist. His artwork has been exhibited at the Museum of Modern Art in New York, the Museum of Contemporary Art in Chicago, the Hirshhorn Museum and Sculpture Garden in Washington, DC, the Museum of Contemporary Art Australia in Sydney, the Toyota Municipal Museum of Art, the Asia Society Hong Kong Center, and the Dallas Contemporary, among many other prestigious institutions. Nara’s works are also permanently held in numerous public collections around the world, including the British Museum in London, the Art Institute of Chicago, Centre National des Arts Plastiques in Paris, the Hara Museum of Contemporary Art in Tokyo, the Leeum, Samsung Museum of Art in Seoul, the Long Museum in Shanghai, the Museum of Contemporary Art in Los Angeles, the Museum of Fine Arts in Boston, the Museum of Modern Art in New York, the Rubell Family Collection in New York and Miami, and the San Francisco Museum of Modern Art, among many others. Auction records for paintings by Nara are led by Knife Behind Back (2000), which sold for $24,949,674 (HKD 195,696,000) at Sotheby’s Hong Kong on October 6, 2019, Missing in Action (2000), which sold for $15,944,441 (HKD 123,725,000) at Phillips and Poly Hong Kong on June 8, 2021, and Nice to See You Again (1996), which sold for $15,430,800 at Sotheby’s New York on November 18, 2021.

Laura Owens

Laura Owens (b. 1970, Euclid, Ohio) is internationally celebrated for her large-scale paintings that oscillate between representation and abstraction, often humorously engaging with their surrounding environments and the role of gender in art history. Owens grew up outside of Cleveland in Norwalk, Ohio, and frequently visited the Cleveland Museum of Art for inspiration as a child. She earned her Bachelor’s of Fine Arts from the Rhode Island School of Design in 1992 and her Master’s of Fine Arts from the California Institute of the Arts in 1994. She also attended the prestigious Skowhegan School of Painting and Sculpture in Maine that same year. Owens held her first solo exhibition in New York at Gavin Brown’s Enterprise in 1997, and the following year, her first exhibition in London at Sadie Coles. In 2003, Owens became the youngest artist in the museum’s history to hold a retrospective at the Museum of Contemporary Art in Los Angeles. From 2013 to 2019, the artist expanded her studio in Los Angeles into the exhibition space 356 Mission in collaboration with Gavin Brown and Wendy Yao. Frequently imbuing her paintings with a sense of humor, Owens incorporates cartoon characters, found objects, and illusionistic techniques to extend the plane of the gallery wall or space into her pictures. Her work has evolved from satirical allusions to traditionally male-dominated abstract trends to material explorations of digital manipulation and printing, including silkscreen techniques, and mixed media. In 2021, Owens returned to her hometown to collaborate with local high schoolers on an exhibition at Transformer Station, the Cleveland Museum of Art’s contemporary art museum. As of October 13, 2023, Owens continues to live and work in Los Angeles, California.

Laura Owens is represented worldwide by Sadie Coles and Matthew Mark Gallery. She has been the subject of numerous solo exhibitions at prestigious institutions such as the Secession in Vienna, Kunstmuseum Bonn, Bonnefanten Museum, Kunsthalle Zürich, Camden Arts Centre in London, Milwaukee Art Museum, Aspen Art Museum, the Isabella Stewart Gardner Museum in Boston, and Whitney Museum Of American Art in New York. In addition to her major, mid-career survey exhibition at the museum, which traveled to the Dallas Museum of Art and The Geffen Contemporary at the Museum of Contemporary Art in Los Angeles, Owens has been featured in two Whitney Biennials and is represented in their permanent collection. Her works are also held in the collections of the Museum of Modern Art in New York, Art Institute of Chicago, Museum of Contemporary Art in Los Angeles, and National Gallery in Washington D.C., among many others. The artist’s current auction records are led by Untitled (2012) which sold for $1,755,000 at Sotheby’s New York on November 16, 2017, Untitled (2016), which sold for $1,593,000 at Sotheby’s New York on November 18, 2021, and Untitled (2019), which sold for $1,124,000 at Sotheby’s New York on May 17, 2019.

Nicolas Party

Nicolas Party (b. 1980, Lausanne, Switzerland) is a world-renowned contemporary artist best known for his whimsical portraits, still lifes, and landscapes created with vibrant soft pastels. As a teenager in the 1990s, Party expressed his creativity through graffiti while simultaneously developing a traditional painting practice. The verdant landscape of Switzerland inspired him to pursue art in the tradition of European landscape painters like Félix Vallotton, Ferdinand Hodler, and Hans Emmenegger. Party attended the Lausanne School of Art from 2001 to 2004 and went on to receive his Master’s of Fine Arts from the Glasgow School of Art between 2007 and 2009. Throughout his studies, Party’s sources of inspiration expanded to include other art movements, such as Renaissance, Romanticism, Surrealism, and 20th-century figurative painting. His preference for working with soft pastels speaks to his reverence of traditional art-making techniques, particularly the influence of the eighteenth-century artist Rosalba Carriera who popularized soft pastels as a medium of serious portraiture. In 2010, Party held his first solo exhibition at La Placette in Lausanne, which was quickly followed by exhibitions throughout Europe and the United Kingdom. In 2012, he held his first solo exhibition in New York at the Swiss Institute. Party describes his artworks like characters in a play and his exhibition like a stage set, creating murals that frame his hung works and introducing sculptures into the space to complete his metaphor. In 2019, the FLAG Art Foundation commissioned Party to harness his immersive exhibition design for an installation that paired works from their permanent collection with original pastel murals. Party currently lives and works between New York and Brussels.

Nicolas Party is represented internationally by Hauser & Wirth and Karma Gallery. The artist has been the subject of solo exhibitions at the Montreal Museum of Fine Arts, Le Consortium in Dijon, MASI Lugano, the FLAG Art Foundation in New York, M WOODS in Beijing, and the Magritte Museum in Brussels, among many other prestigious institutions. His work is also held in numerous permanent collections around the world, including the Morgan Library & Museum in New York, the Hirshhorn Museum and Sculpture Garden in Washington, DC, the Los Angeles County Museum of Art, the Museum of Fine Arts in Houston, Masahiro Maki Foundation in Tokyo, Kunsthaus Zurich, the Long Museum in Shanghai, Royal Museum of Fine Arts in Brussels, National Galleries of Scotland in Edinburgh, the Roche Art Collection in Basel, and Rubell Family Collection in Miami. In 2022, Phaidon published an extensive monograph on the artist with texts by Stéphane Aquin, Stefan Banz, Ali Subotnick, and Melissa Hyde. His popularity is reflected in the secondary market, ranking 109 worldwide with an annual turnover of $11,817,215 according to Artprice’s Turnover 2023. Party’s auction records are led by Blue sunset (2018), which sold for $6,667,293 (HKD 52,050,000) at Christie’s Hong Kong on November 30, 2022, Still Life (2015), which sold for $4,990,125 (HKD 39,095,000) at Christie’s Hong Kong on May 28, 2023, and Landscape (2021), which sold for $3,270,000 at Christie’s New York on November 9, 2021.

Elizabeth Peyton

Elizabeth Peyton (b. 1965, Danbury, Connecticut) is a world-renowned contemporary American artist recognized for her emotional portraits of famous figures and personal acquaintances. In 1987, Peyton graduated from the School of Visual Arts in New York with an early interest in portraiture. That same year, she held her first solo exhibition at Althea Viafora Gallery in New York. Her early exhibition history also featured numerous less conventional spaces like hotel rooms, bars, and restaurant bathrooms. In 1993, a solo exhibition with Gavin Brown’s Enterprise at Hotel Chelsea in Room 828 brought her into critical contemporary art discourse and led to an exhibition at Gavin Brown’s Enterprise’s main gallery two years later. In 2008, the New Museum in New York organized the mid-career retrospective, Live Forever: Elizabeth Peyton, which proceeded to travel to the Walker Art Center in Minneapolis, the Whitechapel Gallery in London, and the Bonnefanten Museum in Maastricht, the Netherlands. Her intentional use of line and color in small to medium scale portrait paintings capture the unique emotional landscapes of her subjects, which range from historic figures to rock stars to cultural icons to close friends. As of October 13, 2023, Peyton continues to live and work in New York.

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Elizabeth Peyton’s captivating approach to portraiture is often credited with inspiring a new wave of contemporary figurative painting. The artist has been the subject of solo exhibitions at various prestigious institutions, including the Aldrich Contemporary Art Museum in Ridgefield, Connecticut (2008), the Irish Museum of Modern Art in Dublin (2009), the Mildred Lane Kemper Art Museum in St. Louis (2011), the Opelvillen in Rüsselsheim, Germany (2011); the Staatliche Kunsthalle Baden-Baden in Germany (2013), the Gallery Met at the Metropolitan Opera in New York (2016), the Hara Museum of Contemporary Art in Tokyo (2017), the French Academy at Villa Medici in Rome (2017), the National Portrait Gallery in London (2019), and the UCCA Center for Contemporary Art in Beijing (2020). Her work can also be found in the permanent collections of the Museum of Modern Art in New York, Tate Modern in London, the Museum of Contemporary Art in Los Angeles, and the Centre Pompidou in Paris, among many others. In recent years, Peyton’s work has become increasingly popular with collectors, and her paintings have sold for seven-figure prices at auction. As of October 13, 2023, Peyton’s top auction records are led by Nick with His Eyes Shut (2003), which sold for $2,470,000 at Sotheby’s New York on November 16, 2022, David Bowie (2012), which sold for $2,077,000 at Sotheby’s New York on May 12, 2021, and Liam + Noel in the 70’s (1997), which sold for $2,070,000 at Christie’s New York on November 9, 2021.

Bridget Riley

Bridget Riley (b. 1931, London, United Kingdom) is a leading figure in the Op Art movement, best known for her vibrant and dizzying geometric compositions. Riley studied semi-impressionist figurative painting at Goldsmiths College from 1949 to 1952 and continued her education at the Royal College of Art from 1952 to 1955, transitioning into pointillist landscapes by 1958. While a graduate student, Riley taught children’s art classes, and in 1959, she began teaching at a university level. During this period, she also briefly worked for the J. Walter Thompson Group advertising agency. Riley left her careers in teaching and advertising to pursue art full-time around 1963 and 1964. Inspired by Georges Seurat’s pointillism and Victor Vasarely’s warped grids, Riley harnessed color theory and geometry to develop her signature Op Art style in 1960. Her painted, two-dimensional illusions of movement and depth began in black and white; however, by the late 1960s, Riley had incorporated the full color spectrum into her practice. She held her first solo exhibition at Gallery One in London in 1962, which quickly led to a series of other local solo and group exhibitions, as well as awards, including the AICA Critics Prize and a John Moores’, Liverpool Open Section prize in 1963. In 1965, she achieved international recognition when her paintings Current and Hesitate (1964) were included in the landmark Op Art exhibition The Responsive Eye at the Museum of Modern Art in New York. In 1968, she represented the United Kingdom at the 34th Venice Biennale and became the first living British painter to win the prestigious Golden Lion International Award for Painting. By 1971, Riley had already become the subject of a retrospective organized by Kunstverein Hannover, which traveled to Kunsthalle Bern, Kunsthalle Düsseldorf, Galleria Civica d’Arte Moderna in Turin, and the Hayward Gallery in London. In addition to numerous awards, Riley has also been named a Commander of the Most Excellent Order of the British Empire in 1974 and the Companion of Honour in 1999. In 2019, the National Gallery in London commissioned Riley to create a large-scale wall painting titled Messengers. As of October 13, 2023, Riley continues to live and work in London, Cornwall, and France.

Bridget Riley has been represented internationally by David Zwirner since 2014. She has been the subject of solo exhibitions at the Museum of Modern Art in New York, the Tate in London, the National Galleries of Scotland in Edinburgh, the National Gallery in London, the Dia Art Foundation in New York, and the Yale Center for British Art in New Haven, among many others. Her paintings are also held in numerous public collections around the world, including the Albright-Knox Art Gallery in Buffalo, the Art Institute of Chicago, the Arts Council in London, the Dallas Museum of Art, the Dia Art Foundation in New York, the Los Angeles County Museum of Art, the Metropolitan Museum of Art in New York, Moderna Museet in Stockholm, the Museum of Contemporary Art in Los Angeles, the Museum of Modern Art in New York, the National Museum of Modern Art in Tokyo, the Nationalgalerie in Berlin, the Stedelijk Museum in Amsterdam, and the Tate in London. Riley’s institutional success is reflected in her market’s desirability: according to the Turnover 2022 report, she ranked 97th in the top 100 best-selling artists at auction worldwide. Historically, works by Riley have performed well at auction – of the artist’s 26 repeat sale pairs tracked by Masterworks, only 1 pair has a second sale which sold for less than its first sale. Auction records for paintings by Riley are led by Untitled (Diagonal Curve) (1966), which sold for $5,813,156 (£4,338,500) at Christie’s London on June 30, 2016, Gala (1974), which sold for $5,781,734 (£4,362,000) at Christie’s London on March 22, 2022, and Chant 2 (1967), which sold for $5,105,852 (£2,561,250) at Sotheby’s London on July 1, 2008.

Ed Ruscha

Ed Ruscha (American, b. 1937) is an important American artist, whose use of imagery and techniques culled from commercial art and popular culture, closely connects him with Pop Art. Ruscha was born in Omaha, Nebraska, in 1937, and grew up in Oklahoma City. As a child Ruscha was interested in photography, cinema and drawing. After graduating from high school in 1956, Rusha left home for California and drove west with his friend, artist Mason Williams. Ruscha settled in Los Angeles, which he viewed as the ‘new frontier,’ and enrolled at the Chouinard Art Institute, now the California Institute of the Arts (CalArts), where he studied under Robert Irwin. Initially intent on becoming a commercial artist, Ruscha focused his studies on graphic design, photography and advertising, while he worked as a sign painter on the side. At Chouinard, Ruscha nurtured an interest in the subversive word play of the Dadaists, and at times, his work was met with disdain; reportedly, one painting was even burned by an enraged faculty member. Words and phrases first appeared in Ruscha’s own artistic practice in 1959, and as his style developed, Ruscha began to portray the substance of language by treating words as visual constructs: letters rendered in the liquid they are meant to describe or sculptural ribbons curling into text.

In 1961, Ed Ruscha traveled to New York where he was introduced to Leo Castelli, his future dealer. Although Ruscha resists labeling his work as Pop or Conceptual art, elements of both movements appear throughout his oeuvre. In 1962, Ruscha was included in New Artworks of Common Objects, a seminal exhibition of Pop Art that was held at the Pasadena Art Museum and curated by Walter Hops, co-founder of the Ferus Gallery. In his review of the aforementioned show, John Coplan complemented Ed Ruscha’s work for its “beautiful use of typography with an exquisite sense of placing and extraordinary color to upset our whole aesthetic balance.” By the early 1960s, Ruscha had become involved with a progressive group of young artists who showed with the influential Ferus Gallery, which included Ed Kienholz, Robert Irwin, Ed Moses, and Larry Bell among others, who had been deemed the “Cool School” by critic Phillip Leider in a 1964 issue of Artforum. Between 1963 and 1969, Ruscha laid a robust foundation for the next six decades of his career; in that timeframe, he had three solo exhibitions at the Ferus Gallery, which featured his early word paintings, published his first book, Twentysix Gasoline Stations, had his first international exhibition at Galerie Rudolf Zwirner in Cologne and his first solo museum show at the La Jolla Museum of Art.

Over the span of Ed Ruscha’s impressive career, important institutional solo exhibitions have been organized by the Institute of Contemporary Arts, London, the Museum of Contemporary Art, Chicago, the Museum of Contemporary Art, Los Angeles, and the J. Paul Getty Museum, Los Angeles. Ruscha has also been the subject of several retrospectives including Cotton Puffs, Q-tips®, Smoke and Mirrors, which opened at the Whitney Museum of American Art in 2004 and traveled to the Museum of Contemporary Art, Los Angeles, and the National Gallery of Art, Washington. In 2005, Ruscha was chosen to represent the United States in the Venice Biennale, and from 2009 to 2010, a retrospective organized by the Hayward Gallery traveled to Munich and Stockholm. In 2013, Times magazine ranked Ed Ruscha among the 100 most influential people in the world, and his paintings, photography and artist books have influenced subsequent generations of artists, from Bruce Nauman to Christopher Wool. Ruscha’s classic word paintings from the 1960’s are among his most rare and desirable, selling for prices in excess of $20 million at auction.

As of October 13, 2023, the top auction prices for the artist were achieved by Hurting the Word Radio #2 (1964) which sold for $52,485,000 on November 13, 2019 at Sotheby’s, New York, followed by Smash (1963) which sold for $30,405,000 on November 12, 2014 at Christie’s, New York, and Annie (1962) which sold online for $22,975,000 on July 10, 2020 at Christie’s in an online sale. Now in his eighties, the artist is represented by Gagosian Gallery, with whom he continues to exhibit new work.

58

Robert Ryman

Robert Ryman (b. 1930, Nashville, Tennessee; d. 2019, New York, New York) was born in Nashville, Tennessee in the 1930s, and growing up he developed a deep fascination with art, which eventually led him to pursue a career as an artist. During his formative years, Ryman explored various art forms and experimented with different materials, honing his skills and developing his unique artistic voice. He received his formal training at the Tennessee Polytechnic Institute and later served in the United States Army for two years. Robert Ryman began his career to become a jazz musician and played alongside Lennie Tristano in early 1950s before switching to painting after his encounter with Mark Rothko and Henri Matisse’s paintings, while working as a guard at MoMA in 1953, alongside Dan Flavin and Sol LeWitt. Ryman’s first exhibitions took place in the early 1960s, where he showcased his minimalistic and abstract paintings. His works quickly garnered attention for their understated elegance and exploration of the interplay between color, light, and space. As his career progressed, Ryman’s dedication to the exploration of white as the primary color in his paintings became his trademark. His contributions to the art world extended beyond his individual works, as he played a pivotal role in the emergence of the Minimalist movement. By challenging traditional notions of painting and embracing a minimalist aesthetic, Ryman made a significant impact on art history, influencing subsequent generations of artists.

Throughout his illustrious career, Robert Ryman’s works have been featured in major exhibitions worldwide, solidifying his status as a revered artist. Notable exhibitions include retrospectives at prestigious institutions such as the Museum of Modern Art (MoMA) in New York, Tate Modern in London and Solomon R. Guggenheim Museum. Ryman’s legacy is characterized by his unwavering commitment to the exploration of the nuances of color, texture, and spatial relationships. His minimalistic approach to painting continues to inspire and resonate with audiences today. Works by Robert Ryman can be found in numerous permanent collections, including the Museum of Modern Art (MoMA), the Guggenheim Museum, and the Art Institute of Chicago, to name a few. These institutions recognize the enduring value and significance of Ryman’s contributions to contemporary art. In recent years, the market for Ryman’s works has shown a positive trend, with a growing appreciation for his distinctive style and artistic vision. In 2022, total auction turnover for work by Ryman ballooned to over $41.6 million, its highest level since 2014 and more than four times the amount sold during the year prior. As of October 13, 2023, Ryman’s top three auction records are led by: Bridge (1980), which sold for $20,605,000 on May 13, 2015, at Christie’s, New York, Untitled (c. 1961), which sold for $20,141,250 on May 9, 2022, at Christie’s, New York, and Untitled (1961), which sold for $15,005,000 on November 11, 2014, at Sotheby’s, New York.

Kenny Scharf

Kenny Scharf (b. 1958, Los Angeles, California) is an American artist known for his vibrant and whimsical pop art and graffiti art. Growing up in the vibrant cultural scene of Southern California, Scharf was heavily influenced by the emerging pop culture, street art, and cartoons of the 1960s. His formative years were spent exploring various artistic mediums, including painting, sculpture, and installation art.

After completing his formal training at the School of Visual Arts in New York City, Scharf began exhibiting his work in the early 1980s. After graduating, Scharf moved to the East Village, where he became involved in the East Village art scene. Scharf’s early work was influenced by the pop art movement. He often used bright colors and bold shapes in his paintings. He also incorporated elements of graffiti and cartoons into his work. In the early 1980s, Scharf began to create large-scale installations. These installations often featured brightly colored geometric shapes and cartoon characters. Scharf’s work became increasingly popular in the 1980s. He exhibited his work in galleries and museums around the world. He also collaborated with other artists, such as Keith Haring and Jean-Michel Basquiat. His first exhibitions showcased his unique blend of pop art and street art aesthetics, characterized by bold colors, cartoonish imagery, and a playful sense of humor. It was during this time that he gained recognition and rose to fame within the art world.

Kenny Scharf has held numerous major exhibitions throughout his career, both in the United States and internationally. His work has been showcased in renowned institutions such as the Whitney Museum of American Art in New York, the Museum of Contemporary Art in Los Angeles, and the Museum of Modern Art in Paris. His artworks have become sought-after additions to prestigious permanent collections, including the Guggenheim Museum, the Art Institute of Chicago, and the Tate Modern. In recent years, there has been a notable market movement surrounding Scharf’s work, with an increasing demand from collectors and investors, making his pieces a potentially valuable investment for those interested in the intersection of contemporary art and pop culture.

As of October 13, 2023, the top auction prices for the artist were achieved by City of the Future (2005), which sold for $983,175 at Bonhams, New York on May 19, 2022, Travel Time (1984), which sold for $870,000 at Christie’s New York on November 9, 2021 and Op-Bob (1985), which sold for $630,000 at Sotheby’s, New York on November 17, 2022. Now in his sixties, the artist is considered to be one of the most important artists of the late 20th and early 21st century.

59

Pierre Soulages

Pierre Soulages (b. 1919, Rodez, France - d. 2022, Nîmes, France) is a leading twentieth-century French Abstract Expressionist artist best known for his masterful monochrome investigations of black’s interaction with light. As a child, Soulages was fascinated by the colors and histories of his region’s neolithic menhirs, pottery, and arrowheads. In 1938, he moved to Paris to train with the painter René Jaudon and paid formative visits to the Louvre, L’Orangerie, the Petit Palais, and exhibitions of Cézanne and Picasso at Galerie Paul Rosenberg. The following year, he was accepted to the École Nationale Supérieure des Beaux-Arts; however, disappointed by the quality of instruction, he quickly left and returned to Rodez. In 1942, to avoid the World War II draft, he disguised himself as a local winemaker near Montpellier. While managing his vineyard, he continued his art education at the École des Beaux-Arts in Montpellier. Soulages left winemaking and returned to Paris in 1946, and in 1949, he held his first solo exhibition at the Galerie Lydia Conti in Paris and exhibited his work in the United States for the first time in a group exhibition at Betty Parsons Gallery in New York. The artist’s early career can be divided into five key periods: his Calligraphic period from 1947 to 1950, his Black Lines or Structured period from 1950 to 1963, his Stain or Blot period from 1960 to 1965, his Supple Symbol period from 1970 to 1979, and his Outrenoir or Beyond Black period beginning in 1979. 1957 marked the beginning of Soulages’ international recognition after he received the first prize alongside Sam Francis at the Tokyo Biennale and the Windsor Art Award in Paris. Since the 1980s, Soulages has blended and varied the techniques he developed over the previous three decades, integrating compelling elements from each period and maintaining his predominantly black palette. In 2001, Soulages became the first living artist to be given an exhibition at the State Hermitage Museum in Saint Petersburg, and in 2019, he became the third living artist alongside Marc Chagall and Pablo Picasso to be given a solo exhibition at the Louvre. Soulages died on October 25, 2022, in Nîmes, France, and President Emmanuel Macron honored him with a national tribute at the Louvre on November 2, 2022.

In 2014, Pierre Soulages donated over 500 works to his eponymous museum Musée Soulages, which opened in his hometown of Rodez. In addition to the artist’s permanent exhibition at Musée Soulages, Soulages has been the subject of solo exhibitions at the Centre Pompidou in Paris, the Seibu Museum of Art in Tokyo, the National Museum of Modern and Contemporary Art in Seoul, the Musée d’Art Moderne de la Ville de Paris, the Hermitage Museum in Saint Petersburg, the Musée des Beaux-Arts de Lyon, Villa Medici in Rome, the Louvre in Paris, among many other prestigious institutions. His paintings are also held in major permanent collections around the world, including the Museum of Modern Art in New York, Solomon R. Guggenheim Museum in New York, the Art Institute of Chicago, the National Gallery of Art in Washington, D.C., the Tate in London, the Musée National d’Art Moderne in Paris, and the Centre Pompidou in Paris. Prices for top paintings by Pierre Soulages have increased significantly over the last decade. The artist’s top auction records are currently led by Peinture, 4 août 1961 (1961), which sold for $20,141,700 at Sotheby’s New York on November 16, 2021, Peinture 186 x 143 cm, 23 décembre 1959 (1959), which sold for $10,600,000 at Christie’s New York on November 15, 2018, and Peinture 200 X 162 cm 14 Mars 1960 (1960), which sold for  $10,288,248 (€ 9,351,500) at Tajan Paris on November 27, 2019.

Christopher Wool

Christopher Wool (b. 1955, Chicago) is one of the most influential American painters of his generation. In 1972, Wool studied painting at Sarah Lawrence College in Bronxville, New York. After one year, he moved to Manhattan and took classes at the New York Studio School. He quickly got involved with the underground film and music scenes and briefly stopped painting to study film at New York University in the late 1970s. Wool returned to his painting practice and held his first solo exhibition at Cable Gallery in 1984. In 1989, the artist was the subject of a solo exhibition at the San Francisco Museum of Art, which introduced his two-dimensional paintings that draw from Abstract Expressionism, Pop Art, and Conceptual art to an international audience. He participated in the prestigious DAAD Berlin artist residency program in 1993, and was awarded a fellowship at the American Academy in Rome in 1996. In 2019, he also received the Wolfgang Hahn Prize at Museum Ludwig in Cologne. As of October 13, 2023, Wool lives and works between New York City and Marfa, Texas.

Christopher Wool has also been the subject of solo exhibitions at the Museum of Contemporary Art in Los Angeles, the Musée d’Art Moderne de la Ville de Paris, the Solomon R. Guggenheim Museum in New York, and Art Institute of Chicago, among many others. He has also participated in the Whitney Biennial, New York (1989), Documenta, Kassel (1992), the Lyon Biennial (2003), and the Venice Biennale (2011). His work is held in the permanent collections of prestigious institutions around the world, including the Museum of Modern Art in New York, Musée National d’Art Moderne and Centre Georges Pompidou in Paris, and Tate Modern in London. In addition to his institutional popularity, Wool has achieved incredible commercial success, especially of his text-based works, with auction records led by Untitled (Riot) (1990), which sold for $29,930,000 at Sotheby’s New York on May 12, 2015, followed by Apocalypse Now (1988), which sold for $26,485,000 at Christie’s New York on November 12, 2013, and If You (1992), which sold for $23,685,000 at Christie’s New York on May 13, 2014.

Liu Ye

Liu Ye (b. 1964, Beijing, China) is considered one of the most important contemporary Chinese painters and is internationally recognized for his playful portraits of children inspired by his childhood in Cultural Revolution era China and his formal art education in Europe. Liu’s father was a children’s book author and his mother was a teacher, so Liu grew up in an educated household with a penchant for curiosity and creativity despite the oppressive environment of the Cultural Revolution. He went on to study mural painting at the Central Academy of Fine Arts and industrial design at the School of Arts & Crafts between 1984 and 1989 in Beijing. Liu then moved to Europe and received his degree from the University of Fine Arts in Berlin in 1994. While abroad, the artist also participated in artist residencies at the Rijksakademie in Amsterdam and the Delfina Studios in London. Liu’s vibrant paintings draw inspiration from his Chinese and European experience of the world, along with the classic fairy tales of Hans Christian Andersen and Lewis Carroll, the writings of Leo Tolstoy and Vladimir Nabokov, and Modernist art and architecture, with a particular interest in the work of Piet Mondrian. He synthesizes his influences to create compositions that strike a balance between playful imagination and rational thought. Although Liu is more interested in exploring his inner psyche than the socio-political climate he grew up in, the artist acknowledges the intrinsic influence of contemporary China on him and his work. After six years of living in Europe, Liu returned to Beijing, where he continues to live and work.

Liu Ye is represented internationally by David Zwirner. The artist has been the subject of exhibitions at prestigious institutions around the world, including the New Century Art Foundation in Beijing, the Prada Rong Zhai in Shanghai, Fondazione Prada in Milan, Mondriaanhuis in Amersfoort, The Netherlands, and Kunstmuseum Bern in Switzerland. He was also featured in the 7th Shanghai Biennale in 2008, the 54th Venice Biennale in 2011, and the 57th Venice Biennale in 2017. His paintings are held in the permanent collections of premier institutions, including the Long Museum in Shanghai, the M+ Sigg Collection in Hong Kong, the Shanghai Art Museum, the Today Art Museum in Beijing, and the Yuz Museum in Shanghai. His synthesis of Eastern and Western influences gives his paintings global appeal amongst private collectors as well. Over the past 30 years, Liu has only painted approximately 350 paintings. The rarity of his works has further increased their desirability, particularly amongst his large-scale paintings that make up less than 10% of his oeuvre. The artist’s auction records are led by Bamboo bamboo broadway (2011-2012), which sold for $12,587,544 (￥80,500,000) at Poly International Auction Co. Ltd on June 4, 2021, Smoke (2001/02), which sold for $6,652,788 (HKD 52,182,000) at Sotheby’s Hong Kong on October 6, 2019, and Leave me in the dark (2008), which sold for $5,851,162 (HKD 45,348,000) at Sotheby’s Hong Kong on July 9, 2020.

60

The Series

Series 302

The Artwork held by Series 302, entitled xExvxoxlxuxtxixoxnx xRxexvxoxlxuxtxixoxnx xIxIx (2023), is a single work of art by Kenny Scharf. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures approximately 96 inches by 134 inches, in a privately negotiated transaction from a private gallery for $500,000 on May 5, 2023. For a biography of Kenny Scharf, see “Description of the Business — The Artists.” In addition, the vesting provisions set forth in the management services agreement and the operating agreement relating to the SPC Preferred shares do not apply to Series 302.

●	The Evolution Revolution series is a group of large-scale paintings by Kenny Scharf that explore the themes of evolution and revolution. The paintings are characterized by their bright colors, bold shapes, and cartoon characters.
●	The Artwork is a colorful and chaotic composition that features a variety of different elements, including geometric shapes, cartoon characters, trees and flowers.
●	The Artwork is dominated by bright colors, such as red, blue, green, yellow and purple. The use of colors is an important part of Scharf’s work, bright colors are the way for Scharf to convey and enhance deep feelings and emotions.
●	The cartoon characters in the Artwork are recurring subjects in Scharf’s work and characteristic of his style. Throughout his career, Scharf’s artwork has featured the creation of organic, blob-like forms. These abstract figures, characterized by their fluid and curvaceous shapes, often evoke a sense of playfulness and joy. Scharf’s use of vibrant colors and expressive lines brings these blob figures to life, capturing the viewer’s imagination and inviting them into a world of fantastical characters.
●	The tree in the center of the Artwork is also a recurring subject in Scharf’s work. From a young age he was interested in nature and he recalls having dreams with green forests, in his own words; “large trees always struck me as messengers from another time—beautiful beings, so stable and wise.”
●	Evolution Revolution II is a significant work by Kenny Scharf that is representative of his unique and innovative style. The Artwork is a celebration of the human imagination and the power of art to transform the world.
●	As of October 13, 2023, works similar to the Artwork in size, measuring over 100 inches account for some of the artist’s top auction records and have sold in excess of $900 thousand. These are led by: City of the Future (2005), which sold for $983,175 at Bonhams, New York on May 19, 2022, New and Improved Thermonuclear Theater, which sold for $478,800 at Christie’s, New York on May 13, 2022 and Out of This World (1989), which sold for $375,000 at Christie’s, New York.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork since January 1, 2010: 18.5% CAGR implied from selected sales occurring from March 11, 2010 to May 19, 2022.(1)
●	Attractive historical price appreciation for similar works to the Artwork: 7.8% CAGR implied from selected sales occurring from November, 6, 1985 to May 19, 2022.(2)
●	Significant auction track-record with 38 years of transaction history and a low level of auction volume based on $6.8 million in total sales over the previous year ending on December 31, 2022.(3)

Notes:

1.	Implied annualized price appreciation based on 8 sales of works by Kenny Scharf, that are similar to the Artwork and based on publicly available auction records.
2.	Implied annualized price appreciation based on 20 sales of works by Kenny Scharf, that are similar to the Artwork and based on publicly available auction records.
3.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

The Artist

Acquired from the above by Masterworks

Exhibited

New York, The Journal Gallery, Tennis Elbow 115, April 2023

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Kenny Scharf with the following criteria: works on canvas, measuring over 50 by 100 inches. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. Since January 1, 2010, the realized prices comprised by this set of transactions have increased at an estimated 18.5% CAGR implied from selected sales occurring from March 11, 2010 to May 19, 2022. Attractive historical price appreciation for similar works to the Artwork: 7.8% CAGR implied from selected sales occurring from November, 6, 1985 to May 19, 2022.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

61

Series 304

The Artwork held by Series 304, entitled xExvxoxlxuxtxixoxnx xRxexvxoxlxuxtxixoxnx xIxVx (2023), is a single work of art by Kenny Scharf. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures approximately at 96 inches by 236 inches, in a privately negotiated transaction from a private gallery for $632,500 on May 5, 2023. For a biography of Kenny Scharf, see “Description of the Business — The Artists.”

●	The Evolution Revolution series is a group of large-scale paintings by Kenny Scharf that explore the themes of evolution and revolution. The paintings are characterized by their bright colors, bold shapes, and cartoon characters.
●	The Artwork is a colorful and chaotic composition that features a variety of different elements, including cartoon-like characters, trees, flowers on the left, a butterfly in the center and a robot figure on the right side of the painting.
●	The Artwork is dominated by bright colors, such as red, blue, green, yellow and purple. The use of colors is an important part of Scharf’s work, bright colors are the way for Scharf to convey and enhance deep feelings and emotions.
●	Throughout his career, Scharf’s artwork has featured the creation of organic, blob-like forms. These abstract figures, characterized by their fluid and curvaceous shapes, often evoke a sense of playfulness and joy. Scharf’s use of vibrant colors and expressive lines brings these blob figures to life, capturing the viewer’s imagination and inviting them into a world of fantastical characters.
●	The tree imagery in the Artwork is a recurring subject in Scharf’s work. From a young age he was interested in nature and he recalls having dreams with green forests, in his own words; “large trees always struck me as messengers from another time—beautiful beings, so stable and wise.”
●	The butterfly in the Artwork is also one of Scharf’s most iconic motifs. Butterflies are often seen as a symbol of transformation and rebirth. Scharf might be using butterfly imagery to explore the themes of change and growth.
●	xExvxoxlxuxtxixoxnx xRxexvxoxlxuxtxixoxnx xIxVx is a significant work by Kenny Scharf that is representative of his unique and innovative style. The Artwork is a celebration of the human imagination and the power of art to transform the world.
●	As of October 13, 2023 works similar to the Artwork in size, measuring over 100 inches, account for some of the artist’s top auction records and have sold in excess of $900 thousand. These are led by: City of the Future (2005), which sold for $983,175 at Bonhams, New York on May 19, 2022, New and Improved Thermonuclear Theater, which sold for $478,800 at Christie’s, New York on May 13, 2022 and Out of This World (1989), which sold for $375,000 at Christie’s, New York.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork since January 1, 2010: 18.5% CAGR implied from selected sales occurring from March 11, 2010 to May 19, 2022.(1)
●	Attractive historical price appreciation for similar works to the Artwork: 7.8% CAGR implied from selected sales occurring from November, 6, 1985 to May 19, 2022.(2)
●	Significant auction track-record with 38 years of transaction history and a low level of auction volume based on $6.8 million in total sales over the previous year ending on December 31, 2022.(3)

Notes:

1.	Implied annualized price appreciation based on 8 sales of works by Kenny Scharf, that are similar to the Artwork and based on publicly available auction records.
2.	Implied annualized price appreciation based on 20 sales of works by Kenny Scharf, that are similar to the Artwork and based on publicly available auction records.
3.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

The Artist

Acquired from the above by Masterworks

Exhibited

New York, The Journal Gallery, Tennis Elbow 115, April 2023

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Kenny Scharf with the following criteria: works on canvas, measuring over 50 by 100 inches. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. Since January 1, 2010, the realized prices comprised by this set of transactions have increased at an estimated 18.5% CAGR implied from selected sales occurring from March 11, 2010 to May 19, 2022. Attractive historical price appreciation for similar works to the Artwork: 7.8% CAGR implied from selected sales occurring from November, 6, 1985 to May 19, 2022.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

62

Series 308

The Artwork held by Series 308, entitled xIxnxfxixnxixtxyx-xNxextxsx x[xQxFxCxDxAx]x (2017), is a single work of art by Yayoi Kusama. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 57 inches by 44 inches, in a privately negotiated transaction from a private collector for $2,205,000 on May 22, 2023. For a biography of Yayoi Kusama, see “Description of the Business — The Artists.”

●	The Artwork, executed in 2017, is a vibrant, medium-scale example from Yayoi Kusama’s iconic Infinity Nets series, which features a field of repetitive crimson loops on a stark, black ground.
●	Kusama began painting her meditative net paintings soon after she arrived in New York City in 1958. Their compositions tend to have no distinct focal point, and instead consist of intricate, looping brushstrokes meant to visually represent the concept of infinity. “Infinity Nets” vary in color and size: the smallest are under a foot tall, while the largest examples exceed nine feet in height.
●	The Artwork’s striking red palette may recall and emulate a significant childhood hallucination where Kusama describes a moment after observing a pattern of red flowers on a tablecloth, she saw that same pattern repeated all around her, and experienced a feeling where her “entire body, and the entire universe [was] covered with red flowers (...) in that instant [her] soul was obliterated, and [she] was restored, returned to infinity.”
●	While “net” paintings from the 1950s and 1960s have historically garnered some of the artist’s highest prices at auction, demand for Kusama’s later works, and subsequently, the prices they achieve at auction have increased significantly in recent years. The average price realized for “nets” created since 2000, which measure between 15 by 15 inches and 60 by 60 inches was $973,124 for works sold between 2019 and 2020, and increased to $2,295,642 in 2021, a 136% increase over that time period.
●	As of October 13, 2023, red net examples from the 2000s have achieved prices in excess of $1.3 million: Infinity Nets (BSGK) (2015), which is larger than the Artwork, sold for HKD 19,800,000 ($2,522,301) at Poly Auction in Hong Kong on July 12, 2022, Infinity-Nets (KPEU) (2016), which is also larger than the Artwork, sold for KRW 2,932,500,000 ($2,516,085) at Seoul Auction in Seoul on August 24, 2021. Infinity Nets (2000), which is a vertically oriented red net, similar in size to the Artwork, sold for JPY 161,000,000 ($1,373,652) at SBI Art Auction Co. in Tokyo on March 12, 2022.(1,2)
●	The Artwork’s palette, format, and execution make it a commercial and desirable work by Yayoi Kusama.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 23.2% CAGR implied from selected sales occurring from November 10, 2005 to July 12, 2022.(1)
●	Significant auction track-record with 31 years of transaction history and a high level of auction volume based on $194.6 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 17 sales of works by Yayoi Kusama that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

David Zwiner

Private Collection

Private Collection

Acquired from the above by Masterworks

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The set of similar sales comprise paintings by Yayoi Kusama with the following criteria: “Infinity Net” paintings created between 1995 and 2023, which measure between 24 inches by 24 inches and 72 inches by 72 inches, and to the best of our ability to determine, employ a predominantly red color palette. The set excludes atypical Infinity Nets. Where the buyer’s premium was unavailable due to incomplete data, the respective auction house’s buyer’s premium rates for 2022 were applied. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 23.2% CAGR implied from selected sales occurring from November 11, 2005 to July 12, 2022.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

63

Series 311

The Artwork held by Series 311, entitled xMxaxnxuxaxlx xMxoxbxixlxixtxyx (1994), is a single work of art by Ed Ruscha. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 60 inches by 84 inches, at Phillips 20th Century & Contemporary Art Evening Sale in New York for $3,200,000 on May 17, 2023. For a biography of Ed Ruscha, see “Description of the Business — The Artists.” In addition, the vesting provisions set forth in the management services agreement and the operating agreement relating to the SPC Preferred shares do not apply to Series 311.

●	The Artwork is a characteristic example of Ed Ruscha’s text-based work, which often explores the evolving nature of language, meaning, and expression.
●	Executed in 1994, the Artwork depicts 6 rows of words set against a sky backdrop, two recurring motifs within the artist’s practice. With the combination of pale blue and gray brushstrokes.
●	Visible against this colorful background, the Artwork depicts the sentence “The History of Manual Mobility With Respect To The Operation of Vehicles,” executed in Ruscha’s characteristic typography, which he calls “Boy Scout Utility,” and rendered in gradually diminishing block letters. The artist developed this simple, standardized font in the early 1980s, as a means of eliminating distraction from the meaning of the words depicted.
●	The juxtaposition of the bold letters against the soft sky creates a sense of theatricality, which Ruscha intended. The artist maintains that the combination of specific word(s) with particular backgrounds are not directly related, and the skyscapes are viewed as “anonymous backdrops…meant to support the drama of the words.”
●	Atmospheric skyscape paintings that incorporate text are particularly desirable within Ruscha’s oeuvre, and as of October 13, 2023, large-scale examples executed in the same period as the Artwork account for three of the artist’s top ten price records at auction.
●	As of October 13, 2023, atmospheric examples similar in scale to the Artwork have achieved prices in excess of $4.9 million at auction and include: Cold Beer Beautiful Girls (1993), which is subjectively a more desirable work than the Artwork, and sold for $18,823,400 at Sotheby’s, New York, on May 19, 2022, Brave Man’s Porch (1996) which sold for $6,550,400 at Sotheby’s, New York, on November 16, 2017, and Dear Friend (1989), which sold for $4,928,500 at Christie’s New York, on May 15, 2019.
●	The Artwork’s subject, composition, and execution make it a commercial and desirable work by Ed Ruscha.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 14.5% CAGR implied from selected sales occurring from November 13, 2002 to May 19, 2022.(1)
●	Significant auction track-record with 39 years of transaction history and a moderate level of auction volume based on $37.3 million in total sales, excluding Buyer’s Premium, over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 19 sales of works by Ed Ruscha, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Anthony d’Offay Gallery, London

Kukje Gallery, Seoul

Arario Gallery, Cheonan

Paul Kasmin Gallery, New York

Private Collection

Phillips New York, 17 May 2023, Lot 29

Acquired from the above from Masterworks

Exhibited

Seoul, Kukje Gallery, Edward Ruscha, November 17–December 18, 1999, no. 2, pp. 6, 38 (illustrated, p. 7)

Cheonan, Arario Gallery, Pop Thru Out, May 27–July 20, 2003, no. 34, n.p. (illustrated, n.p.)

Literature

John Sullivan, “Artistic Perspectives: U.S. artist reveals another side of America,” Newsreview: Korea’s Weekly Magazine, Vol. 28, no. 48, November 27, 1999, p. 19 (illustrated)

Robert Dean and Lisa Turvey, eds., Edward Ruscha. Catalogue Raisonné of the Artworks. Volume Five: 1993-1997, New York, 2012, no. P1994.19, pp. 122, 492 (illustrated, p. 123)

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Ed Ruscha with the following criteria: created between 1989 and 2015 predominantly in oil or acrylic on canvas, which measure between 30 inches by 30 inches and 100 inches by 100 inches, feature at least two lines of text on a sky background. The comparative set includes a painting acquired by Masterworks 96, LLC, at Sotheby’s, New York, Contemporary Art Evening Auction held on November 18, 2021 for $3,650,000. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 14.5% CAGR implied from selected sales occurring from November 13, 2002 to May 19, 2022. The set of similar works includes “Cold Beer Beautiful Girls” (1993), which is subjectively a more desirable example than the Artwork, and excluding this sale the realized prices comprised by this set of transactions have increased at an estimated 13.6% CAGR implied from selected sales occurring from November 13, 2002 to April 3, 2022.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

64

Series 312

The Artwork held by Series 312, entitled xFxixlxex (1997), is a single work of art by Robert Ryman. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 28 inches by 21 inches, at Christie’s A Century Of Art: The Gerald Fineberg Collection Part I in New York for $1,562,500 on May 17, 2023. For a biography of Robert Ryman, see “Description of the Business — The Artists.” In addition, the vesting provisions set forth in the management services agreement and the operating agreement relating to the SPC Preferred shares do not apply to Series 312.

●	Executed in 1997, the Artwork is a small-scale example of Robert Ryman’s characteristic palette and format.
●	Ryman’s works, similar to the Artwork, are often square and are made with only white paint applied as a thin and even layer of paint. His works are characterized by their simplicity and their focus on the materiality of paint.
●	Ryman’s paintings are often described as being about the process of painting, rather than about the finished product. They invite the viewer to consider the qualities of the paint, the surface of the canvas, and the relationship between the painting and the surrounding space.
●	What differs Ryman’s work from the Minimalist movement is “the way the medium holds a sort of sense memory from it’s bodily application through its texture and manipulations of light”.
●	According to Robert Ryman he is not involved in any kind of art movement. His work differs from abstract and minimalist works, in his own words: “It just seems that what I do is not abstract. I am involved with real space, the room itself, real light, and real surface.”
●	As of October 13, 2023, Ryman’s full white paintings account for all ten of the artist’s top ten auction records and are highly sought after amongst collectors.
●	Small-scale examples similar in medium, and composition with the Artwork have achieved prices in excess of $4.8 million at auction and include: Untitled (1982), which sold for $4,860,000 at Sotheby’s, New York, on November 15, 2021, Untitled (1961), which sold for $3,975,000 at Sotheby’s, New York on November 14, 2018 and Untitled (1961), which sold for $3,900,000 at Christie’s New York on May 9, 2022.
●	The Artwork’s period, scale, and composition make it a commercial and desirable work by Robert Ryman.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 13.6% CAGR implied from selected sales occurring from October 3, 1991 to November 15, 2021.(1)
●	Attractive historical price appreciation for similar works to the Artwork since January 1, 2010: 18.0% CAGR implied from selected sales occurring from May 16, 2013 to November 15, 2021.(2)
●	Significant auction track-record with 39 years of transaction history and a moderate level of auction volume based on $41.6 million in total sales over the previous year ending on December 31, 2022.(3)

Notes:

1.	Implied annualized price appreciation based on 7 sales of works by Robert Ryman that are similar to the Artwork and based on publicly available auction records.
2.	Implied annualized price appreciation based on 5 sales of works by Robert Ryman that are similar to the Artwork and based on publicly available auction records.
3.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

PaceWildenstein, New York

Marguerite and Robert Hoffman, Dallas, 1988

Private Collection, acquired in 2013

Christie’s New York, 17 May 2023, Lot 49

Acquired from the above by Masterworks

Exhibited

New York, PaceWildenstein Gallery, Robert Ryman: Small Format Artworks, January-February 1999.

Dallas Museum of Art, Robert Ryman, December 2005-April 2006, pp. 42 and 55, no. 17 (illustrated).

Literature

J. Gili, “La doble jaula,” Lápiz 22, no. 195, July 2003, p. 50 (installation view illustrated).

F. Colpitt, “Robert Ryman, Dallas Museum of Art.” Art US, no. 14, Summer 2006, p. 63 (illustrated).

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Robert Ryman with the following criteria: monochrome white paintings created before 2000 measuring from 13 inches by 13 inches to 30 inches by 30 inches. The set excludes works on panel, fiberglass, wood, foam core or board. Where the price with buyer’s premium was not listed, it was calculated based on the auction house’s terms and conditions. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 13.6% CAGR implied from selected sales occurring from October 3, 1991 to November 15, 2021. Since January 1, 2010, the realized prices comprised by this set of transactions have increased at an estimated 18.0% CAGR implied from selected sales occurring from May 16, 2013 to November 15, 2021.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

65

Series 331

The Artwork held by Series 331, entitled Wxhxexnx Yxoxux’xvxex xGxoxtx xax xLxitxtxlxex xSxpxrxixnxgxtxixmxe xixnx xYxoxuxr xHxexaxrxt (2018-2019), is a single work of art by Cecily Brown. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 47 inches by 51 inches, in a privately negotiated transaction from a private gallery for $3,800,000 on June 26, 2023. For a biography of Cecily Brown, see “Description of the Business — The Artists.” In addition, the vesting provisions set forth in the management services agreement and the operating agreement relating to the SPC Preferred shares do not apply to Series 331.

●	The Artwork is a prime example of Cecily Brown’s gestural practice, which underwent a stylistic shift in the early 2000s, when her characteristically figurative and sexually-explicit imagery gave way to more evocative and largely abstract compositions.
●	Executed in 2018, The Artwork is representative of Cecily Brown’s gestural oil painting practice, which underwent a stylistic shift in the late 1990s when her characteristically figurative and sexually-explicit imagery gave way to more evocative and largely abstract compositions.
●	Cecily Brown’s abstract paintings layer energetic, multicolored brushstrokes to create texturally rich and sensual compositions. Despite her commitment to abstraction, Brown still often alludes to corporeal figures and narrative scenes through her strategic use of color and the organic curvature of her brushstrokes.
●	The Artwork features a predominantly green palette. Flicks of red, yellow, orange, and blue paint weave between the layers of green paint to create a dynamic abstract composition.
●	As of October 13, 2023, largely abstract compositions created in the 2000s through the 2010s represent six of the artist’s top ten auction records, suggesting particular demand for these works amongst collectors.
●	As of October 13, 2023, examples similar in period, scale, and composition to the Artwork, have sold in excess of $2.6 million at auction and include examples such as: Running Scared (2010), which sold for $2,601,000 at Sotheby’s, New York, on March 9, 2023, There’ll Be Bluebirds (2019), which sold for £3,502,500 ($4,818,736) at Christie’s, London, on October 15, 2021, and Unfurl the Flag (2013), which sold for HKD 25,585,000 ($3,286,828) at Sotheby’s, Hong Kong, on October 9, 2021.
●	The Artwork’s period and composition make it a commercial and desirable work by Cecily Brown.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 24.9% CAGR implied from selected sales occurring from June 30, 2011 to May 16, 2023.(1)
●	Moderate auction track-record with 24 years of transaction history and a high level of auction volume based on $33 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 14 sales of works by Cecily Brown that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

The Artist

Paula Cooper Gallery, New York

Private Collection

Private Collection

Acquired from the above by Masterworks

66

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Cecily Brown with the following criteria: canvas paintings executed 2009 to present, that measure 22 inches by 22 inches to 67 inches by 67 inches. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 24.9% CAGR implied from selected sales occurring from June 30, 2011 to May 16, 2023.

Notes

1.	Prices are shown with the auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

67

Series 333

The Artwork held by Series 333, entitled Axfxtxexr Gxixox\rxgxixoxnex (xPxoxrxtxrxaxixt oxf ax yxoxuxnxg mxaxn [xGxixuxsxtxixnxixaxnxix xPxoxrxtxrxaxixtx]x) (2011), is a single work of art by Elizabeth Peyton. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 12 inches by 9 inches, in a privately negotiated transaction from a private gallery for $502,500 on June 22, 2023. For a biography of Elizabeth Peyton, see “Description of the Business — The Artists.” In addition, the vesting provisions set forth in the management services agreement and the operating agreement relating to the SPC Preferred shares do not apply to Series 333.

●	The Artwork is a prime example of Elizabeth Peyton’s series of historic portraits that are based on classic portrait paintings in her own style. She creates paintings of existing paintings she admired to learn from them.
●	Peyton describes her process in an article for Frieze Magazine, writing: “Sometimes making a painting after another picture is freeing; the composition is already made, so other things are allowed to happen. In an almost hypnotic way, I’m trying to let some harder-to-reach things inside of me come out.”
●	The Artwork is Elizabeth Peyton’s contemporary interpretation of the Italian Renaissance artist Giorgione’s late fifteenth century Portrait of a Young Man, also known as the Giustiniani Portrait.
●	The Artwork is a three-quarters view portrait of a young man. Unlike the original Giorgione painting, which relays the naturalistic likeness of a young man from the chest up, Elizabeth Peyton crops her study so only his face and neck are visible. She uses short, angled brushstrokes to create a detailed yet loose composition of the young man’s face and intentionally leaves his long hair and the background incomplete.
●	Close-cropped portrait paintings have proved to be highly desirable at auction, with auction records led by: David Bowie (2012), which sold for $2,077,000 at Sotheby’s New York on May 12, 2021, Julie (Julie Mehretu) (2015), which sold for $942,093 at Christie’s London on June 30, 2021, Kurt Cobain (1995), which sold for $769,000 at Christie’s New York on May 13, 2008, and Craig (1997), which sold for $614,500 at Christie’s New York on November 15, 2012.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 17.2% CAGR implied from selected sales occurring from October 23, 2001 to June 30, 2021.(1)
●	Moderate auction track-record with 23 years of transaction history and a low level of auction volume based on $7.7 million in total sales over the previous year ending on December 31, 2021.(2)

Notes:

1.	Implied annualized price appreciation based on 16 sales of works by Elizabeth Peyton that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

The Artist

Gavin Brown’s enterprise, New York

Private Collection

Private Collection

Acquired from the above by Masterworks

Exhibited

New York, American Academy of Arts and Letters, 2012 Invitational Exhibition of Visual Arts, March - April, 2012

London, National Portrait Gallery, Elizabeth Peyton: Aire and Angels, October 2019 - January 2020, illustrated in color, pp. 32, 101, listed, discussed in text, pp. 27-29

Literature

Kristy Bell, Elizabeth Peyton: Dark Incandescence, 2009-2014, New York, 2017, vol. V, p. 121, illustrated in color, p. 242, listed

68

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Painting. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Elizabeth Peyton with the following criteria: single figure portraits measuring under 20 inches by 20 inches where only the head, neck or partial shoulder is visible. Portraits in profile view as well as images of David Bowie were excluded from the set. Where the price with buyer’s premium was not listed, a rate of 10% was applied. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Painting, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Painting and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 17.2% CAGR implied from selected sales occurring from October 23, 2001 to June 30, 2021.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

69

Series 335

The Artwork held by Series 335, entitled Axx Bxlxuxex xPxrxexdxixcxaxmxexnxt (2018), is a single work of art by Hernan Bas. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 50 inches by 40 inches, in a privately negotiated transaction from an auction house for $430,000 on June 28, 2023. For a biography of Hernan Bas, see “Description of the Business — The Artists.”

●	The Artwork is a characteristic example of Hernan Bas’ large-scale landscapes, which are typically executed in vivid color palettes using the artist’s signature stylized formality, and often featuring young male figures.
●	The Artwork is an example of Bas’s signature style, with its bright colors, bold brushstrokes, and romanticized depiction of youth. The Artwork is dominated by bright colors, such as blue, and green.
●	The Artwork depicts two young boys sitting and watching a blue bird on top of the table in front of them. The image has a dreamlike quality, and the boys seem to be lost in their own world.
●	Birds, often seen as elegant and graceful creatures, are recurring imagery in Bas’s body of work. Bas uses them to represent beauty, isolation and loneliness.
●	The Artwork has a sense of mystery and intrigue, as the viewer is left to wonder what the boys are up to.
●	In addition to rendering the Artwork’s composition in his energetic yet narratively enigmatic style, Bas’ inclusion of the young male figures - with their emotional state left intentionally ambiguous - positions the work both in the tradition of classical painting, while updated with a decidedly contemporary bent.
●	Examples of Hernan Bas’ works similar to the Artwork are included in the collections of several important public institutions including the Brooklyn Museum; the Institute of Contemporary Art, Miami; and the Whitney Museum of American Art, New York, among others. Additionally, numerous examples of Hernan Bas’ work can be found in the collection of the Rubell Museum, located in Miami and Washington, D.C.
●	As of October 13, 2023, works executed after 2008, which are of similar subject, period and scale to the Artwork have sold at auction in excess of $1.2 million and include: The Overly Prepped Boy (or The Approaching Glacier), which sold for HKD 9,810,000 ($1,249,705) at Christie’s, Hong Kong on May 26, 2022, Night Flight or Midnight Migration, or My Merry Way (2011), which sold for $746,000 at Sotheby’s, New York on November 18, 2021 and Secret Hideout of the Flamingo Gang (Abandoned Paddle Boats) (2014) , which sold for HKD 4,410,000 ($563,337) at Christie’s, Hong Kong on May 29, 2023.
●	The Artwork’s subject, execution, and scale make it a commercial and desirable work by Hernan Bas.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 25.8% CAGR implied from selected sales occurring from September 21, 2012 to May 29, 2023.(1)
●	Moderate auction track-record with 17 years of transaction history and a low level of auction volume based on $7.4 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 20 sales of works by Hernan Bas, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

The Artist

Lehmann Maupin, New York

Private Collection

Acquired from the above by Masterworks

Exhibition

Seoul, Space K; Shanghai, Yuz Museum, Hernan Bas: Choose Your Own Adventure, February - May 2021; October 2021 - January 2022

70

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Hernan Bas with the following criteria: canvas paintings created 2009 to present, measuring over 36 by 36 inches to 100 by 100 inches, excluding works on paper, vellum, mylar, board and panel. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 25.8% CAGR implied from selected sales occurring from September 21, 2012 to March 30, 2023.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

71

Series 341

The Artwork held by Series 341 entitled Uxnxtxixtxlxexd, 1990, is a single work of art by Christopher Wool. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 92 inches by 72 inches, in a privately negotiated transaction from an auction house for $4,000,000 on July 14, 2023. For a biography of Christopher Wool, see “Description of the Business — The Artists.”

Also on July 14, 2023, the Painting was appraised by Masterworks at a fair market value of $6,000,000. The fair market value appraisal, a copy of which is filed as Exhibit 99.3 to the offering statement of which this offering circular is an integral part, is relevant only as of the date it was issued and is subject to important qualifications and limitations as set forth therein. Although the Company believes the appraisal provides relevant information for investors, it should only be viewed as a statement of opinion, and undue emphasis should not be placed on the appraised amount. Valuation of unique art objects requires a high degree of subjectivity, so while the Company acknowledges that a sale at a public auction is one of the strongest indicators of value, it is not the only piece of information that should be taken into account. Unlike an auction for homogenous commodities with a deep demand base, the market for fine art is far more idiosyncratic and inefficient. The Company believes that it is typical for a buyer to overpay or underpay for an item relative to its fair market value depending on a variety of factors, where a single event can have a significant impact on supply and demand. This is the case because the art market is characterized by a limited number of potential buyers, particularly for items as valuable as the Artwork. Therefore, the singularity of each item, the timing and location of particular sales, and global economic conditions, may all significantly influence the outcome of a sale. The appraisal itself contains valuable information for potential investors, including a description of the methodology and specific attributes of the Artwork considered by Masterworks to be meaningful in the determination of fair market value. Notwithstanding the foregoing, investors should not place undue emphasis on the appraised value. For more information on Masterworks appraisal methodology, conflicts of interest and other important considerations, see “Description of Business – Art Appraisals” in this offering circular.

●	The Artwork is representative of Christopher Wool’s large-scale text-based paintings on aluminum, which spell out popular slogans, lines from films and tv shows, and other common language.
●	Christopher Wool’s text-based paintings feature a capitalized, stencil-like sans serif font reminiscent of many commercial signs.
●	Wool uses language as a formal painting technique, treating letters like abstract shapes and lines of text like a grid. He fractures words, misspells words, and removes spaces between words to make the text more difficult to read and force a more thoughtful inspection of the artwork. Although he occasionally incorporates color, most of his text-based works use a black font on a white background.
●	The Artwork is a vertical, black and white painting that features two lines of text in Christopher Wool’s signature stencil font that both read: “OH.” The letters take up the entire aluminum panel they are painted on, leaving only a thin frame of white space so they appear to float in space. The horizontal symmetry of the work gives the letters a geometric quality, which makes The Artwork oscillate between representation and abstraction.
●	As of October 13, 2023, nine out of the artist’s top ten auction records are text-based paintings, including the artist’s top three records: Untitled (Riot) (1990), which sold for $29,930,000 at Sotheby’s New York on May 12, 2015, by Apocalypse Now (1988), which sold for $26,485,000 at Christie’s New York on November 12, 2013, and If You (1992), which sold for $23,685,000 at Christie’s New York on May 13, 2014

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 27.1% CAGR implied from selected sales occurring from July 2, 1992 to November 9, 2021.(1)
●	Significant auction track-record with 33 years of transaction history and a moderate level of auction volume based on $28.8 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 12 sales of works by Christopher Wool that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

The Artist

Luhring Augustine, New York

Private Collection

Private Collection

Phillips New York, November 13, 2003, Lot 14

Private Collection

Private Collection

Private Collection

Acquired from the above by Masterworks

Exhibited

Donaueschingen, Fürstenberg Sammlungen, Ahead of the 21st Century: The Pisces Collection, June 2002- October 2003, illustrated, p. 197, no. 157

72

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Christopher Wool with the following criteria: Black and white text-based paintings with less than three rows of text that measure over 50 inches by 50 inches, excluding horizontal text and works on paper. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 27.1% CAGR implied from selected sales occurring from July 2, 1992 to November 9, 2021.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

73

Series 342

The Artwork held by Series 342 entitled xKxax x2x (1980), is a single work of art by Bridget Riley. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 26 inches by 22 inches, in a privately negotiated transaction from an auction house for $775,000 on September 12, 2023. For a biography of Bridget Riley, see “Description of the Business — The Artists.” In addition, the vesting provisions set forth in the management services agreement and the operating agreement relating to the SPC Preferred shares do not apply to Series 342.

●	The Artwork is from a series of vertical stripe paintings that Bridget Riley created in the early 1980s after she returned from a trip to Egypt in the winter of 1979–80 while touring her traveling retrospective with the British Council. Inspired by the incredibly well-preserved painted tombs at the Cairo Museum and the lush landscape of the Nile Delta, her “Egyptian palette” paintings utilize the same brick red, yellow ochre, blue, turquoise, and sometimes green in addition to black and white.
●	Bridget Riley transitioned her material practice from acrylic to oil paint for this series in order to achieve this richer color palette.
●	Since the Artwork is one of Bridget Riley’s first oil paintings, her technique is not as refined as her later works. The subtle, visible hand of the artist makes the work a unique and important painting in her oeuvre.
●	Ka refers to the ancient Egypt hieroglyph of two outstretched and raised arms, which represents the human soul within Egyptian divinity.
●	The Artwork features equidistant vertical stripes in alternating shades of blue, red, yellow, white and black.
●	Auction records for artworks similar in scale, style and period are led by Cool Edge (1982), which is slightly larger than the Artwork and sold for $2,427,969 (£1,875,000) at Sotheby’s London on July 28, 2020, followed by Songbird (1982), which sold for $1,049,684 (£791,250) at Christie’s London, and Pass (1981), which sold for $1,026,990 (£906,300) at Bonhams London.
●	The Artwork previously sold at Christie’s London for $374,247 (£218,500) on July 2, 2014, and at Phillips London for $374,688 (£293,000) on October 5, 2016.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 9.8% CAGR implied from selected sales occurring from February 6, 2004 to October 13, 2022.(1)
●	Attractive historical price appreciation for similar works to the Artwork: 21.5% CAGR implied from selected sales occurring from January 1, 2010 to October 13, 2022.(2)
●	Significant auction track-record with 37 years of transaction history and a moderate level of auction volume based on $24.3 million in total sales over the previous year ending on December 31, 2022.(3)

Notes:

1.	Implied annualized price appreciation based on 11 sales of works by Bridget Riley, including two past sales of the Artwork, that are similar to the Artwork and based on publicly available auction records.
2.	Implied annualized price appreciation based on 7 sales of works by Bridget Riley, including two past sales of the Artwork, that are similar to the Artwork and based on publicly available auction records.
3.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Karsten Schubert, London

Private Collection

Christie’s London, July 2, 2014, Lot 126

Private Collection

Phillips London, October 5, 2016, Lot 21

Private Collection

Acquired from the above by Masterworks

Literature

Robert Kudielka, Bridget Riley: The Complete Paintings, London, 2018, vol. II, p. 526-527, illustrated in color

74

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Bridget Riley with the following criteria: Vertical paintings on canvas created between 1980 and 1989 that measure under 60 inches by 60 inches in size. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 9.8% CAGR implied from selected sales occurring from February 6, 2004 to October 13, 2022. Since January 1, 2010, the realized prices comprised by this set of transactions have increased at an estimated 21.5% CAGR implied from selected sales occurring from June 26, 2013 to October 12, 2022.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

75

Series 347

The Artwork held by Series 347, entitled Kxaxrxi (1991), is a single work of art by Kazuo Shiraga. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 24 inches by 29 inches, at Sotheby’s in Singapore on July 2, 2023 for SGD 381,000 or $285,929 based on the effective exchange rate provided by JPMorgan Chase. For a biography of Kazuo Shiraga, see “Description of the Business — The Artists.”

●	The title of the Artwork, Kxaxrxi, translates as “to hunt, to raid and to the gather” from Japanese to English. The title epitomizes “the dialectic relationship between beauty and violence that acted as the paradigm of the post-war Gutai artists.”
●	With deep crimson, blackberry and blood-red colors, the Artwork draws similarity to Shiraga’s early 1950s works, at the same time, it is a great example of the artist’s work done with his feet-Artwork technique.
●	The Artwork was created in Shiraga’s unique physical manner of execution, where the artist steadied himself with a rope suspended above a canvas slathered with oil paint directly from the tube and painted using his feet with acrobatic gestures.
●	The Artwork was exhibited at Yokosuka Museum of Art in 2009, Kazuo Shiraga: Artwork Born out of Fighting.
●	Prior to its acquisition by Masterworks in 2023, the Artwork was offered for sale at auction on June 8, 2018 at Christie’s, Paris and was sold for $ 347,974 (€ 295,500 ).
●	As of October 13, 2023, Artworks similar in size, period and medium to the Artwork have sold at auction in excess of $770,000 and include: Blue Desert (1986) which sold for HKD 6,048,000 ($772,577) at Christie’s, Hong Kong on May 29, 2023, Niufu (1986) which sold for $545,000 at Christie’s, New York on November 11, 2015 and Taera (Divine Music) (1988) which sold for HKD 4,125,000 ($531,38) at Christie’s, Hong Kong on May 15, 2011.
●	The Artwork’s dynamic, impastoed surface, rich palette and date of execution make it an impressive work from Shiraga’s most desirable series.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 18.0% CAGR implied from selected sales occurring from March 28, 2006 to March 2, 2022.(1)
●	Significant auction track-record with 36 years of transaction history and a moderate level of auction volume based on $12.1 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 23 sales of works by Kazuo Shiraga, including one past sale of the Artwork, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Collection of Rodolphe Stadler, Paris

Christie’s Paris, 8 June 2018, Lot 250

Private Collection, Asia

Sotheby’s, Singapore, 2 July 2023, Lot 46

Acquired from the above by Masterworks

Exhibited

Toyoshina, Azumino Municipal Museum of Modern Art; Amagazaki, Amagazaki Cultural Center; Yokosuka, Yokosuka Museum of Art, Kazuo Shiraga: Artwork Born out of Fighting, 2009, no. 337, illustrated in color in the catalogue, n.p.

76

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise Artworks by Kazuo Shiraga with the following criteria: Abstract work on canvas, created 1980 to 1999, presumptively made with his signature process, from 15 inches by 15 inches to 35 inches by 35 inches. The set excludes works with predominantly circular compositions. Where the price with buyer’s premium was not listed, a buyer’s premium of 10% was applied. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the Artworks in the described set have similar characteristics to the Artwork, each individual Artwork is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 18.0% CAGR implied from selected sales occurring from March 28, 2006 to March 2, 2022.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

77

Series 378

The Artwork held by Series 378 entitled Uxnxtxixtxlxexdx (2016), is a single work of art by Laura Owens. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 69 inches by 60 inches, in a privately negotiated transaction from an auction house for $950,000 on September 13, 2023. For a biography of Laura Owens, see “Description of the Business — The Artists.” In addition, the vesting provisions set forth in the management services agreement and the operating agreement relating to the SPC Preferred shares do not apply to Series 378.

●	The Artwork is representative of Laura Owens’ fully abstract compositions inspired by Abstract Expressionism and Color Field Painting. Laura Owens draws inspiration from a range of styles, periods, and techniques throughout art history. Her eclectic sources of inspiration give her paintings a familiar yet completely unique feel.
●	The Artwork was included in Laura Owen’s solo exhibition at Sadie Coles HQ in London shortly after the Solomon R. Guggenheim Museum nominated her for their Hugo Boss Prize in 2016.
●	The Artwork is a vertically oriented, large-scale painting with a contrasting blue and red palette. Vibrant shades of blue ranging from dark indigo to aquamarine dominate the composition; however, a fluorescent red radiates from the bottom right corner. Laura Owens employs various painting techniques to create a dynamic, textured composition, layering Flashe vinyl applied with a palette knife over smooth washes of diluted oil paint.
●	Auction records for artworks similar in scale, style, and period are led by Untitled (2012) which is slightly larger than the Artwork and sold for $1,755,000 at Sotheby’s New York on November 16, 2017, Untitled (2016), which is slightly larger than the Artwork and sold for $1,593,000 at Sotheby’s New York on November 18, 2021, and Untitled (2019), which sold for $1,124,000 at Sotheby’s New York on May 17, 2019.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 19.1% CAGR implied from selected sales occurring from May 14, 2014 to November 18, 2021.(1)
●	Moderate auction track-record with 23 years of transaction history and a low level of auction volume based on $1.8 million in total sales, excluding Buyer’s Premium, over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 6 sales of works by Laura Owens that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Sadie Coles HQ, London

Private Collection

Private Collection

Acquired from the above by Masterworks

Exhibited

London, Sadie Coles HQ, Laura Owens, October - December 2016

Literature

Exh. cat, New York, Whitney Museum of American Art, Laura Owens, 2017, p. 616, installation view

78

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Laura Owens with the following criteria: artworks created since 2012 that measure over 50 inches by 50 inches, excluding works with sparse composition, such as Untitled (2013), Untitled (2013) and Untitled (2016). The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 19.1% CAGR implied from selected sales occurring from May 14, 2014 to November 18, 2021.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

79

Series 379

The Artwork held by Series 379 entitled xUxnxtxixtxlxexdx (2013), is a single work of art by Laura Owens. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 108 inches by 84 inches, in a privately negotiated transaction from a private dealer for $540,000 on August 17, 2023. For a biography of Laura Owens, see “Description of the Business — The Artists.” In addition, the vesting provisions set forth in the management services agreement and the operating agreement relating to the SPC Preferred shares do not apply to Series 379.

●	The Artwork is representative of Laura Owens’ mid-career painting practice, which incorporates digital and screen printing techniques with her satirical commentary on twentieth-century art movements.
●	The Artwork is part of a series of paintings that incorporate imagery from children’s coloring books onto large-scale canvas paintings.
●	The artwork is a large-scale white canvas with an outlined profile view of a cartoon smiling hippopotamus in water with a little bird on its nose. Above the hippopotamus’ head, a floating amorphous form built from layers of paint applied with a palette knife alludes to unconstrained abstract expressionist painting techniques, while a section of the hippo neck is decorated with a rigid grid pattern. In the bottom right corner, the wheel of a wheelbarrow is affixed to the canvas.
●	Artworks similar in size have achieved auction records led by Untitled (2012), which sold for $1,755,000 at Sotheby’s New York on November 16, 2017, Untitled (2016), which sold for $1,593,000 at Sotheby’s New York on November 18, 2021, and Untitled (2016), which sold for $693,000 at Sotheby’s New York on September 30, 2022.
●	Auction records of paintings from Laura Owen’s coloring book style series are led by Untitled (2016), which was acquired by Masterworks 168, LLC for $693,000 at Sotheby’s New York on September 30, 2022, and two sales of Untitled (2013), which sold for $603,904 at Sotheby’s London on March 7, 2018 and was later acquired by Series 315, a series of Masterworks Vault 1, LLC for $571,500 at Sotheby’s New York on May 19, 2023.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 14.5% CAGR implied from selected sales occurring from October 14, 2011 to May 19, 2023.(1)
●	Moderate auction track-record with 23 years of transaction history and a low level of auction volume based on $1.8 million in total sales, excluding Buyer’s Premium, over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 6 sales of works by Laura Owens that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Gavin Brown’s Enterprise, New York

Private Collection

Acquired from the above by Masterworks

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Laura Owens with the following criteria: Vertical paintings that measure between 70 inches and 110 inches in size, excluding Untitled (2012), Untitled (2014), and Untitled (2016), which belong to a different body of work by Owens that have a more saturated and expansive color palette and significantly more complex composition than the Artwork. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 14.5% CAGR implied from selected sales occurring from October 14, 2011 to May 19, 2023.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

80

Series 382

The Artwork held by Series 382 entitled xGxuxaxnxtxaxnxaxmxox (2006), is a single work of art by Banksy. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 37 inches by 49 inches, in a privately negotiated transaction from the private sales group of an auction house for $1,586,401 on August 31, 2023. For a biography of Banksy, see “Description of the Business — The Artists.” In addition, the vesting provisions set forth in the management services agreement and the operating agreement relating to the SPC Preferred shares do not apply to Series 382.

●	The Artwork is a prime example of Banksy’s “modified” or “vandalized” oil paintings, which insert contemporary and often political iconography into Old Master style paintings. For this series, Banksy paints over sections of readymade paintings he sources from local flea markets around London.
●	Banksy frames his “modified” or “vandalized” oil paintings with ornate gold-gilded frames made by his studio to highlight the classic academic style of the series.
●	Banksy modified a series of naturalistic seascape paintings with imprisoned figures as seen in the Artwork.
●	Banksy’s “modified” or “vandalized” oil paintings were first exhibited in an empty storefront in London at his solo exhibition Crude Oils in 2005, a year before the Artwork’s creation.
●	The Artwork is a naturalistic painting of a hooded and handcuffed prisoner in an orange jumpsuit kneeling on a beach at sunset. The desperate, socially marginalized figure strikingly contrasts the sublime beauty of the golden light and rolling waves of the seascape.
●	Auction records for “modified” or “vandalized” paintings similar in scale to the Artwork are led by Vandalised Oil (Choppers) (2006), which sold for $5,855,705 (£4,384,900) at Sotheby’s London on March 2, 2022, This is Not a Photo Opportunity (2007), which sold for $2,690,000 at Sotheby’s New York on May 19, 2022, and Congestion Charge (2004), which sold for $2,123,796 (£1,681,900) at Bonhams London on June 29, 2023.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 19.3% CAGR implied from selected sales occurring from November 28, 2007 to June 29, 2023.(1)
●	Moderate auction track-record with 20 years of transaction history and a high level of auction volume based on $67.3 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 12 sales of works by Banksy that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Lazinc, London

Private Collection

Acquired from the above by Masterworks

Exhibited

Los Angeles, Hunter Street (unnamed warehouse 90021), Barely Legal, September 2006

London, Sotheby’s S|2 Gallery, BANKSY The Unauthorized Retrospective curated by Steve Lazarides, June - July 2014

Amsterdam, Beurs van Berlage, Banksy, June 2016 - January 2017

London, Lazinc, Banksy: Greatest Hits, July - August 2018

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Banksy with the following criteria: All “modified” oils and “vandalized” single landscape paintings on canvas or panel that have been partially hand-painted or modified by the artist as determined to the best of our ability. The set excludes fully hand-painted works by Banksy, and Glory (2005) due to its medium of spray paint on a lithographic reproduction. For the purposes of this analysis, Masterworks has assumed Ruined Landscape (2007) to be a “modified” oil, but was unable to confirm the work was executed on a found object. The set includes Monkey Poison (2004), which was acquired by Masterworks 015, LLC, for $2,005,000 at Phillips on July 2, 2020 and Home Sweet Home (2006), which was acquired by Masterworks 242, LLC, for $2,078,313 at Phillips on March 2, 2023. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 19.3% CAGR implied from selected sales occurring from November 28, 2007 to June 29, 2023.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

81

Series 394

The Artwork held by Series 394 entitled xRxexpxexaxtx xaxfxtxexrx xmxex (1985-94), is a single work of art by Barbara Kruger. Acting as agent for the Company, Masterworks plans to acquire the Artwork, which measures at 98 inches by 98 inches, in a privately negotiated transaction from a private collector for $540,000. For a biography of Barbara Kruger, see “Description of the Business — The Artists.” In addition, the vesting provisions set forth in the management services agreement and the operating agreement relating to the SPC Preferred shares do not apply to Series 394.

●	The Artwork utilizes two of Barbara Kruger’s most iconic visual elements: a pithy phrase in Futura Bold Oblique white on red font and a manipulated black and white photograph.
●	Barbara Kruger features dolls, puppets, and cartoons in her artworks to emphasize the artificiality of consumer culture in America. This is seen most explicitly in her work Untitled (When I hear the word culture I take out my checkbook) (1985), which appropriates a photograph of the American puppet Howdy Doody, a popular children’s television character from the 1940s and 1950s.
●	The Artwork is a square, photographic silkscreen on vinyl, which depicts a 1950s style masculine puppet holding a sign that reads “Repeat after me” and illustrates a circular optical illusion beneath the text. The puppet smiles with its mouth closed, insinuating that the audience should remain quiet. The commanding text, hypnotic spiral, and unnaturally smiling puppet give the work a haunting, dystopian quality. Although the printed image is black and white, Kruger uncharacteristically superimposes the image on a flat sky blue background with red trim.
●	Auction records for works similar in style, medium, and scale are led by Untitled (Unique) (2020), which sold for $693,000 at Sotheby’s New York on May 20, 2022, Untitled (Don’t Shoot) (2013), which sold for $675,000 at Christie’s New York on October 7, 2020, and I Shop therefore I am (1983), which sold for $601,600 at Phillips de Pury & Company New York on November 8, 2004.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 8.0% CAGR implied from selected sales occurring from May 2, 1988, to May 20, 2022.(1)
●	Attractive historical price appreciation for similar works to the Artwork since January 1, 2010: 13.0% CAGR implied from selected sales occurring from November 15, 2012, to May 20, 2022.(1)
●	Significant auction track-record with 35 years of transaction history and a low level of auction volume based on $4.2 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 15 sales of works by Barbara Kruger that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Private Collection

Acquired from the Above by Masterworks

Literature

Antonio Sánchez, “Les Dejos Que Me Copien,” elRespirador, Sevilla, 2015, p. 15, illustrated in color

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Barbara Kruger with the following criteria: Works on vinyl that measure between 48 inches by 48 inches and 130 inches by 130 inches, excluding works with only text or works with no text. Where the price with buyer’s premium was not listed, it was calculated based on the auction house’s terms and conditions. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 8.0% CAGR implied from selected sales occurring from May 2, 1988, to May 20, 2022. Since January 1, 2010, the realized prices comprised by this set of transactions have increased at an estimated 13.0% CAGR implied from selected sales occurring from November 15, 2012, to May 20, 2022.

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Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

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Series 397

The Artwork held by Series 397 entitled xUxFxOx (2006), is a single work of art by Banksy. Acting as agent for the Company, Masterworks plans to acquire the Artwork, which measures at 56 inches by 56 inches, in a privately negotiated transaction from an auction house for $3,600,000. For a biography of Banksy, see “Description of the Business — The Artists.” In addition, the vesting provisions set forth in the management services agreement and the operating agreement relating to the SPC Preferred shares do not apply to Series 397.

●	The Artwork is a prime example of Banksy’s “modified” or “vandalized” oil paintings, which insert contemporary and often political iconography into Old Master style paintings.
●	Banksy paints over and adds three dimensional elements to readymade paintings he often sources from local flea markets around London.
●	Banksy frames his “modified” or “vandalized” oil paintings with ornate gold-gilded frames made by his studio to highlight the classic academic style of the series.
●	Banksy’s “modified” or “vandalized” oil paintings were first exhibited in an empty store front in London at his solo exhibition Crude Oils in 2005, one year before the Artwork’s creation.
●	The Artwork is a found 18th-century style oil painting of a port at sunset with citizens congregating, unloading boats, and fishing that Banksy has modified by painting flying saucers shooting lime green laser beams onto the scene. Three of the alien spaceships are painted onto the canvas contained within the gold gilded frame; however, Banksy painted the fourth space ship on an aluminum cut out attached to the top of the frame. This addition allows the ship to hover above the work and its beam shines into the painted composition.
●	Auction records for artworks similar in medium and style are led by Subject to Availability (2009/10), which sold for $6,325,490 (£4,582,500) at Christie’s London on June 30, 2021, followed by Vandalised Oil (Choppers) (2006).

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 19.3% CAGR implied from selected sales occurring from November 28, 2007, to June 29, 2023.(1)
●	Moderate auction track-record with 20 years of transaction history and a high level of auction volume based on $67.3 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 12 sales of works by Banksy that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Private Collection

Acquired from the above by Masterworks

Exhibited

Los Angeles, Hunter Street (unnamed warehouse 90021), Barely Legal, September 2006

Bristol Museum & Art Gallery, Banksy versus Bristol Museum, June - August 2009

London, Sotheby’s S|2 Gallery, BANKSY The Unauthorized Retrospective curated by Steve Lazarides, June - July 2014

Literature

S. Wright and R. Jones, Banksy’s Bristol: Home Sweet Home, Bristol, 2016, p. 113, illustrated in color

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Banksy with the following criteria: All “modified” oils and “vandalized” single landscape paintings on canvas or panel that have been partially hand-painted or modified by the artist as determined to the best of our ability. The set excludes fully hand-painted works by Banksy, and Glory (2005) due to its medium of spray paint on a lithographic reproduction. The set includes Monkey Poison (2004), which was acquired by Masterworks 015, LLC, for $2,005,000 at Phillips on July 2, 2020, and Home Sweet Home (2006), which was acquired by Masterworks 242, LLC, for $2,078,313 at Phillips on March 2, 2023. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 19.3% CAGR implied from selected sales occurring from November 28, 2007, to June 29, 2023.

84

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

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Series 399

The Artwork held by Series 399 entitled Txhxe dxexaxdxlxixnxex (2011), is a single work of art by Hernan Bas. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 96 inches by 108 inches, at Phillips 20th Century & Contemporary Art Evening Sale in Hong Kong on October 7, 2023, for $809,000 (including shipping costs). For a biography of Hernan Bas, see “Description of the Business — The Artists.” In addition, the vesting provisions set forth in the management services agreement and the operating agreement relating to the SPC Preferred shares do not apply to Series 399.

●	The Artwork represents Hernan Bas’s expressionist landscapes that feature contemplative, often solitary figures. Inspired by cinema and history paintings, the artist creates transportative narrative paintings that explore potential–and usually undesirable–realities.
●	Hernan Bas paints his figures in imagined landscapes, which reflect their inner psychological states. He uses abstract expressionist techniques to create wild, overgrown environments with an underlying sense of unease and existentialism. In an interview, Bas explains: “there’s always something off about them [my paintings], and I strive towards that off-ness whenever I’m painting. It can come from how I render the figures or skewing the scale; something just always has to be a little wrong. I don’t want to make right painting.”[1]
●	The proliferation of bamboo in the Artwork serves as a metaphor for the enlightenment that comes from accepting one’s own mortality. Hernan Bas draws inspiration from Chinese art and Confucian thought, in which bamboo symbolizes inner strength and growth because its stalks remain tall and green in harsh winter climates. The plant’s hollow stalks also allude to honesty and modesty, both highly respected attributes in Confucianism.
●	Hernan Bas frequently paints architectural ruins in the backgrounds of his paintings to exaggerate the underlying themes of impermanence and mortality in his paintings. Gothic architecture is particularly prevalent in his work due to the genre’s haunting, psychological topics.
●	The Artwork illustrates a male figure walking across a tightrope connected between the vaulted arch of a gothic-style bridge and a bamboo forest in a deep, rocky ravine. The figure gazes downward and holds a long bamboo stick for balance. Despite his central placement and impressive balance, Hernan Bas renders the figure minute, perhaps even insignificant, by enveloping him in a dramatic, grand landscape.
●	Auction records for artworks similar in scale and style are led by The Bats and the Barn Bridge (2008), which sold for $1,441,058 (HKD 11,250,000) at Christie’s Hong Kong on November 30, 2022, followed by The Overly Prepped Boy (or The Approaching Glacier) (2010), which sold for $1,249,705 (HKD 9,810,000) at Christie’s Hong Kong on May 26, 2022, and The hillsides must not know it (2011), which sold for $1,051,612 (HKD 8,255,000) at Phillips Hong Kong on March 30, 2023.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 19.7% CAGR implied from selected sales occurring from May 11, 2012, to March 30, 2023.(1)
●	Low auction track-record with 10 years of transaction history and a low level of auction volume based on $2,474,531 in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 13 sales of works by Hernan Bas that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Galerie Peter Kilchmann, Zurich

Private Collection

Phillips Hong Kong, October 6, 2023, Lot 21

Acquired from the above by Masterworks

1 Hernan Bas, “Centerfield | Against Nature: An Interview with Hernan Bas,” interview by Sarah Marigolis-Pineo, Art21 Magazine, December 27, 2011, https://magazine.art21.org/2011/12/27/centerfield-against-nature-an-interview-with-hernan-bas/.

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Exhibited

Zurich, Galerie Peter Kilchmann, Hernan Bas: Perennial Affairs, June - July 2011

Kunstverein Hannover, Hernan Bas: The Other Side, February - April 2012, pp. 66-67, illustrated in color

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Hernan Bas with the following criteria: Landscapes on canvas measuring over 60 inches x 60 inches with small figures. The set excludes works that are predominantly black. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 19.7% CAGR implied from selected sales occurring from May 11, 2012, to March 30, 2023.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

87

Series 401

The Artwork held by Series 401 entitled xPxexixnxtxuxrxex x7x1x xxx x1x8x1x xcxmx, x x1x3x xjxuxixlxlxextx x2x0x1x1x (2011), is a single work of art by Pierre Soulages. Acting as agent for the Company, Masterworks plans to acquire the Artwork, which measures at 28 inches by 71 inches, in a privately negotiated transaction from a private gallery for $1,450,000 on. For a biography of Pierre Soulages, see “Description of the Business — The Artists.” In addition, the vesting provisions set forth in the management services agreement and the operating agreement relating to the SPC Preferred shares do not apply to Series 401.

●	The Artwork is characteristic of Soulages’ late, monochromatic Outrenoir (Beyond Black) paintings, a series he started in 1979.
●	The Outrenoir series explores how light interacts with thick applications of textured black paint that completely coat the canvas.
●	The Artwork is a long, horizontal composition in Pierre Soulages’ Outrenoir style with subtle red accents throughout. The paint is thickly applied to the canvas with a palette knife to create dozens of repeating diagonal paint smears. The layered application of paint creates a highly textured, allover composition that catches the light at the ridge to reveal reddish hues.
●	Auction records for artworks similar in style, period, and size are led by Peinture 202x143 cm, 17 juin 2008 (2008), which sold for $1,698,979 (€1,512,500) at Sotheby’s Paris on June 5, 2019, followed by Peinture 165 x 130 cm, 19 mars 2006 (2006), which sold for $1,651,163 (€1,460,000) at Christie’s Paris on December 3, 2021.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 13.1% CAGR implied from selected sales occurring from May 30, 2007 to June 28, 2023.(1)
●	Significant auction track-record with 39 years of transaction history and a high level of auction volume based on $48.1 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 16 sales of works by Pierre Soulages that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Estate of the Artist

Private Collection

Acquired from the above by Masterworks

Exhibited

New York, Lévy Gorvy Dayan, Pierre Soulages: From Midnight to Twilight, September - November 2023

Literature

Pierre Encrevé, Soulages: L’oeurve complet, Peintures 1997–2013, Paris, 2015, vol. IV, no. 1492, pp. 22, 418–19, illustrated in color

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Pierre Soulages with the following criteria: Works on canvas executed from 2000 to present, measuring from 20 inches by 20 inches to 80 inches by 80 inches. The set excludes works with areas of white and blue. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 13.1% CAGR implied from selected sales occurring from May 30, 2007 to June 28, 2023.

88

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

89

Series 402

The Artwork held by Series 402 entitled xUxnxtxixtxlxexdx (2002), is a single work of art by Yoshitomo Nara. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 37 inches by 37 inches, in a privately negotiated transaction from a private advisor for $1,400,000 on October 13, 2023. For a biography of Yoshitomo Nara, see “Description of the Business — The Artists.” In addition, the vesting provisions set forth in the management services agreement and the operating agreement relating to the SPC Preferred shares do not apply to Series 402.

●	The Artwork is part of a series of single, figurative paintings that Yoshitomo Nara created on concave circular plastic supports reinforced with fibers. The curved dish on which Nara paints accentuates the rotund, unnatural proportions of his subjects.
●	The background of the paintings from Yoshitomo Nara’s dish-shaped series are layered with strips of canvas fabric that resemble medical bandages, a common trope in Nara’s oeuvre.
●	The Artwork is a dish-shaped, full-body portrait of a girl painted in Yoshitomo Nara’s iconic wide-eyed, cartoonish style. The wide-eyed, open-mouthed little girl with cropped brown hair and a red t-shirt dress extends both her arms to reveal a single sprout in each hand. As is signature of his portraits, the figure floats against the cream-colored bandaged background.
●	Auction records for artworks similar in style, period, and size are led by Untitled (2007), which sold for $1,748,483 (HKD 13,650,000) at Christie’s Hong Kong on November 30, 2022, followed by Shallow Puddles Part 2 (2006), which sold for $1,201,713 (HKD 9,325,000) at Phillips & Poly Hong Kong on June 8, 2021, and KAMEHAME - HA (2004), which is smaller than the Artwork sold for $1,126,676 (HKD 8,820,000) at Christie’s Hong Kong on May 29, 2023.
●	Repeat sales of works similar to the Artwork have performed well at auction historically. KAMEHAME - HA (2004), which has sold previously at auction on three separate occasions, realized an annualized price growth rate of 22.2% based on historical auction sales.
●	The Artwork previously sold on April 5, 2014, at Sotheby’s Hong Kong for $654,812 (HKD 5,080,000) exceeding the high end of the pre-sale estimate of $386,700 to $515,600 (HKD 3,000,000 to HKD 4,000,000).

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 15.5% CAGR implied from selected sales occurring from November 11, 2004, to May 29, 2023.(1)
●	Moderate auction track-record with 21 years of transaction history and a high level of auction volume based on $98.2 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 19 sales of works by Yoshitomo Nara, including one past sale of the Artwork, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Stephen Friedman Gallery, London

Private Collection

Sotheby’s Hong Kong, April 5, 2014, Lot 144

Private Collection

Acquired from the above by Masterworks

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Literature

Yoshitomo Nara, Yoshitomo Nara: The Complete Works 1984 - 2010, Tokyo, 2011, p.187, 388, illustrated in color, in text

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Yoshitomo Nara with the following criteria: Works on fiberglass/fiber reinforced plastic, executed post 2000 measuring under 60 inches, excluding works with text. The set includes a past sale of the subject work. Where the price with buyer’s premium was not listed, it was calculated based on the auction house’s terms and conditions. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 15.5% CAGR implied from selected sales occurring from November 11, 2004, to May 29, 2023.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

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Series 406

The Artwork held by Series 406 entitled xCxOxDxAx (2016), is a single work of art by Bridget Riley. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 69 inches by 130 inches, at Sotheby’s A Long Journey: A Selection from the Liu Yiqian and Wang Wei Collection in Hong Kong on October 5, 2023, for HKD 9,525,000 or $1,237,177 (including shipping costs) based on the effective exchange rate provided by Sotheby’s. For a biography of Bridget Riley, see “Description of the Business — The Artists.” In addition, the vesting provisions set forth in the management services agreement and the operating agreement relating to the SPC Preferred shares do not apply to Series 406.

●	The Artwork is a prime example of Bridget Riley’s newer body of horizontal stripe paintings. Riley’s recent stripe paintings build on her specialized knowledge of perception and her advanced technical skill to create refined and mesmerizing paintings of uniform stripes.
●	Bridget Riley has featured stripes in her paintings since her iconic, black-and-white Op Art paintings from the early 1960s. She then integrated stripes into her investigation of color theory in her Egyptian palette vertical stripe paintings in the 1980s.
●	Bridget Riley draws from psychology and ophthalmology to carefully select which colors she places adjacent to each other to draw the viewer’s eye naturally across the surfaces of her canvases.
●	The title of the Artwork, CODA, alludes to the coda of a piece of music, that is, its conclusion. The coda of a song often revisits previously explored melodies and themes. Created in 2016 at the approximate age of 85, Bridget Riley revisits her decades-long investigation of stripes in this painting.
●	Bridget Riley drew inspiration from the peachy, flesh-tone palette of the post-impressionist painter Renoir in this painting, recalling her early education in semi-impressionist figurative painting at Goldsmiths College from 1949 to 1952.
●	The Artwork is a large-scale, horizontal canvas painting composed of uniform horizontal stripes alternating between soft shades of red, brown, orange, blue, purple, and pink.
●	Auction records for artworks similar in scale and style created since 1980 are led by works from the 1980’s, and include: Delos (1983), which sold for $2,668,163 (HKD 20,945,000) at Sotheby’s Hong Kong on October 7, 2022, followed by Praise I (1981-1982), which sold for $2,495,238 (£2,202,000) at Christie’s London on October 13, 2022, and Midi (1983), which sold for $2,385,676 (£1,815,000) at Sotheby’s London on March 5, 2019.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 17.2% CAGR implied from selected sales occurring from November 14, 1992, to October 13, 2022.(1)
●	Significant auction track-record with 37 years of transaction history and a moderate level of auction volume based on $24.3 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 16 sales of works by Bridget Riley that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

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Provenance

David Zwirner, Hong Kong

Private Collection

Sotheby’s Hong Kong, October 5, 2023, Lot 8508

Acquired from the above by Masterworks

Exhibited

Shanghai, Long Museum, Multiple Sights: The Tenth Anniversary of the Long Museum, November 2022 - February 2023, pp. 126-127, illustrated in color

Literature

Robert Kudielka, Bridget Riley: The Complete Paintings, London, 2018, vol. IV, no. BR 581, pp. 1520-1521, illustrated in color

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Bridget Riley with the following criteria: Stripe paintings on canvas created since 1980, measuring over 50 inches by 50 inches. Where the price with buyer’s premium was not listed, it was calculated based on the auction house’s terms and conditions. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 17.2% CAGR implied from selected sales occurring from November 14, 1992, to October 13, 2022.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

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Series 408

The Artwork held by Series 408 entitled xSxuxnxsxextx (2018), is a single work of art by Nicolas Party. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 39 inches by 31 inches, in a privately negotiated transaction from a private collector for $3,250,000 on October 9, 2023. For a biography of Nicolas Party, see “Description of the Business — The Artists.” In addition, the vesting provisions set forth in the management services agreement and the operating agreement relating to the SPC Preferred shares do not apply to Series 408.

●	The Artwork is a prime example of Nicolas Party’s stylized landscape paintings, which often feature sunsets or sunrises in imaginary forested environments.
●	Nicolas Party uses a soft pastel painting technique popularized by the Rococo portraitist Rosalba Carriera in the early 1700s. Pastels were previously only used in preliminary sketches and studies; however, Carriera began creating her final compositions in pastel, because they were an accessible material for women artists who were not allowed to study oil painting at the academy or afford a proper studio space. Party pays homage to Carriera’s legacy, which includes working with fabricators to expand the available colors in soft pastels.
●	Surrounded by the verdant landscape of Lausanne, Switzerland, Nicolas Party has always painted landscapes. He cites the late 19th-century European landscape painters Félix Vallotton, Ferdinand Hodler, and Hans Emmenegger as sources of artistic inspiration for his landscape paintings and sometimes even replicates motifs from their paintings.
●	Nicolas Party simplifies his natural landscapes into geometric shapes and bold, contrasting colors, intentionally removing any trace of human intervention on the land in his paintings.
●	Giving his works simple titles, like xSxuxnxsxextx or Landscape, Nicolas Party does not provide any context for his vibrant, unfamiliar landscapes, adding to their mysterious, timeless, and utopian sensibility.
●	The Artwork shares key characteristics with Nicolas Party’s top auction record painting Blue sunset (2018), which is larger than the Artwork and sold for $6,667,293 (HKD 52,050,000) at Christie’s Hong Kong on November 30, 2022. Both paintings feature the graphic sunset reflection, rippling water, trees, and full moon.
●	The rich palette of the Artwork with vibrant gold, orange, teal, and fuschia hues against a dark navy background make this an especially compelling landscape.
●	The Artwork illustrates the sun setting and the moon rising over a forest and lake landscape. The lake’s shore creates a straight horizon line, which divides the composition in half. In the top half, trees in Nicolas Party’s whimsical, geometric style line the shore against a starry night with a full moon centered at the top. In the bottom half, the sunset’s reflection in the rippling water creates a vertical orange column down the center and an ombre from navy blue to gold down the composition.
●	Auction records for artworks similar in subject and style are led by the artist’s top auction record Blue sunset (2018), which is larger than the Artwork and sold for $6,667,293 (HKD 52,050,000) at Christie’s Hong Kong on November 30, 2022, followed by Landscape (2021), which sold for $3,270,000 at Christie’s New York on November 9, 2021, and Landscape (2015), which sold for $2,958,329 (HKD 23,050,000) at Christie’s Hong Kong on December 1, 2021.

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 69.0% CAGR implied from selected sales occurring from September 21, 2018, to November 30, 2022.(1)
●	Low auction track-record with 6 years of transaction history and a moderate level of auction volume based on $21.1 in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 8 sales of works by Nicolas Party that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Xavier Hufkens, New York

Private Collection

Acquired from the above by Masterworks

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History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Nicolas Party with the following criteria: Natural landscapes on canvas executed in vertical format where height is greater than length, excluding works from the Rocks series. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 69.0% CAGR implied from selected sales occurring from September 21, 2018, to November 30, 2022.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

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Series 409

The Artwork held by Series 409 entitled xPxoxrxtxrxaxixtx (2015), is a single work of art by Nicolas Party. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 59 inches by 55 inches, at Sotheby’s Contemporary Art Evening Sale in Hong Kong on October 6, 2023, for HKD 4,445,000 or $579,647 (including shipping costs) based on the effective exchange rate provided by JP Morgan Chase. For a biography of Nicolas Party, see “Description of the Business — The Artists.” In addition, the vesting provisions set forth in the management services agreement and the operating agreement relating to the SPC Preferred shares do not apply to Series 409.

●	The Artwork is a prime example of Nicolas Party’s pastel portraits characterized by their simple, graphic quality and anonymous, androgynous features. His portraits do not illustrate specific figures but rather synthesize the history of portrait painting.
●	Nicolas Party is interested in how certain topics remain relevant in every period of art history like portraits, landscapes, and still lifes. Drawing from their centuries-long history, Party considers how these topics can maintain their relevance in contemporary culture.
●	Nicolas Party draws inspiration from a range of twentieth-century artists, such as René Magritte, Giorgio de Chirico, Pablo Picasso, Hans Emmeneger, and Alex Katz, as well as the portraits painted on the exteriors of late ancient Egyptian sarcophagi. In particular, Party cites Picasso’s pastel portrait, Tête de Femme (1921), which he saw at the Foundation Beyeler in 2013, as “the source of all the faces I’ve made since.”[2]
●	In the Artwork, Picasso’s Tête de Femme is particularly recognizable in the figure’s three-quarter view, shading of the eyelids, wide eyes, round cheeks, straight nose, and neutral expression.
●	Nicolas Party uses a soft pastel painting technique popularized by the Rococo portraitist Rosalba Carriera in the early 1700s. Pastels were previously only used in preliminary sketches and studies; however, Carriera began creating her final compositions in pastels, because they were an accessible material for women artists who were not allowed to study oil painting at the academy or afford a proper studio space. Party pays homage to Carriera’s legacy, which includes working with fabricators to expand the available colors in soft pastels.
●	The Artwork is a three-quarter view portrait of a figure in a white collared, kelly green shirt posed against a flat forest green background. The figure has short brown hair, blue eyes with pink eyeshadow, voluptuous berry lips, and pale peachy skin. The simplified, smooth, rounded features of the figure render them anonymous.
●	Auction records for similar portrait paintings are led by Two Portraits (2016), which sold for $833,378 (HKD 6,542,000) at Phillips Hong Kong on June 22, 2022, followed by Portrait (2015), which sold for $726,067 (HKD 5,695,000) at Sotheby’s Hong Kong on October 6, 2019, and Portrait (2014), which sold for $693,000 at Christie’s New York on May 13, 2022.
●	The Artwork previously sold at Sotheby’s Hong Kong for $645,777 (HKD 5,015,000) on April 19, 2021, exceeding the pre-sale estimate of estimate of $373,430 to $502,199 (HKD 2,900,000 to HKD 3,900,000).

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 22.3% CAGR implied from selected sales occurring from February 28, 2019, to June 22, 2022.(1)
●	Low auction track-record with 6 years of transaction history and a moderate level of auction volume based on $21.1 in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 6 sales of works by Nicolas Party, including one past sale of the Artwork, that are similar to the Artwork and based on publicly available auction records.

2.	Based on publicly available auction records as tracked by third-party data sources.

2 Nicolas Party as quoted by Dodie Kazanjian, “Party Time,” Vogue, June 2018, https://archive.vogue.com/article/2018/6/party-time.

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Provenance

Kaufmann Repetto, Milan

Private Collection

Sotheby’s Hong Kong, April 19, 2021, Lot 1140

Private Collection

Sotheby’s Hong Kong, October 6, 2023, Lot 816

Acquired from the above by Masterworks

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Nicolas Party with the following criteria: All portrait paintings on canvas. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 22.3% CAGR implied from selected sales occurring from February 28, 2019, to June 22, 2022.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

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Series 410

The Artwork held by Series 410 entitled xTxhxe xExnxd xoxfx Bxaxrxoxqxuxex (1998), is a single work of art by Liu Ye. Acting as agent for the Company, Masterworks has agreed to acquire the Artwork, which measures at 79 inches by 67 inches, at Phillips 20th Century & Contemporary Art Evening Sale in Hong Kong on October 7, 2023, for HKD 22,230,000 or $2,873,208 (including shipping costs) based on the effective exchange rate provided by JP Morgan Chase. For a biography of Liu Ye, see “Description of the Business — The Artists.” In addition, the vesting provisions set forth in the management services agreement and the operating agreement relating to the SPC Preferred shares do not apply to Series 410.

●	The Artwork is an impressive and rare large-scale painting by Liu Ye. Less than 30 paintings similar in scale by Liu Ye have appeared at public auction throughout his career, and they make up seven out of his top ten auction records.
●	Liu Ye painted the Artwork the same year he trained at the Royal Academy of Fine Arts in Amsterdam and a few years after he moved back to China. Ships often serve as allegories for the self, so the burning ship at sea symbolizes all the changes in his life as one chapter closes and another begins.
●	The title of the work, The End of Baroque, also acknowledges the period of transition taking place in Liu Ye’s life and art. The artist moves away from his early fascination with Baroque art, a seventeenth-century movement characterized by its ornate style, religious iconography, and allegorical themes.
●	Surrealism, particularly the work of René Magritte, was highly influential to Liu Ye. The Dutch warship at sea with billowy clouds calls to mind Magritte’s painting The Seducer (1950).
●	The Dutch warship also references Liu Ye’s time in Amsterdam and lifelong interest in battleships and marine warfare.
●	Windows are a popular motif in Liu Ye’s oeuvre and serve as a portal between the real and the surreal.
●	Despite the Artwork’s representational subject matter, the predominantly primary color palette, which features shades of red, yellow, blue, white, and brown, recalls Liu Ye’s fascination with Piet Mondrian and the Bauhaus.
●	The Artwork illustrates a small figure in the bottom left looking out an open window the size of the canvas at a massive Dutch warship ablaze at sea. The billowing smoke glows a fiery red and yellow at its center and blends into the fluffy clouds behind it as it rises. The faceless, relaxed figure appears unaware or unbothered by the horrific scene unfolding in front of him. Horizontal washes of pink paint at the horizon line suggest the scene takes place at sunset.
●	Auction records for artworks similar in scale, period, subject, and style are led by The Sailors With Red Flags (1998), which sold for $4,796,271 (HKD 37,650,000) at Christie’s Hong Kong on May 26, 2022, followed by Big Flagship (1997), which sold for $2,698,015 (￥16,675,000) at Poly International Auction Co., Ltd in Beijing on June 1, 2013, and Boy with Fish No. 2 (1998), which sold for $2,044,871 (HKD 15,850,000) at Christie’s Hong Kong on December 3, 2020.
●	The Artwork previously sold at Sotheby’s Hong Kong on October 7, 2007, for $1,385,912 (HKD 10,743,500), exceeding the pre-sale estimate of $580,500 to $838,500 (HKD 4,500,000 to HKD 6,500,000).

Highlights

●	Attractive historical price appreciation for similar works to the Artwork: 24.4% CAGR implied from selected sales occurring from April 30, 1996 to May 26, 2022.(1)
●	Moderate auction track-record with 28 years of transaction history and a moderate level of auction volume based on $12.5 million in total sales over the previous year ending on December 31, 2022.(2)

Notes:

1.	Implied annualized price appreciation based on 21 sales of works by Liu Ye, including one past sale of the Artwork, that are similar to the Artwork and based on publicly available auction records.
2.	Based on publicly available auction records as tracked by third-party data sources.

Provenance

Galerie Serieuze Zaken, Amsterdam

Sotheby’s Hong Kong, October 7, 2007, Lot 641

Private Collection

Private Collection

Phillips Hong Kong, October 6, 2023, Lot 10

Acquired from the above by Masterworks

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Literature

Christoph Noe, ed., Liu Ye Catalogue Raisonné 1991-2015, Berlin, 2015, no. 98-16, p. 283, illustrated in color

Don J. Cohn, “Barely Covered,” Art Asia Pacific: Almanac, Hong Kong, 2008, pp. 112-113, illustrated in color

Marek Claassen, “What is to Be Seen in a Chart?” Art Investment, 2008, p. 81, illustrated in color

Yong Xiao, “Liu Ye,” L’Officiel Art, Paris, 2014, p. 60

“Phillips’ Hong Kong Fall Sales Present Exceptional Works Across 20th Century & Contemporary Art,” Larry’s List, 2023, web, illustrated in color

“Phillips’ Hong Kong fall sale presents exceptional works across 20th Century and Contemporary Art,” artdaily, 2023, web, in text

History of Selected Similar Sales

The table and chart below capture the historical data for selected auctions sales transactions, which are similar to the Artwork. The selected sales data is intended to provide an estimate of the historical appreciation rate of the Artwork by looking at a set of similar works by the artist that have sold at public auction. The set of similar sales comprise paintings by Liu Ye with the following criteria: Works created post 1994 with sea or battleship imagery and that measure between 36 inches by 36 inches and 100 inches by 100 inches. The set excludes examples from the Mondrian series. Where the price with buyer’s premium was not listed, it was calculated based on the auction house’s terms and conditions. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Sale records that do not contain images may be excluded from the comparative set. Although the paintings in the described set have similar characteristics to the Artwork, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Artwork and you are urged not to place undue reliance on such data. The art transaction data is not intended to indicate past or expected performance of any security. Similar sales may include transactions involving Masterworks acting as a buyer or seller. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of transactions have increased at an estimated 24.4% CAGR implied from selected sales occurring from April 30, 1996 to May 26, 2022.

Notes

1.	Prices are shown with auction house buyer’s premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

99

Artist Metrics

“Sharpe Ratio”

Artist	Sharpe Ratio
Banksy	1.37
Hernan Bas	N/A
Cecily Brown	1.21
Barbara Kruger	1.49
Yayoi Kusama	1.28
Laura Owens	N/A
Nicolas Party	N/A
Elizabeth Peyton	N/A
Bridget Riley	1.05
Ed Ruscha	0.82
Robert Ryman	N/A
Kenny Scharf	0.96
Kazuo Shiraga	0.89
Pierre Soulages	0.58
Christopher Wool	0.77
Liu Ye	0.81

Record Price Appreciation

Artist	Compound Annual Growth Rate (“CAGR”)	First Record Price	First Record Price Date	Last Record Price	Last Record Price Date
Banksy	63.8%	$1,354	November 18, 2003	$21,893,360	June 30, 2023
Hernan Bas	21.9%	$75,000	May 11, 2006	$2,240,628	June 30, 2023
Cecily Brown	21.2%	$75,000	November 14, 2000	$5,800,000	June 30, 2023
Barbara Kruger	9.3%	$55,000	May 2, 1988	$1,250,000	June 30, 2023
Yayoi Kusama	24.7%	$10,000	October 9, 1992	$8,800,000	June 30, 2023
Laura Owens	26.2%	$7,500	November 17, 2000	$1,450,000	June 30, 2023
Nicolas Party	238.0%	$1,037	June 15, 2016	$5,508,042	June 30, 2023
Elizabeth Peyton	16.4%	$60,000	May 17, 2000	$2,000,000	June 30, 2023
Bridget Riley	17.1%	$14,250	March 25, 1986	5,091,620	June 30, 2023
Ed Ruscha	22.9%	$16,000	November 2, 1984	$46,000,000	June 30, 2023
Robert Ryman	17.3%	$35,000	May 9, 1984	$18,250,000	June 30, 2023
Kenny Scharf	16.4%	$2,400	May 2, 1985	$780,000	June 30, 2023
Kazuo Shiraga	20.3%	$12,050	December 19, 1993	$8,952,716	June 30, 2023
Pierre Soulages	20.1%	$12,271	December 5, 1983	$17,300,000	June 30, 2023
Christopher Wool	23.5%	$24,000	May 8, 1990	$26,500,000	June 30, 2023
Liu Ye	28.5%	$9,314	May 4, 1995	$10,945,690	June 30, 2023

Median Repeat Sale Pair Appreciation

Artist	Median Repeat Sale Pair Appreciation Rate	Number of Repeat Sales	First Repeat Sale Pair Date	Last Repeat Sale Pair Date
Banksy	14.4%	26	February 7, 2007	June 29, 2023
Hernan Bas	11.3%	5	February 12, 2010	December 1, 2022
Cecily Brown	18.1%	29	November 14, 2000	June 28, 2023
Barbara Kruger	13.8%	17	May 8, 1990	May 15, 2023
Yayoi Kusama	23.3%	145	March 11, 1998	June 29, 2023
Laura Owens	6.1%	3	November 12, 2004	May 19, 2023
Nicolas Party	N/A	N/A	N/A	N/A
Elizabeth Peyton	6.8%	10	November 14, 2002	May 29, 2023
Bridget Riley	16.0%	26	February 26, 1992	November 10, 2022
Ed Ruscha	11.4%	50	May 6, 1986	May 11, 2023
Robert Ryman	8.2%	13	November 8, 1990	July 2, 2020
Kenny Scharf	8.4%	23	May 9, 1990	May 16, 2023
Kazuo Shiraga	20.2%	40	July 2, 2003	June 3, 2023
Pierre Soulages	13.0%	40	July 3, 1987	June 7, 2023
Christopher Wool	12.0%	27	March 7, 1991	May 19, 2023
Liu Ye	14.5%	26	May 1, 2005	May 28, 2023

While the data above reflects, in part, historical price appreciation in the value of selected works by artists of each relevant series, investors in these series will only receive net proceeds from the sale of the Artwork, if any, after the sale of the Artwork and only after reduction of fees and expenses payable by the company are paid. In addition, the past performance of the relevant artists’ artworks is not necessarily indicative of future performance. Accordingly, investors should not place undue reliance on the historical trends reflected in this data.

INDICES ARE UNMANAGED. AN INVESTOR CANNOT INVEST DIRECTLY IN AN INDEX. INDICES ARE USED FOR COMPARATIVE MODELING PURPOSES ONLY. THE TIMING OF TRANSACTIONS RELATING TO AN ASSET OR PORTFOLIO, ADVISORY, AND TRANSACTION FEES, AND OTHER MANAGEMENT ACTIVITIES CAN CREATE SIGNIFICANT DIFFERENCES BETWEEN THE PERFORMANCE OF AN INDEX AND AN INVESTMENT SEEKING SIMILAR OR SUPERIOR RELATIVE PERFORMANCE RESULTS.

The above disclosures in this section represent auction sales only and do not purport to include data regarding the total number of the relevant artists’ artworks currently in existence. The Company has been unable to find a reliable source of information regarding the total number of the relevant artists’ artworks currently in existence and therefore is unable to provide such information at this time.

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Management Services

There are various services required to manage our business and maintain the Artwork of each series. Pursuant to a management services agreement that will be entered into prior to the initial closing of the initial series offerings among us, Masterworks Cayman and the Administrator, the Administrator will manage all entity-level and asset management services relating to our business, each series and the Artwork of each series. Masterworks Cayman will issue its SPC Preferred shares to the Administrator at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares will be subject to vesting provisions set forth in the management services agreement, except as noted with respect to any particular series of the Company in the “Description of Business – The Series” section of this Offering Circular. These SPC Preferred shares have no voting rights, but have a $20.00 per share liquidation preference over SPC Ordinary shares which are held by each series. This preference means that Masterworks management fees will be paid in priority to any payments made to Class A shareholders. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. Once earned or vested, as applicable, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1 in the Administrator’s sole discretion. The management services fee may commence before the final closing date of such series offering in the limited circumstances described above because occasionally Masterworks issuers experience delays in receipt of investor subscription funds which delays the final closing of each series, however, the provision of management services commences when the Artwork of each series is acquired by the Company which occurs on the date of the initial closing of a series offering. The Administrator may also reduce unearned management fees or voluntarily forfeit any unvested management fees (if applicable) in its sole discretion.

Any extraordinary costs or non-routine services, if any, will be managed and paid for by the Administrator, but such extraordinary costs will be reimbursed upon the sale of the Artwork of a series or a sale of our Company, as applicable. Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, Masterworks would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale.

Ordinary and necessary entity-level administrative and maintenance costs include:

●	Organizational costs
●	Costs associated with SEC filings and compliance with applicable laws;
●	Transfer agent fees, if any;
●	Costs associated with listing shares for secondary sales on an alternative trading system, trading fees, brokerage account fees, and compliance with state securities laws;
●	Governance, including compensation of our officers and independent manager(s);
●	Advisory services related to investments in Masterworks financial products;
●	Art market research;
●	Investor relations services;
●	Distribution and other fees associated with each series offering; and
●	Accounting, audit and tax preparation and reporting.

Ordinary and necessary Artwork-level administrative and maintenance costs include:

●	Storage costs;
●	Insurance costs;
●	Display or gallery costs;
●	Valuation and appraisal services;
●	Inspection costs; and
●	Crating and shipping costs related to traveling exhibitions.

Extraordinary or non-routine costs for which the Administrator shall be entitled to seek reimbursement from us, as applicable, include:

●	Payments associated with litigation, judicial proceedings or arbitration (regardless of whether or not we are a named defendant or party to such litigation), including, without limitation, attorneys’ fees, settlements or judgments;
●	Costs associated with any material transactions, such as any third-party costs and expenses incurred in connection with any merger, third-party tender offer or other similar transaction;
●	Costs and taxes, if any, associated with selling the Artwork of a series; and
●	Conservation, restoration, reframing and other expenditures that increase the value of the Artwork of a series.

Sale of the Artwork of a series without a third-party intermediary:

●	Masterworks may determine to sell the Artwork of each series without engaging a third-party intermediary, in which event, Masterworks would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale.

Our agreements with our affiliated entities raise various conflicts of interests in which the best interest of our Administrator and our affiliates may differ from the best interest of holders of the Class A shares of a series.

101

Conflicts of Interest include but are not limited to the following:

●	Masterworks may at some point in the future seek to register to become a broker-dealer and a member of FINRA to enable it to earn transactional fees for trading the Class A shares of a series or it may seek to earn administrative or other fees or recoup its costs associated with making a trading market available. The operation of a trading market in the Class A shares of a series by Masterworks or the receipt of trading or administrative fees would create conflicts of interest. If such activities generate profits, our affiliates will be incentivized not to sell the Artwork of a series, even in situations in which a sale of the Artwork of a series is in the best interest of holders of the Class A shares of such series. Masterworks does not earn any fees from operation of the ATS and currently bears all of the costs associated with such operation as part of its management services.

●	In exchange for management and custodial services and paying all ordinary and necessary operating costs and expenses, Masterworks will receive SPC Preferred shares of Masterworks Cayman, which may be subject to vesting provisions set forth in the management services agreement. Because the SPC Preferred shares carry a $20.00 per share liquidation preference over SPC Ordinary shares held by the applicable series, Masterworks management fees are paid in priority to any payments to shareholders. Once earned or vested, as applicable, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1 in the Administrator’s sole discretion. If SPC Preferred shares are exchanged for Class A shares of a series, there will be dilution to the holders of the Class A shares of such series.

●	Neither the Board of Managers, the Administrator, or its members, will be required to manage or administer our operations, as applicable, as their sole and exclusive function and they will have other business interests and will engage in other activities in addition to those relating to us. We depend on the Administrator to successfully operate us. Their other business interests and activities could divert time and attention from operating our business.

●	Our operating agreement contains provisions that limit remedies available to our investors against the Board of Managers, and the management services agreement contains certain provisions that limit the remedies available to our investors against the Administrator and its affiliates and us for actions that might otherwise constitute a breach of duty. Our operating agreement contains provisions limiting the liability of the Board of Managers and the management services agreement contains certain provisions limiting the liability of the Administrator and its affiliates which also reduces remedies available to investors for certain acts by such person or entity.

●	Scott Lynn, the Chief Executive Officer of Masterworks, is an art collector and is able to control the activities of all Masterworks entities. Mr. Lynn is also the Chief Executive Officer of our Administrator. Despite our policies that prohibit art transactions with our affiliates, Mr. Lynn could have conflicts between business with his personal art collection and business with the Masterworks entities.

●

Masterworks earns management fees for the duration of ownership of an Artwork, so it may have financial incentives to hold Artwork for a longer period of time than would otherwise be the case. Conversely, although there are scenarios in which Masterworks could monetize its profit share and management fees prior to a sale, it typically only receives cash in respect of these interests when an Artwork is sold, which may create incentives to hold Artwork for a shorter time period than would otherwise be the case.

●

Masterworks and members of our board of managers manage other investment vehicles, including vehicles that invest in Class A shares of one or more series of the Company, and such vehicles may require liquidity in the future to fund redemptions or distributions to their investors, which could create conflicts of interest between the duties owed to investors in such vehicles and duties owed to our other Class A shareholders

●	Certain investment adviser representatives of Masterworks Advisers are exclusively dedicated to providing advisory services with respect to Masterworks financial products. Masterworks Advisers is a wholly owned subsidiary of Masterworks, and Masterworks, directly or indirectly, pays the compensation of these individuals. As a result, these individuals have conflicts of interest and lack the independence of other investment professionals who provide more generalized investment advice.

●

Masterworks performs certain valuation services to provide shareholders with an indication of changes in the fair market value of Artwork over time. Although Masterworks does not earn fees or other compensation based on the estimated fair market value of Artwork, favorable investment performance is helpful for Masterworks to solicit future investment and accordingly it has an inherent conflict of interest. Accordingly, there can be no assurance that Masterworks appraisals would reflect the same values that would be reported by a disinterested third-party appraisal firm.

●	Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, it would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale.

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Therefore, the interests of the Administrator and the other Masterworks affiliates may differ significantly from those of investors in a series offering and subsequent holders of the Class A shares of a series. Although we have implemented policies and procedures designed to mitigate or otherwise address these conflicts, we cannot assure investors that we will execute a discretionary sale of the Artwork of a series at a time that is in the best interests of holders of the Class A shares of a series.

Selling the Artwork

Our intention is for each series to own the Artwork for an indefinite period, although we may elect to hold the Artwork of a series for a longer period or sell the Artwork of a series at any time due to certain circumstances. We, in our sole and absolute discretion, will have the ability to sell the Artwork of a series at any time and in any manner.

The Administrator will continuously offer the Artwork of a series for sale and if any person offers to purchase the Artwork of a series at any point in time, the Board of Managers will determine whether, and the terms upon which, the Artwork of a series will be sold.

Each series will own the Artwork for an indefinite period and may sell its Artwork at any time following the final closing of the offering of such series. There is no guarantee that any such sale of the Artwork of a series will be successful, or if successful, that the net proceeds realized by shareholders of a series from such a transaction will be reflective of the estimated fair market value of the shares of the series at such time.

Following a sale of the Artwork of a series, Masterworks will be reimbursed for any expenses for which it is responsible, including applicable sales commissions, income taxes, if any, and other transactional, extraordinary and non-routine expenses and other expenditures to enhance the value of the Artwork of such series. Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, Masterworks would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale. Following the payment of all of such expenses, we will distribute the remaining proceeds for such series, if any, in accordance with our operating agreement.

Competition

At the time we attempt to sell the Artwork of a series, we may face substantial competition from other entities and individuals who are selling or seeking to sell similar artwork. These other parties may be better funded and may be able to sell their artworks at a lower price than us. Further, we will face significant risks from other competitive factors, such as the available supply of similar artworks for sale.

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Government Regulation

Art Market Regulation

Art as tangible personal property is subject to regulation under different city, state and federal statutory schemes. Generally, domestic art transactions that are conducted within the United States are subject to state Uniform Commercial Code statutes, which govern the sale of goods. Some states have additionally enacted art specific legislation, such as New York’s Arts and Cultural Affairs Law and California’s Resale Royalty Act. In addition, federal statutes such as the Holocaust Expropriated Art Recovery Act and the National Stolen Property Act can apply to title disputes in the art market context. International art transactions involving the import and export of art into and out of the United States will subject us to the rules and regulations established by the United States Customs and Border Protection. Further, we and Masterworks will be subject to the requirements of the federal Cultural Property Implementation Act which is the United States’ accession legislation for the 1970 United Nations Educational, Scientific, and Cultural Organization (UNESCO) Convention which protects countries’ cultural property, including artwork. New York City, as a major art auction center, has enacted legislation governing the activities of auctioneers in the New York City Administrative Code and Masterworks may be subject to these regulations through its transactions and financing arrangements with auctioneers.

Patriot Act

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Patriot Act) is intended to strengthen the ability of U.S. law enforcement agencies and intelligence communities to work together to combat terrorism on a variety of fronts. The Patriot Act, to which we are subject, has significant implications for depository institutions, brokers, dealers and other businesses involved in the transfer of money. The Patriot Act required us to implement policies and procedures relating to anti-money laundering, compliance, suspicious activities, and currency transaction reporting and due diligence on customers. The Patriot Act also requires federal banking regulators to evaluate the effectiveness of an applicant in combating money laundering in determining whether to approve a proposed bank acquisition.

ORGANIZATION

We were formed as a Delaware series limited liability company on May 24, 2023 by Masterworks Foundry in order to facilitate investment in specific Artworks. We are a manager-managed limited liability company managed by a Board of Managers. The Class A shares of a series to be sold in a series offering when issued, together will represent 80% of interests in such series and have very limited approval and voting rights in connection with the sale of the Artwork of a series and on certain amendments to our operating agreement, management services agreement and other certain rights pursuant to our operating agreement, as further described in this offering circular.

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

EMPLOYEES

As of October 13, 2023, we had no full-time employees and no part-time employees, other than our Officers, all of whom are compensated by Masterworks. All of our day-to-day operations are managed by our Administrator.

LEGAL PROCEEDINGS

There are no legal proceedings currently pending against us (including any series) which would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened. It is possible that we will find ourselves involved in litigation, in which case we will be wholly reliant on the Administrator to address such litigation as necessary. If the Administrator settles a case or receives an adverse judgment, the Administrator would then be reimbursed upon a sale of the Artwork of a series pursuant to the terms of the management services agreement.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed as a Delaware series limited liability company on May 24, 2023 by Masterworks to facilitate investment in specific Artworks. We will not conduct any business activities except for activities relating to the ownership, maintenance, promotion and the eventual sale of the Artwork of each series.

Our strategy will be to display and promote the Artwork of each series in a manner designed to enhance its provenance and increase its exposure and its value. We are not aware of any trends, uncertainties, demands, commitments or events that will materially affect our operations or the liquidity or capital resources of the Administrator.

Financial Statements

We have described below certain critical accounting policies that we intend to adopt following our acquisition of the Artwork of a series. We have engaged AGD Legal, S. C. to audit our financial statements as required by Regulation A (Tier 2). The Company’s financial statements included in the Offering Circular as well as in its annual and semiannual reports, consist of balance sheets, statements of operations, statements of members’ equity and statements of cash flows, and include a single column or multiple columns for (i) the Company as a whole presented on a combined and consolidated basis and (ii) each relevant series on a consolidated basis, and the related audit reports, as applicable, will cover the Company as a whole and each relevant series.

Critical Accounting Policies and Estimates

The preparation of our financial statements in accordance with generally accepted accounting principles will be based on the selection and application of accounting policies that require us to make significant estimates and assumptions about the effects of matters that are inherently uncertain. We consider the accounting policies discussed below to be critical to the understanding of our post-offering financial statements. Actual results could differ from our estimates and assumptions, and any such differences could be material to our financial statements.

Investment in Artwork

Investment in artwork will consist of the Artwork of each series. Upon acquisition, the Artwork of a series will be recorded at the original cost basis plus Expense Allocation. The Artwork of a series will be held in segregated portfolios of Masterworks Cayman. In accordance with ASC 810-10, the Company intends to consolidate the Masterworks Cayman segregated portfolios it owns as if it were a separate legal entity and not consolidate any other segregated portfolios of Masterworks Cayman.

Artwork is determined to have an indefinite life. The Company will review the artwork of each series for impairment in accordance with the requirements of ASC 360-10, Impairment and Disposal of Long-Lived Assets (“ASC 360”). Those requirements will require the Company to perform an impairment analysis whenever events or changes in circumstances indicate that the carrying amount of the artwork might not be recoverable, i.e., information indicates that an impairment might exist. In accordance with ASC 360, the Company will:

●	Consider whether indicators of impairment are present; Indicators or triggers of impairment management considers are: deteriorating physical condition of the artwork, trends in the art market, reputation of the artist, recent sales of other artworks by the artist and other events, circumstances or conditions that indicate impairment might exist;
●	If indicators are present, perform a recoverability test by comparing the estimated amount realizable upon sale of the Artwork of a series, to its carrying value; and
●	If the amount realizable upon sale of the Artwork of a series is deemed to be less than its carrying value, we would measure an impairment charge.

If it is determined that measurement of an impairment loss is necessary, the impairment loss would be calculated based on the difference between the carrying amount of the Artwork of a series and its estimated fair value. An impairment loss would be reported as a component of income from continuing operations before income taxes in the financial statements.

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Use of Estimates

In preparing our financial statements, management will be required to make estimates and assumptions that affect the reported amounts, particularly with respect to investments, at the date of the financial statements. Actual amounts may differ materially from these estimates.

Expense Allocation

Each series will pay Masterworks an expense allocation payment equal to 11% of the purchase price of the Artwork of such series, which is intended to be a fixed non-recurring expense allocation for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of a series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of a series and (iv) the use of the Masterworks Platform and Masterworks intellectual property. No other expenses associated with the organization of the Company, any series offering, or the purchase and securitization of the Artwork will be paid, directly or indirectly, by the Company, any series or investors in any series offering.

Contingencies

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy.

Income Taxes

We expect that each series will be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. Instead, each shareholder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. See “Material U.S. Federal Tax Considerations”. The Administrator will have the authority to act on our behalf with respect to tax audits and certain other tax matters and to make such elections under the Internal Revenue Code and other relevant tax laws as the Administrator deems necessary or appropriate.

Liquidity and Capital Resources of the Administrator

Masterworks will pay all costs associated with the development and operation of the Masterworks Platform, costs associated with the acquisition of the Artwork of a series and all costs of our organization and the series offerings. Masterworks will also be responsible for all ordinary and necessary costs for ongoing management expenses relating to our Company, Masterworks Cayman and the Artwork of each series. In exchange for management and custodial services and paying all ordinary and necessary operating costs and expenses, Masterworks will receive SPC Preferred shares of a segregated portfolio of Masterworks Cayman, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares may be subject to vesting provisions set forth in the management services agreement. Once earned or vested, as applicable, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. SPC Preferred shares will be dilutive to the holders of the Class A shares. We do not anticipate that we will maintain any material liquid assets and, accordingly, we will rely upon the Administrator to pay for the maintenance of the Artwork of each series and the management of our business in accordance with the management services agreement.

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The Administrator has covenanted to provide us with selected unaudited balance sheet information on a semi-annual basis and we expect to continue to include such information in ongoing reports we file with the SEC. The table below summarizes selected unaudited balance sheet information of the Administrator as of June 30, 2023 and as of June 30, 2022, respectively:

	June 30,
	2023	2022
Assets
Current assets	$4,688,531	$13,285,962
Property and equipment, net	726,778	953,340
Deposits	125,101	162,902
Other assets	13,633,656	2,013,436
Total assets	$19,174,066	$16,415,640

Liabilities
Current liabilities	$4,257,356	$5,824,645
Long-term liabilities	821,049	2,085,442
Total liabilities	$5,078,405	$7,910,087

Member’s Equity
Total member’s equity	$14,095,661	$8,505,553

As of the final closing of each series offering, each series of the Company will have no liabilities, commitments or obligations, other than obligations pursuant to the management services agreement as of such dates. We and the Administrator believe that revenues and expense reimbursements from us pursuant to the management services agreement and similar agreements with other Masterworks issuers, together with contributions from Masterworks derived from equity contributions from members, earnings generated primarily from sourcing artwork and cash on hand, will be sufficient for the Administrator to perform its obligations under the management services agreement for at least the first five-years following the offering of a series. We do not believe we will need to raise any additional funds through the issuance and sale of securities for any series that has completed an offering in the foreseeable future and are not permitted to do so under our operating agreement without first obtaining the prior approval of the Class A shareholders of such series. The Administrator’s sole member, Masterworks, LLC, was funded from its inception in 2017 through October 2021 through borrowings from Scott W. Lynn, the Founder of Masterworks. These borrowings were repaid in October 2021 and Masterworks is currently funded through equity contributions of approximately $110 million from private investors and cash flow from operations. The Administrator will earn fees in the form of preferred shares issued by Masterworks Cayman and other issuer entities, which it may periodically sell to obtain additional liquidity. Masterworks Cayman will issue its SPC Preferred shares to the Administrator at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares may be subject to vesting provisions set forth in the management services agreement and have no voting rights, but have a $20.00 per share liquidation preference over SPC Ordinary shares which are held by the series. This preference means that Masterworks management fees will be paid in priority to any payments made to Class A shareholders. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. Once earned or vested, as applicable, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1.

The direct incremental costs incurred by the Administrator to satisfy its obligations under the management services agreement are expected to be less than its revenues, though such revenues may be insufficient to cover the Administrator’s overhead. In addition, the Administrator has covenanted in the management services agreement that for so long as such agreement remains in effect, the Administrator will maintain on hand cash reserves sufficient to pay at least one year of estimated expenses to satisfy its obligations under the management services agreement to fund the Company’s operations until the sale of the Artwork of each series.

The Administrator conducts other business activities, including the management of other entities similar to the Company and expects its revenues will exceed its costs. Additionally, we intend to own the Artwork of each series for an indefinite period, although the Artwork of each series will be perpetually available for sale following the offering conducted by the series and we will evaluate any reasonable third party offers to acquire the Artwork of a series.

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Commitments from Affiliates to Fund Operations

We have a written commitment from the Administrator to fund our operations until we sell the Artwork of each series which is contained in the management services agreement. In respect of such commitment and for management services, Masterworks Cayman will issue its SPC Preferred shares to the Administrator at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company.

Commitments from Affiliates to Fund Class A shares, Offering Costs and Expenses

The costs associated with the series offerings shall be paid by the Administrator rather than from the net proceeds of the series offerings. None of these fees, costs or expenses will be reimbursable by the Company to Administrator, although each series will pay Masterworks a fixed, non-recurring expense allocation (“Expense Allocation”) for (i) financing commitments to purchase the Artwork of a series for up to 12 months before raising capital, (ii) sourcing the Artwork from collectors directly and through intermediaries, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artworks and (iv) the use of the Masterworks Platform and Masterworks intellectual property. No other expense is directly or indirectly paid by the Company, any series or investors in connection with the organization of the Company, the purchase and securitization of the Artwork or the offering conducted by each series and we buy and store art in Delaware which has no sales or use tax.

MANAGEMENT

Our Administrator

Our day-to-day operations are managed by the Administrator. The Administrator performs its duties and responsibilities pursuant to our operating agreement and management services agreement. Masterworks appointed the Administrator and the management services agreement will terminate upon the first to occur of (i) the dissolution of the Company or (ii) the termination of the management services agreement on the terms set forth therein. The Administrator and its affiliates have the exclusive right and power to manage and operate our Company, subject to the powers of our Board of Managers and other than limited voting rights reserved under our operating agreement for the holders of the Class A shares of each series.

Prior to giving effect to each series offering, 100% of the membership interests of each series of the Company are held by Masterworks. Our operating agreement created three classes of membership interests for each series of the Company in the form of Class A shares of each series which are offered hereby, Class B shares of each series which are owned by Masterworks, as well as the Class C share of each series which is also owned by Masterworks.

Summary of Management Services Agreement

We plan to enter into a management services agreement with the Administrator and Masterworks Cayman, prior to the initial closing of the initial series offering. The following summarizes some of the key provisions of the management services agreement. This summary is qualified in its entirety by the management services agreement itself, which is included as Exhibit 6.3 to the offering statement of which this offering circular forms an integral part.

Services to be Provided

Pursuant to the management services agreement, the Administrator agreed to provide the Company, each series and Masterworks Cayman, itself directly or through its affiliates, with Artwork-level services for each series and provide entity-level services on the terms and conditions set forth in the management services agreement.

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The services to be provided by the Administrator under the management services agreement include the following:

(i)	Artwork-level services with respect to the Artwork for each series, including:

(A)	Custodial and storage services for the Artwork;
(B)	Maintaining asset-level insurance requirements for the Artwork;
(C)	Managing transport for the Artwork of each series in the ordinary course of business, including the display and exhibition thereof;
(D)	Research services;
(E)	Appraisal and valuation services;
(F)	Inspection costs; and
(G)	Other services deemed necessary or appropriate by the Administrator at its discretion to maintain the Artwork.

(ii)	Entity-level services, including:

(A)	Oversight and management of banking activities;
(B)	Management of preparation and filing of SEC and other corporate filings;
(C)	Financial, accounting and bookkeeping services, including retention of an auditor for auditing services;
(D)	Record keeping, shareholder registrar, investor relations and regulatory compliance;
(E)	Listing services;
(F)	Tax reporting services;
(G)	Bill payment services;
(H)	Selecting and negotiating insurance coverage, including operational errors and omissions coverage and directors’ and officers’ coverage;
(I)	Share ledger, registrar, transfer agency and paying agency services;
(J)	Organizational costs;
(K)	Costs associated with listing shares for secondary sales on an alternative trading system, trading fees, brokerage account fees, and compliance with state securities laws (although trading and or brokerage fees may be passed on to investors in certain foreign jurisdictions or to all investors in the future);
(L)	Governance, including compensation of our officers and independent manager(s);
(M)	Advisory services related to investments in Masterworks financial products;
(N)	Art market research;
(O)	Investor relations services;
(P)	Distribution and other fees associated with each series offering; and
(Q)	Software services.

(iii)	Non-routine services, including:

(A)	Legal and professional transactional services for each series;
(B)	Negotiation of terms of potential sales and the execution thereof;
(C)	Obtaining appraisals and statements of condition in connection with a sale transaction relating to the Artwork of each series;
(D)	Other transaction-related services and expenditures relating to the Artwork of each series;
(E)	Administrative services in connection with liquidation or winding up of the Company and Masterworks Cayman;
(F)	Managing litigation, judicial proceedings or arbitration, including the defense and or settlement of any claims (regardless of whether or not we are named as a defendant or party in any such claim);
(G)	Conservation, restoration (as deemed necessary by the Administrator), reframing and other expenditures that increase the value of the Artwork; and
(H)	Other non-routine or extraordinary services.

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Third Parties and Exclusivity

Pursuant to the management services agreement, the Administrator may, to the extent it determines that it would be advisable, arrange for and coordinate the services of other professionals, experts and consultants to provide any or all of the services under the management services agreement in which case, the costs and expenses of such third parties for providing such services shall be borne by the Administrator with it being understood that the Administrator shall not charge any fees in addition thereto with respect to such outsourced services.

The obligations of the Administrator to us are not exclusive. The Administrator may, in its discretion, render the same or similar services as rendered to us to any person or persons whose business may be in direct or indirect competition with us.

Rights of the Administrator

Pursuant to the management services agreement, the Administrator and its affiliates shall have the right to engage in the following activities, and will be responsible for all incremental costs associated with such activities (including taxes):

(a)	Rights to commercialize the Artwork;
(b)	Display rights for the Artwork;
(c)	The right to lend the Artwork to museums, galleries, private entities or individuals, and the like; and
(d)	The right to lease the Artwork of each series to companies, private entities and individuals.

For such rights, the Administrator will pay each series a royalty of $10.00 per annum. The Administrator will display or exhibit the Artwork for each series if and when the Administrator reasonably believes that such display or exhibition would increase the exposure, profile and appeal of the Artwork for such series. In the event that any revenues are generated from such activities, the Administrator may choose to retain all or a portion of such revenues.

Compensation of the Administrator and Reimbursement

The Administrator will receive fees and expense reimbursement for its services in the form of SPC Preferred shares at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares will be subject to vesting provisions set forth in the management services agreement, except as noted with respect to any particular series of the Company in the “Description of Business – The Series” section of this Offering Circular. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. Once earned or vested, as applicable, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. Any extraordinary or non-routine services, if any, will be managed and paid for by the Administrator, but such extraordinary costs will be reimbursed upon the sale of the Artwork of a series or a sale of our Company, as applicable. For more information, see “Management — Summary of Administrator Compensation and Expense Reimbursement”.

Sale of the Artwork of a series without a third-party intermediary:

Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, Masterworks would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale.

Ordinary and necessary management and maintenance costs and expenses include:

●	Storage costs;
●	Insurance costs;
●	Display or gallery costs;
●	Crating and shipping costs related to traveling exhibitions;
●	Transfer agent fees;
●	Other fees associated with a series offering; and
●	Accounting.

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Extraordinary or non-routine costs for which the Administrator shall be entitled to seek reimbursement include:

●	Payments associated with litigation, judicial proceedings or arbitration (regardless of whether the Company is named as a defendant or party), including, without limitation, attorneys’ fees, settlements or judgments;
●	Costs associated with any material transactions, such as any third-party costs and expenses incurred in connection with any merger, third-party tender offer or other similar transaction;
●	Costs and taxes, if any, associated with selling the Artwork of a series; and
●	Conservation, restoration, reframing and other expenditures that increase the value of the Artwork of a series.

Provision of Financial Information

The Administrator will report to the Company on a semi-annual basis its current and total assets, current and total liabilities, and total equity and the Company intends to include such amounts in its SEC reports.

Termination

The term of the management services agreement will terminate upon the first to occur of (i) the dissolution of the Company; or (ii) our termination of the management services agreement on the terms set forth in the agreement.

Under the management services agreement, we may terminate the agreement at any time upon a vote of all voting Class A shares outstanding of all series together as a single class pursuant to our operating agreement following any of the following:

(i) The commission by the Administrator or any of its executive officers of fraud, gross negligence or willful misconduct;

(ii) The conviction of the Administrator of a felony;

(iii) A material breach by the Administrator of the terms of the management services agreement which breach is not cured within 30 days after receipt by the Administrator of a notice of such breach from any member of our Company (provided that if such breach is not capable of cure within 30 days, and the Administrator is diligently taking steps to cure the breach, then no such event shall be deemed to have occurred unless and until the Administrator fails to cure such breach within 60 days after receiving notice thereof);

(iv) A material violation by the Administrator or any of its executive officers of any applicable law that has a material adverse effect on our business; or

(v) The bankruptcy or insolvency of the Administrator.

On the date of termination, or if we do not have the available funds on such date, then as soon as practicable after we do have the available funds, we will pay any accrued but unpaid costs subject to reimbursement owed to the Administrator through to such date.

Indemnification

Under the management services agreement we agreed to indemnify, hold harmless, protect and defend the Administrator, its affiliates, any officer, member of the Board of Managers, employee or any direct or indirect partner, member or shareholder of the Administrator, any person who serves at the request of the Administrator on behalf of us (referred to herein as the “Indemnified Persons”) against any losses, claims, damages or liabilities, including legal fees, costs and expenses incurred in investigating or defending against any such losses, claims, damages or liabilities or in enforcing the Indemnified Persons’ rights to indemnification under the management services agreement. The indemnification under the management services agreement shall not apply to any actions, suits or proceedings in which one or more officers, member of the Board of Managers, partners, members or employees of the Administrator are making claims against the Administrator or one or more other officers, member of the Board of Managers, partners, members or employees of the Administrator.

Amendment of Management Services Agreement

Amendments to the management services agreement may be proposed only by or with the consent of the Administrator and may be approved by the Board of Managers, provided that any amendment that would be adverse or detrimental to the interests of members of the Company as a whole or an affected series must be approved by holders of a majority of voting shares of all the series of our Company or of the affected series, as applicable.

Prohibited transactions under our operating agreement

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

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Sale of Artwork

Each series will own its respective Artwork for an indefinite period and we may elect to hold the Artwork of a series for a longer period or sell the Artwork of a series at any time due to certain circumstances. We, in our sole and absolute discretion, will have the ability to sell the Artwork of a series at any time and in any manner. There is no guarantee that any such sale of the Artwork of a series will be successful, or if successful, that the net proceeds realized by shareholders of such series from such sale will be reflective of the estimated fair market value of the shares of such series at such time.

Following a sale of the Artwork of a series, the applicable series and or applicable segregated portfolio will pay or reimburse Masterworks for any expenses for which it is responsible, including applicable third-party sales commissions, income taxes, if any, and other transactional, extraordinary and non-routine expenses and other expenditures to enhance the value of the Artwork of such series. Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, it would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale. Following the payment of all of such taxes and expenses, we will distribute the remaining proceeds to the shareholders of such series in accordance with our operating agreement.

Summary of Administrator Compensation and Expense Reimbursement

The Administrator will receive fees and expense reimbursement for its ordinary and necessary services in the form of SPC Preferred shares at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares will be subject to vesting provisions set forth in the management services agreement, except as noted with respect to any particular series of the Company in the “Description of Business – The Series” section of this Offering Circular. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. Once earned or vested, as applicable, the SPC Preferred shares will be exchangeable for Class A shares of a series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. No other ordinary or routine costs or expenses associated with the maintenance of the Artwork or the Company (such as insurance, storage, appraisals, compliance, audit, tax preparation, investor relations, filings, etc.) will be paid, directly or indirectly, by the Company or investors in any series offering. Extraordinary or non-routine costs for which the Administrator shall be entitled to seek reimbursement, if any, shall be reimbursed by the applicable segregated portfolio of Masterworks Cayman or the series, as determined by Masterworks.

Example of management fee and expense calculation

The table below illustrates the number of SPC Preferred shares that would be earned by the Administrator in respect of management fees per annum over a hold period of an Artwork of a series of up to 10 years and the corresponding aggregate value of the liquidation preference and ownership percentage of the total SPC shares outstanding, assuming a hypothetical offering size of $1,665,000, or 83,250 Class A shares. Since the Company does not maintain liquid capital resources, Masterworks pays all routine and ordinary operating costs and expenses of the Company and related to maintaining the Artwork. The structure of the SPC Preferred shares is intended to ensure that upon any disposition of the Artwork that results in a net loss (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of less than $20 per Class A share), contingent upon vesting (if applicable), Masterworks would receive management fees and would recoup such costs and expenses in an amount equal to up to $20 per SPC Preferred share before any distribution is made to Class A shareholders, as reflected in the table below in the column labeled “Aggregate Liquidation Preference”. Any funds remaining after any payment to Masterworks of the Aggregate Liquidation Preference would be distributed to the Company and distributed to Class A shareholders. If the sale of the Artwork would result in a net profit (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of more than $20 per Class A share), Masterworks would convert its earned or vested, as applicable, SPC Preferred shares to Class A shares prior to any distribution of the proceeds of such sale from the segregated portfolio and Masterworks would receive the same distribution per Class A share as all other Class A shareholders. Following any distribution to Masterworks in respect of SPC Preferred shares associated with a sale of Artwork, if any, such SPC Preferred shares would be immediately retired and canceled by the issuing segregated portfolio and under no scenario would Masterworks be entitled to receive any additional payment with respect to the Class A shares into which such SPC Preferred shares are convertible.

The following table assumes that the issuance of the SPC Preferred shares to the Administrator commences on the first day of the fiscal year. While the amounts reflected in the table below in respect of the number of SPC Preferred shares to be issued and the dollar amount of the aggregate liquidation preference (i.e. columns (2), (3) and (4)) will vary in direct proportion with the size of the offering by any given series, the percentages set forth in column (5) entitled “Aggregate Ownership Percentage of Total SPC Shares,” which effectively reflects the dilutive effect on Class A shareholders of the issuance of the SPC Preferred shares, will be the same for every offering irrespective of the offering size.

Year Following Completion of the Series Offering (1)	SPC Preferred Shares Issued in Such Year (2)	Aggregate SPC Preferred Shares Issued (3)	Aggregate Liquidation Preference (4)	Aggregate Ownership Percentage of Total SPC Shares (5)
1	1,249	1,249	$24,975	1.48%
2	1,267	2,516	$50,325	2.93%
3	1,286	3,803	$76,054	4.37%
4	1,306	5,109	$102,170	5.78%
5	1,325	6,434	$128,678	7.17%
6	1,345	7,779	$155,583	8.55%
7	1,365	9,145	$182,892	9.90%
8	1,386	10,531	$210,610	11.23%
9	1,407	11,937	$238,744	12.54%
10	1,428	13,365	$267,300	13.83%

The actual number of SPC Preferred shares earned by Masterworks in respect of each series will be disclosed on a semi-annual basis on the Company’s filings with the SEC on Form 1-K and 1-SA, respectively.

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Executive Officers and Members of the Board of Managers of the Company

As of the date of this offering circular, the following sets forth the executive officers and members of the Board of Managers of the Company and their positions and offices are as follows:

Name	Age	Position

Nigel S. Glenday	40	Chief Executive Officer, Chief Financial Officer; Member of the Board of Managers

Joshua B. Goldstein	56	General Counsel and Secretary; Member of the Board of Managers

Eli D. Broverman	44	Member of the Board of Managers; Independent Manager

Nigel S. Glenday. Mr. Glenday has served as Chief Executive Officer since May 24, 2023 and as Chief Financial Officer and member of the Board of Managers of the Company since May 24, 2023 and has served as Chief Financial Officer of our affiliate Masterworks, LLC since April 2019 and the Chief Executive Officer of Masterworks Investor Services, LLC since August 2021. From March 2015 through April 2019, Mr. Glenday was a Managing Director for Athena Art Finance Corp., a leading independent art-secured finance company. From July 2012 to March 2015, Mr. Glenday was a Vice President at StormHarbour Securities, LLP, a global markets and financial advisory firm. From 2009 to 2012, Mr. Glenday was an Associate at Morgan Stanley in the Financial Institutions Group, Investment Banking Division, and from 2005 through 2009, Mr. Glenday was an Analyst and Associate Director in the Financial Institutions Group at UBS Investment Bank. Mr. Glenday holds a B.A. in Economics and History from the University of Virginia, where he graduated as a member of Phi Beta Kappa Honor Society.

Joshua B. Goldstein. Mr. Goldstein has served as a Board Member, the General Counsel and Secretary of the Company since May 24, 2023 and has served in such capacities with our affiliate Masterworks, LLC since February 1, 2018. From September 2016 through December 2017, Mr. Goldstein was a shareholder in the Denver office of Greenspoon Marder, P.A. From April 2015 through August 2016, Mr. Goldstein was self-employed as a corporate attorney. From September 2012 through March 2015, Mr. Goldstein was Executive Vice President, Chief General Counsel and Corporate Secretary of Intrawest Resorts Holdings, Inc. (aka Alterra Mountain Company), a NYSE-listed resort and adventure company. Prior to joining Intrawest, Mr. Goldstein was a Counsel in the New York office of Skadden, Arps, Slate, Meagher & Flom, LLP from June 2007 to August 2012 and he was an Associate at Skadden from September 1996 until August 2005, where he concentrated on corporate finance, corporate securities and mergers and acquisitions. Mr. Goldstein was also previously a Partner in the New York office of Torys, LLP. Mr. Goldstein holds a B.A. in business administration from the University of Wisconsin-Madison and a J.D. from Fordham University School of Law and is a Certified Public Accountant (inactive).

Eli D. Broverman. Mr. Broverman has served as a Board Member and the Independent Manager of the Company since May 24, 2023 and has served as member of the Board of Managers of Masterworks, LLC since April 29, 2020. Mr. Broverman co-founded Betterment in 2007 and served as its President and COO from 2007 to 2017. An expert in securities and financial institutions law, Mr. Broverman has designed a wide range of structuring and compliance initiatives for broker-dealers and investment advisors. From 2005 to 2007, Mr. Broverman practiced law at the international law firm Proskauer Rose LLP, where he advised Fortune 500 companies and their senior management on securities, tax, and compensation matters. Mr. Broverman serves as an adviser and or Board Member of several privately held financial technology companies, including Betterment, Carver Edison, Covered by Sage, Bloom Credit, and Good Money.

The foregoing individuals have also served in the capacity as executive officers and members of the board of managers of our affiliated entities of Masterworks.

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Key Employee of Masterworks

Scott W. Lynn. Mr. Lynn, who is the Founder of Masterworks, has served as the Chief Executive Officer of our affiliate Masterworks, LLC since February 1, 2018, and as the Chief Executive Officer of the Administrator since November 28, 2018. Mr. Lynn has been an active collector of contemporary art for more than fifteen years and has built an internationally-recognized collection of Abstract Expressionism that has included works by Clyfford Still, Barnett Newman, Mark Rothko, Willem de Kooning, and more. Mr. Lynn’s collection has been exhibited at museums such as the Royal Academy in London, the Denver Art Museum, the Palm Beach Museum, National Gallery, the Guggenheim (New York), and the Museum of Modern Art. Mr. Lynn is an Internet entrepreneur and has founded, acquired, or acted as a majority-investor in over a dozen advertising technology, content, and fintech companies. Mr. Lynn serves as a board member of the International Foundation for Art Research (a non-profit; publisher of the IFAR journal, which topically focuses on art authenticity and stolen art research, as well as additional research projects related to artwork authenticity).

Limited Liability and Indemnification of the Board of Managers, the Administrator and Others

Our operating agreement limits the liability of the Board of Managers, any members of our Company, any person who is an officer of our Company and any person who serves at the request of the Board of Managers on behalf of us as an officer, member of the Board of Managers, partner, member, shareholder or employee of such person and the management services agreement limits the liability of the Administrator and its affiliates. None of the foregoing persons shall be liable to us or the Administrator or any other of our members for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from any of the foregoing person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or any intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board of Managers, any of the foregoing persons may consult with legal counsel and accountants with respect to our affairs (including interpretations of the Masterworks Vault 2, LLC operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether any of the foregoing persons acted with the requisite degree of care, such person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of members of the Board of Managers, officers, employees, consultants, attorneys, accountants and professional advisors of our Company selected with reasonable care; provided, that no such person may rely upon such statements if it believed that such statements were materially false. The foregoing limitations on liability reduce the remedies available to the holders of the Class A shares of a series for actions taken which may negatively affect us.

Insofar as the foregoing provisions permit indemnification of members of the Board of Managers, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term, Withdrawal and Removal of Members of the Board of Managers

Our operating agreement provides that each member of our Board of Managers will serve as a Manager, for an indefinite term, but a Manager may be removed or replaced for any reason by a majority of the Board of Managers or by the holder of the Class C share of a series, if any.

Our members may only remove a member of the Board of Managers for “Cause,” following the affirmative vote of two-thirds (2/3) of the issued and outstanding voting shares of all series collectively voting as a single class. The term “Cause” is defined as:

●	The commission by a member of the Board of Managers of fraud, gross negligence or willful misconduct;
●	The conviction of a member of the Board of Managers of a felony;
●	A material violation by a member of the Board of Managers of any applicable law that has a material adverse effect on our business; or
●	The bankruptcy or insolvency of a member of the Board of Managers.

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Masterworks Shares

Prior to giving effect to a series offering, 100% of the membership interests of such series are held by Masterworks in the form of Class B shares of such series. Our operating agreement created three classes of membership interests of the Company for each series in the form of Class A shares of a series, Class B shares of a series, as well as the Class C share of a series. Class B shares of each series, which are owned by Masterworks, represent a 20% “profits interest” in the fully diluted equity of each series. The Class B shares will entitle Masterworks to 20% of the profit on sale of the Artwork of a series or the ability to convert such shares into Class A shares of a series with a value at the time of conversion equal to 20% of the increase in value of the issued and outstanding shares of a series. Masterworks has also agreed to lock-up provisions in our operating agreement that will prohibit it from selling any Class B shares of a series prior to the one-year anniversary of the offering of such series. Masterworks will have no restrictions on the disposition of any of its Class B shares of a series after the one-year anniversary of the offering of such series, other than restrictions in our operating agreement, management services agreement and restrictions imposed by applicable securities laws. The Class C share of a series represents a special class of membership interests of a series, which has no economic rights or obligations and has no voting rights, but has the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason. The Class C share of a series will only be issued to, or subsequently transferred to, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

Securities Being Offered

Investors will acquire Class A shares in a series of the Company, each of which is intended to be a separate series of the Company for purposes of accounting for assets and liabilities. It is intended that owners of Class A shares in a series will only have an interest in the assets, liabilities, profits and losses pertaining to the specific series. For example, an owner of interests in Series 1 will only have an interest in the assets, liabilities, profits and losses pertaining to Series 1 and its related operations. See the “Description of Shares” section for further details. The maximum investment amount per investor in any series is $100,000 (5,000 Class A shares) and the minimum investment amount per investor in any series is $15,000 (750 Class A shares) for investors that have not previously invested in offerings via the Masterworks Platform and $500 (25 Class A shares) for investors that have previously invested in other offerings on the Masterworks Platform. We reserve the right to reject any subscription, waive or increase the maximum purchase restriction or waive or decrease the minimum purchase restriction in our sole and absolute discretion and we routinely grant such waivers, increases or reductions for categories of investors or on a case-by-case basis. Accordingly, investors should not assume that the stated minimum investment restriction will be applied uniformly to all investors.

Further, pursuant to the terms of the Company’s operating agreement, an investor, other than an affiliate of Masterworks, generally cannot own, or be deemed to beneficially own, as “beneficial ownership” is determined pursuant to Section 13(d) and 13(g) of the Securities Act, more than 24.99% of the total number of Class A shares of a series outstanding, provided that we may waive such limit on a case-by-case basis in our sole discretion.

Masterworks Platform

Overview

We will conduct the offering of each series on the Masterworks Platform, which will host the offering of each series in connection with the distribution of the Class A shares of each series offered pursuant to this offering circular. The Masterworks Platform is owned by Masterworks, LLC, and is operated by the principals of Masterworks (including Masterworks Administrative Services, LLC). Through the Masterworks Platform, investors can:

●	Browse and screen potential art investment offerings and obtain information about offerings, including current and future SEC filings;
●	Provide us with information, including information required to determine whether they are qualified to invest in an offering, and sufficient to satisfy our compliance obligations under applicable laws;
●	Indicate interest in participating in offerings and, with respect to offerings that have been qualified by the SEC, transact entirely online, including review and execution of legal documentation, funds transfer and ownership recordation;
●	Execute trades in shares issued by Masterworks issuers via the ATS; and
●	Manage and track investments easily through an online portfolio management tool.

We intend to distribute the Class A shares of each series exclusively through the Masterworks Platform. Neither Masterworks, LLC nor any other affiliated entity involved in the offer and sale of the Class A shares of a series is currently a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Class A shares of a series.

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ATS

An electronic alternative trading system, operated by an SEC-registered broker-dealer and member of FINRA and SIPC in accordance with SEC Regulation ATS (the “ATS”), is expected to facilitate trading of Class A shares of a series, commencing on or after the three-month anniversary of the date such series offering is fully subscribed. The ATS will enable a holder of Class A shares of a series to post live bids and offers 24 hours per day seven days per week, provided that trades will actually occur only during regular trading hours that substantially mirror the trading hours on national securities exchanges.

In order to execute a transaction on the ATS, a buyer or seller of Class A shares of a series may be required to create a brokerage account with a broker-dealer that is authorized to settle trades (the “Settling Broker”). To buy securities on the ATS, investors must also fund the brokerage account in an amount sufficient to pay the full purchase price. Owners of Class A shares of a series may submit bids and ask quotes to purchase or sell Class A shares of a series, and any such transactions will be executed by the Settling Broker, if applicable, and matched through the ATS.

Masterworks will directly notify owners of the Class A shares of a series when they are available for posting on the ATS and will file a notification of such availability on Form 1-U at such time. For so long as the Company exists and the shares of any series are available for posting on the ATS, the Company will continue to file reports under Rule 257 of Regulation A.

Masterworks currently expects to pay all costs and expenses associated with listing the Class A shares of a series on the ATS, establishment of brokerage accountants with the Settling Broker, as applicable, and trading and executing transfers of the Class A shares of a series on the ATS. Certain trading and or brokerage fees currently paid by Masterworks may be passed on to investors in certain foreign jurisdictions or to all investors in the future. In addition, Masterworks may at some point in the future seek to register to become a broker-dealer and a member of FINRA to enable it to earn transactional fees for trading the Class A shares or it may seek to earn administrative or other fees or recoup its costs associated with making a trading market available.

Secondary trades of Class A shares matched on the ATS are intended to comply with Blue Sky laws either through a Manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions.

Due to regulatory compliance restrictions, the ATS or certain features of the ATS will not be available to residents of certain foreign countries. For a list of countries that are enabled on the ATS, see the trading section of the Masterworks Platform. In addition, Class A shares of a series held by affiliates of the Company are “control” securities under U.S. federal securities laws and are subject to restrictions on transfer. If you hold more than 10% of the Class A voting shares of a series, you may be deemed an affiliate of such series and may be unable to participate on the ATS or otherwise freely transfer your shares. The Company or its transfer agent may require you to provide a legal opinion and or other information to determine your affiliate status.

There can be no assurance that the ATS will provide an effective means of selling your Class A shares. In light of a variety of factors, including, without limitation, the relatively small market capitalization of each series, we cannot guarantee that the ATS will provide a reliable or effective means of price discovery. Accordingly, any posted offer prices or historical transaction information reflected on the ATS should not be construed as being representative of the fair value of the Class A shares of a series or of the artwork owned by such series.

License Agreement

In consideration of the payment of the Expense Allocation, we will enter into a license agreement with Masterworks, effective upon the commencement of the initial series offerings, pursuant to which Masterworks will grant us a non-exclusive license to use the name “Masterworks” and utilize systems, software and technology owned or licensed by Masterworks, including the Masterworks Platform, for certain activities relating to the series offerings and ongoing investor relations, for the term of the management services agreement. Other than with respect to this license, we will have no legal right to use the “Masterworks” name or Masterworks Platform. In the event that the Administrator ceases to manage our operations pursuant to the management services agreement, we would be required to change our name to eliminate the use of “Masterworks”.

Involvement in Certain Legal Proceedings

No executive officer, member of the Board of Managers, or significant employee or control person of our Company or the Administrator has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

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MANAGEMENT COMPENSATION

The Administrator, and its affiliates will receive certain fees and expense reimbursements for services relating to the offering of each series and the acquisition, maintenance and sale of the Artwork of each series. The items of compensation are summarized below. Neither the Administrator nor their affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Class A shares of a series. In addition, Masterworks will own 1,000 Class B shares of each series that offers Class A shares, representing a 20% “profits interest” in the fully diluted equity of each series following the final closing of the offering of such series.

The following table sets forth the form of compensation and the recipient of such compensation together with the determination of the amount and the estimated amount.

Form of Compensation and Expense Reimbursement	Determination of Amount	Estimated Amount
Expense Allocation	Masterworks will receive an Expense Allocation for all art-related issuers, including each series, which is intended to be a fixed, non-recurring expense payment for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of a series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of a series and (iv) the use of the Masterworks Platform and Masterworks intellectual property.

Approximately 11% of the cost of the Artwork of a series, or approximately 10% of the maximum aggregate offering amount.

Please refer to the “Use of Proceeds” section for the actual Expense Allocation paid with respect to each series offering.

Management Fee	In respect of ordinary management of our Company and the Artwork of a series including entity management and art management, Masterworks Cayman will issue its SPC Preferred shares to the Administrator.

1.5% of the total SPC shares of a segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares will be subject to vesting provisions set forth in the management services agreement, except as noted with respect to any particular series of the Company in the “Description of Business – The Series” section of this Offering Circular. Once earned or vested, as applicable, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1.

Please refer to the “Summary of Administrator Compensation and Expense Reimbursement” section for an illustrative example of the number of SPC Preferred shares that would be issued to the Administrator per annum over a hold period of an Artwork of a series of up to 10 years and the corresponding aggregate value of the liquidation preference and ownership percentage of the total SPC shares outstanding. The actual number of SPC Preferred shares issued and outstanding for each segregated portfolio as of December 31 and June 30 of each fiscal year will be disclosed in the Company’s annual report on Form 1-K and semi-annual report on Form 1-SA, respectively.

Profits Interest	Masterworks will own 1,000 Class B shares of each series, representing a 20% “profits interest” in the fully diluted equity of such series following the final closing of the offering of such series.	These amounts, if any, cannot presently be determined, but will be disclosed in a Current Report on Form 1-U if and when determined for any particular series.

Reimbursement for Extraordinary and Non-Routine Costs	Extraordinary or non-routine costs, payments and expenses, if any, relating to our Company or the Artwork of a series, will be paid for by the Administrator, but such extraordinary or non-routine costs and payments will be reimbursed in cash upon the sale of the Artwork of a series or a sale of our Company, as applicable.	These amounts, if any, cannot presently be determined, but will be disclosed in a Current Report on Form 1-U if and when determined for any particular series.

Disposition of the Artwork without a third-party intermediary	Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, it would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale.	These amounts, if any, cannot presently be determined, but will be disclosed in a Current Report on Form 1-U if and when determined.

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Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers receive compensation for his or her services, including services performed for us, from Masterworks. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees paid to the Administrator, we do not intend to pay any compensation directly to these individuals.

Compensation of the Board of Managers

Members of the Board of Managers who are also officers of Masterworks and the Company receive no compensation in respect of their service on the Board of Managers. The Independent Manager receives compensation from Masterworks for serving in such capacity on multiple issuer entities. Although we will indirectly bear some of the costs of the compensation paid to the Independent Manager through fees paid to the Administrator, we do not intend to pay any compensation directly to this individual.

SECURITY OWNERSHIP OF
MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth information about the current beneficial ownership of the Company at October 13, 2023, and the estimated beneficial ownership of the Class A shares of each series after the offering for:

●	Each person known to us to be the beneficial owner of more than 10% of the Class A shares of any series entitled to vote;

●	Each named executive officer;

●	Each member of the Board of Managers; and

●	All of the executive officers and members of the Board of Managers as a group.

Prior to giving effect to each series offering, 100% of the membership interests of each series of the Company are held by Masterworks in the form of 1,000 Class B shares of each series. Following the closing of each offering, Class A shares of a series may be issued to Masterworks to repay the advance and the Expense Allocation, or upon conversion of the Class B shares of a series or upon exchange of the SPC Preferred shares of the applicable segregated portfolio of Masterworks Cayman.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of our Company, 225 Liberty Street, 29th Floor, New York, New York 10281. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all Class B shares of each series that they beneficially own, subject to applicable community property laws.

We have presented the beneficial ownership of the Class A shares of each series based on the assumption that all Class A shares of each series offered in the series offering will be sold to third party investors. A member that beneficially owns 5% or more of the Class A shares of a series (excluding shares beneficially owned by Masterworks) may irrevocably limit or eliminate its voting rights by providing an irrevocable certification to the Company in substantially the form of Exhibit B to the operating agreement. In subsequent reports we file pursuant to Regulation A that require beneficial ownership information, we will disclose the number and percentage of Class A shares of a series that are eligible to vote as well as the number and percentage of Class A shares of a series that are not eligible to vote as of such filing date. In addition, any member that irrevocably eliminates its voting rights or limits its voting rights to not more than 10% of the total voting power of the Class A shares of a series, shall not be named or have its address or ownership reported in the beneficial ownership table included in the Company’s future SEC reports, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act.

In computing the number of Class A shares of a series beneficially owned by a person and the percentage ownership of that person after a series offering, we deemed outstanding Class A shares of a series subject to any securities held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of October 13, 2023, into Class A shares of a series. In computing the number of Class A shares of a series owned after a series offering, we have assumed that the Class A share value of a series at such time would be $30.00. Please see the Hypothetical Class A share of a series value chart below which sets for the number of Class A shares of a series issuable upon conversion of the Class B shares of such series based on various hypothetical values of the Class A shares of a series for additional information. Unless otherwise indicated, ownership amounts and percentages reflect all issued and outstanding securities of all series.

	Membership Interests Beneficially Owned Prior to the Series Offerings		Class A Shares Beneficially Owned After the Series Offerings(5)
Name of Beneficial Owner	Number	Percent	Number	Percent
Named Executive Officers and Board of Managers:

Nigel S. Glenday, Chief Executive Officer; Chief Financial Officer(1)	-	*	0	*

Joshua B. Goldstein, General Counsel and Secretary(1)	-	*	0	*

Eli D. Broverman, Independent Representative (1)	-	*	0	*

All named executive officers and Members of the Board of Managers as a group (3 persons)	N/A	*	0	*

10% holders:
Masterworks Foundry, LLC(2)(3)(4)	N/A	100%	140,788	7.69%

*	Less than 1.0%

(1)	All named individuals are also members of the Board of Managers of the Company.

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(2)	The Lynn Family Trust 001 (the “Trust”) owns approximately 80% of the membership interests of Masterworks, LLC. Mr. Lynn is the Chief Executive Officer of Masterworks, LLC and Masterworks Administrative Services, LLC. By contract, Mr. Lynn has the power to vote 100% of the membership interests beneficially owned by the Trust and controls Masterworks. No other person beneficially owns 10% or more of the voting membership interests of Masterworks, LLC or any of its subsidiaries.

(3)	Masterworks, LLC owns 100% of the membership interests of Masterworks Foundry, LLC and Masterworks Administrative Services, LLC, which will be entitled to receive SPC Preferred shares at a rate of 1.5% of the total shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares will be subject to vesting provisions set forth in the management services agreement, except as noted with respect to any particular series of the Company in the “Description of Business – The Series” section of this Offering Circular. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. Once earned or vested, as applicable, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1.

(4)	The Class B shares retained by Masterworks will entitle Masterworks to 20% of the profit on sale of the Artwork of a series or the ability to convert such shares into Class A shares of a series with a value at the time of conversion equal to 20% of the increase in value of the issued and outstanding Class A and B shares of each series. The following table indicates how many Class A shares of a series would be issuable to Masterworks upon conversion of the Class B shares of a series based on hypothetical changes in the value of the Class A shares of a series, assuming that 83,250 Class A shares are sold in such series offering:

Hypothetical value of Class A share of a series	$20.00	$30.00	$40.00	$50.00	$60.00

No. of Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of such series	0	6,938	10,406	12,488	13,875
Percentage of total outstanding Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of such series	0%	7.69%	11.11%	13.04%	14.29%

INTEREST OF MANAGEMENT AND
OTHERS IN CERTAIN TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with Masterworks. These conflicts are discussed below, and this section is concluded with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts. References throughout this offering circular to the Masterworks Vault 2, LLC “operating agreement” refer to the Masterworks Vault 2, LLC amended and restated operating agreement.

In addition to the compensation arrangements discussed in the section titled “Management Compensation,” the following is a description of each transaction since May 24, 2023 (our inception) and each currently proposed transaction in which:

●	We have been or will be a participant;

●	The amount involved exceeds one percent of our total assets; and

●	In which any member of the Board of Managers or executive officer, of the Company or the related Masterworks entities or their applicable beneficial owners, or beneficial owners of more than 5% of the Class A shares of a series or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Scott W. Lynn is the Chief Executive Officer of Masterworks and is also able to control the activities of all of the Masterworks entities as well as our Company. Mr. Lynn is also the Chief Executive Officer of the Administrator.

Management Services Agreement and Fees Paid to Affiliates

Pursuant to a management services agreement between us, Masterworks Cayman and the Administrator to be entered into prior to the initial closing of the initial series offerings, the Administrator will manage all of our administrative services and will maintain the Artwork of each series. For the foregoing services, the Administrator will be entitled to receive a management fee from in the form of SPC Preferred shares at a rate of 1.5% of the total SPC shares of such segregated portfolio of Masterworks Cayman outstanding which holds the Artwork of an applicable series, after giving effect to such issuance, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company. These SPC Preferred shares will be subject to vesting provisions set forth in the management services agreement, except as noted with respect to any particular series of the Company in the “Description of Business – The Series” section of this Offering Circular. If applicable, SPC Preferred shares of any series shall vest on the three-year anniversary of the final closing of the applicable series offering, as may be extended or shortened in accordance with the management services agreement. There is no overall limit to the number of SPC Preferred shares that may be issued to pay these fees. Once earned or vested, as applicable, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. Following the initial closing of the initial series offerings, Masterworks will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or services in connection with a sale of the Artwork of a series or any sale, merger, third-party tender offer or other similar transaction involving us. Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, it would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale. Any third-party costs incurred by the Administrator in connection with litigation or major transactions, together with any fees, will be reimbursed or paid upon the sale of the Artwork of a series or our Company, as applicable.

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Beneficial Owner of Affiliated Entities

The Lynn Family Trust 001 is the majority beneficial owner of all of the Masterworks affiliated entities. Scott W. Lynn, the Chief Executive Officer of Masterworks, LLC and Masterworks Administrative Services, LLC, may also be deemed the beneficial owner of the Masterworks entities given his power to exercise voting control through an agreement with the Trust. Mr. Lynn is the Chief Executive Officer of Masterworks and is an art collector and is also able to control the activities of all of the Masterworks entities as well as our Company. Mr. Lynn could have conflicts with his personal art collection and the collection of Masterworks.

Qualification Rights

Masterworks will have the right to request that we qualify on Form 1-A, or a comparable form, the resale of any Class A shares of a series beneficially owned by Masterworks or any entity administered by Masterworks. There are no limitations or restrictions on the size or frequency of such qualification requests, other than pursuant to applicable law, provided that all costs associated with any such qualification shall be the responsibility of Masterworks. If Masterworks exercises its qualification rights and offers Class A shares of a series in a secondary offering pursuant to Regulation A, it may be more difficult to sell your Class A shares of such series and could adversely affect the price at which you can sell your Class A shares of such series on the ATS. The qualification rights are set forth in the Company’s operating agreement.

Our Affiliates’ Interests in Other Masterworks Entities

General

The officers and members of the Board of Managers who perform services for us are also officers, members of the Board of Managers, managers, and/or key professionals of Masterworks and other Masterworks entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of Masterworks may organize other art-related programs and acquire for their own account art-related assets. In addition, Masterworks has granted non-voting equity interests in Masterworks, LLC to certain management personnel performing services, including our executive officers.

Allocation of Our Affiliates’ Time

We rely on Masterworks and its key professionals who act on our behalf and on behalf of the Administrator, including Scott W. Lynn, Nigel S. Glenday and Joshua B. Goldstein for the day-to-day operations of our business and the Administrator’s business. Messrs. Lynn, Glenday and Goldstein are also, respectively, the Chief Executive Officer, Chief Financial Officer and General Counsel/Secretary of the Administrator and are officers of the other Masterworks entities. As a result of their interests in other Masterworks entities, their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us, the Administrator and other Masterworks entities and other business activities in which they are involved. However, we believe that the Administrator and its affiliates have sufficient professionals to fully discharge their responsibilities to the Masterworks entities for which they work. The Administrator also serves as the Administrator for other entities and the services to be provided to these entities are substantially similar to those to be provided to the Company.

Duties Owed by Some of Our Affiliates to the Administrator and the Administrator’s Affiliates

Our officers and members of our Board of Managers and the key professionals performing services for us are also officers, members of the Board of Managers, managers and/or key professionals of:

●	Masterworks, LLC, the owner of the Masterworks Platform;

●	Masterworks Administrative Services, LLC, our Administrator;

●	Masterworks Gallery LLC, an affiliate of Masterworks, which seeks to acquire the Artwork of each series as agent for the Company; and

●	Other Masterworks entities.

As a result, they owe duties to each of these entities, their equity holders, members and limited partners. These duties may from time-to-time conflict with the duties that they owe to us.

No Independent Underwriter

As we are conducting the series offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

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Certain Conflict Resolution Measures

Independent Manager

The Board of Managers is made up of Nigel S. Glenday, Joshua B. Goldstein and Eli D. Broverman. One of the members of the Board of Managers, Eli D. Broverman, serves as the Independent Manager on the Board of Managers (the “Independent Manager”). The Independent Manager serves to protect the interests of the holders of the Class A shares of each series and is tasked with reviewing and approving all related party transactions of our Company with our affiliates and addressing all conflicts of interest that may arise between us and the holders of the Class A shares of each series and our affiliates. The Independent Manager’s role is solely related to governance and he has no involvement in the operations of the Company or Masterworks and does not participate in any offering activities. The Independent Manager and any replacement Independent Manager if the Independent Manager resigns or is removed from such position on the Board of Managers at any time, shall meet the standards of an “independent director” pursuant to the standards set forth in NASDAQ Marketplace Rule 4200(a)(15).

Other Operating Agreement Provisions Relating to Conflicts of Interest

Our operating agreement contains other restrictions relating to conflicts of interest including the following:

Lock-Up Agreement. Masterworks will own 1,000 Class B shares of each series that offers Class A shares, representing a 20% “profits interest” in the fully diluted equity of such series following the final closing of the offering of such series. The Class B shares of each series retained by Masterworks will entitle Masterworks to 20% of the profit on sale of the Artwork of a series or the ability to convert such shares into Class A shares of the same series with a value at the time of conversion equal to 20% of the increase in value of the issued and outstanding Class A and Class B shares of each series. Masterworks will also own Class A shares of a series if and to the extent the offering of such series is undersubscribed. Masterworks has also agreed to lock-up provisions in our operating agreement that will prohibit it from selling or transferring any Class B shares of a series prior to the one-year anniversary of the offering of such series, though it is permitted to pledge all of its shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the shares in connection with a default by Masterworks on its indebtedness. Masterworks will have no restrictions on the disposition of any of its Class B shares of a series after the one-year anniversary of the offering of such series, other than restrictions imposed by the management services agreement and applicable securities laws.

Term of each Manager. Our operating agreement provides that each member of the Board of Managers will serve for an indefinite term, but that each member of the Board of Managers may be removed by a majority of the Board of Managers for any reason, or may choose to withdraw as a member of the Board of Managers under certain circumstances. Our operating agreement also provides that each member of the Board of Managers may be removed and or replaced and our Board of Managers can be reconstituted for any reason by the holder of the Class C share of a series, if any. The Class C share of a series will be issued or transferred only to a Masterworks affiliate, if any. The Class C share of a series, once issued, may be redeemed or cancelled by mutual agreement between the holder of the Class C share of a series and the Company.

Holders of two-thirds (2/3) of all voting Class A shares outstanding of all series together as a single class may affirmatively vote to remove any members of the Board of Managers for “cause” only.

DESCRIPTION OF SHARES

Prior to giving effect to each series offering, 100% of the issued and outstanding membership interests of each series are held by Masterworks in the form of 1,000 Class B shares of each series. The Company has three classes of membership interests for each series: Class A ordinary membership interests of a series (referred to herein as the “Class A shares”), Class B membership interests of a series (referred to herein as the “Class B shares”), as well as the Class C share of a series. References throughout this offering circular to “shares” refer generically to the Class A shares and Class B shares of a series. We are offering Class A shares of each applicable series, at a price of $20.00 per Class A share pursuant to this offering circular. The number of Class A shares offered in any series offering will equal the quotient of (i) the price paid to acquire the Artwork, plus the Expense Allocation payable to Masterworks, divided by (ii) $20.00, which represents the offering price per Class A share for each series offering.

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The Class C share of a series represents a special class of membership interests, which has no economic rights or obligations and has no voting rights, but has the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason. The Class C shares can only be issued to, transferred to, or, held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time. The following description of the Shares is based upon our certificate of formation, our operating agreement, and applicable provisions of law, in each case as in effect prior to the qualification of this offering circular. This discussion does not purport to be complete and is qualified in its entirety by reference to the certificate of formation and the operating agreement, copies of which are filed with the SEC as exhibits to the offering statement of which this offering circular forms an integral part.

Prior to giving effect to each series offering, Masterworks Foundry is the sole holder of record of 100% of the membership interests of each series represented by 1,000 Class B shares of each series conducting a series offering representing a 20% profits interest of such series.

Description of the Securities Being Offered

Investors will acquire Class A shares in a series of the Company, each of which is intended to be a separate series of the Company for purposes of accounting for assets and liabilities. It is intended that owners of Class A shares in a series will only have an interest in the assets, liabilities, profits and losses pertaining to the specific Artwork owned by that series. For example, an owner of interests in Series 1 will only have an interest in the assets, liabilities, profits and losses pertaining to Series 1 and its related operations. See the “Description of Shares” section for further details. The maximum investment amount per investor in any series is $100,000 (5,000 Class A shares) and the minimum investment amount per investor in any series is $15,000 (750 Class A shares) for investors that have not previously invested in offerings via the Masterworks Platform and $500 (25 Class A shares) for investors that have previously invested in other offerings on the Masterworks Platform. We reserve the right to reject any subscription, waive or increase the maximum purchase restriction or waive or decrease the minimum purchase restriction in our sole and absolute discretion and we routinely grant such waivers, increases or reductions for categories of investors or on a case-by-case basis. Accordingly, investors should not assume that the stated minimum investment restriction will be applied uniformly to all investors.

Further, pursuant to the terms of the Company’s operating agreement, an investor, other than an affiliate of Masterworks, generally cannot own, or be deemed to beneficially own, as “beneficial ownership” is determined pursuant to Section 13(d) and 13(g) of the Securities Act, more than 24.99% of the total number of Class A shares of a series outstanding, provided that we may waive such limit on a case-by-case basis in our sole discretion.

Membership Interests

We were formed as a Delaware series limited liability company on May 24, 2023 by Masterworks Foundry, our founder, in order to facilitate investment in specific Artwork. We are a manager-managed limited liability company. Upon our formation, Masterworks Foundry was issued 100% of our membership interests in the form of Class B shares of each initial series and will be issued 1,000 Class B shares upon the formation of any additional series in the future.

Pursuant to our operating agreement, we may not issue any additional Class A shares of a series after the consummation of the offering of such series, other than as described in this offering circular, including the Class A shares of a series that may be issued to Masterworks to repay the advance and the Expense Allocation, and those that may be issued upon conversion of the Class B shares of a series or upon the exchange of SPC Preferred shares. Masterworks Foundry, our sole member as of the date of this Offering Circular, adopted our operating agreement.

Summary of Operating Agreement

We are governed by an agreement titled the “Amended and Restated Limited Liability Company Operating Agreement” of Masterworks Vault 2, LLC. Prior to giving effect to each series offering, all of the membership interests of each series of the Company are held by Masterworks in the form of 1,000 Class B shares of each series. References throughout this offering circular to “shares” or “Shares” refer generically to the Class A shares of a series and Class B shares of a series and references throughout this offering circular to the Masterworks Vault 2, LLC “operating agreement” and the “amended and restated operating agreement” of Masterworks Vault 2, LLC, refer to the Masterworks Vault 2, LLC Amended and Restated Limited Liability Company Operating Agreement, the form of which is filed as Exhibit 2.3 to the offering statement of which this offering circular forms an integral part. The following summarizes some of the key provisions of the Masterworks Vault 2, LLC operating agreement. This summary is qualified in its entirety by our operating agreement itself, the form of which is included as Exhibit 2.3 to the offering statement of which this offering circular forms an integral part.

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Organization and Duration

We were formed on May 24, 2023, as a Delaware protected series limited liability company as set forth in Section 18-215 of the Delaware Limited Liability Company Act. We will remain in existence until liquidated in accordance with the Masterworks Vault 2, LLC operating agreement.

Purpose and Powers

Under the Masterworks Vault 2, LLC operating agreement, we are permitted to engage in such activities as determined by the Board of Managers that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us and the Board of Managers pursuant to the agreement relating to such business activity, provided that we are prohibited from engaging in certain activities referred to as “Prohibited Acts” without obtaining the approval of the holders of a majority of the voting shares. “Prohibited Acts” consist of amending, waiving or failing to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders of a series, except as otherwise provided therein.

Board of Managers and its Powers

We are a manager-managed series limited liability company as set forth in Section 401 and Section 101 of the Delaware Limited Liability Company Act. Our operating agreement appoints the Board of Managers of the Company.

We plan to enter into a management services agreement with our Administrator and Masterworks Cayman, prior to the initial closing of the initial series offerings which is further described in the “Summary of Management Services Agreement” section of this document. Pursuant to our operating agreement and the management services agreement, the Administrator will have complete and exclusive discretion in the management and control of our affairs and business, subject to the requirement to obtain consent for Prohibited Acts, and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of our Company, including doing all things and taking all actions necessary to carry out the terms and provisions of each of the foregoing agreements.

Pursuant to the Masterworks Vault 2, LLC operating agreement, the Board of Managers shall have full authority in their discretion to exercise, on our behalf and in our name of the Company, all rights and powers of a “manager” of a limited liability company under the Delaware Limited Liability Company Act necessary or convenient to carry out our purposes. Any person not a party to our operating agreement dealing with us will be entitled to rely conclusively upon the power and authority of the Board of Managers to us in all respects, and to authorize the execution of any and all agreements, instruments and other writings on behalf of us and in our name.

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

Any member of the Board of Managers may be removed and replaced by a majority of the Board of Managers or the holder of the Class C share of a series, if any, with or without “Cause.” In addition, any member of the Board of Managers may be removed or replaced by the affirmative vote of members holding two-thirds (2/3) of the voting shares of all of the series then existing as a single class for “Cause” only. The term “Cause” is defined as follows:

(a) the commission by a member of the Board of Managers of fraud, gross negligence or willful misconduct;

(b) the conviction of a member of the Board of Managers of a felony;

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(c) a material violation by a member of the Board of Managers of any applicable law that has a material adverse effect on our business;

(d) the bankruptcy or insolvency of a member of the Board of Managers

Classes of Ownership

Prior to giving effect to each series offering, 100% of the membership interests of each series are owned by Masterworks in the form of 1,000 Class B shares of such series. We have three classes of membership interests for each series:

Class A shares. The Class A shares of each series being offered in each series offering will represent in the aggregate 100% of our members’ capital accounts of each such series and an 80% interest in the profits we recognize upon any sale of the Artwork of such series. The number of Class A shares of each series outstanding upon the final closing of the offering of the series is as noted in the “Series Offering Table”, and the number of additional Class A shares of a series that may be issued by our Company following the offering of the series (subject to issuances pursuant to stock-splits, recapitalizations or similar transactions) is limited to shares issuable upon conversion of the Class B shares of such series and exchange of the SPC Preferred shares of the applicable segregated portfolio of Masterworks Cayman.

Class B shares. The Class B shares of each series held by Masterworks Foundry will represent 0% of our members’ capital accounts in such series and a 20% interest in the profits we recognize upon any sale of the Artwork of such series. There are currently 1,000 Class B shares of each series outstanding and there will be 1,000 Class B shares of each series outstanding upon the final closing of each offering of a series. Upon mutual agreement of the holder of the Class B shares of each series and the Company, the Class B shares of each series may be redeemed by the Company for a nominal amount.

Class C Share. The Class C share of each series represents a special class of membership interests, which has no economic rights or obligations and has no voting rights, but has the right to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason. The Class C shares can only be issued to, transferred to, or, held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

Voting Rights

We refer to Class A shares of a series, excluding Class A shares of a series beneficially owned by Masterworks and Class A shares held by a Vote Limited Member above such shareholder’s voting limit, as our “voting shares.” On each matter where the members have a right to vote, each voting share shall be entitled to and shall constitute one (1) vote, and all voting shares shall vote together as a single class of a series or as a single class with holders of all voting Class A shares outstanding of all series together, as applicable, except as otherwise set forth in our operating agreement, or otherwise required by the Delaware Act. In determining any action or other matter to be undertaken by or on behalf of us, each member shall be entitled to cast a number of votes equal to the number of voting shares that such member holds, with the power to vote, at the time of such vote. Unless otherwise set forth in our operating agreement, or otherwise required by the Delaware Act, the taking of any action by us which requires a vote of the members as set forth above shall require the receipt of votes from members holding a majority of the voting shares to constitute a quorum, provided, that in the case of a proposed removal of the Administrator for any reason or a member of the Board of Managers for “Cause”, an affirmative vote of holders of two-thirds (2/3) of the voting Class A shares outstanding of all series together voting as a single class shall be required to authorize and approve such action. In determining the outcome of any vote at a meeting, shareholders that abstain or do not vote will effectively be counted as votes against such action. Each member of the Board of Managers may be removed and or replaced and our Board can be reconstituted for any reason by the holder of the Class C share of a series, if any. The Masterworks affiliate that holds a Class C share of a series, if any, shall have no voting rights with respect to Class A shares of a series it beneficially owns.

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A member that beneficially owns 5% or more of the Class A shares of a series (excluding shares beneficially owned by Masterworks) may irrevocably limit or eliminate its voting rights by providing an irrevocable certification to the Company in substantially the form of Exhibit B to the operating agreement. In the event a member irrevocably limits or eliminates its voting rights (a so-called “Vote Limited Member”), all of the Class A shares of a series beneficially owned by such Vote Limited Member in excess of the voting limit applicable to such member shall no longer have any voting rights for so long as such shares are beneficially owned by such member or such member’s affiliates. Any Vote Limited Member that limits its voting rights such that under no circumstances would such shareholder, together with its affiliates, have the right to cast more than 10% of the total votes in any matter put to a vote of the Class A shareholders of a series, shall not be named or have its address or ownership reported in the Company’s ongoing SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act. The determination of affiliate status for such purposes shall be made by the Board of Managers in its sole and absolute discretion and the Company or its transfer agent may require any shareholder that owns more than 10% of the Class A shares of a series to provide a legal opinion and or other information it deems necessary or appropriate to determine such person’s affiliate status. If any such 10% or more shareholder is deemed to be an “affiliate”, notwithstanding the limit on voting, such person’s name, address and ownership will be reported in the Company’s SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K.

Subject to the Delaware Act, the Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

Conversion of Class B shares

Class B shares of a series will be convertible into Class A shares of such series, in whole or in part, at any time prior to the consummation of a sale of the Artwork by such series for no additional consideration pursuant to the following conversion formula:

Class A shares of a series issuable upon conversion	=	(A) Value Increase, multiplied by
(B) Conversion Percentage, multiplied by
(C) 20%, divided by
(D) Class A share Value of a series.

Definitions for conversion calculation:

“Value Increase”	means, the aggregate value of Class A shares of the applicable series outstanding at such time on a fully diluted basis (including any shares issuable upon exchange of SPC Preferred shares, whether or not such SPC Preferred shares are vested (“Exchange Shares”)), minus the product of (i) the number of Class A shares of such series outstanding at such time on a fully diluted basis (including Exchange Shares) and (ii) $20.00, if such difference is positive.

“Conversion Percentage”	means, (A) the number of Class B shares of a series being converted, divided by (B) the number of Class B shares of a series outstanding.

“Class A share Value”	means, as of the close of business on the day preceding the conversion date, the volume weighted average trading price (“VWAP”) of the Class A shares of a series on all trading platforms or trading systems on which the Class A shares of a series are being traded over the forty-five (45) trading days then ended, provided, that if the total aggregate trading volume over such 45-trading-day period is less than 5% of the public float, such period shall be extended to the ninety (90) trading days then ended, provided, further, if the total aggregate trading volume over such 90-trading-day period is less than 5% of the public float, the holder of the Class B shares of a series shall request that the Administrator obtain an appraisal of the Class A share Value of a series from one or more independent nationally-recognized third party appraisal companies and such appraisal shall constitute the Class A share Value of a series.*

* The hypothetical Class A share values of a series represent the assumed VWAP, or in the absence of a trading market, the appraised fair value of the Class A shares of a series, which, in either case, is assumed to be the amount that a Class A share of a series would receive upon sale of the Artwork by such series (i.e. the appraised value of the Artwork of such series divided by the fully diluted number of Class A shares of such series outstanding).

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Examples of conversion calculation

The following table illustrates the number and percentage of Class A shares of a series that would be issued to Masterworks upon conversion of all of its Class B shares of a series based on hypothetical changes in the trading price or value of the Class A shares of a series:

Hypothetical Class A share Value of a series	$20.00	$30.00	$40.00	$50.00	$60.00
No. of Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of a series	0	6,938	10,406	12,488	13,875
Percentage of total outstanding Class A shares of a series Masterworks would receive upon conversion of 100% of its Class B shares of a series	0%	7.69%	11.11%	13.04%	14.29%

Powers of the Board of Managers

The Board of Managers will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Board of Managers shall not have the authority to amend, waive or fail to comply with any material provision of our operating agreement that disproportionately and adversely affects the Class A shareholders as a whole or an affected series except as provided therein, without the prior written consent of the holders of a majority of the voting shares of the Company or such series, as applicable.

Shares beneficially owned by Masterworks shall have no voting rights, except one or more Class C shares held by a Masterworks affiliate will enable it to remove and or replace all or any members of the Board of Managers and reconstitute the Board without “cause” for any reason.

Agreement to be Bound by the Operating Agreement

By purchasing a Class A share of a series, you will be admitted as a member of our Company and will be bound by the provisions of, and deemed to be a party to the Masterworks Vault 2, LLC operating agreement. Pursuant to the Masterworks Vault 2, LLC operating agreement, each holder of Class A shares of a series and each person who acquires a Class A share of a series from a holder must agree to be bound by the terms and conditions of the Masterworks Vault 2, LLC operating agreement.

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Shareholder Voting

Class A shares of each series have one vote per share and we refer to the Class A shares of each series, excluding shares beneficially owned by Masterworks, or shares owned by a member that has irrevocably limited or eliminated such member’s voting rights in excess of such member’s voting limit, as “voting shares.” The Class B shares of each series shall have no voting rights other than as may be required pursuant to applicable law. The term “other than as may be required pursuant to applicable law,” takes into account the following considerations (i) pursuant to Section 18-806 of the Delaware Limited Liability Company Act (the “Act”), in the event that a limited liability company is dissolved by the occurrence of an event that causes the last remaining member to cease to be a member, the personal representative of the last remaining member of the limited liability company or the assignee of all of the limited liability company interests in the limited liability company may vote to revoke the dissolution, subject to the approval of any other persons whose approval is required under the limited liability company agreement to revoke a dissolution, such a vote could result in holders of the Class B shares of a series (or more accurately the personal representative of such persons) potentially be deemed to have a “right to vote” and (ii) the Act may be amended in the future to mandate voting rights for all interests in a Delaware limited liability company in certain situations, and if this occurs, without the provision “other than as may be required by law,” the Company could be in a position where its operating agreement would be in violation of the Act.

A member that beneficially owns 5% or more of the Class A shares of a series (excluding shares beneficially owned by Masterworks) may irrevocably limit or eliminate its voting rights by providing an irrevocable vote limit certificate to the Company in substantially the form of Exhibit B to the operating agreement. In the event a member irrevocably limits or eliminates its voting rights, all of the Class A shares of a series beneficially owned by such member in excess of the voting limit applicable to such member shall no longer have any voting rights for so long as such shares are beneficially owned by such member or such member’s affiliates. Any member that irrevocably eliminates its voting rights or limits its voting rights such that under no circumstances would such shareholder, together with its affiliates, have the right to cast more than 10% of the total votes in an election of Managers or on any other matter put to a vote of the Class A shareholders of a series, shall not be named or have its address or ownership reported in the Company’s ongoing SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K, unless such person is otherwise deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act. The determination of affiliate status for such purposes shall be made by the Board of Managers in its sole and absolute discretion and the Company or its transfer agent may require any shareholder that owns more than 10% of the Class A shares of a series to provide a legal opinion and or other information it deems necessary or appropriate to determine such person’s affiliate status. If any such 10% or more shareholder is deemed to be an “affiliate”, notwithstanding the limit on voting, such person’s name, address and ownership will be reported in the Company’s SEC filings, including the beneficial ownership table in the Company’s Annual Report on Form 1-K.

Whenever holders of Class A shares of a series are required or entitled to vote on any matter, except as otherwise provided, that vote may be taken at a meeting or may be taken via a written consent in lieu of a meeting.

The Company shall provide holders of voting shares with not less than five (5) nor more than sixty (60) days prior notice of any meeting or any action subject to a vote of holders of voting shares at a meeting shall require a quorum, in the form of votes actually cast (whether in person or by proxy), from at least a majority of the voting shares eligible to vote on such matter or such higher percentage of voting shares as may be required for such action. At any meeting or on any matter that is to be voted on or consented to by holders of voting shares, the then holders of our voting shares, may vote in person or by proxy, and such vote may be made, and a proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. Shares beneficially owned by Masterworks shall have no voting rights.

We have elected to be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the Delaware General Corporation Law (the “DGCL”) and other applicable provisions of the DGCL, as though we were a Delaware corporation and as though holders of our voting shares were shareholders of a Delaware corporation. Such sections generally regulate proxies for any voting purposes. In the event that we become subject to Regulation 14A under the Exchange Act, pursuant to and subject to the provisions of Rule 14a-16 under the Exchange Act, we may, but are not required to, utilize a Notice of Internet Availability of Proxy Materials, as described in that rule, in conjunction with proxy material posted to an Internet site, in order to furnish any proxy or related material to holders of voting shares pursuant to Regulation 14A under the Exchange Act. We currently intend to utilize the Masterworks platform to the extent possible for meetings of, and votes of our shareholders.

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Shareholder Distributions.

The Company does not expect to pay any distributions, other than a distribution following a sale of the Artwork of a series. There can be no assurance as to the timing of a distribution or that we will pay a distribution at all. There are no contractual restrictions on our ability to declare or pay dividends and if any are to be paid in the future, such decision will be at the discretion of our Board of Managers and will depend on our then current financial condition and other factors deemed relevant by the Board of Managers.

When Artwork is sold and the segregated portfolio of Masterworks Cayman receives the proceeds of such sale, the proceeds will be distributed as follows:

FIRST, payment will made to Masterworks (as a reimbursement) and or third parties in respect of any costs or expenses for which either the segregated portfolio or the series is responsible, if any;

SECOND, to the extent any funds remain undistributed, if the SPC Preferred shares have not been exchanged for Class A shares, such remaining funds will be distributed to the holder of the SPC Preferred shares for up to (but not exceeding) $20 per SPC Preferred share;

THIRD, to the extent any funds remain undistributed, such remaining funds will be distributed to the series and the series will, in turn, distribute such funds to the Class A shareholders on a pro rata basis up to (but not exceeding) $20 per Class A share;

FOURTH, to the extent any funds remain undistributed, 80% of such remaining funds will be distributed to the Class A shareholders pro rata and 20% of such remaining funds will be distributed to the Class B shareholders.

If the sale of the Artwork of a series were to result in a distribution to the holders of Class A shares of a series of equal to or greater than $20.00 per share (i.e. a “profitable sale”), Masterworks will exchange its SPC Preferred shares for Class A shares prior to a distribution to shareholders and receive proceeds as a holder of Class A shares of the series consistent with the mechanics set forth above.

If the sale of the Artwork of a series were to result in a distribution to the holders of Class A shares of a series of less than $20.00 per share (i.e. a “loss sale”), Masterworks shall receive up to $20.00 per SPC Preferred share, after which any remaining proceeds will be distributed to holders of Class A Shares of the series.

For the avoidance of doubt, if Masterworks exchanges its SPC Preferred shares for Class A shares of a series, Masterworks shall participate in a distribution or liquidation solely as a holder of Class A shares. In addition, the holder of the Class C share has no economic rights. Our Board of Managers may also determine at any time to declare a distribution to the Class B member of any series in the amount of the initial capital contribution to such series.

After all of such distributions are made, the applicable segregated portfolio and series will be dissolved. Further, following a sale of an Artwork, but prior to a distribution to shareholders, the Company may elect to redeem Class A shares of a series outstanding from Class A members of such series other than Masterworks for an amount per Class A share equal to the liquidation amount per Class A share as determined in accordance with our operating agreement, subject to certain conditions set forth in the operating agreement.

Limited Liability

The liability of each member of our Company shall be limited as provided in the Delaware Limited Liability Company Act and as set forth in the Masterworks Vault 2, LLC operating agreement. No member of our Company shall be obligated to restore by way of capital contribution or otherwise any deficits in its capital account (if such deficits occur).

The Delaware Limited Liability Company Act provides that a member of a Delaware limited liability company who receives a distribution from such company and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Liability Company Act shall be liable to the Company for the distribution for three years. Under the Delaware Limited Liability Company Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the Company, other than liabilities to members on account of their Class A shares of a series and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the Company. The fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware Limited Liability Company Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the Company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the Masterworks Vault 2, LLC operating agreement.

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Exculpation and Indemnification of the Board of Managers and Others

Subject to certain limitations, our operating agreement limits the liability of each member of the Board of Managers and its affiliates, any of our members, any person who is our officer and any person who serves at the request of the Board of Managers on behalf of us as an officer, member of the Board of Managers, managers of the Administrator, independent representative, partner, member, stockholder or employee of such person (referred to together as the “Protected Persons” or in the singular as the “Protected Person”).

Exculpation

No Protected Person shall be liable to us or the Administrator or any other member of our Company for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or any intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such Protected Person has reasonable cause to believe that such conduct was unlawful). With the prior consent of the Board of Managers, any Protected Person may consult with legal counsel and accountants with respect to our affairs (including interpretations of our operating agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether a Protected Person acted with the requisite degree of care, such Protected Person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the members of the Board of Managers, officers, employees, consultants, attorneys, accountants and professional advisors of our Company selected with reasonable care; provided, that no such Protected Person may rely upon such statements if it believed that such statements were materially false.

Indemnification

To the fullest extent permitted by law, we will indemnify, hold harmless, protect and defend each Protected Person against any losses, claims, damages or liabilities, including reasonable legal fees, costs and expenses incurred in investigating or defending against any such losses, claims, damages or liabilities or in enforcing a Protected Person’s right to indemnification under the Masterworks Vault 2, LLC operating agreement, and any amounts expended in respect of settlements of any claims approved by the Board of Managers (collectively referred to herein as the “Liabilities”), to which any Protected Person may become subject:

(i)	by reason of any act or omission or alleged act or omission (even if negligent) arising out of or in connection with the activities of our Company;

(ii)	by reason of the fact that it is or was acting in connection with the activities of our Company in any capacity or that it is or was serving at the request of our Company as a partner, shareholder, member, members of the Board of Managers, managers of the Company or the Administrator, the independent representative, officer, employee, or agent of any Person;

unless, such Liability results from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such Protected Person has reasonable cause to believe that such conduct was unlawful).

Any indemnification provided under our operating agreement is limited thereunder to the extent of our assets only. Further, insofar as the foregoing provisions permit indemnification of members of the Board of Managers, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reimbursement of Expenses

We will reimburse (and/or advance to the extent reasonably required) each Protected Person for reasonable legal or other costs and expenses (as incurred) of such Protected Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Liabilities for which the Protected Person may be indemnified pursuant to our operating agreement and for all costs and expenses, including fees, expenses and disbursements of attorneys, reasonably incurred by such Protected Person in enforcing the indemnification provisions of our operating agreement; provided, that such Protected Person executes a written undertaking to repay us for such reimbursed or advanced costs and expenses if it is finally judicially determined that such Protected Person is not entitled to the indemnification provided by our operating agreement.

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Sale of the Artwork

Each series will own the Artwork for an indefinite period, but we may sell the Artwork of such series at any time following the final closing of the offering of such series. There is no guarantee that any such sale of the Artwork of a series will be successful, or if successful, that the net proceeds realized by shareholders of such series from such transaction will be reflective of the estimated fair market value of the shares of such series at such time. Masterworks may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, Masterworks would be entitled to recoup its costs of marketing and selling the Artwork by seeking reimbursement from the applicable series or by charging the buyer a sales commission in connection with such sale.

Amendment of Our Operating Agreement

Amendments to our operating agreement may be proposed only by or with the consent of the Board of Managers and must be approved by a majority vote of holders of the voting shares of all of the series voting as a single class, unless such amendment affects one or series disproportionately and adversely in relation to other series, in which case, the consent of holders of voting shares of such series adversely and disproportionately affected voting as a separate class shall be required for such amendment. However, the Board of Managers does not need consent of holders of voting shares to amend the Masterworks Vault 2, LLC, operating agreement in the following instances: (i) to evidence the joinder of a new member of the Company; (ii) in connection with the transfer of shares by members; (iii) as otherwise required to reflect capital contributions, distributions and similar actions (iv) to reflect the naming of new managers, officers or replacement of officers of the Company; or (v) as required to cause the Company to be treated as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state and local) income tax purposes, (vi) in connection with the exchange or conversion of SPC Preferred shares of a segregated portfolio in which equity interests are owned by a series or Class B shares of a series, respectively, into Class A shares of such series, (vii) to create a new series and or issue shares of such new series, (viii) any change necessary to give effect to a merger or business combination that does not, in the determination of the Board of Managers, disproportionately or adversely affect the holders of Class A shares of any series, or (ix) any change the Board of Managers deems necessary or appropriate to enable trading of membership interests.

Termination and Dissolution

We will continue as a series limited liability company until terminated under the Masterworks Vault 2, LLC operating agreement. We will commence winding up upon the first to occur of the following (the “Dissolution Event”):

(1) Upon the determination of the members with the approval of the Board of Managers;

(2) Our insolvency or bankruptcy;

(3) The sale of all or substantially all of our assets; or

(4) The entry of a decree of judicial dissolution under Section 18 802 of the Delaware Limited Liability Company Act

The Dissolution Event shall be effective on the day on which such event occurs and immediately thereafter we will commence its winding up during which our affairs shall be wound up in accordance with the terms of the Masterworks Vault 2, LLC operating agreement.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). For financial reporting purposes and federal income tax purposes, our fiscal year and its tax year are the calendar year.

Term and Removal of Members of the Board of Managers

Our operating agreement provides that each member of our Board of Managers will serve as a Manager for an indefinite term, but that any Manager may be removed by a majority of the Board of Managers for any reason, or may choose to withdraw as a Manager, under certain circumstances.

Our operating agreement also provides that each member of the Board of Managers may be removed and or replaced and our Board can be reconstituted for any reason by the holder of the Class C share of a series, if any. The Class C share of a series will be issued to a Masterworks affiliate, if any. The Class C share of a series, once issued, can be transferred between Masterworks affiliated entities, including from one Masterworks affiliate to another. The Class C share of a series, once issued, may be redeemed or cancelled by mutual agreement between the holder of the Class C share of a series and the Company.

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In addition, our members may remove a member of the Board of Managers for “cause” only, following the affirmative vote of two-thirds (2/3) of the issued and outstanding voting shares of all the series then existing as a single class excluding those beneficially owned by Masterworks. The term “Cause” is defined as:

●	The commission by the applicable member of the Board of Managers of fraud, gross negligence or willful misconduct;
●	The conviction of the applicable member of the Board of Managers of a felony;
●	A material violation by the applicable member of the Board of Managers of any applicable law that has a material adverse effect on our business; and
●	The bankruptcy or insolvency of the applicable member of the Board of Managers.

Anti-Takeover Effects under Delaware Law

We are a series limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203 of the Delaware General Corporation Law, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the Delaware General Corporation Law apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting Class A shares of a series. The Board of Managers may elect to amend the Masterworks Vault 2, LLC operating agreement, subject to majority approval by the members holding the Class A shares of a series, at any time to have Section 203 apply to the Company.

Valuation of Artworks

Masterworks conducts a quarterly appraisal of the fair market value of each Artwork in accordance with Masterworks’ valuation policies and procedures. The estimated net asset value per Class A share of a series will be disclosed in a Current Report on Form 1-U.

Binding Arbitration under Our Subscription Agreement

By purchasing Class A shares of a series in an offering of a series, investors agree to be bound by the arbitration provisions contained in our subscription agreement which provide that arbitration is the exclusive means for resolving disputes relating to or arising out of the subscription agreement, the shares, the Masterworks Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing. Please note that this arbitration provision does not apply to claims made under the federal securities laws or any dispute you may have with Masterworks Advisers, which can be settled through the arbitration rules of JAMS. Purchasers of shares in a secondary transaction would also be subject to the same arbitration provisions that are currently in our subscription agreement. Such arbitration provision limits the ability of investors to bring class action lawsuits or similarly seek remedies on a class basis for claims subject to the provision. If invoked, the arbitration is required to be conducted in New York, NY in accordance with New York law. The subscription agreement allows for either the Company or an investor to elect to enter into binding arbitration in the event of any covered claim in which the Company and the investor are adverse parties. While not mandatory, in the event that the Company were to invoke the arbitration clause, the rights of the adverse shareholder to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company.

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Waiver of Jury Trial under our Subscription Agreement

By purchasing Class A shares of a series in the offering of a series, by executing the subscription agreement investors agree to waive their rights to a jury trial in claims against the Company or Masterworks. However, this waiver of rights to a jury trial does not apply to claims made under the federal securities laws. Purchasers of shares in a secondary transaction would also be required to waive rights to a jury trial, except in connection with claims under the federal securities laws.

Exclusive Jurisdiction

Our operating agreement provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, as amended, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. By purchasing Class A shares of a series in the offering of a series and by executing the subscription agreement, investors acknowledge that any complaint asserting a cause of action under the Securities Act is to be litigated in the federal district courts of the United States of America.

Qualification Rights

Masterworks will have the right to request that we qualify on Form 1-A, or a comparable form, the resale of any Class A shares of a series beneficially owned by Masterworks or any entity administered by Masterworks. There are no limitations or restrictions on the size or frequency of such qualification requests, other than pursuant to applicable law, provided that all costs associated with any such qualification shall be the responsibility of Masterworks. If Masterworks exercises its qualification rights and offers Class A shares of a series in a secondary offering pursuant to Regulation A, it may be more difficult to sell your Class A shares of such series and could adversely affect the price at which you can sell your Class A shares of such series on the ATS. The qualification rights are set forth in the Company’s operating agreement.

Transfer Agent

The transfer agent and registrar for the Class A shares of each series is Equity Stock Transfer, LLC. The transfer agent’s address is 237 West 37th Street, Suite 602, New York, New York 10018. The transfer agent’s telephone number is 212-575-5757.

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SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

There is currently no public trading market for the Class A shares of any series, and an active market, whether public or private, for these Class A shares may not develop or be sustained. We cannot predict the effect, if any, that market sales of the Class A shares of a series or the availability of Class A shares of a series for sale will have on the market price of the Class A shares of a series prevailing from time to time.

Upon the final closing of a series offering, the maximum number of Class A shares of such series offered will be outstanding, and 1,000 Class B shares of such series will be outstanding and will be owned by Masterworks. Such Class B shares may be converted into Class A shares of the same series based on the relative fair market values of the Class B shares and Class A shares at such time. In addition, Masterworks will earn SPC Preferred shares of each segregated portfolio of Masterworks Cayman that will be exchangeable for Class A shares of the series that owns equity interests in such segregated portfolio at an exchange ratio of 1 for 1. All of the Class A shares of a series sold in the offering of the series will be freely tradable under federal securities laws unless issued to our “affiliates” as such term is defined in Rule 405 of the Securities Act of 1933, as amended. Class A shares of a series held by affiliates of the Company are “control” securities under U.S. federal securities laws and are subject to restrictions on transfer. If you hold more than 10% of the Class A shares of a series, you may be deemed an affiliate of the Company and may be unable to participate on the ATS or otherwise freely transfer your shares. The Company or its transfer agent may require you to provide a legal opinion and or other information to determine your affiliate status.

Masterworks intends to sponsor offerings by entities formed to invest, directly or indirectly, in multiple works of art and any such entity, which would be deemed an “affiliate” of our Company, may invest in one or more series offerings. In the event any such affiliate invests in a series offering, the Class A shares of such series acquired by such entity would be “restricted” securities within the meaning of Rule 144 under the Securities Act of 1933, as amended, and such Class A shares of such series, together with any shares sold by Masterworks in private transactions that are exempt from the registration or qualification requirements of the Securities Act will bear a restrictive legend and will be subject to further transfer restrictions for one year from the time such shares are acquired from Masterworks or such affiliate by a non-affiliate. Masterworks has rights to require us to qualify the resale of any such Class A shares of a series, provided that they shall be responsible for all of the costs and expenses of any such qualification and or secondary offering.

Masterworks has agreed not to transfer any Class B shares of a series that it owns prior to the one-year anniversary of the final closing of the applicable series offering (other than transfers to affiliates), though Masterworks is permitted to pledge all of its Shares to unaffiliated third-party lenders and such lenders shall not be subject to the lock-up if they obtain ownership of the Shares in connection with a default by Masterworks on its indebtedness. After the one-year anniversary in the case of Class B shares of a series, Masterworks will have no restrictions on the disposition of any of its Shares, other than restrictions in our operating agreement, management services agreement and those imposed by applicable securities laws.

Rule 144

In general, under Rule 144 as currently in effect, Masterworks will be entitled to sell, within any three-month period, a number of Class A shares of a series that does not exceed the greater of:

●	1% of the then-outstanding Class A shares of a series; and

●	The average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. If Masterworks sells its shares in private transactions that are exempt from the registration requirements of the Securities Act to a non-affiliate other than pursuant to Rule 144, such non-affiliate will be able to sell such shares pursuant to Rule 144 after one year has elapsed from the time such shares were acquired from Masterworks and such sales shall not be subject to the volume restrictions set forth above.

We are unable to estimate the number of Class A shares of a series that will be sold under Rule 144 or pursuant to one or more future qualified offerings or the timing of such sales, since this will depend on the market price for the Class A shares of a series, the personal circumstances of the sellers and other factors. There is currently no public trading market for the Class A shares of any series, and an active market for these Class A shares may not develop or be sustained. Any future sale of substantial amounts of the Class A shares of a series in the open market may adversely affect the market price of the Class A shares of such series offered by this offering circular.

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Class A shares of a series by Holders (as defined below) as of the date hereof. For purposes of this section, under the heading “Material U.S. Federal Tax Considerations,” references to the “Company,” “we,” “our,” and “us” refer only to Masterworks Vault 2, LLC and or each series, and not to Masterworks Cayman which is a Cayman Islands segregated portfolio company. In this discussion of material U.S. federal income tax considerations, the term “segregated portfolio” refers to the segregated portfolio of Masterworks Cayman that will hold title to the Artwork of a specific series. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated or proposed thereunder, and all administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation.

The U.S. federal income taxation of partnerships and partners is extremely complex, involving, among other things, significant issues as to the character, timing of realization and sourcing of gains and losses. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States or Holders that hold the Class A shares of a series as part of a straddle, hedge, conversion or other integrated transaction) or U.S. Holders that have a “functional currency” other than the U.S. dollar. This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate (except as discussed below for Non-U.S. Holders), gift or alternative minimum tax considerations. Prospective investors are urged to consult their own tax advisors regarding the purchase, ownership and disposition of the Class A shares of a series with respect to their particular tax situations, including, in the case of prospective Holders subject to special treatment under U.S. federal income tax laws, with reference to any special issues that the purchase, ownership and disposition of the Class A shares of a series may raise for such persons. The activities of a Holder unrelated to such Holder’s status as a member of the Company may affect the tax consequences to such Holder of an investment in the Company.

The enactment of U.S. federal tax legislation in 2017 and the promulgation of final and proposed Treasury Regulations and other guidance thereunder has resulted in significant and complicated changes to the Code, and there remain significant uncertainties regarding the interpretation and application of these rules. As further discussed below, resolution of certain of these uncertainties could have implications for the tax treatment of the Company’s structure and investments. All investors should consult with their advisors regarding the effect of these laws on their investment in the Company.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a Class A share of a series that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury Regulations to be treated as a U.S. person. As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of a Class A share of a series that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.

If an entity treated as a partnership for U.S. federal income tax purposes invests in the Class A shares of a series, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of the Class A shares of a series.

PERSONS CONSIDERING AN INVESTMENT IN THE CLASS A SHARES OF A SERIES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CLASS A SHARES OF A SERIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Taxation of Our Company

Taxation of Masterworks Vault 2, LLC and each series thereof. The U.S. Internal Revenue Service (“IRS”) issued Proposed Series LLC Regulations in September 2010 (Reg-119921-09) to settle treatment of Series LLCs and their series for income tax purposes and concluded that each series of a Series LLC is to be treated as a separate entity for federal income tax purposes. We expect that the Company and each series will be regarded for income tax purposes as separate entities. At present, we do not expect to seek a ruling from the IRS with respect to our treatment as separate entities for U.S. federal income tax purposes and no assurance can be given on the finalization of the proposed regulations or that the IRS will not at a later point in time take a contrary position. We expect that we will be treated as partnerships for U.S. federal income tax purposes and not as associations or publicly traded partnerships subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. Instead, each Holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. See “—Taxation of U.S. Holders of Shares.”

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An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership”, unless an exception applies. An entity that would otherwise be classified as a partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on an alternative trading system or the substantial equivalent thereof. We expect that we will be publicly traded for purposes of these rules.

A publicly traded partnership will, however, be treated as a partnership, and not as a corporation, for U.S. federal income tax purposes, if (x) 90% or more of such partnership’s gross income during each taxable year consists of “qualifying income” and (y) such partnership is not required to register as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). We refer to this exception as the “qualifying income exception.” Qualifying income generally includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, gains from the sale or other disposition of capital assets or other property held for the production of income that otherwise constitutes qualifying income and certain other forms of investment income.

We intend to operate such that we will meet the qualifying income exception in each taxable year. We do not expect that the Company or any series will earn any income in any taxable year other than qualifying income including (x) interest income with respect to certain short-term debt investments held by the Company and (y) an income inclusion followed by a distribution from a segregated portfolio of Masterworks Cayman in the year in which the Artwork of a series is sold. At present, we do not expect to seek a ruling from the IRS with respect to our treatment as a partnership for U.S. federal income tax purposes and no assurance can be given that the IRS will not take a contrary position. In the event that such a ruling is sought, and such ruling treats a sale of the Artwork of a series as qualifying income, we may structure each segregated portfolio as an entity disregarded from us for U.S. federal income tax purposes, in which case the tax consequences described herein could be materially different, as described below.

If we fail to meet the qualifying income exception (other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery) or if we are required to register under the 1940 Act, we will be treated as if, on the first day in which we fail to meet the qualifying income exception or are required to register under the 1940 Act, we had transferred all of our assets, subject to our liabilities, to a newly formed corporation in exchange for stock of such corporation, and then distributed the stock to the Holders in liquidation of their interests in us. This deemed contribution and liquidation should generally be tax-free to the Holders so long as we do not have liabilities in excess of the tax basis of our assets at such time. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.

If we were treated as a corporation in any taxable year, our items of income, gain, loss, deduction and credit would be reflected in our tax return, rather than the returns of our Holders subject to U.S. tax, and we would be subject to U.S. corporate income tax on our taxable income. Distributions of cash or other property to a Holder with respect to the Class A shares of a series generally would be treated as a dividend to the extent such distribution was paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), or in the absence of earnings and profits, as a tax-free return of capital to the extent of such Holder’s adjusted tax basis in such Class A share of a series, and then as capital gain. Accordingly, treatment as a corporation could materially reduce a Holder’s after-tax return and thus could result in a substantial reduction of the value of the Class A shares of a series.

The remainder of this discussion assumes that we will be treated as a partnership for U.S. federal income tax purposes.

Taxation of Masterworks Cayman. Masterworks Cayman, which is a Cayman Islands segregated portfolio company, is referred to in this taxation section as “Masterworks Cayman,” and the specific portfolio that will hold title to the Artwork of a series is referred to as a “segregated portfolio.” Each segregated portfolio intends to be classified as an association taxable as a corporation and not as a partnership or disregarded entity for U.S. federal income tax purposes. Each series, as the holder of each respective segregated portfolio’s shares, will not be taxed directly on the earnings of such segregated portfolio. We intend to treat each segregated portfolio as a separate non-U.S. corporation for U.S. federal income tax purposes, although this treatment is not free from doubt. The remainder of this discussion assumes that each segregated portfolio is so treated.

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However, Holders may be required to report directly income earned by a segregated portfolio in certain circumstances. See “— Controlled Foreign Corporations” and “Passive Foreign Investment Companies”.

Subject to the discussion below under “Controlled Foreign Corporations” and “Passive Foreign Investment Companies”, distributions of cash or other property to us from a segregated portfolio (other than certain distributions of a segregated portfolio, shares or rights to acquire its shares) generally will be treated as a dividend for U.S. federal income tax purposes (without reduction for any non-U.S. tax withheld from such distribution) to the extent of a segregated portfolio, current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent the amount of such distribution exceeds such current and accumulated earnings and profits, it generally will be treated first as a non-taxable return of capital to the extent of our adjusted tax basis in such segregated portfolio’s shares and then as capital gain.

If, following receipt of a ruling from the IRS, we elected to treat a segregated portfolio as an entity disregarded as separate from us, we would directly report any income, gain, loss or deduction of such segregated portfolio, and any distributions from such segregated portfolio would be disregarded for U.S. federal income tax purposes.

Taxation of U.S. Holders of Shares

Below is a discussion of material U.S. federal income tax considerations applicable to U.S. Holders of the Class A shares of a series.

Taxation of Holders of Shares on Our Profits and Losses. As a partnership for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax. Instead, each Holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. It is possible that in any year, a Holder’s tax liability arising from the Company could exceed the distributions made by the Company to such Holder. The Company will file a U.S. federal partnership information return reporting its operations for each year and provide a U.S. Internal Revenue Service Schedule K-1 and Schedule K-3 to each Holder. However, Holders may not receive such Schedule prior to when their tax return reporting obligations become due and may need to file for extensions or file based on estimates.

In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of any interest income we earn that is allocable to such U.S. Holder.

Allocation of Profits and Losses. For each of our fiscal years, each Holder’s allocable share of our items of income, gain, loss, deduction or credit will be determined by Masterwork Vault 2, LLC’s amended and restated operating agreement (the “operating agreement”), provided such allocations either have “substantial economic effect” or are determined to be in accordance with such Holder’s interest in the Company. We believe that for U.S. federal income tax purposes, such allocations will be given effect as being in accordance with such Holder’s interest in the Company and we intend to prepare tax returns based on such allocations. If the allocations provided by our operating agreement were successfully challenged by the IRS, the resulting allocations to a particular Holder for U.S. federal income tax purposes may be less favorable than the allocations set forth in our operating agreement.

Section 706 of the Code provides that items of partnership income and deductions must be allocated between transferors and transferees of shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to Holders in a manner that reflects such Holders’ beneficial shares of our items. These conventions are designed to more closely align the receipt of cash and the allocation of income between Holders of Class A shares of a series, but these assumptions and conventions may not conform with all aspects of existing Treasury Regulations. If the IRS successfully challenges our conventions, our items of income, gain, loss, deduction or credit may be reallocated among the Holders of Class A shares of a series to the possible detriment of certain Holders. The Board of Managers is authorized to revise our method of allocation between transferors and transferees (as well as among Holders whose interests otherwise could vary during a taxable period).

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Adjusted Tax Basis of Class A shares of a series. A Holder’s initial tax basis in its Class A shares of a series will generally equal the amount such Holder paid for the Class A shares of a series plus such Holder’s allocable share of our liabilities, if any. A Holder’s adjusted tax basis will be increased by such Holder’s share of items of our income and gain and any increase in such Holder’s share of our liabilities. A Holder’s adjusted tax basis will be decreased, but not below zero, by distributions from us, such Holder’s allocable share of items of our deductions and losses and by any decrease in such Holder’s allocable share of our liabilities.

Holders who purchase the Class A shares of a series in separate transactions must combine the basis of those Class A shares of a series and maintain a single adjusted tax basis for all of those Class A shares of a series. Upon a sale or other disposition of less than all of the Class A shares of a series held by such Holder, a portion of that tax basis must be allocated to the Class A shares of a series sold.

Restrictions on Deductibility of Expenses and Other Losses. A Holder may deduct its allocable share of our losses (if any) for U.S. federal income tax purposes only to the extent of such Holder’s adjusted tax basis in the Class A shares of a series it is treated as holding at the end of the taxable year in which the losses occur. If the recognition of a Holder’s allocable share of our losses would reduce its adjusted tax basis for its Class A shares of a series below zero, the recognition of such losses by such Holder would be deferred to subsequent taxable years and will be allowed if and when such Holder has sufficient tax basis so that such losses would not reduce such Holder’s adjusted tax basis below zero. In addition, the “at-risk” rules and the limitation on “excess business losses” could limit the deductibility of losses allocable to a Holder. We do not expect to generate income or losses from “passive activities” for purposes of Section 469 of the Code. Therefore, income allocated by us to a Holder may not be offset by the Section 469 passive losses of such Holder and losses allocated to a Holder generally may not be used to offset Section 469 passive income of such Holder.

In general, neither we nor any Holder may deduct organizational expenses. We may elect to amortize any organizational expenses ratably over fifteen years, or we may elect to capitalize such expenses. No deduction is allowed for offering expenses, including placement fees.

Treatment of Distributions. For U.S. federal income tax purposes, distributions of cash by us generally will not be taxable to a U.S. Holder to the extent of such U.S. Holder’s adjusted tax basis in its Class A shares of a series. Any cash distributions in excess of a U.S. Holder’s adjusted tax basis generally will be considered to be gain from the sale or exchange of the Class A shares of a series. Under current law, such gain generally will be capital gain and will be long-term capital gain if such U.S. Holder has held such Class A share of a series for more than one year at the time of such distribution, subject to certain exceptions.

Disposition of Class Shares. A U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of the Class A shares of a series in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in such Class A share of a series. A U.S. Holder’s adjusted tax basis will be adjusted for this purpose by its allocable share of our income or loss for the year of such sale or other disposition. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such Holder has held such Class A share of a series for more than one year at the time of such sale, exchange or other disposition. Certain gain attributable to our investment in a segregated portfolio will generally be characterized as ordinary income rather than capital gain. See “—Controlled Foreign Corporations”. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

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Holders who purchase the Class A shares of a series at different times and intend to sell all or a portion of the Class A shares of a series within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss. For example, a selling Holder may use the actual holding period of the portion of its transferred Class A shares of a series, provided such Class A shares of a series are divided into identifiable Class A shares of a series with ascertainable holding periods, the selling Holder can identify the portion of the Class A shares of a series transferred, and the selling Holder elects to use the identification method for all sales or exchanges of the Class A shares of a series.

Controlled Foreign Corporations. In general, a corporation organized outside the United States is treated as a controlled foreign corporation (“CFC”) for U.S. federal income tax purposes in any taxable year in which more than 50% of (i) the total combined voting power of all classes of stock of such non-U.S. corporation entitled to vote or (ii) the total value of the stock of such non-U.S. corporation is owned (or is considered as owned) by “U.S. Shareholders” on any day during the taxable year of such non-U.S. corporation. A “U.S. Shareholder” with respect to a non-U.S. corporation is any U.S. person that owns (or is treated as owning) 10% or more of the total combined voting power of all classes of stock of the non-U.S. corporation entitled to vote or 10% or more of the total value of such non-U.S. corporation’s stock. The Company and each of its series are expected to be treated as U.S. Shareholders of their respective segregated portfolios under current law. Accordingly, the remainder of this disclosure assumes that each segregated portfolio will be considered a CFC, and that each series will be considered a U.S. Shareholder of its subsidiary segregated portfolio.

U.S. Shareholders may have current inclusions of undistributed “Subpart F” income of each segregated portfolio or other income of any segregated portfolio that exceeds certain thresholds (“global intangible low-taxed income” or “GILTI”). Subpart F income generally includes passive income such as dividends, interest, net gain from the sale or disposition of securities and non-actively managed rents. The Subpart F income of a CFC is limited to the CFC’s earnings and profits for the taxable year. GILTI consists of a U.S. Shareholder’s pro rata share of a CFC’s earnings, other than Subpart F income and certain other excluded types of income, that exceeds a 10% return on such U.S. Shareholder’s pro rata share of the CFC’s tangible assets that were used to generate such income. U.S. Shareholders that are U.S. corporations may take a 50% deduction against GILTI, and a 37.5% deduction after 2025. These inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, a U.S. Shareholder may be required to report as ordinary income its allocable share of a segregated portfolio’s Subpart F or GILTI income without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of the earnings (if any) attributable to net capital gains of a segregated portfolio. A U.S. Shareholder’s tax basis in its Class A shares will be increased to reflect any required Subpart F or GILTI income inclusions. Such income generally will constitute income from sources within the United States for U.S. foreign tax credit purposes. Amounts included as such income would generally not be taxable again when actually distributed. It is not expected that any segregated portfolio will earn any income in any taxable year other than gain from the sale of Artwork in the year in which the Artwork is sold (other than the applicable segregated portfolio of Masterworks Cayman to the extent either earns any royalty or other income). Therefore, the Company does not expect that there will be any material Subpart F or GILTI income of any segregated portfolio to be reported by U.S. Shareholders prior to a sale of the Artwork. However, the Company expects that gain from the sale of the Artwork would be treated as Subpart F income.

Because the Company expects each series to be treated as a U.S. Shareholder in a CFC for certain purposes other than for determining current inclusions, regardless of whether a segregated portfolio has Subpart F or GILTI income, any gain allocated to a U.S. Holder resulting from a segregated portfolio’s sale of Artwork, followed by the segregated portfolio’s liquidation (whether or not such U.S. Holder is a U.S. Shareholder) will be treated as ordinary income to the extent of such U.S. Holder’s allocable share of the current and/or accumulated earnings and profits of such segregated portfolio. In this regard, earnings should not include any amounts previously taxed to a U.S. Holder pursuant to the CFC rules, if any, or pursuant to rules governing the taxation of U.S. Shareholders of PFICs, further described below. Thus, if earnings on the sale of the Artwork that are attributable to Non-U.S. Shareholders are treated as first taxed under the PFIC rules, then such earnings may be treated as previously taxed under these rules.

If, following receipt of a ruling from the IRS, we elected to treat each segregated portfolio as an entity disregarded as separate from us, the CFC rules discussed above would not apply. Instead, we would directly report any income, gain, loss or deduction of the segregated portfolio, and any distributions from the segregated portfolio would be disregarded for U.S. federal income tax purposes.

Passive Foreign Investment Companies. In general, a corporation organized outside the United States is treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of its gross income is “passive income” or (ii) on average at least 50% of the value of its assets is attributable to assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities transactions and from the sale or exchange of property that gives rise to passive income. In determining whether a non-U.S. corporation is a PFIC, a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) generally is taken into account.

If a segregated portfolio is determined to be a PFIC, the PFIC rules are expected to apply to the U.S. Holders who are not otherwise a U.S. Shareholder of a CFC (“Non-10% U.S. Owner”), with respect to such segregated portfolios, based on proposed regulations issued by the IRS earlier this year. The PFIC rules are not expected to apply to U.S. Shareholders who are subject to current inclusions of Subpart F income with respect to any particular Segregated Portfolio.

Under the PFIC rules, if a segregated portfolio is a PFIC and a proper election (a “Pedigreed QEF Election”) has not been made to include the segregated portfolio’s income in the U.S. Holders’ income currently, gain on a disposition by a series of shares in such segregated portfolio or gain on the disposition of Class A shares by a U.S. Holder at a time when such series owned, directly or indirectly, shares of such segregated portfolio, as well as certain other defined “excess distributions,” would be treated as if the gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the U.S. Holder held its Class A shares or the period during which the series, directly or indirectly, held shares in such segregated portfolio and would be subject to an interest charge. Under current law, each series would be the appropriate party to make Pedigreed QEF Elections in respect of the segregated portfolios, although the IRS has issued proposed regulations which, if finalized in their current form, would place this obligation on the U.S. Holders with respect to elections to be made following the date on which the regulations are finalized and take effect. Under the proposed regulations, Pedigreed QEF Elections made by a series under current law would remain in effect after the effective date of the final regulations.

Each series of the Company is expected to make a Pedigreed QEF Election on behalf of its Non-10% U.S. Owners in respect of its respective segregated portfolio to the extent that it is able to do so under applicable law. If a Pedigreed QEF Election is made with respect to a segregated portfolio, and if the PFIC rules take precedence over the CFC rules, Non-10% U.S. Owners would include the gain allocated to them from such segregated portfolio’s disposition of Artwork as capital gain, which, if the segregated portfolio’s holding period in such Artwork was more than one year, would be treated as long-term capital gains and, in the case of non-corporate Non-10% U.S. Owners, subject to the long-term capital gain rates applicable to collectibles.

If, following receipt of a ruling from the IRS, we elected to treat each segregated portfolio as an entity disregarded as separate from us, neither the CFC nor the PFIC rules would apply to each segregated portfolio.

Segregated portfolios as Disregarded Entities. If, following receipt of a ruling from the IRS, a series elected to treat a segregated portfolio as an entity disregarded as separate from such series, the CFC and PFIC rules discussed above would not apply. Instead, such series, as applicable, would directly report any income, gain, loss or deduction of such segregated portfolio, and its distributions from the segregated portfolio would be disregarded for U.S. federal income tax purposes. To the extent that a segregated portfolio were disregarded, the disposition by such segregated portfolio of Artwork with a holding period of more than one year would be treated as long-term capital gains to U.S. Holders, taxable to non-corporate U.S. Holders at the higher long-term capital gain rates applicable to collectibles.

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Taxation of Non-U.S. Holders of Class A shares of a series

Below is a discussion of material U.S. federal income tax considerations applicable to Non-U.S. Holders of the Class A shares of a series and does not purport to address all of the U.S. federal income tax consequences that may be applicable to any particular Non-U.S. Holder. This discussion does not address the tax consequences of purchasing, holding or disposing of the Class A shares of a series to Non-U.S. Holders subject to special rules under U.S. federal income tax laws, such as non-U.S. governments and their controlled entities, non-U.S. pension plans, trusts, former U.S. citizens or residents and individual Non-U.S. Holders that have a “tax home” in the United States. The discussion assumes that a Non-U.S. Holder is not and will not be engaged in a trade or business within the United States, has and will have no U.S. source income apart from its investment in the Class A shares of a series, and, in the case of a Non-U.S. Holder that is an individual, has not been (and will not be) present in the United States for 183 days or more in any taxable year.

Interest, Dividends, Etc. A Non-U.S. Holder is subject to U.S. federal withholding tax at the rate of 30% (or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, IRS Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent) on its distributive share of any U.S. source interest (subject to certain exemptions), U.S. source dividends (including, in certain cases, dividend equivalent amounts) and certain other income received by us. We expect that distributions from a segregated portfolio of Masterworks Cayman will not be treated as U.S. source dividends for withholding purposes.

Effectively Connected Income. In general, a non-U.S. person that invests in an entity taxable as a partnership for U.S. federal income tax purposes that is (directly or through entities treated as disregarded from their owners or as partnerships for U.S. federal income tax purposes) “engaged in trade or business within the United States” is itself considered to be engaged in trade or business within the United States and is subject to U.S. federal income tax (including, possibly, in the case of a non-U.S. corporation, the “branch profits” tax), withholding and income tax return filing requirements with respect to its income effectively connected (or treated as effectively connected) with the U.S. trade or business (“ECI”). A non-U.S. person that fails to file a timely U.S. federal income tax return in respect of its ECI may subsequently be precluded from claiming deductions related to the ECI and may be subject to interest and penalties. We believe that our activities as currently contemplated generally will not involve being engaged in a trade or business within the United States, and as a result we expect that neither Masterworks Cayman nor any Non-U.S. Holder will be treated as deriving ECI as a result of our activities.

U.S. Federal Estate Taxes for Non-U.S. Persons. Individual Non-U.S. Holders will be subject to U.S. federal estate tax on the value of U.S.-situs property owned at the time of their death. The Class A shares of a series that are owned or treated as owned by an individual Non-U.S. Holder at the time of such Non-U.S. Holder’s death may be considered U.S.-situs property for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. Prospective individual holders who are non-U.S. persons are urged to consult their tax advisors concerning the potential U.S. federal estate tax consequences with regard to the Class A shares of a series.

Administrative Matters

Tax Elections. The Board of Managers will have the authority to act on our behalf with respect to tax audits and certain other tax matters and to make such elections under the Code and other relevant tax laws as the Board of Managers deems necessary or appropriate. Accordingly, our Board of Managers can change our tax election to have the Company and each series taxed as a corporation in its sole and absolute discretion.

Nominee Reporting. Persons who hold the Class A shares of a series as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or (3) a tax exempt entity; (iii) the amount and description of Class A shares of a series held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Class A shares of a series they acquire, hold or transfer for their own account. A penalty is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Class A shares of a series with the information furnished to us.

Taxable Year. We currently intend to use the calendar year as our taxable year for U.S. federal income tax purposes. Under certain circumstances which we currently believe are unlikely to apply, a taxable year other than the calendar year may be required for such purposes.

Partnership Audit Rules. We or the Holders may have potential tax liability in the event of an adjustment imposed as a result of a tax audit by the IRS. An audit resulting in an adjustment to any item of our income, gain, loss, deduction or credit (or adjustment of the allocation of any such items among the Holders), and any tax (including interest and penalties) attributable to such adjustment, may be determined and collected at the Company level in the year of such adjustment. In the event of any adjustment at the Company level, under the operating agreement, the Board of Managers will allocate such tax among the Holders as equitably determined by the Board of Managers, and each Holder may be required to contribute to the Company the amount of such tax allocated to it. As a result, a Holder may bear liability for the adjustment in an amount that exceeds the taxes that the Holder (or its predecessor in interest) would have paid if the adjustment had been applied at the Holder level. Alternatively, the Board of Managers may elect to send an adjusted Schedule K-1 to each person who was a Holder in the taxable year reviewed on audit (the “Push-Out Election”). In that event, each such person (whether a current or former Holder) may elect to pay any resulting tax (including interest and penalties) or, in the case of a person that is itself treated as a partnership or other flow-through vehicle for U.S. federal income tax purposes, such person may further push out the adjustment to the next tier of partners. Non-U.S. Holders may be required to file U.S. tax returns as a result of a Push-Out Election. There is some uncertainty regarding the interpretation and implementation of these partnership audit procedures.

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Treatment of Withholding Taxes. We will withhold and pay over any U.S. withholding taxes required to be withheld with respect to any Holder and will treat such withholding as a payment to such Holder. Such payment will be treated as a distribution to the extent that the Holder is then entitled to receive a cash distribution. To the extent that such payment exceeds the amount of any cash distribution to which such Holder is then entitled, such Holder shall be required to make prompt payment to us. Similar provisions would apply in the case of taxes withheld from a distribution to us.

Information Reporting and Backup Withholding. If we are required to withhold any U.S. tax on distributions made to any Holder of Class A shares of a series, we will pay such withheld amount to the IRS. Amounts withheld generally will be reported annually to the IRS and to the Holders by the applicable withholding agent. Distributions made to a U.S. Holder may be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation certifying that, among other things, its taxpayer identification number (“TIN”) is correct, or otherwise establishes an exemption. Such U.S. Holder should use an IRS Form W-9 for this purpose. If such U.S. Holder does not provide its correct TIN and other required information or an adequate basis for exemption, payments made to such U.S. Holder will be subject to backup withholding (currently, at a rate of 24%) and such U.S. Holder may be subject to a penalty imposed by the IRS. Exempt U.S. Holders (including, among others, all corporations) are not subject to these information reporting and backup withholding requirements, provided that, if required, they properly demonstrate their eligibility for exemption. In order for a Non-U.S. Holder to avoid backup withholding, such Non-U.S. Holder should submit the appropriate version of IRS Form W-8, attesting to such Non-U.S. Holder’s foreign status. The failure of such a Non-U.S. Holder to provide the appropriate IRS Form W-8 may result in backup withholding on some or all of the payments made to such Non-U.S. Holder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability if the required information is furnished by such Holder on a timely basis to the IRS.

If you do not timely provide us with IRS Form W-8 or IRS Form W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all Holders. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all Holders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the Holders that failed to timely provide the proper U.S. tax certifications).

The proper application to us of rules for withholding under Section 1441 of the Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of Holders at any particular time (in light of possible sales of Class A shares of a series), we may over-withhold or under-withhold with respect to a particular Holder. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a Non-U.S. Holder. It may be determined, however, that the corresponding amount of our income was not properly allocable to such Non-U.S. Holder, and the withholding should have been less than the actual withholding. Such Non-U.S. Holder would be entitled to a credit against such Non-U.S. Holder’s U.S. tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the Non-U.S. Holder’s U.S. tax liability, the Non-U.S. Holder would be required to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may be determined that the corresponding income was properly allocable to a Non-U.S. Holder and withholding should have been imposed. In that event, we may determine to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all partners on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant Non-U.S. Holder).

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Reportable Transactions

If the U.S. federal tax rules relating to “reportable transactions” are applicable to us (or any of the transactions undertaken by us), Holders that are required to file U.S. federal income tax returns (and, in some cases, certain direct and indirect interest holders of certain Holders) would be required to disclose to the IRS information relating to the Company and our transactions, and to retain certain documents and other records related thereto. Although we do not believe that the purchase of the Class A shares of a series is a reportable transaction, there can be no assurance that the IRS will not take a contrary position. In addition, an interest in the Company could become a reportable transaction for Holders in the future, for example if we generate certain types of losses that exceed prescribed thresholds or if certain other events occur. It is also possible that a transaction undertaken by us will be a reportable transaction for Holders. Substantial penalties may be imposed on taxpayers who fail to comply with these laws.

In addition, other tax laws impose substantial excise taxes and additional reporting requirements and penalties on certain tax-exempt investors (and, in some cases, the managers of tax-exempt investors) that are, directly or in some cases indirectly, parties to certain types of reportable transactions.

Certain Reporting Requirements

Certain U.S. Holders of the Class A shares of a series who either (i) invest (together with any person treated as related under certain U.S. tax rules) more than $100,000 in the Company during a 12-month period or (ii) hold, directly, indirectly or through certain attribution rules under the Code, at least 10% of the total voting power or total value of the Company or of any series, may be required to file Form 926, Return by a U.S. Transferor of Property to a Foreign Corporation, reporting certain transfers of cash or other property to foreign corporations. U.S. Holders that fail to comply with these reporting requirements may be subject to substantial penalties.

FATCA

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on (i) payments of certain U.S. source income (including interest and dividends) and gross proceeds from the sale or other disposition after December 31, 2018, of property that can produce U.S. source interest or dividends (“withholdable payments”) and (ii) payments made after December 31, 2018 (or, if later, the date on which the final U.S. Treasury regulations that define “foreign passthru payments” are published) by certain foreign financial institutions (such as banks, brokers, investment funds or certain holding companies) (“FFIs”) that are “attributable” to withholdable payments (“foreign passthru payments”). It is uncertain at present when payments will be treated as “attributable” to withholdable payments.

FATCA may also apply to certain non-U.S. entities held by or affiliated with us, including Masterworks Cayman.

Although the application of FATCA to a sale or other disposition of an interest in an entity treated as a partnership for U.S. federal income tax purposes is unclear, it is possible that the gross proceeds from the sale or other disposition of an interest in the Company may be subject to tax under FATCA.

Each Holder should consult its own tax advisor regarding the application of FATCA to an investment in the Company.

Certain State, Local and Non-U.S. Tax Considerations

The foregoing discussion does not address the U.S. state and local or non-U.S. tax consequences of the purchase, ownership and disposition of the Class A shares of a series. Holders may be subject to certain U.S. state and local and non-U.S. taxation, and tax return filing requirements, in the jurisdictions of our activities or investments. Holders may not receive the relevant tax information prior to when their tax return reporting obligations become due and may need to file for extensions. Prospective Holders are urged to consult their own tax advisors regarding U.S. state and local and non-U.S. tax matters.

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ADDITIONAL REQUIREMENTS AND RESTRICTIONS

State Securities – Blue Sky Laws

There is currently no public trading market for the Class A shares of any series, and an active market for these Class A shares may not develop or be sustained. Transfer of the Class A shares of any series may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, the Class A shares of a series may not be traded in such jurisdictions. Secondary trades of Class A shares matched on the ATS are intended to comply with Blue Sky laws either through a manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

●	A “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

●	Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

●	Within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

●	A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

●	Designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

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LEGAL MATTERS

The validity of the securities offered by this offering circular will be passed upon for us by Joshua B. Goldstein, General Counsel of Masterworks, LLC, 225 Liberty Street, 29th Floor, New York, New York 10281.

EXPERTS

Our combined consolidated financial statements for the period May 24, 2023 through June 2, 2023 included in this offering circular have been audited by AGD Legal, S. C., an independent public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

The fair market value appraisal report included in this offering circular has been prepared by a USPAP-compliant appraiser of Masterworks Administrative Services, LLC, and approved by the valuations committee of Masterworks Administrative Services, LLC, as indicated in the report with respect thereto, and has been so included in reliance upon such persons expertise in artwork appraisals.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under Regulation A of the Securities Act with respect to the Class A shares of each series offered by this offering circular. This offering circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. Statements contained in this offering circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

The Administrator will answer inquiries from potential investors in series offerings concerning any of the series, the Company, the Administrator and other matters relating to the offer and sale of the Class A shares under this Offering Circular. The Company will afford the potential investors in the Class A shares the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Masterwork also maintains a website at the website address of Masterworks located at www.masterworks.com. You may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on the Masterworks website is not a part of this offering circular and the inclusion of our website address in this offering circular is an inactive textual reference only.

After the completion of this Tier II, Regulation A offering, we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Until we become or never become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each holder of Class A shares of a series:

1.	Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.	Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, the Administrator will cause to be mailed or made available, by any reasonable means, to each holder of Class A shares of a series as of a date selected by the Administrator, an annual report containing our financial statements for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Company. The Company shall be deemed to have made a report available to each holder of Class A shares of a series as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and our affiliate and available for viewing by holder of Class A shares of a series.

3.	Tax Information. As soon as practicable following the end of our fiscal year, which is currently January 1st through December 31st, we will send to each holder of Class A shares of a series such tax information as shall be reasonably required for federal and state income tax reporting purposes.

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MASTERWORKS VAULT 2, LLC

Offering of Series Class A Ordinary Shares

Representing Series Class A Limited Liability Company Interests

OFFERING CIRCULAR

PART III – EXHIBITS

Index to Exhibits

Exhibit
No.	Exhibit Description

2.1	Certificate of Formation of Masterworks Vault 2, LLC filed with Delaware Secretary of State on March 24, 2023.*

2.2	Form of Amended and Restated Operating Agreement of Masterworks Vault 2, LLC.*

3.1	Form of Series Designation (included in Exhibit 2.2).*

4.1	Form of Subscription Agreement for Regulation A Offering.*

6.1	Amended and Restated Memorandum and Articles of Association of Masterworks Cayman, SPC.*

6.2	Form of Designation of SPC Ordinary Shares and SPC Preferred Shares.*

6.3	Form of Management Services Agreement.*

6.4	Form of Financing, License and Sourcing Agreement.*

6.5	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 301.*#

6.6	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 302.*#

6.7	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 303.*#

6.8	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 304.*#

6.9	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 305.*#

6.10	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 306.*

6.11	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 308.*#

6.12	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 310.*

6.13	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 311.*

6.14	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 312.*

6.15	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 313.*

6.16	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 314.*

6.17	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 317.*#

6.18	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 321.*

6.19	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 324.*#

6.20	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 307.*#

6.21	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 328.*#

6.22	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 331.*#

6.23	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 333.*#

6.24	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 335.*#

6.25	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 341.*#

6.26	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 347.*#

6.27	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 379.*#

6.28	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 382.*#

6.29	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 342.*#

6.30	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 378.*#

6.31	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 394.*#

6.32	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 397.*#

6.33	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 401.*#

6.34	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 399.**#

6.35	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 402.**#

6.36	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 406.**#

6.37	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 408.**#

6.38	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 409.**#

6.39	Form of Art Purchase Agreement of Terms and Conditions of Sale for Series 410.**#

10.1	Power of Attorney (included on signature page).**

11.1	Consent of AGD Legal, S. C.**

11.2	Consent of Joshua B. Goldstein, Esq., General Counsel of Masterworks, LLC (included in Exhibit 12.1).**

11.3	Consent of Masterworks Administrative Services, LLC*

12.1	Opinion of Joshua B. Goldstein, Esq., General Counsel of Masterworks, LLC.**

13.1	Testing the Waters Materials.*

13.2	Testing the Waters Materials.*

99.1	Form of Investment Advisory Agreement.*

99.3	Fair Market Value Appraisal Report for Series 341.*

* Previously filed

** Filed herewith

# Certain confidential portions (indicated by brackets and asterisks) of this exhibit have been omitted from this exhibit

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Post-Qualification Amendment No. 9 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 13, 2023.

MASTERWORKS VAULT 2, LLC

By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
General Counsel and Secretary

Pursuant to the requirements of Regulation A, this Post-Qualification Amendment No. 9 to Form 1-A has been signed by the following persons in the capacities indicated on October 13, 2023.

Name	Title

*	Chief Executive Officer of Masterworks Vault 2, LLC
Nigel S. Glenday	(Principal Executive Officer)

*	Chief Financial Officer and Member of the Board of Managers of Masterworks Vault 2, LLC
Nigel S. Glenday	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joshua B. Goldstein	General Counsel,
Joshua B. Goldstein	Secretary and Member of the Board of Managers of Masterworks Vault 2, LLC

*	Member of Board of Managers;
Eli D. Broverman	Independent Manager of Masterworks Vault 2, LLC

*By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
Attorney-in-fact

II-2